As filed with the U.S. Securities and Exchange Commission on March 4, 2025

Registration No. 333-283112

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.2

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KNOREX LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	7370	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

21 Merchant Road,

#04-01 Singapore 058267
+65 6956-7483

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Louise L. Liu, Esq. Morgan, Lewis & Bockius 19th Floor, Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong SAR Tel.: +852 3551-8500	Joan Wu, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Tel.: (212) 530-2208

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses, as set forth below.

●	Public offering prospectus. A prospectus to be used for the initial public offering by us of 3,000,000 of our Class A ordinary shares (the “IPO”), or the public offering prospectus, through the underwriters named in the “Underwriting” section of the public offering prospectus.
●	Resale prospectus. A prospectus to be used for the potential resale by our existing shareholders, Ponlaphat Akaratharaseth, Yvonne Lee, Zeng Li Ren and Peh Ee Hong (the “Resale Shareholders”) of 787,250 of our Class A ordinary shares.

The resale prospectus is substantively identical to the public offering prospectus, except for the following principal points:

●	they contain different front covers;
●	all references in the public offering prospectus to “this offering” will be changed to “the IPO,” defined as the underwritten initial public offering of our Class A ordinary shares, in the resale prospectus;
●	all references in the public offering prospectus to “underwriters” will be changed to “underwriters of the IPO” in the resale prospectus;
●	the “Capitalization” and “Dilution” sections from the public offering prospectus are are deleted from the resale prospectus; they contain different “Use of Proceeds” section;
●	a “Resale Shareholders” section is included in the resale prospectus;
●	they contain different “The Offering” section;
●	the section “Shares Eligible for Future Sale — Resale Prospectus” from the public offering prospectus is deleted from the resale prospectus;
●	the “Underwriting” section from the public offering prospectus is deleted from the resale prospectus and a “Plan of Distribution” section is inserted in its place;
●	the “Legal Matters” section in the resale prospectus deletes the reference to counsel for the underwriters; and
●	they contain different back covers.

The registrant has included in this registration statement a set of alternate pages after the back cover page of the public offering prospectus, or the Alternate Pages, to reflect the foregoing differences in the resale prospectus as compared to the public offering prospectus. The public offering prospectus will exclude the Alternate Pages and will be used for the public offering by the registrant. The resale prospectus will be substantively identical to the public offering prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Resale Shareholders.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED        , 2025

KNOREX LTD.

3,000,000 Class A Ordinary Shares

This is the initial public offering of Class A ordinary shares, par value US$0.0005 per share, of KNOREX LTD. We are offering 3,000,000 Class A ordinary shares. The Resale Shareholders are offering an additional 787,250 Class A ordinary shares. We will not receive any of the proceeds from the sale of the Class A ordinary shares by the Resale Shareholders.

Prior to this offering, there has been no public market for our ordinary shares. We anticipate that the initial public offering price will be between US$4.00 and US$5.50 per Class A ordinary share.

We intend to apply to list our Class A ordinary shares on the NYSE American Market, or NYSE American, under the symbol KNRX. No assurance can be given that our application will be approved or that a trading market for our ordinary shares, will develop. This offering will not proceed unless our ordinary shares are accepted for listing on the NYSE American.

Upon the completion of this offering, we will have 30,423,113 ordinary shares issued and outstanding, comprised of 25,642,538 Class A ordinary shares and 4,780,575 Class B ordinary shares, assuming the underwriters do not exercise their option to purchase additional Class A ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Upon the date that is five years after the date of issuance all Class B ordinary shares shall be automatically and immediately converted into Class A ordinary shares at a 1:1 ratio, unless holders of Class A ordinary shares and Class B ordinary vote prior to that to extend the conversion date. Upon any transfer of Class B ordinary shares, they shall be automatically and immediately converted into an equal number of Class A ordinary shares. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Each Class A ordinary share shall entitle the holder to one vote and each Class B ordinary share shall entitle the holder to five votes on all matters subject to vote at our general meetings, except that Class A ordinary share and Class B ordinary share shall each entitle the holder to one vote in relation to any resolutions to be passed for the purpose of extending the conversion date of the Class B ordinary shares as discussed above See “Description of Share Capital—Ordinary Shares” for more details. We will not be considered a “controlled company” under NYSE American corporate governance rules as we do not currently expect that more than 50% of our voting power will be held by an individual, a group or another company immediately following the completion of this offering.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, and a “foreign private issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. See “Prospectus Summary – Implications of Being an Emerging Growth Company” and “Prospectus Summary – Implications of Being a Foreign Private Issuer” beginning on page 8 of this prospectus for more information.

KNOREX LTD. was incorporated as an exempted company under the laws of the Cayman Islands without any operations of its own. We conduct our operations primarily in the United States, Singapore, Vietnam, India and Malaysia through our operating subsidiaries. The Class A ordinary shares offered in this offering are shares of the Cayman Islands holding company, instead of shares of our operating subsidiaries. Investors in this offering will not directly hold equity interests in our operating subsidiaries. This structure involves unique risks to investors. For a detailed discussion of risks associated with our corporate structure, see “Risk Factors – Risks Relating to Our Ordinary Shares and This Offering” beginning on page 28 of this prospectus.

You should read this prospectus, together with additional information described under the heading “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risks. See “Risk Factors” beginning on page 13 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial public offering price	US$	US$
Underwriting discount and commission(1)	US$	US$
Proceeds, before expenses, to us	US$	US$

(1)	For additional information on underwriting compensation, see “Underwriting” beginning on page 94.

We have granted Cathay Securities, Inc. a 45-day option to purchase from us up to an aggregate of 450,000 additional ordinary shares, representing 15% of the Class A ordinary shares sold in the offering, solely to cover over-allotments, if any, at the initial public offering price less the underwriting discounts and commissions.

The underwriters expect to deliver the Class A ordinary shares against payment in U.S. dollars in New York, New York on or about [●], 2025.

Cathay Securities, Inc.

PROSPECTUS DATED           , 2025.

You should rely only on the information contained in this prospectus or in any related free writing prospectus that we filed with the Securities and Exchange Commission. We and the underwriters have not authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on our behalf or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, the Class A ordinary shares only in jurisdictions where such offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the sale of any ordinary share.

Neither we nor the underwriters have not taken any action to permit a public offering of the Class A ordinary shares outside the United States or to permit the possession or distribution of this prospectus outside the United States Persons outside the United States who came into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of the Class A ordinary shares and the distribution of this prospectus outside of the United States.

Until [●], 2025 (the 25th day after the date of this prospectus), all dealers that buy, sell, or trade ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Conventions That Apply to This Prospectus

Unless otherwise indicated or the context otherwise requires and for purposes of this prospectus only:

●	“Ad channel” or “advertising channel” means the medium used by the marketer to advertise. Examples of ad channel include social media, search marketing, CTV/OTT marketing, video marketing, audio marketing, display marketing, native display marketing, digital-out-of-home marketing, and email marketing;

●	“AI/ML” means artificial intelligence and/or machine learning;

●	“AMX” means advertising management and execution, a term we use to represent a new category of software that provides end-to-end capabilities for the modern digital advertising need;

●	“API” means application programming interface;

●	“B2B” means business-to-business where business is conducted between businesses, to be distinguished from business to consumer;

●	“CAGR” means compound annual growth rate;

●	“Class A Ordinary Shares” means the Company’s Class A ordinary shares of par value US$0.0005 each;

●	“Class B Ordinary Shares” means the Company’s Class B ordinary shares of par value US$0.0005 each;

●	“CTV/OTT” means Connected Television (TV), while OTT means for Over-the-Top. They both relate to how consumers are consuming TV content. CTV refers to televisions or devices that can connect to the Internet and stream digital content, for instance, smart TVs, gaming console, streaming players such as Apple TV or Roku. OTT refers to the delivery of film and TV content over the Internet, hence “over the top” of existing Internet infrastructure, directly to viewers. This includes streaming platforms like Netflix, Disney+, HBO Max, Prime Video, Viu, and others.;

●	“India” means the Republic of India;

●	“IT” means information technology;

●	“Marketers” refers to advertising agencies and brand advertisers;

●	“Open Internet” refers to network of contents and media, outside of the Walled Gardens, which are built on the concept of neutrality where any user is free to access the open exchange of information across the web without much or any restrictions, commonly through the use of a web browser. See the “Walled Garden” for comparison;

●	“ROAS” means return on advertising spending, a metric that lets marketers measure the efficacy of an advertising campaign or advertising based on revenue that is earned given the advertising budget being spent;

●	“Securities Act” means the U.S. Securities Act of 1933, as amended;

●	“SEO” means searching engine optimization, an iterative practice of improving the quantity and quality of traffic to a website from search engines;

●	“Singapore” means the Republic of Singapore;

●	“S$” and “SGD” mean Singapore dollar(s), the lawful currency of Singapore;

●	“UI” means user interface;

●	“US$” and “USD” mean United States dollar(s), the lawful currency of the United States;

●	“U.S.” or “United States” means the United States of America;

●	“U.S. GAAP” means generally accepted accounting principles in the United States;

●	“Walled Garden” or “Native Platforms” means a closed platform or ecosystem in which the provider fully controls the access to their applications, audience, content, and ad inventory. The typical way to access them is via the provider’s designated APIs often requiring various forms of certifications governed by the provider. Examples include Apple’s ecosystem, Meta’s Facebook and Instagram, Google’s YouTube and PlayStore, and so on. See the “Open Internet” for comparison;

●	“XPO” or “Knorex XPO” refers to our company flagship platform.

In this prospectus, unless the context otherwise requires, references to “Knorex,” “we,” “our,” “us,” “the Company,” “our Company,” “our Group,” or their other grammatical variations are to KNOREX LTD., a Cayman Islands company, and its subsidiaries.

Internet site addresses in this prospectus are included for reference only and the information contained in any website, including our website, is not incorporated by reference into, and does not form part of, this prospectus.

The Company is an exempted company incorporated on May 9, 2023, under the laws of the Cayman Islands with no substantial operations of its own other than holding all the outstanding share capital of its subsidiaries. For the years ended December 31, 2023 and 2022 and up to the date hereof, we have been conducting our business through Knorex Pte. Ltd. (“Knorex SG”), a company incorporated under the laws of Singapore, which owns 100% equity interests in our operating subsidiaries in the United States, Malaysia, and China, and 99.99% and 99%, respectively, of the equity interests in our operating subsidiaries in India and Vietnam. The Company implemented a reverse capitalization on September 30, 2024 by way of entering into a restructuring agreement with the shareholders of Knorex SG (“Reorganization”), upon the completion of which the current shareholders of Knorex SG and certain other persons became shareholders of the Company and as of the date of this prospectus, the Reorganization was completed and the Company now owns 100% of Knorex SG as the same shareholders effectively control our Group (including the Company and its subsidiaries) before and after the Reorganization, it has been treated as a reorganization of entities under common control, and our financial statements have accounted for the consolidation of the Company and its subsidiaries at historical cost and have been prepared on the basis as if the Reorganization had become effective as of January 1, 2021. For a detailed discussion, see note 1 to our consolidated financial statements included in this prospectus.

As of June 30, 2024, the Company had 20 ordinary shares issued and outstanding, and Knorex SG had 1,090,336 outstanding ordinary shares on an as-converted basis. Following the completion of the Reorganization, the capital structure of the Company mirrors the current capital structure of Knorex SG on a beneficial shareholder basis.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus. It may not contain all the information that is important to you. You should carefully read the entire prospectus and the other documents referred to in this prospectus before making an investment in our Class A Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections titled “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. For additional information, see “Where You Can Find More Information” in this prospectus.

Overview

We are a B2B technology company specializing in providing programmatic advertising products and solutions to marketers to streamline and automate their advertising and marketing workflows. Our software offers marketers cost-effective solutions and productivity-enhancing capabilities to target their desired audience across various advertising channels and devices through automated processes and algorithms, which is known as “programmatic advertising” in our industry. Leveraging our proprietary AI/ML technology and steered by the marketer’s directive, our cloud-based software can autonomously execute split-second advertisement purchasing transactions, strategically acquiring advertising placements and optimizing online advertisement from the global advertisement and data marketplaces using the insights gleamed from diverse data points consolidated across various ad channels, including the Open Internet and the Walled Gardens. It is critical for marketers to connect to as many online ad channels as possible to attain the sufficient reach to engage with their desired audience at the right time to effectively promote their products and services. However, advertising to two or more of these disparate and siloed ad channels and to enable tracking between offline and online channels, or “omni-channel advertising”, is a complex and costly operation. Our mission is to simplify the increasingly complex digital marketing landscape to help accelerate our customers’ business growth through a data-driven approach.

Our flagship product, Knorex XPOSM, is a self-service enterprise-grade cloud platform with a comprehensive suite of advertising management and execution (AMX) applications. Our highly differentiated platform empowers marketers to orchestrate omni-channel advertising across the Open Internet, and the Walled Gardens or the Native Platforms owned by the big tech giants, and to streamline and automate manual processes to drive advertising efficiency and performance. XPO enables intelligent automation and scaling, allowing marketers to seamlessly manage and control core mission-critical online advertising processes from a centralized UI, to advertise across a diverse range of ad channels including search, social media, apps, websites, desktop, mobile, smart TVs or connected televisions, streaming devices, and digital billboards. Our AI/ML-powered platform revolutionizes digital advertising management by offering marketers a truly integrated solution for omni-channel orchestration. It seamlessly consolidates the key functions of planning, creation, measurement, monitoring, management, and optimization of advertisements across the world’s leading ad channels, into a singular unified platform. This eliminates the need for marketers to grapple with multiple siloed platforms, creating XPO as an all-encompassing system of record that closes the customer marketing analytics loop.

Marketers use XPO to gain access to real-time actionable insights and effectively execute cross-channel and in-channel optimization to drive advertising performance. XPO harnesses the power of AI/ML to ingest vast amounts of real-time data, providing a data-driven solution. XPO integrates data collection, processing, analysis, and advertising delivery to optimize advertising performance through continuous decision-making on budget allocation and advertising placements across various ad channels, platforms, and devices. This systematic data-driven approach enables marketers to effectively target their desired audience at scale across the Internet and native platforms.

To help marketers maximize their use of XPO, we provide add-on services including managed activations where we support marketers in launching and monitoring advertising campaigns using XPO. Our professional services further extend our support into technical and business consultation, staff training and technical support, to assist their immediate business challenges. For customers preferring campaign-driven engagements without any long-term platform commitment, we offer managed activations to fully manage end-to-end of their advertising campaigns.

Since our inception in September 2009 in Singapore, we have expanded our operation to the U.S., Vietnam, India, and Malaysia, where the U.S. is now by far our largest market. Over the years, we have consistently made substantial investments in research and development, forging robust partnerships with leading media, data, and technology partners across the United States, Europe, and Asia. These efforts have been pivotal in shaping our commercial development and product roadmap as we actively pursue expansion initiatives.

Our commitment to excellence has been recognized by our industry partners, including recently being enlisted as a Meta Business Partner and Google Premier Partner (among the top 3% exclusive tier) in recognition of our technical, operation, and business excellence. We were awarded the MarTech Breakthrough Awards for “Best Remarketing Platform” in 2022 and named a Top 10 Marketing Automation Solution Provider in 2021 by MarTech Outlook.

To date, our customers primarily comprising marketers from the advertising agencies, have been utilizing XPO to successfully automate and optimize outcomes for over 6,777 advertiser accounts and growing. Spanning diverse industry verticals such as automotive, healthcare, e-commerce, business-to-business, retail, consumer packaged goods, travel and hospitality, our platform has demonstrated its versatility, scalability, and effectiveness in meeting the dynamic demands of various businesses. Our goal is to further expand our business, fostering wider adoption of XPO and extending its benefits to a broader array of customers.

Our revenue increased by 38.1% from US$6.3 million for the year ended December 31, 2022 to US$8.7 million for the year ended December 31, 2023, primarily due to increased adoption of our platform given the strong demand from our customers to pursue automation and scaling efficiency. Our gross profit increased by 78.5% from US$1.8 million for the year ended December 31, 2022 to US$3.2 million for the year ended December 31, 2023. Our net loss increased by 18.9% from US$7.0 million for the year ended December 31, 2022 to US$8.0 million for the year ended December 31, 2022, primarily due to increases in platform operations expenses relating to scaling of our XPO platform and general and administration expenses.

Our Competitive Strengths

We attribute our growing success to the following competitive strengths, and we believe that they will continue to provide us with a wide variety of long-term competitive advantages:

●	Our highly differentiated XPO platform is an all-encompassing omni-channel programmatic advertising management and execution (AMX) platform that is unparallel in terms of depth (being feature-rich and deep integration with the Native Platforms and data partners) and breadth covering the ad channels across the Open Internet and Native Platforms, thus providing marketers with the sophistication and comprehensiveness to efficiently and effectively target desired global audience in real-time.

●	Our strong technology capabilities, our deep expertise and domain knowledge in the fields of advertising technologies (or “adtech”), natural language processing, AI/ML and data science, and our relentless focus on innovation over a decade enable us to consistently deliver differentiated products and solutions.

●	We have established a long track record in delivering quality customer experience and service to our customers, and our continued strong emphasis on customer centricity, allow us to retain and grow with our customers.

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●	We have built our customer base and partnerships by being aligned with our customers’ needs and independent, competitive and transparent in our offering.

●	We have a caring, committed, and experienced management team that has worked together for over a decade with proven track record of delivering results.

Our Growth Strategies

Our objective is to accelerate the growth of our business and further our technological leadership in the nascent AMX solutions market by leveraging on our proprietary technologies to expand into more markets and applications as customers seek out integrated cross-channel cloud platform. We intend to achieve this goal by pursuing the following strategies:

●	Expand customer base and deepen market penetration;

●	Broaden adoption through innovation;

●	Expand through strategic partnerships and acquisitions; and

●	Explore new markets and increase global presence.

Summary of Risk Factors

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the “Risk Factors” section on page 13 of this prospectus. These risks include, but are not limited to, the following:

Risks Relating to Our Business and Industry

●	We are dependent on key management personnel for our future success and growth. The loss of services of any of our key management personnel or skilled employees without suitable and timely replacement may materially and adversely affect our business, financial condition, and results of operations.

●	The digital advertising industry is highly competitive, and if we do not effectively compete against our current and future competitors, or if we fail to improve and enhance our service offerings and solutions to meet our customers’ evolving needs, or technological developments or industry changes, our business, financial condition and results of operations could be harmed.

●	Our success depends on acquiring new customers, effectively retaining our existing customers on how to fully utilize our platform and increasing their usage on our platform.

●	We are highly dependent on having continuous connectivity and access to advertising inventory, data, and certain technology services to provide our platform and services to customers. Any disruption, curtailment or termination to these resources can adversely impact our revenue and growth.

●	Operational and performance issues with our platform may adversely affect our business, financial condition, and results of operations.

●	Continued operation of our business depends on the performance and reliability of the internet, mobile networks, cloud providers and other infrastructure that is not under our control.

●	We often have relatively long sales cycles, resulting in considerable lead time between initial contact, execution of sales agreement and subsequent revenue commitment, making it challenging to ultimately project when we will generate revenue from the customers, if at all.

●	Our contracts with marketers are not exclusive, may be terminated upon relatively short notice, and generally do not require long-term commitments. If the marketers representing a significant portion of our revenue decide to materially reduce their use of our platform, we could experience an immediate and significant decline in our revenue and profitability which could harm our business, operating results, and financial operations.

●	Our historical growth may not be indicative of our future growth, and we may fail to properly manage future growth.

●	We may not be successful in implementing important new strategic initiatives, which may have an adverse impact on our business and financial results.

●	We may fail to effectively maintain, promote and enhance our brand.

●	Our business expansion may not be successful.

●	Future strategic alliances or acquisitions may expose us to a variety of risks, which may have a material and adverse effect on our business, financial condition and results of operations.

●	Inadvertent disclosure or improper use or breach of confidential and/or personal information we hold, or of the security of our or our customers’, or other partners’ computer systems, could subject us to significant reputational, financial, legal and operational consequences.

●	We face risks associated with security breaches as well as privacy and data protection regulations.

●	We are subject to stringent, changing and continuous regulations, audits and governance related to data privacy, data protection and anti-fraud. Our failure to comply with such obligations or to renew our certifications could lead to termination of access, regulatory investigations or actions, litigation, fines and penalties, disruptions to our business operations, reputational damage, loss of customers and revenue, increased cost, reduction in availability of data, reduce our ability to utilize or disclose data, adversely affect the demand for our products and services, or other adverse business consequences.

●	Failure to detect advertising fraud could harm our reputation and hurt our ability to execute our business plan.

●	Our platform might be used for illegal or improper purposes, which could expose us to additional liability and harm our business.

●	If the non-proprietary technology, software, products and services that we use are unavailable, or have future terms we cannot agree to, or do not perform as we expect, our business, financial condition and results of operations could be harmed.

●	We may not be able to protect our intellectual property rights.

●	Our technology, software and systems are highly complex and may contain undetected errors or vulnerabilities.

●	Errors or inaccuracies in our business data and algorithms may adversely affect our business decisions and the customer experience.

●

Unfavorable publicity and negative public perception about the advertising industry, particularly concerns regarding data privacy and security relating to the advertising industry’s technology and practices, and perceived failure to comply with laws and industry self-regulation, could adversely affect our business, operating results, and financial condition.

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●	We are subject to risks related to litigation, including intellectual property infringement claims, consumer protection actions and regulatory disputes.

●	We may not have sufficient insurance to protect ourselves against substantial losses.

●	We have identified three material weaknesses in our internal control over financial reporting as of December 31, 2023. If we fail to implement and maintain an effective system of internal control over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud, and investor confidence and the market price of our shares may be materially and adversely affected.

●	Our revenue and results of operations are highly dependent on the overall demand for advertising. Pandemics and epidemics, natural disasters, terrorist activities, political unrest and other factors that affect the amount of advertising spending can make it difficult for us to predict our revenue, and could materially and adversely affect our business, financial condition, results of operations and prospects;

●	Seasonal fluctuations in advertising activity could have a negative impact on our business, financial condition and results of operations.

●	Economic downturns and market conditions beyond our control could adversely affect our business, financial condition and results of operations.

●	The estimates of market opportunity and forecasts of market growth included in this prospectus may prove to be inaccurate, and even if the markets in which we compete achieve the forecasted growth, our business may not grow at similar rates, or at all.

Risks Relating to Doing Business in the Jurisdictions Where We Operate

●	We are exposed to risks arising from fluctuations of foreign currency exchange rates.

●	Changes in taxation rates, audit regulations, investigations and tax proceedings could have a material adverse effect on our financial condition and results of operations.

●	We face exposure to various risks including acts of war, terrorist attacks, epidemics, political instability, natural disasters, adverse weather conditions and unforeseeable events.

●	We face susceptibility to events such as terrorist attacks, acts of violence and natural calamities.

Risks Relating to Our Class A Ordinary Shares and This Offering

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated in the Cayman Islands.

●	As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the NYSE American listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the NYSE American listing standards.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

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●	We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Ordinary Shares less attractive to investors.

●	The market price of our shares may be volatile, which could result in substantial losses to investors.

Corporate History and Structure

The chart below illustrates our corporate structure as of the date of this prospectus.

For a more detailed description of our history, see “Corporate History and Structure” in this prospectus.

Holding Company Structure

The Company is an exempted company incorporated in the Cayman Islands with no material operations of its own. We conduct our operations primarily in the U.S., Singapore, Vietnam, India, and Malaysia through our operating subsidiaries. The Class A Ordinary Shares offered in this offering are shares of the Cayman Islands holding company, instead of shares of our operating subsidiaries. Investors in our Class A Ordinary Shares should be aware that they may never directly hold equity interests in our operating subsidiaries.

As a result of our corporate structure, our ability to pay dividends to our shareholders depends upon dividends paid by our operating subsidiaries. If our existing operating subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Corporate Information

We were incorporated in the Cayman Islands on May 9, 2023. The principal executive office of our operating subsidiaries is located at 21 Merchant Road, #04-01 Singapore 058267. Our telephone number at this address is +65 6956 7483. Investors should submit any inquiries to the address and telephone number of our principal executive office. Our registered office in the Cayman Islands is located at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Our agent for service of process in the U.S. is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor New York, NY 10168.

Our principal website is https://www.knorex.com. The information contained on our website is not a part of this prospectus.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to take advantage of the benefits of this extended transition period provided under the JOBS Act for complying with new or revised accounting standards. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

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We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenue of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of the Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above. We are an “emerging growth company” as the term is used in the JOBS Act and, as such, we are subject to certain reduced public company reporting requirements. See the applicable disclosure under the section captioned “Risk Factors – Risks Relating to Our Class A Ordinary Shares and This Offering.”

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the U.S. that are applicable to U.S. domestic issuers. Moreover, the information we are required to file with or furnish to the U.S. Securities and Exchange Commission, or the SEC, will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the NYSE American corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the NYSE corporate governance listing standards. Currently, we plan to rely on home country practices with respect to our corporate governance after we complete this offering.

Market and Industry Data

This prospectus contains market data, industry data, estimates and forecasts concerning our industry that were obtained from third-party sources including market research databases, publicly available information, and industry publications and reports, including internal surveys and industry forecasts. We have relied on certain data from such sources we believe to be reliable based on our management’s knowledge of the industry, but the accuracy and completeness of such information is not guaranteed. We have not sought the consent of the sources to refer to such publicly available information in this prospectus, and we have not independently verified the accuracy or completeness of the data. In addition, we do not necessarily know what assumptions and limitations regarding general economic growth were used or were applicable in preparing the third-party forecasts we cite, and you are cautioned not to place undue reliance on these estimates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the “Risk Factors” section. These and other factors could cause results to differ materially from those expressed in these publications and reports.

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THE OFFERING

Offering price	We currently estimate that the initial public offering price will be between US$4.00 and US$5.50 per share

Class A Ordinary Shares offered by us	3,000,000 Class A Ordinary Shares (or 3,450,000 Class A Ordinary Shares if the underwriters exercise the option to purchase additional Class A Ordinary Shares in full)

Class A Ordinary Shares offered by the Resale Shareholders	787,250 Class A Ordinary Shares

Class A Ordinary Shares outstanding immediately before this offering	22,642,538 Class A Ordinary Shares

Ordinary shares outstanding immediately after this offering	30,423,113 ordinary shares, comprised of 25,642,538 Class A Ordinary Shares and 4,780,575 Class B Ordinary Shares (or 30,873,113 ordinary shares, comprised of 26,092,538 Class A Ordinary Shares and 4,780,575 Class B Ordinary Shares if the underwriters exercise the option to purchase additional Class A Ordinary Shares in full)

Over-allotment option to purchase additional Class A Ordinary Shares	We have granted the Representative an option to purchase up to 450,000 additional Class A Ordinary Shares, representing 15% of the Class A Ordinary Shares sold in the offering, at the initial public offering price within 45 days of the date of this prospectus, less underwriting discounts and commissions, solely for the purpose of covering over-allotments.

Use of proceeds

We intend to use our net proceeds from this offering as follows:

●  approximately 35% is expected to be used for recruitment of sales staff for market expansion primarily in the U.S.;

●  approximately 15% is expected to be used for marketing and brand building activities;

●  approximately 15%, is expected to be used for improvement and enhancement of our products; and

●  the balance of the net proceeds for other working capital and general corporate purposes.

We will not receive any of the proceeds from the sale of Class A ordinary shares by the Resale Shareholders.

Lock-up

We, our directors, officers and the majority of existing holders of our outstanding ordinary shares immediately prior to this offering have agreed with the underwriters not to offer, issue, sell, encumber, grant any option for the sale of or otherwise dispose of any of the securities for a period of twelve months after the completion of this offering without the written consent of the Representative. See “Shares Eligible for Future Sale” and “Underwriting.”

Listing

We intend to apply for the listing of the Class A Ordinary Shares on the NYSE American Market under the symbol KNRX. The Class A Ordinary Shares will not be listed on any other stock exchange or traded on any automated quotation system.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of the risks you should carefully consider before deciding to invest in the Class A Ordinary Shares.

Transfer Agent	Securities Transfer Corporation

Payment and settlement	The underwriters expect to deliver the Class A Ordinary Shares against payment on or about [●], 2025.

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SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

The following summary consolidated statements of operations and comprehensive loss data and cash flows data for the years ended December 31, 2023 and 2022 and summary consolidated balance sheets data as of December 31, 2023 and 2022 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. Our audited consolidated financial statements are prepared and presented in accordance with the U.S. generally accepted accounting principles, or U.S. GAAP.

Our historical results are not necessarily indicative of results to be expected for any future period. The following summary consolidated financial data for the periods and as of the dates indicated are qualified by reference to, and should be read in conjunction with, our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Summary Consolidated Statements of Operations and Comprehensive Loss

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2024	2023	2023	2022
	US$	US$	US$	US$
Revenue	5,497,418	3,895,827	8,725,816	6,316,380
Cost of revenue	(3,268,901)	(2,666,495)	(5,496,119)	(4,506,573)
Gross profit	2,228,517	1,229,332	3,229,697	1,809,807
Total operating expenses	(5,037,431)	(5,391,946)	(11,187,992)	(8,245,243)
Loss from operations	(2,808,914)	(4,162,614)	(7,958,295)	(6,435,436)
Other (expense) income, net	(110,832)	366,802	26,762	(219,503)
Loss before income tax expenses	(2,919,746)	(3,795,812)	(7,931,533)	(6,654,939)
Provision for income tax	(16,248)	(2,954)	(33,239)	(43,928)
Net loss	(2,935,994)	(3,798,766)	(7,964,772)	(6,698,867)
Less: net (income) loss attributable to noncontrolling interest	(540)	4,562	3,248	(790)
Net loss attributable to Knorex	(2,936,534)	(3,794,204)	(7,961,524)	(6,699,657)
Loss per share – basic and diluted	(0.11)	(0.16)	(0.33)	(0.31)

Summary Consolidated Balance Sheets

	As of June 30,	As of December 31,
	2024	2023	2022
	US$	US$	US$
Cash and cash equivalents	706,015	1,862,781	511,719
Total current assets	3,175,482	4,007,981	2,988,105
Total non-current assets	1,917,549	1,700,618	1,028,785
Total assets	5,093,031	5,708,599	4,016,890
Total current liabilities	5,816,191	4,971,314	11,378,227
Total non-current liabilities	516,281	585,596	1,045,731
Total liabilities	6,332,472	5,556,910	12,423,958
Total shareholders’ (deficit) equity	(1,239,441)	151,689	(8,407,068)
Total liabilities and shareholders’ (deficit) equity	5,093,031	5,708,599	4,016,890

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Summary Consolidated Statements of Cash Flows

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2024	2023	2023	2022
	US$	US$	US$	US$
Net cash used in operating activities	(3,439,549)	(2,784,709)	(5,508,254)	(6,853,948)
Net cash used in investing activities	(445,057)	(443,385)	(878,219)	(708,599)
Net cash provided by financing activities	2,798,422	3,424,924	7,848,654	7,413,323
Effect of exchange rate changes	(70,582)	(239,704)	(111,119)	18,977
Net change in cash and cash equivalents	(1,156,766)	(42,874)	1,351,062	(130,247)
Cash and cash equivalents, at the beginning of year/period	1,862,781	511,719	511,719	641,966
Cash and cash equivalents, at the end of year/period	706,015	468,845	1,862,781	511,719

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RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should consider carefully the risks described below, together with all the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and elsewhere in the prospectus as referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Class A Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Relating to Our Business and Industry

We are dependent on key management personnel for our future success and growth. The loss of services of any of our key management personnel or skilled employees without suitable and timely replacement may materially and adversely affect our business, financial condition, and results of operations.

Our Company is led by a strong management team with extensive experience in the technology and digital marketing sectors. Our success and growth as a Company significantly depend on the leadership, knowledge, skills and continued services of our key management team and other key personnel. We also rely on skilled employees in our product development, support, and sales teams to attract and keep key clients. The loss of any of these persons could adversely affect our business.

Our future success also depends on our ability to retain, attract, and motivate highly skilled technical, managerial, marketing and customer service personnel. We may incur significant costs to attract and retain qualified employees, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards. New employees often require training and, in many cases, take significant time before they achieve full productivity. We may lose new or existing employees to our competitors or other companies before we realize the benefit of our investment in recruiting or training them. Competition for personnel is intense, particularly in the technology and software industries. Employee turnover, including changes in our management team, and our inability to attract and retain qualified personnel could adversely affect our business, financial condition, and results of operations.

To maintain and grow our business, we will need to identify, hire, develop, motivate, and retain highly skilled employees. Identifying, recruiting, training, integrating, and retaining qualified individuals requires significant time, expense, and attention. In addition, from time to time, there may be changes in our management team that may be disruptive to our business. We may also be subject to local hiring restrictions in certain markets, particularly in connection with the hiring of foreign employees, which may affect the flexibility of our management team. If our management team, including any new hires that we make, fail to effectively work together, and execute our plans and strategies, or if we are not able to effectively recruit and retain employees, our ability to achieve our strategic objectives will be adversely affected and our business and growth prospects will be harmed.

Competition for highly skilled personnel, particularly software engineers and technology professionals, is intense, especially in the U.S., Singapore, Vietnam, India, and Malaysia where our business operations and research and development centers are located. We may need to invest significant amounts of cash and equity to attract and retain new employees and we may not be able to realize returns on these investments.

The digital advertising industry is highly competitive, and if we do not effectively compete against our current and future competitors, or if we fail to improve and enhance our service offerings and solutions to meet our customers’ evolving needs, or technological developments or industry changes, our business, financial condition, and results of operations could be harmed.

We operate in a competitive and rapidly changing industry that is subject to changing technology, regulations and customer demands with many companies providing competing solutions. With the introduction of new and evolving technologies and the influx of new entrants into the market, we expect competition to persist. This could potentially impact our ability to generate higher revenue and sustain profitability. Furthermore, as market participants strive to introduce new products and services to capture advertisement spending, the emergence of new advertising technologies and purchasing methods poses a dynamic competitive challenge. Our ability to design and deploy services and solutions that anticipate and adapt to rapid and continual changes in technology and industry advances and offerings to meet the increasing needs of our clients is critical to our success. If we fail to understand and anticipate customer needs, our new products and services may fail, and our revenues and earnings may suffer. Our growth plan is centered on responding to these types of advancements by fostering innovation that will allow us to expand our business into new areas of growth.

We have made and will continue to make significant investments in research, development and marketing for existing services and technologies as well as new technology or new applications of existing technology. Investments in new technology and new services contain certain amount of risk. Platform development, new products and services development, or infrastructure modifications, may necessitate significant capital expenditures. We cannot guarantee that we will be able to secure funding to cover such costs. The process of creating, developing, acquiring new technology products and services, as well as improving existing ones, is time-consuming, costly, and uncertain. Any delay in the development, acquisition, marketing, or launch of a new offering or enhancement to an existing offering could cause customer attrition or limit our ability to attract new customers and might have material and negative impact on our business, financial position and operating performance. For several years, if at all, we may not see significant revenue from such new service or product, or new applications of current new service, or product. New services and products may not be successful, and even if they are, operating margins for certain new products and businesses may be lower than those we have seen in the past.

Our business faces competition from both private companies and from public companies. Some of our current and potential competitors may have significantly more financial, technical, marketing, and other resources than we have, allowing them to devote greater resources to the development, promotion, sale and support of their products and services. They may also have more extensive customer bases and broader supplier relationships than we have. As a result, these competitors may have an advantage in quickly adapting to new technologies, developing deeper marketer relationships, or offering services at lower prices. Increased competition may lead to lower pricing for our XPO platform, increased sales and marketing expense, longer sales cycles, or a decrease of our market share, any of which could negatively affect our revenue and future operating results and our ability to grow our business.

In addition, our competitors may also have greater brand recognition than we have and actively target our market and have the power to significantly change the nature of the marketplace to their advantage. Some of our larger competitors may have a broader range of products and services and they can leverage such comprehensive offerings to gain a competitive edge, including by selling at a lower margin or bundling of product with services at a reduced price. These larger competitors often have broader product lines and market focus, making them less vulnerable to market fluctuations. We may also experience negative market perception for being a smaller company than our larger competitors.

New technological entrants are and will continue to enter. We may face competition from companies that are currently unknown to us or do not yet exist. If these companies develop, market, or resell competitive high-value marketing products or services, acquire one of our existing competitors or form a strategic partnership with one of our competitors, our ability to compete effectively could be significantly hindered and our results of operations could be harmed. Their new services or technology may make our offers less differentiated or competitive in comparison to other options, negatively impacting our operating results.

Our products and services, our results of operations and our ability to develop and maintain a competitive advantage and continue to grow could be harmed if we do not adequately invest in new technology and industry developments or evolve and expand our business at a sufficient speed and scale, or if we do not make the right strategic investments to respond to these developments and successfully drive innovation.

Our success depends on acquiring new customers, effectively retaining our existing customers and increasing their usage of our platform.

Our success and revenue growth depend on constantly acquiring new customers and increasing our current customers’ usage of our XPO platform. Our contracts and relationships with customers generally do not include long-term or exclusive obligations requiring them to use our platform or maintain or increase their use of our platform. Our customers may have relationships with numerous providers and can use both our platform and those of our competitors without incurring significant costs or disruption. Our customers may also choose to decrease their overall advertising spend for any reason. Accordingly, we must continually strive to acquire new customers and retain existing ones, increase their usage of our platform, and capture a larger share of their advertising spend. However, we may not be successful at training customers, particularly our newer customers, on how to use our platform to get the most benefit from our platform and increase their usage. If these efforts are unsuccessful or if our customers decide to halt or reduce their usage of our platform for any other reason, or if we fail to attract new customers, our revenue could fail to grow or decline, which would materially and adversely harm our business, financial condition, and results of operations.

In addition, we derive a substantial part of our total revenues from a limited number of customers. For the year ended December 31, 2023, three customers accounted for approximately 40.1%, 20.0% and 14.6%, respectively, of our total revenues. For the year ended December 31, 2022, three customers accounted for approximately 17.4%, 15.1% and 10.5%, respectively, of our total revenues. Except for these major customers set forth above, no other customers accounted for more than 10% of our sales during the respective periods.

We cannot assure you that our customers will continue to use and increase their spending on our platform or that we will be able to attract enough new customers to continue to grow our business and revenue. If any of our major customers or a substantial portion of our business’s customers decide to materially reduce or cease their use of our platform, it could have a material adverse effect on our business, financial condition, and results of operations. Furthermore, we may not be able to replace in a timely manner, or at all, customers who decrease or cease their usage of our platform with new customers that will use our platform to the same extent.

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We are highly dependent on having continuous connectivity and access to advertising inventory, data, and certain technology services to provide our platform and services to customers. Any disruption, curtailment or termination to these resources can adversely impact our revenue and growth.

We depend on various media, data, technology, software, products, and services from third parties or available as open source, including critical features and functionality of our platform, API technology, payment processing, payroll, and other professional services. For example, for location-based targeting, we use a combination of third-party data and geolocation services to serve advertisements relevant to their geographic area. Identifying, negotiating, complying with and integrating with third-party terms and technology are complex, costly and time-consuming matters.

We must maintain consistent access to advertising inventory, data and certain technology services. Our success depends on our ability to secure access to quality inventory on reasonable terms across a broad range of advertising networks, media, and platforms, including video, display, CTV/OTT, audio and mobile inventory. The amount, quality, and cost of inventory available to us may change at any time. A few inventory suppliers hold a significant portion of the programmatic inventory either generally or concentrated in a particular channel, such as audio and social media. In addition, we compete with companies with which we have business relationships. If our relationships with certain of our suppliers were to cease, or if the material terms of these relationships were to change unfavorably, our business would be adversely impacted.

Our relationships with suppliers of advertising inventory, data and certain technology services may not involve long-term contracts, which means there is no assurance of consistent access to high-quality inventory on favorable terms. This lack of guarantee poses a potential challenge to our ability to secure advertising inventory, data and technology on real-time advertising exchanges and find alternative sources with comparable consumer demographics and traffic patterns in a timely manner. Additionally, despite our and our suppliers’ efforts to prevent fraud and conduct quality assurance checks, there is a risk of encountering low-quality or misrepresented inventory through real-time advertising exchanges.

The failure of third-party providers to uphold the maintenance, support, and security of their technology, whether in a general context or pertaining to our accounts specifically, or experiencing downtime, errors, or defects in their products or services, has the potential to significantly and negatively affect our platform, our administrative responsibilities, and various other aspects of our business. In such cases, the need to substitute these third-party providers or their technology, products, or services may lead to service interruptions and operational challenges that hinder our service delivery capabilities, or at times it may not be possible to replace them with another third-party provider. In the event these third-party providers experience any interruption in operations or cease business for any reason, or if we are unable to agree on satisfactory terms for ongoing partnerships, we would be compelled to engage with alternative service providers or take on certain hosting responsibilities internally. Furthermore, even a brief disruption has the potential to adversely affect marketplace activities and could therefore result in a loss of revenue. If we encounter challenges in establishing or sustaining our relationships with these third-party providers or are required to seek replacements, it may necessitate diverting internal resources and could have repercussions on our business, financial standing, and operational performance.

Inventory suppliers control the bidding process, rules, and procedures for the inventory they supply, and their processes may not always work in our favor. For example, suppliers may place restrictions on the use of their inventory, including prohibiting the placement of advertisements on behalf of specific advertisers. Through the bidding process, we may not win the right to deliver advertising to the inventory that is selected through our products and may not be able to replace inventory that is no longer made available to us.

Our success depends on consistently adding valuable inventory in a cost-effective manner. If we are unable to maintain a consistent supply of quality inventory for any reason, client retention and loyalty, and our financial condition and operating results could be harmed. Also, as new types of inventories become available, we may need to expend significant resources to ensure we have access to such new inventory.

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Operational and performance issues with our platform may adversely affect our business, financial condition, and results of operations.

We depend upon the sustained and uninterrupted performance of our XPO platform to collect, process and interpret data, deliver digital marketing services across different channels, optimize campaign performance in real time, and provide billing information to our financial systems. We may from time-to-time face operational and performance issues, whether real or perceived, including a failure to respond to technological changes or to upgrade our technology systems. If our platform cannot scale to meet demand, if there are errors in our execution of any of these functions on our platform, or if we experience outages, our business may be harmed.

Our XPO platform is complex and multifaceted. Operational and performance issues could arise from the platform itself or from external factors, such as disruption in connectivity, no or limited access to providers, cyberattacks or other third-party attacks. Real or perceived errors, malfunctions, failures, vulnerabilities, or bugs have been found in the past, and may be found in the future. It is also often used in connection with computing environments utilizing different operating systems, system management software, equipment, and networking configurations, which may cause errors in, or failures of, our platform or such other computing environments. Our services are delivered via multi-cloud providers; all of which may experience errors or failures in the operating environment where they are deployed. For example, we are dependent on third-party cloud providers to provide the XPO platform to our customers as a software-as-a-service (SaaS) and we rely on them to ensure service and data availability, security, and scalability, which are integral to the XPO platform’s performance and continuity of our services. Operational and performance issues with our platform could include the failure of our UI, outages, errors during upgrades or patches, unanticipated volume overwhelming our databases, server failure or catastrophic events affecting one or more server facilities. Some failures may shut our platform down completely or partially. We provide service level agreements to our customers, and if our platform is not available for specified amounts of time or if there are failures in the interaction between our platform, partner system and third-party technologies, we may be required to provide credits or other financial compensation to our customers.

Despite our testing, real or imagined mistakes, failures, or problems in our customer solutions, software or technology, or third-party technology or software, including open-source software, may not be discovered until our customers utilize our services.

As our business grows, we expect to further invest in technology services and equipment. Failure to implement these enhancements may result in unanticipated system disruptions, slow transaction processing, unreliable service levels, impaired quality, or delays in reporting accurate information regarding transactions in our platform, any of which could negatively affect our reputation and ability to attract and retain customers. In addition, the expansion and improvement of our systems and infrastructure may require us to commit substantial financial, operational, and technical resources, with no assurance our business will grow. If we fail to respond to technological change or to adequately maintain, expand, upgrade and develop our systems and infrastructure in a timely manner, our growth prospects and results of operations could be adversely affected.

Operational and performance issues with our platform may also lead to negative publicity, damage to our brand and reputation, reluctance of the market to accept our platform, increased costs or loss of revenue, unavailability of our platform, loss of competitive position or customer claims for losses incurred. Addressing such issues could require significant expenditures of capital and other resources and could cause interruptions, delays, or the cessation of our business, any of which may adversely affect our financial condition and results of operations.

Continued operation of our business depends on the performance and reliability of the internet, mobile networks and other infrastructure that is not under our control.

Our platform and business depend on the performance and reliability of the internet, mobile networks and other infrastructure that is not under our control. Disruptions in such infrastructure, including as the result of power outages, telecommunications delay or failure, security breach, or computer virus, as well as failure by telecommunications network operators to provide us with the bandwidth we need to provide our products and offerings, could cause delays or interruptions to our services, offerings, and platforms. Any of these events could damage our reputation, resulting in fewer users actively using our platform, disrupt our operations, and subject us to liability, which could adversely affect our business, financial condition, and results of operations.

We often have relatively long sales cycles, resulting in considerable lead time between initial contact, execution of sales agreement and subsequent revenue commitment, making it challenging to ultimately project when we will generate revenue from the customers, if at all.

Our sales cycles, from initial contact to execution of sales agreement and implementation, often involves long cycles, which means there is a significant amount of time between initial contact, finalizing the sales agreement, and generating revenue from the agreement. Our sales efforts involve educating our customers about the use, technical capabilities, and benefits of our XPO platform. Some of our customers undertake an evaluation process that involves reviewing the offerings of our competitors in addition to our platform. As a result, it is difficult to predict when we will begin onboarding new customers and generating revenue from these new customers. Even if our sales efforts successfully secure a new customer, we can only start generating the bulk of our revenue when our customers are onboarded and starting to advertise on our XPO platform under our usage-based pricing model; the client retains control over when and to what extent it uses the XPO platform. As a result, this introduces a level of unpredictability in our ability to add new customers and promptly generate revenue, which has the potential to adversely impact or restrict the predictability of our growth. Further, we have encountered and may continue to face disputes with marketers regarding billing matters related to our services, the operation of XPO, and the terms of our agreements. In cases where we are unable to recover payments or make necessary adjustments to customer bills, we may incur write-offs for bad debt or revenue reductions. These events could significantly impact our operating results during the periods in which such write-offs or revenue adjustments occur. Moreover, there is a possibility that bad debt may exceed reserves set aside for such contingencies, resulting in an increase in our exposure to bad debt over time. Any escalation in write-offs for bad debt or reductions in revenue due to adjustments could have a substantial negative effect on our business, financial condition, and operating results.

In addition, we are generally contractually required to pay suppliers of advertising inventory and data within a negotiated period, regardless of whether our customers pay us on time, or at all. While we attempt to negotiate long payment periods with our suppliers and shorter periods from our customers, we are not always successful. As a result, our accounts payable with certain suppliers may be due in shorter cycles than our accounts receivables with certain customers, requiring us to remit payments from our own funds.

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Such payment process will increasingly consume working capital if we continue to be successful in growing our business. In addition, like many companies in the advertising technology industry, advertising agencies are often slow to remit payment to us, which may cause us to be unable to borrow against our accounts receivables on commercially acceptable terms, our working capital availability could be reduced, and consequently our operating results and financial condition would be adversely impacted. Additionally, we may need to rely on borrowings to partially fund our working capital requirements.

We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to fund our working capital needs, if at all. If our cash flows and borrowings are insufficient to fund our working capital requirements, we may not be able to grow at the rate we currently expect or at all. In addition, in the absence of sufficient cash flows from operations, we might be unable to meet our obligations and we may therefore be at risk of default under any borrowing arrangements. We cannot assure you that it will be able to access additional financing or increase our borrowing or borrowing capacity on commercially reasonable terms or at all.

Our sales cycle, from initial contact to contract execution and implementation, can take up to 120 days or longer. As part of our sales cycle, we may incur significant expenses before we can generate any revenue from a prospective customer. We have no assurance that the substantial time and money spent on our sales efforts will generate significant revenue. If conditions in the marketplace, generally or with a specific prospective customer, change negatively, it is possible that we will be unable to recover any of these expenses. Our sales efforts involve educating our customers about the use, technical capabilities, and benefits of our products. As a result, it is difficult to predict when we will obtain new customers and begin generating revenue from these new customers. Even if our sales efforts result in obtaining a new customer, the customer controls when and to what extent it uses our products and therefore the amount of revenue that we generate, and it may not sufficiently justify the expenses incurred to acquire the customer and the related training support. As a result, we may not be able to add customers, or generate revenue, as quickly as we may expect or need, which could harm our growth prospects, business, operating results, and financial condition.

Our contracts with marketers are not exclusive, may be terminated upon relatively short notice, and generally do not require long-term commitments. If the marketers representing a significant portion of our revenue decide to materially reduce their use of our platform, we could experience an immediate and significant decline in our revenue and profitability which could harm our business, operating results, and financial operations.

Marketers may do business with our competitors as well as with us and, in many instances may reduce or cancel their business with us or terminate our contracts without penalty and may bypass us and transact directly with each other or through other intermediaries that compete with us. Accordingly, our business is highly vulnerable to changes in the macro environment, price competition, and development of new or more compelling offerings by our competitors, which could reduce business generally or motivate publishers or advertisers to migrate to competitors’ offerings.

Publishers and marketers may seek to change the terms on which they do business with us or allocate their advertising inventory or demand to our competitors who provide advertising demand and supply to them on more favorable terms or whose offerings are considered more beneficial. Supply of advertising inventory is also limited for some publishers, such as special sites or new technologies, and publishers may request higher prices, fixed price arrangements or guarantees that we cannot provide as effectively as our competitors, or that would reduce the profitability of that business. In addition, publishers sometimes place significant restrictions on the sale of their advertising inventory, such as strict security requirements, limitations on data sharing, prohibitions on advertisements from specific advertisers or specific industries, and restrictions on the use of specified creative content or format. Finally, with the proliferation of header bidding, which is the process by which multiple advertisers participate simultaneously in a digital auction to win advertising space on a website, publishers’ inventory is available for purchase through multiple exchanges simultaneously. Marketers, in turn, are free to direct their spend to us or one or more of our competitors, and increasingly are seeking price concessions, or other consideration to direct more spend towards us.

If a marketer or group of marketers representing a significant portion of the demand on our products, decides to materially reduce use of our solutions, it could cause an immediate and significant decline in our revenue and profitability and harm to our business. It could be difficult for us to replace the losses from any marketers whose relationships with us diminish or terminate in short time. Additionally, if we overestimate future usage, we may incur additional expenses in adding infrastructure without a commensurate increase in revenue, which would harm our profitability and other operating results.

Our historical growth may not be indicative of our future growth, and we may fail to properly manage future growth.

Our business has experienced strong growth in recent years. We generated revenue of US$8.7 million and US$6.3 million for the year ended December 31, 2023 and 2022, respectively, reflecting year-over-year growth of 38.1%. Despite the aforementioned rapid revenue growth, we may not be successful in executing our growth strategy, and even if we achieve our strategic plan, we may not be able to sustain profitability. In future periods, our revenue could decline or grow more slowly than we expect. We may also incur significant losses in the future for several reasons, including the materialization of the following risks and the other risks described in this prospectus. Additionally, we may encounter unforeseen difficulties, complications, delays and other unknown factors, such as:

●	we may be unsuccessful in predicting and capturing industry trends and consumer preferences;

●	we may be unable to introduce new services that appeal to customers;

●	we may be unsuccessful in protecting or enhancing the recognition and reputation of our brands;

●	we may be unsuccessful in competing for market share with our existing or new competitors;

●	our ability to maintain existing relationships and to create new relationships with business partners;

●	we may not be able to maintain and improve our customer experience;

●	we may experience service interruptions, data corruption, cyber-based attacks or network security breaches which may result in the disruption of our operating systems or the loss of confidential information of our consumers; and

●	we may be unable to retain key members of our senior management team or attract and retain other qualified personnel.

Thus, there can be no assurance that we will be able to reach profitability on a quarterly or annual basis. We believe that our revenue and operating results will continue to fluctuate, and that period-to-period comparisons are not necessarily indications of future performance. Our revenue and operating results may fail to meet the expectations of public market analysts or investors, which could have a material adverse effect on the price of our common stock.

Our plans for implementing our business strategy and achieving profitability are based upon the experience, judgment and assumptions of our key management personnel, and available information concerning the communications and technology industries. If management’s assumptions prove to be incorrect, it could have a material adverse effect on our business, financial condition, and results of operations.

We may not be successful in implementing important new strategic initiatives, which may have an adverse impact on our business and financial results.

There is no assurance that we will be able to implement important strategic initiatives in accordance with our expectations, which may result in an adverse impact on our business and financial results.

Our management may lack the required experience, knowledge, insight, or human and capital resources to carry out the effective implementation to expand into new spaces outside of our current focuses. As such, we may not be able to realize our expected growth, and our business and financial results will be adversely impacted.

We may fail to effectively maintain, promote, and enhance our brand.

We feel that protecting and enhancing our brand is critical to our Company’s long-term success. It is critical to have a well-known brand to attract clients, especially in this new and growing market. Our brand is promoted via our marketing team and word-of-mouth recommendations. The efficiency of our marketing activities and the number of word-of-mouth referrals we receive from delighted clients will determine how well our brand is promoted. We may have to spend more money to promote our brand.

However, our brand promotion and marketing efforts may not result in greater sales, and even if they do, such additional revenues may not be enough to cover the costs of promoting our brand. Because we work in such a competitive field, our ability to sustain our market position is directly influenced by our brand recognition. We may fail to attract enough new customers or retain our existing customers if we fail to successfully promote and maintain our brand, or if we incur additional expenses in an unsuccessful attempt to promote and maintain our brand, and our business and results of operations may be materially and adversely affected.

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Our business expansion may not be successful.

Currently, we are pursuing multiple business strategies simultaneously, including expanding into more markets and business sectors, increasing penetration in existing markets with new solution offerings and accelerating the growth in the adoption of our XPO platform. We believe pursuing these multiple business strategies offers financial and operational synergies, but these diversified operations place increased demands on our limited resources. Furthermore, we expect to experience growth in the number of our employees and the scope of our operations. To manage our anticipated future growth, we must continue to implement and improve our managerial, operational, and financial systems, expand our facilities, and continue to recruit and train additional qualified personnel. Due to our limited financial resources and our management team’s limited attention, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel. The expansion of our operations may lead to significant costs and may divert our management and business development resources. In addition, to meet our obligations as a public company and to support our anticipated long-term growth, we will need to increase our general and administrative capabilities. Our management, personnel and systems may not be adequate to support this future growth. Any inability to manage our growth could delay the execution of our business plans or disrupt our operations.

Future strategic alliances or acquisitions may expose us to a variety of risks, which may have a material and adverse effect on our business, financial condition, and results of operations.

From time to time, we may form strategic relationships with various third parties to promote our business goals, such as joint ventures, minority, or majority equity investments. These agreements could expose us to a variety of risks, including risks associated with disclosing proprietary information, third-party non-performance, and higher costs involved with forming new strategic alliances, all of which could have a material and negative impact on our business. We may have limited ability to monitor or control these third parties’ actions. If any of these strategic partners receive negative publicity or suffer reputational harm due to events related to their business, we may also face negative publicity or reputational harm due to our association with them.

In addition, we may acquire other assets, goods, technologies, or businesses that are complementary to our existing business when appropriate opportunities occur. Furthermore, prior and future acquisitions, as well as the subsequent integration of new assets and businesses, necessitate a considerable amount of attention from our management and may cause a diversion of resources away from our core business, which might negatively impact our operations. It is possible that newly acquired assets or enterprises will not produce the expected financial outcomes.

Acquisitions may necessitate the deployment of large sums of cash, potentially dilutive issuances of stock securities, hefty goodwill impairment charges, amortization expenses for other intangible assets and exposure to the acquired business’s potential unknown liabilities. Furthermore, the costs of locating and completing purchases may be substantial. Any negative developments could have a significant negative impact on our business, reputation, operating results, and financial position.

Inadvertent disclosure, improper use, or breach of confidential and/or personal information we hold, or of the security of our or our customers’, or other partners’ computer systems, could subject us to significant reputational, financial, legal and operational consequences.

Our business involves the collection, storage, transmission, and utilization of data, including access to certain personal data, much of which must be maintained on a confidential basis. These activities may in the future make us a target of cyber-attacks by third parties seeking unauthorized access to the data we maintain and to which we provide access, including our customer data, or to disrupt our ability to provide service through our platform.

We take commercially reasonable measures to protect the security of information that we collect, use and disclose in the operation of our business, and to offer privacy protections with respect to such information, including subjecting ourselves to regular third-party audits of our privacy practices and reviewing our privacy policy, information security protection and practices through certifications. However, our efforts to protect our personal and/or confidential information or our customers’ or partners’ personal or confidential information may be unsuccessful due to the actions of third parties, software bugs or other technical malfunctions, employee error or malfeasance, hacking, viruses, or other factors.

In recent years, the frequency, severity and sophistication of cyber-attacks, computer malware, viruses, social engineering, and other intentional misconduct by computer hackers has significantly increased, and government agencies and security experts across the world have warned about the growing risks of hackers, cyber criminals and other potential attackers targeting information technology, or IT, systems. Such third parties could attempt to gain entry to our systems for the purpose of stealing data or disrupting the systems. In addition, our security measures may also be breached due to employee error, malfeasance, system errors or vulnerabilities. Third parties may also attempt to fraudulently induce employees or customers into disclosing sensitive information such as usernames, passwords, or other information to gain access to our customers’ data or our data, including intellectual property and other confidential business information.

We currently store and process all the data through our XPO platform using third-party cloud providers. We store certain data in the XPO platform and there are data that are also transmitted, shared and/or stored with suppliers/other parties for any data-related service. While we and our third-party cloud providers have implemented security measures designed to protect against security breaches, these measures could fail or may be insufficient, particularly as techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until launched against a target, resulting in the unauthorized disclosure, modification, misuse, destruction, or loss of our or our customers’ data or other sensitive information. Any failure to prevent or mitigate security breaches and improper access to or disclosure of the data we maintain, including personal information, could result in litigation, indemnity obligations, regulatory enforcement actions, investigations, fines, penalties, mitigation and remediation costs, disputes, reputational harm, diversion of management’s attention and other liabilities and damage to our business. Any unauthorized or improper disclosure of such personal and/or confidential information violates our privacy policy, terms of service or other policies, or the perception that an incident has occurred, whether it pertains to our company, customers, or partners, can cause us reputational harm and adversely impact our competitive position. The trust and confidence that stakeholders, including clients, investors and the public, place in our ability to protect their information is of paramount importance. Any lapse in safeguarding this trust can lead to a loss of goodwill, customer attrition and diminished brand credibility.

Hackers, bad actors and other unauthorized entrants use and plan a wide range of techniques that may not be detected until a breach has occurred. As a result, despite our best efforts, we may find it difficult or impossible to implement measures that fully prevent such attacks or respond in a timely manner. Unauthorized parties may attempt to gain access to our systems or facilities in the future through a variety of means, including hacking into our or our clients’ systems or facilities, or fraudulently inducing our employees, clients, or others to disclose usernames, passwords, or other sensitive information, which may then be used to access our IT systems and gain access to our data or other confidential, proprietary, or proprietary information. Such efforts may be state-sponsored and supported by significant financial and technological resources, making detection and prevention even more difficult. There can be no assurance that any security or other operational measures implemented by us or our third-party providers will be effective against any of the aforementioned threats or issues.

The aftermath of a security or data breach can disrupt our regular operations. The need to investigate the breach, secure the affected systems, and rectify the vulnerabilities can divert significant internal resources. These disruptions can affect productivity, customer service and overall business continuity.

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We have experienced cybersecurity incidents in the past and may experience further cybersecurity incidents or security breaches of its systems or IT (including third-party systems or IT that we rely on to operate its business) in the future, which may result in system disruptions, shutdowns, or unauthorized access to or disclosure of confidential or personal information.

We believe we have taken appropriate measures to protect our systems from intrusion, but we cannot be certain that advances in criminal capabilities, discovery of new vulnerabilities in our systems and attempts to exploit those vulnerabilities, physical system or facility break-ins and data thefts or other developments will not compromise or breach the technology protecting our systems and the information we possess.

We may incur significant costs in protecting against or remediating cyber-attacks. Any security breach could result in operational disruptions that impair our ability to meet our customers’ requirements, which could result in decreased revenue. Also, whether there is an actual or a perceived breach of our security, our reputation could suffer irreparable harm, causing our current and prospective customers to reject our products and services in the future, deterring data suppliers from supplying us data or customers from uploading their data on our platform, or changing consumer behaviors and use of our technology. Further, we could be forced to expend significant resources in response to a security breach, including those expended in notifying individuals and providing mitigating services, repairing system damage, increasing cyber security protection costs by deploying additional personnel and protection technologies, and litigating and resolving legal claims or governmental inquiries and investigations, all of which could divert the attention of our management and key personnel away from our business operations.

Our customers and other partners are primarily responsible for the security of their IT environments, and we rely heavily on them and other third parties to supply clean data content and/or to utilize our products and services in a secure manner. Each of these third parties may face risks relating to cyber security, which could disrupt their businesses and therefore materially impact ours. While we provide guidance and specific requirements in some cases, we do not directly control any of such parties’ cyber security operations, or the amount of investment they place in guarding against cyber security threats. Accordingly, we are subject to any flaws in or breaches of their systems, which could materially impact our business, financial condition and results of operations.

We face risks associated with security breaches as well as privacy and data protection regulations.

Our business involves the collection, storage, processing, and transmission of personal and sensitive data as discussed above. We are subject to numerous laws and regulations designed to protect such data, which may be updating from time to time. Laws and regulations that impact our business, and particularly laws, regulations and other measures governments may take based on privacy and data protection concerns, are increasingly strict and complex, change frequently and at times are in conflict among the various jurisdictions where we do business.

The industry self-regulatory bodies and governments, including the federal and state governments of the U.S., continue to consider and implement laws and regulations addressing data privacy, cybersecurity, and data protection laws, which include provisions relating to breaches. For example, statutory damages may be available to users through a private right of action for certain data breaches under the California Privacy Rights Act and potentially other states’ laws in the U.S., the General Data Protection Regulation in the European Union and the European Economic Area, the Singapore Personal Data Protection Act 2012 in Singapore, the Digital Personal Data Protection Act in India, Vietnam Personal Data Protection Decree in Vietnam, and the Personal Data Protection Act 2010 in Malaysia, in relation to the collection, use and/or disclosure of personal data. In certain jurisdictions there are laws and regulations that restrict the flow of data outside the country which may also constrain our activities and require the use of local servers. In any event, a significant security breach could materially harm our business, financial condition, and results of operations.

We may also be required to disclose personal data about an individual to a public agency, where the disclosure is necessary in the public interest, or for the purposes of policy formulation or review. Some of these disclosures may put us in a disadvantaged position, especially if the provided data is repurposed for another intent, or adequate protection is not accorded to such data. As such laws increase in their complexity and impose new requirements, we may be required to incur increased costs to comply with data privacy laws and could incur penalties for any non-compliance or breaches. These laws may also limit how we are able to use data.

Although we maintain and continue to improve internal access control mechanisms and other security measures to ensure secure and appropriate access to and storage and use of our sensitive, business, personal, financial or confidential information by anyone including our employees, customers, partners and other relevant third parties, our IT and infrastructure can be attacked by hackers, computer malware, viruses, social engineering (including phishing and ransomware attacks), or breached due to software bugs, human error, employee theft, misuse, misconduct, or malfeasance, system failure, or other disruptions.

Any such breach could compromise our networks, and the data stored there could be accessed, held for ransom, publicly disclosed, misappropriated, lost, or stolen. Some of our systems will not be fully redundant, and any issues at our third-party providers’ data centers may cause lengthy service interruptions.

Such a breach, misappropriation, or disruption could also disrupt our operations and the services we provide to customers, harm our reputation, and cause a loss of confidence in our tools and services, as well as necessitate significant expenditures to protect against future breaches and to correct problems caused by these events. Any such unauthorized access, disclosure, or loss of information could result in legal claims or proceedings, liability under applicable laws and regulatory penalties, all of which could harm our business, revenues and competitive position.

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Complying with data protection laws and regulations is a complex endeavor, and non-compliance can lead to severe penalties. Although we continue to make reasonable efforts to comply with all applicable privacy and data protection laws, policies, legal obligations and industry codes of conduct, it is possible that the obligations imposed on us by applicable data privacy laws and regulations will be interpreted and applied inconsistently from one jurisdiction to the next, and that this will conflict with other rules or our practices in other jurisdictions.

Failure to comply with any applicable laws and regulations may result in penalties or significant legal liability under various laws and regulations across jurisdictions, decrease trust in our platform, and increase the risk of litigation and governmental investigation. Although we make reasonable efforts to comply with all applicable laws and regulations, there is no guarantee that we will not face regulatory action, including fines, if an incident occurs. Potential lawsuits from affected parties can result in substantial legal costs and settlements. Legal costs, regulatory fines and expenses related to addressing the breach can be substantial and result in significant financial burdens. Moreover, revenue losses stemming from decreased customer trust or disruptions to business operations can further impact our financial stability.

We are subject to stringent, changing, and continuous regulations, audits and governance related to data privacy, data protection and anti-fraud in our industry. Our failure to comply with such obligations or to renew our certifications could lead to termination of access, regulatory investigations or actions, litigation, fines and penalties, disruptions to our business operations, reputational damage, loss of customers and revenue, increased cost, reduction in availability of data, reduce our ability to utilize or disclose data, adversely affect the demand for our products and services, or other adverse business consequences.

There are a growing number of data privacy and protection laws and regulations in the digital advertising industry that apply to our business. We have dedicated, and expect to continue to dedicate, significant resources in our efforts to comply with such laws and regulations. For example, we have implemented policies and procedures to comply with applicable data privacy laws and regulations and rely on contractual representations made to us by customers and partners that the information they provide to us and their use of our solutions do not violate these laws and regulations or their own privacy policies.

However, the application, interpretation and enforcement of these laws and regulations are often uncertain and continue to evolve, particularly in the new and rapidly evolving industry in which we operate and may be interpreted and applied inconsistently between states within a country or between countries, and our current policies and practices may be found not to comply. Additionally, if our customers and partners’ representations are false or inaccurate, or if our customers and partners do not otherwise comply with applicable privacy laws, we could face adverse publicity and possible legal or regulatory action. Any perception of our practices, platform, or solution delivery as a violation of privacy rights may subject us to public criticism, loss of customers or partners, class action lawsuits, reputational harm, or investigations or claims by regulators, industry groups or other third parties, all of which could significantly disrupt our business and expose us to liability in ways that negatively affect our business, results of operations and financial condition.

Because the techniques used by an individual or a group to obtain unauthorized access, make unwarranted alterations to our data and source codes, disable, or degrade services, or sabotage systems are often complex, not easily recognizable and evasive, we may not be able to anticipate these techniques and implement adequate preventative measures. Such individuals or groups may be able to circumvent our security measures (including, but not limited to, phishing attacks, malware infection, system intrusion, misuse of systems, website defacement and DDoS attacks) and may improperly access or misappropriate confidential, proprietary, or personal information held by or on behalf of our Company, disrupt our operations, damage our computers, or otherwise damage our business. Although we have developed, and continue to develop, systems and processes that are designed to protect our servers, platform and data, including personal and sensitive data of partners, and customers and other third parties, we cannot guarantee that such measures will always be effective. Our efforts may be hindered due to, for example, government surveillance, regulatory requirements, or other external events; software bugs or other technical errors or issues; errors or misconduct of employees, contractors, or others; a rapidly evolving threat landscape; and inadequate or failed internal processes or business practices. While we invest significant resources to protect against or remediate cybersecurity threats or breaches, or to mitigate the impact of any breaches or threats, we may still be subject to potential liability above the amounts covered by our insurance.

Any of the foregoing could subject us to regulatory fines, scrutiny, and actions, including, but not limited to, orders to temporarily or permanently cease all or some of our business activities, a prohibition on taking on new customers, partners and the implementation of mandated remedial measures, which could materially and adversely affect our business, financial condition, results of operations and prospects.

Failure to detect advertising fraud could harm our reputation and hurt our ability to execute our business plan.

We strive to enable delivery of effective digital marketing campaigns to marketers. However, some of those campaigns may experience fraudulent and other invalid impressions, clicks or conversions that our customers may perceive as undesirable, such as non-human traffic generated by computers designed to simulate human users and artificially inflate user traffic on websites, apps, or other devices. These activities could overstate the performance of any given digital advertising campaign and could harm our reputation. It may be difficult for us to detect fraudulent or malicious activity as we do not own the content and the advertisements can appear in any contents located worldwide at any time. Relevant government agencies or organizations and industry self-regulatory bodies have increased the scrutiny and awareness of, and have taken recent actions to address, advertising fraud and other malicious activity. If we fail to detect or prevent fraudulent or other malicious activity, the affected advertisers may experience or perceive a reduced return on their investment and our reputation may be harmed. High levels of fraudulent or malicious activity could lead to dissatisfaction with our solutions, refusals to pay, refund or future credit demands or withdrawal of future business, any of which could have a material adverse effect on our results of operations and business prospects.

Our platform might be used for illegal or improper purposes, which could expose us to additional liability and harm our business.

Despite measures we have taken to detect and prevent identify theft, improper advertisements, unauthorized uses of credit cards and similar misconduct, our XPO platform remain susceptible to potentially illegal or improper uses. Despite measures we have taken to detect and lessen the risk of this kind of conduct, we cannot assure you that these measures will succeed. Our business could suffer if customers use our system for illegal or improper purposes.

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If the non-proprietary technology, software, data, products, and services that we use are unavailable, have future terms we cannot agree to, or do not perform as we expect, our business, financial condition and results of operations could be harmed.

We depend on various technology, software, data, products, and services from third parties or available as open source, including for critical features and functionality of our platform and technology, payment processing, payroll, and other professional services. It is complex, costly, and time-consuming to identify, negotiate, comply with and integrate with third-party terms and technology. Failure by third-party providers to maintain, support or secure their technology either generally or for our accounts specifically, or downtime, errors or defects in their technology, products, or services, could materially and adversely impact our platform, our administrative obligations, or other areas of our business. Having to replace any third-party providers or their technology, products or services could result in outages or difficulties in our ability to provide our services, which could have a material adverse effect on our business, financial condition, and results of operations.

We may not be able to protect our intellectual property rights.

Our patents, copyrights, trademarks, and other intellectual property, we feel, are critical to our success. We rely on our capacity to establish and manage our intellectual property rights. We have put a lot of time and effort into developing and improving Knorex XPO platform, our websites and other intellectual property.

For the protection of our intellectual property, we rely on a combination of patents, copyrights, trademarks, and trade secrets laws, as well as contractual constraints. However, these only give limited protection, and the steps we take to safeguard our intellectual property rights may not be sufficient. Our trade secrets may become public knowledge or be uncovered independently by our competitors. We may have no or limited rights to prevent others from using our data. Furthermore, if our employees or third-party vendors with whom we do business use intellectual property owned by others in their work for us, there may be a dispute over the rights to that intellectual property.

Preventing any illegal use of our intellectual property is difficult and expensive, and the measures we take may be insufficient to avoid misappropriation. If we go to court to enforce our intellectual property rights, it could cost us a lot of money and divert our management and financial resources. We cannot guarantee that we will prevail in such a lawsuit. Any failure to preserve or enforce our intellectual property rights might have a significant negative impact on our business, financial situation, and operating results.

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Our technology, software and systems are highly complex and may contain undetected errors or vulnerabilities.

The technology used for the XPO platform is complex and multifaceted, and operational and performance issues could arise both from the XPO platform itself and from outside factors. Errors, failures, vulnerabilities, or bugs have been found in the past, and may be found in the future. The XPO platform also relies on third-party technology and systems to perform properly, and our platform is often used in connection with computing environments utilizing different operating systems, system management software, equipment, and networking configurations, which may cause errors in, or failures of, the XPO platform or such computing environments. Operation and performance issues with the XPO platform could include the failure of our UI, outages, errors during upgrades or patches, unanticipated volume overwhelming our databases, or server failure. Although we have implemented redundancies in our systems, it is crucial to note that full redundancies do not exist.

We depend upon the sustained and uninterrupted performance of the XPO platform to collect, process and analyze data, and optimize advertisements performance in real time and provide billing information based on usage of our systems. If the XPO platform cannot scale to meet demand, if there are errors in our execution of any of these functions on our platform, or if we experience outages, then our business may be harmed. We may also face material delays in introducing new services, products, and enhancements. If competitors introduce new products and services using new technologies, or if new industry standards and practices emerge, our existing proprietary technology and systems may become obsolete.

Operational and performance issues with our platform carry additional risks, including negative publicity, harm to our brand and reputation, delays in market acceptance, increased operational costs, revenue loss, restricted access to our platform, a diminished competitive position, and potential claims from clients for losses incurred. Addressing the fallout from these issues may necessitate substantial capital and resource investments and could lead to business interruptions, delays, or even the suspension of our operations, any of which could have adverse effects on our financial health and operating results. Failure to effectively manage these risks and maintain the availability and performance of our platforms could diminish our ability to service our users and commercial partners, leading to loss of market share, decreased revenue and reputational damage, which could adversely affect our business, financial condition, and results of operations.

Errors or inaccuracies in our business data and algorithms may adversely affect our business decisions and the customer experience.

We rely heavily on business data and algorithms to drive our operations, optimize advertising campaigns, and deliver effective results. We use data to make informed decisions across various functions, including marketing, product development and resource allocation. The presence of errors or inaccuracies in our business data and algorithms carries significant implications for our operations and customer experience.

Inaccurate data can mislead our algorithms and AI/ML models to optimize wrongly, leading to advertising performance which is less optimal or subpar. Erroneous data in reporting can cause our customers to derive wrong insights and make incorrect conclusions, which can lead to business losses. Inaccurate data can erode trust in our brand. Errors in data can also have financial consequences, affecting revenue, incorrect billing, cost management and overall profitability. Incorrect billing, for example, may result in revenue loss, while erroneous cost projections can cause financial mismanagement. Inaccuracies can hinder our ability to leverage data for innovation for development of new products or services and staying competitive in our industry.

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Unfavorable publicity and negative public perception about the advertising industry, particularly concerns regarding data privacy and security relating to the advertising industry’s technology and practices, and perceived failure to comply with laws and industry self-regulation, could adversely affect our business, operating results, and financial condition.

With the growth of digital advertising and e-commerce, there is increasing awareness and concern among the public, privacy advocates, mainstream media, governmental bodies and others regarding marketing, advertising, and data privacy matters, particularly as they relate to individual privacy interests and the global reach of the online marketplace. Concerns about industry practices regarding the collection, use and disclosure of personal information, whether or not valid and driven by applicable laws and regulations, industry standards, customer or inventory provider expectations, or the broader public, may harm our reputation, result in loss of goodwill, and inhibit use of our products by current and future customers. Any unfavorable publicity or negative public perception about us, the advertising technology industry, including our competitors can affect our business, operating results, and financial condition and may lead to digital publishers or customers changing their business practices or additional regulatory scrutiny or lawmaking that affects us or the advertising technology industry. For example, in recent years, consumer advocates, mainstream media and elected officials have increasingly and publicly criticized the data and marketing industry for our collection, storage and use of personal data. Additional public scrutiny may cause our existing and prospective customers to be distrustful of us and the advertising technology industry in general, increased resistance by customers to share and permit the use of their personal data, increased consumer opt-out rates or increased private class actions, any of which could negatively influence, change or reduce our existing and prospective customers’ demand for our platform and services, subject us to liability and adversely affect our business, operating results, and financial condition.

We are subject to risks related to litigation, including intellectual property infringement claims, consumer protection actions and regulatory disputes.

We may be subject to litigation and regulatory proceedings in jurisdictions where we operate our business relating to third-party and principal intellectual property infringement claims, contract disputes, consumer protection actions, claims relating to data and privacy protection, employment related cases, payment and settlement disputes, regulatory disputes, and other matters in the ordinary course of our business. As we routinely enter into business contracts with our customers and business partners during our daily operations, we have been and may continue to be involved in legal proceedings arising from contract disputes. There can be no assurance that we will be able to prevail in our business or reverse any unfavorable judgment, ruling or decision against us. In addition, we may decide to proceed with settlements that may adversely affect our financial condition and results of operations.

We may not have sufficient insurance to protect ourselves against substantial losses.

We have insurance policies to provide coverage against certain potential risks, such as property damage and personal injury, as well as insurance for our management team and employees. However, we cannot guarantee that our insurance coverage will always be available or will be sufficient to cover possible claims for these risks. In addition, there are certain types of risk that might not be covered by our policies, such as war, acts of nature, force majeure, or interruption of certain activities. Moreover, we might be obliged to pay fines and other penalties in the event of delays in service delivery, and such penalties are not covered by our insurance policies. Additionally, we may not be able to renew our current insurance policies under the same terms or at all. Risks not covered by our insurance policies or the inability to renew policies on favorable terms or at all could adversely affect our business and financial condition.

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We have identified three material weaknesses in our internal control over financial reporting as of December 31, 2023. If we fail to implement and maintain an effective system of internal control over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud, and investor confidence and the market price of our shares may be materially and adversely affected.

Prior to this offering, we were a private company with limited accounting personnel and other resources with which to address our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. In the course of auditing our consolidated financial statements as of and for each of the two years ended December 31, 2023 and 2022, we and our independent registered public accounting firm identified three material weaknesses in our internal control over financial reporting. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified relates to (i) inadequate supervision over recordkeeping which resulted in misstatements of some line items in the income statement; (ii) a lack of accounting personnel adequately trained in U.S. GAAP; and (iii) lack of formal policies and procedures to establish risk assessment processes and an internal control framework.

We have taken initiatives to improve our internal control over financial reporting to address the underlying causes of these material weaknesses, including (i) hiring more qualified accounting staff and strengthening our supervision of recordkeeping; (ii) providing our relevant finance staff with appropriate training regarding requirements of U.S. GAAP and hiring additional personnel who are equipped with relevant U.S. GAAP and SEC reporting experience; and (iii) set up an internal audit function as well as engaging an external consulting firm to assist us with assessing our Sarbanes-Oxley compliance readiness and improving overall internal controls.

However, we cannot assure you that we will complete the implementation of these measures in a timely manner. In addition, our shares may not be able to remain listed on the NYSE American Market if we are unable to meet the requirements of Section 404 such as that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report beginning with our second annual report on Form 20-F. In addition, once we cease to be an “emerging growth company” as such term is defined under the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting.

We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of the internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations and prospects, as well as the market for and trading price of our Class A Ordinary Shares, may be materially and adversely affected if we do not have effective internal controls. We may not discover any problems in a timely manner and current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Class A Ordinary Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Class A Ordinary Shares and may make it more difficult for us to raise funds in a debt or equity financing. Additional material weakness or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our share price may decline and we may be unable to maintain compliance with the NYSE American Listing Rules.

In addition, our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain proper and effective internal control over financial reporting, as these standards are modified, supplemented, or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our Class A Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

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Our revenue and results of operations are highly dependent on the overall demand for advertising. Pandemics and epidemics, natural disasters, terrorist activities, political unrest and other factors that affect the amount of advertising spending can make it difficult for us to predict our revenue, and could materially and adversely affect our business, financial condition, results of operations and prospects.

In recent years, there have been outbreaks of epidemics globally. In addition to the impact of COVID-19, our business could be materially and adversely affected by natural disasters, such as snowstorms, earthquakes, fires or floods, the outbreak of other widespread health epidemic, such as swine flu, avian influenza, severe acute respiratory syndrome, Ebola, or Zika or other events, such as wars, acts of terrorism, environmental accidents, power shortage or communication interruptions. The occurrence of such a disaster or prolonged outbreak of an epidemic illness or other adverse public health developments in the countries and regions we operate in could materially disrupt our business and operations. Such events could also significantly affect our industry and cause a temporary closure of the facilities we use for our operations, which would severely disrupt our operations and have a material adverse effect on our business, financial condition, results of operations and prospects. Our operations could be disrupted if any of our employees were suspected of having any of the epidemic illnesses, since this could require us to quarantine some or all such employees or disinfect the facilities used for our operations. In addition, our revenues and profitability could be materially reduced to the extent that a natural disaster, health epidemic or other outbreak harms the Thai or global economy in general. Our operations could also be severely disrupted if our customers, suppliers, or other participants were affected by such natural disasters, health epidemics or other outbreaks.

We may be subject to social and natural catastrophic events that are beyond our control, such as natural disasters, health epidemics, riots, political and military upheavals and other outbreaks in the country or region where we have our operations or where a portion of our users are located. Such events could significantly disrupt our operations and negatively impact our business, financial condition, results of operations and prospects.

Seasonal fluctuations in advertising activity could have a negative impact on our business, financial condition and results of operations.

Our business, financial condition, results of operations and other key performance metrics may vary from quarter to quarter due to the seasonal nature of our clients’ spending on advertising campaigns. For example, certain clients of ours tend to devote more of their advertising budgets to the fourth fiscal quarter to coincide with consumer holiday spending. Moreover, advertising inventory in the fourth fiscal quarter may be more expensive due to an increase in demand. Our historical revenue growth has lessened the impact of seasonality. However, seasonality fluctuations had in the past, and may have in the future, a significant impact on our business, financial condition, and results of operations if, for example, our growth rate declines, if seasonal spending becomes more pronounced, or if seasonality otherwise differs from its expectations.

We may not be able to continue as a going concern if we fail to obtain sufficient funding to finance our operations.

Our financial statements have been prepared on the basis that we will continue as a going concern. We incurred a working capital deficit of approximately US$8.4 million, US$1.0 million and US$2.6 million as of December 31, 2022, 2023 and June 30, 2024, respectively, which indicates the existence of a material uncertainty and may cast significant doubt over our ability to continue as a going concern. To continue as a going concern requires us to secure funding through equity and debt financing, or other available sources of financing from banks or other financial institutions. However, there can be no certainty that these additional financings will be available on acceptable terms or at all.

If we are unable to continue in operational existence, we may be unable to discharge our liabilities in the normal course of business and adjustments may have to be made to reflect the situation that assets may need to be realized other than in the normal course of business and at amounts which could differ significantly from the amounts at which they are currently recorded in the statement of financial position. In addition, we may have to reclassify non-current assets and liabilities as current assets and liabilities. No such adjustments have been made to these financial statements. Moreover, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms or at all. If we cannot continue as a going concern, we may be forced to discontinue operations and liquidate our assets and may receive less than the value at which those assets are carried on our audited financial statements, which would cause holders of our Class A Ordinary Shares and our shareholders to lose all or a part of their investment.

Economic downturns and market conditions beyond our control could adversely affect our business, financial condition and results of operations.

Our business depends on the overall demand for advertising and on the economic health of businesses and advertising agents that benefit from our platform. Economic downturns or unstable market conditions may cause advertisers to decrease their advertising budgets, which could reduce usage of our platform and adversely affect our business, financial condition and results of operations. As we explore new countries to expand our business, economic downturns, or unstable market conditions in any of those countries could result in our investments not yielding the returns we anticipate.

The estimates of market opportunity and forecasts of market growth included in this prospectus may prove to be inaccurate, and even if the markets in which we compete achieve the forecasted growth, our business may not grow at similar rates, or at all.

Market opportunity estimates and growth forecasts included in this prospectus are subject to significant uncertainty and are based on assumptions and estimates which may not prove to be accurate. The estimates and forecasts included in this prospectus relating to size and expected growth of our target market may prove to be inaccurate. Even if the markets in which we compete meet the size estimates and growth forecasts included in this prospectus, our business may not grow at similar rates, or at all. Our growth is subject to many factors, including our success in implementing our business strategy, which is subject to many risks and uncertainties.

Risks Relating to Doing Business in the Jurisdictions Where We Operate

We are exposed to risks arising from fluctuations of foreign currency exchange rates.

We operate in multiple jurisdictions, which exposes us to the effects of fluctuations in currency exchange rates. We earn revenue and make payments denominated mainly in U.S. dollars, and in Asia Pacific countries’ local currencies such as Singapore dollars, Malaysian ringgit, Indian rupees, Vietnamese dong, among other currencies. Fluctuations in the exchange rates between the various currencies that we use could result in expenses being higher and revenue being lower than would be the case if exchange rates were stable. We cannot assure you that movements in foreign currency exchange rates will not have a material adverse effect on our results of operations in future periods. We do not generally enter into hedging contracts to limit our exposure to fluctuations in the value of the currencies that our businesses use.

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Changes in taxation rates, audit regulations, investigations and tax proceedings could have a material adverse effect on our financial condition and results of operations.

We are subject to direct and indirect taxes in mainly the U.S., Singapore, Vietnam, India, and Malaysia for the operating and holding companies. We endeavor to be fully compliant with and provide for all known taxes in each tax jurisdiction in which we operate and have presence. The level of provision for tax is subject to our interpretation of applicable tax laws in the jurisdictions in which we file. We will seek to run the Company in the manner that the Group remains tax resident in Singapore. We have taken and will continue to take tax positions based on our interpretation of tax laws, but tax accounting often involves complex matters and judgment is required in determining our future regional business partnerships and provision for direct and indirect tax liabilities. In all best efforts, we operate and strive to comply with all applicable tax laws, nevertheless, there can be variation and tax authority may have adopted a different interpretation of the law and assess us with differently.

Based on historical, tax authority has not disagreed, but may in the future disagree, with our judgments. We assess regularly based on tax authority guidance and follow closely with tax updates from the authority to be aligned with the likely outcomes of tax assessments, reporting and if any audits to determine the appropriateness of our tax liabilities. Conversely, our effective tax rate in the future could be adversely affected by changes in the mix of earnings in new countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities and changes in tax laws. Tax rates in the new jurisdictions in which we would operate may change because of macroeconomic, political or other factors. Recent increases in the country and corporate tax rates in more and more regional jurisdictions in which we are seeking to operate could have a negative impact on our profitability. In addition, pending changes in tax laws, treaties or regulations, or their interpretation or enforcement, have become more unpredictable, particularly in less developed markets in the region, which could materially adversely affect our tax position. Any of these occurrences could have a material adverse effect on our financial condition and results of operations.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no inheritance tax or estate duty. There are no other taxes likely to be material to investors levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

In the ordinary course of our current business in and further expansion into key Asia Pacific markets, there would be more transactions which tax has to be determined may be less uncertain. Our effective tax rate could be adversely affected by lower than anticipated earnings in markets where we have lower statutory rates and higher than anticipated earnings in markets where we have higher statutory rates, by changes in foreign currency exchange rates or by changes in the relevant tax, accounting, app store taxes and other laws, regulations, principles and interpretations. Any of these occurrences could materially and adversely affect our business, financial condition, results of operations and prospects.

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Substantial inflationary pressures in Asia where may prompt the governments to take action to control the growth of the economy and inflation, which could lead to a significant decrease in our profitability in the future.

While many of the economies in Asia, including but not limited to Singapore, Vietnam, India and Malaysia where we operate in, have experienced rapid growth over the last two decades, they currently are experiencing inflationary pressures. As governments take steps to address the current inflationary pressures, there may be significant changes in the availability of bank credit, interest rate increases, limitations on loans, or restrictions on currency conversions and foreign investment. There also may be imposition of price controls. If prices for the products we source or if wages rise at a rate that is insufficient to compensate for the rise in these costs, it may have an adverse effect on our profitability. If these or other similar restrictions are imposed by a government to influence the economy, it may lead to a slowing of economic growth.

Our subsidiary is subject to the laws of Singapore, which differ in certain material respects from the laws of the United States.

Our subsidiary in Singapore, Knorex SG, is required to comply with the laws of Singapore, certain of which are capable of extra-territorial application. Our Singapore subsidiary is required to comply with certain provisions of the Securities and Futures Act 2001 of Singapore, which prohibit certain forms of market conduct and information disclosures, and impose criminal and civil penalties on corporations, directors and officers in respect of any breach of such provisions.

We face uncertainties in the change of the regulatory landscape concerning data protection in Malaysia in light of the undergoing potential amendments to the Personal Data Protection Act 2010.

The proposed amendments to the Personal Data Protection Act 2010 (PDPA 2010) seek to intensify penalties for breaches of data protection regulations in Malaysia and to include elevating the current government department, the Personal Data Protection Department (JPDP), to an independent statutory commission. This elevation intends to bolster JPDP’s enforcement capabilities and autonomy, providing necessary resources and authority to effectively regulate data protection and enforce PDPA provisions.

The proposed amendments are expected to encompass provisions mandating increased fines for cyber-attackers. Additionally, it is proposed to make it obligatory for data users to appoint a data protection officer and report any instances of data leakage to the Ministry’s Personal Data Protection Department.

These proposed amendments to the PDPA could significantly impact operations and compliance requirements for businesses operating in the digital marketing sphere, requiring adaptations to data handling practices, operational strategies, compliance protocols, resource allocation and risk mitigation to ensure regulatory adherence.

Information technology failures and data security breaches would have an adverse effect on our business, financial condition and results of operations.

The integrity and security of our information technology infrastructure are pivotal for the seamless operation of our business. Should there be any failures or breaches in our information technology systems, it could substantially impact our business, financial stability and operational outcomes.

Our operations heavily depend on the effectiveness of our information technology and communication systems. Any disruption or damage to these systems, whether due to power outages, technical failures, cyber threats, natural disasters, human errors, or faults in our backup systems and external cloud services, poses a considerable risk to our business continuity.

A significant malfunction in these crucial systems could not only harm our reputation but also impede our ability to conduct business efficiently. It might affect our decision-making processes regarding credit and risk exposure, lead to customer attrition, expose us to legal action, and necessitate substantial expenditures for resolution. These ramifications would inevitably have an adverse impact on our business standing, financial well-being and operational performance.

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Further, data breaches and/or non-compliance to data security regulations would attract potential regulatory actions that may arise which would warrant an enforcement on such breach which could impose administrative remedies, civil penalties, and even criminal charges on our Subsidiary in the event of a violation of the PDPA. These penalties can include fines of up to MYR500,000 and imprisonment of up to three years.

Our business and activities are regulated and subjected to various legal regulations and compliances under the Indian Law.

The Digital Personal Data Protection Act, 2023 (“DPDPA”) was passed by Lok Sabha (lower house of the Indian Parliament) on August 7, 2023, and by the Rajya Sabha (upper house of the Indian Parliament) on August 9, 2023. The DPDPA has also received the President’s assent, and upon being enacted, it will bring in several significant changes to the existing data protection regime. Since 2018, the Indian Government has been in the process of legislating a standalone data protection legislation. The DPDPA, once enacted, will replace the Information Technology (Reasonable security practices and procedures and sensitive personal data or information) Rules, 2011.

The DPDPA introduces several compliance requirements for collection and processing of personal data. The DPDPA applies to the processing of digital personal data in India, where the personal data is either (i) collected in digital form; or (ii) collected in a non-digitized format and subsequently digitized. The DPDPA does not apply to the processing of personal data in non-digitized form.

The DPDPA has extra territorial application, i.e., it applies to the processing of personal data outside India (irrespective of the location of the entity processing) in connection with offering goods or services to data principals located within the territory of India. The provisions of the DPDPA do not apply to (i) personal data processed by an individual for personal or domestic purposes, and (ii) personal data that is made or caused to be made publicly available by (a) the data principal to whom such personal data relates, or (b) any other person who is under a legal obligation to make personal data publicly available.

Earlier this year, on April 11, 2023, the Competition Amendment Act, 2023 (the “Amendment Act”) received the presidential assent to amend the Competition Act, 2002 (the “Act”) and strengthen the existing competition law framework in India. The Amendment Act has introduced changes to the merger control regime, provisions on behavioral issues as well as the enforcement framework under the Act. The Act prohibits anti-competitive agreements and abuse of dominant position. This Act expanded the definition of anti-competitive agreements and also increased the penalties for anti-competitive behavior and for furnishing false information.

Changes in the legal environment of Vietnam and inconsistency in Vietnam legal system may affect our business, financial condition and results of operations.

Our business operations in Vietnam are subject to the legal environment in Vietnam.

The legal system of Vietnam differs from most common law jurisdictions, in that it is a system in which decided legal cases have little precedential value. The laws and regulations are subject to broad and varying interpretations by government officials and courts. For vague regulations, the courts of Vietnam have the power to read implied terms into contracts, adding a further layer of uncertainty. As a result, government officials and courts often express different views from those of lawyers on the legality, validity, and effect of a particular legal document. In addition, the views of governmental authority received on a particular issue have no binding effect or finality, so there is no guarantee that similar issues will be dealt with in a similar way by other governmental authorities. Furthermore, recognition and/or enforcement of legal rights through Vietnam courts, arbitration centers and administrative agencies in the event of a dispute is uncertain. Conflicting interpretations between local regulators in different provinces and among different ministries may create confusion over key issues.

Although the Vietnamese government has made progress in the development of laws and regulations, there remain inherent uncertainties and inconsistencies in the interpretation, implementation and enforcement of laws and government policies. Any of such event may adversely affect us or our business, our business, financial condition, and results of operations could be adversely affected.

Declines or disruptions in the Indian economy in general could adversely affect our business and financial performance.

While the Indian economy has grown significantly in recent years, it has experienced economic slowdowns in the past. The Indian economy could be adversely impacted by inflationary pressures, any increase or volatility in oil prices, currency depreciation, the poor performance of its large agricultural and manufacturing sectors, trade deficits, recent initiatives by the Indian government towards demonetization of certain Indian currency and other factors. India also faces major challenges in sustaining its growth, which include the need for substantial infrastructure development and improving access to healthcare and education.

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Core inflation, however, in many major economies continues to be sticky, prompting faster than-expected policy rate hikes by central banks. The recent collapses of a few banks in the US and Europe on the back of this tightening cycle have posed pertinent questions to policy makers on the vulnerability of their financial systems, particularly in emerging market economies (EMEs). In this context, we restate factors that make India’s banking system considerably less prone to such incidents.

With the April 2023 update of the World Economic Outlook (WEO) projecting India to be the fastest-growing economy in FY24, it is likely to be underpinned by even more robust stability in the macroeconomic variables. The Economic Survey 2022-23 and RBI also project Indian economy to register a real GDP growth rate of 6.5 per cent in 2023-24. The estimates are in line with the World Bank estimate of 6.3 per cent and Asian Development Bank (ADB) estimate of 6.4 per cent for 2023-24.

The emphasis on capital expenditure has been the highlight of the fiscal policy strategy of the Government. The capital expenditure during Apr-Feb 2023 was 21.7 per cent higher compared to the corresponding period of the previous year. This has led to an improvement in spending quality, which is reflected in the declining Revenue Expenditure to Capital Outlay ratio over the past years.

We face exposure to various risks including acts of war, terrorist attacks, epidemics, political instability, natural disasters, adverse weather conditions and unforeseeable events.

We face exposure to potential vulnerabilities should tensions or conflicts arise in countries where our customers operate. Moreover, unexpected circumstances such as power outages, labor disputes, severe weather, or other unforeseen catastrophes such as epidemics could disrupt our operations. Terrorist activities or violence could also significantly impact global financial markets, business and consumer confidence. Any such occurrences have the potential to damage or disrupt our business, affecting our markets, customers and suppliers, thereby materially impacting our business, prospects, financial health and operational results.

We face susceptibility to events such as terrorist attacks, acts of violence and natural calamities.

The Indian economy and our business may face adverse consequences due to the impact of natural calamities. Over the past few years, India has encountered various natural disasters, including earthquakes, tsunamis, floods and droughts. The magnitude and seriousness of these events play a crucial role in determining their repercussions on the Indian economy. The onset of such calamities has the potential to lead to a decline in business confidence, ultimately negatively impacting our business and financial performance.

Acts of terrorism and other forms of violence or warfare in India or neighboring countries have the potential to negatively impact both the Indian markets and global financial markets. Furthermore, any decline in international relations between India and other nations may give rise to apprehensions about regional stability, consequently influencing the value of our common shares in an adverse manner. The transpiration of any of these events could lead to a reduction in business confidence, causing detrimental effects on our business and financial performance.

Despite the three shocks of COVID-19, Russian-Ukraine conflict and the Central Banks across economies led by Federal Reserve responding with synchronized policy rate hikes to curb inflation, leading to appreciation of US Dollar and the widening of the Current Account Deficits in net importing economies, agencies worldwide continue to project India as the fastest-growing major economy at 6.5-7.0 per cent in 2023. It is important, however, to be vigilant against potential risks such as El Nino conditions creating drought conditions and lowering agricultural output and elevating prices, geopolitical developments and global financial stability.

Risks Relating to Our Class A Ordinary Shares and This Offering

You may face difficulties in protecting your interests and your ability to protect your rights through U.S. courts may be limited because we are incorporated in the Cayman Islands.

We are an exempted company incorporated under the laws of the Cayman Islands. We conduct our operations in the U.S., Singapore, Vietnam, India and Malaysia, and majority of our assets are located outside of the U.S. In addition, some of our directors and executive officers, are nationals and residents of countries other than the U.S. and all or a substantial portion of their assets are located outside the U.S. As a result, it may be difficult for investors to effect service of process within the U.S. upon our directors or officers or to enforce judgments obtained in the U.S. courts against our directors and officers. For more information regarding the relevant laws of the Cayman Islands, the U.S. and Singapore, see “Regulation.”

Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act (Revised) of the Cayman Islands, or the Companies Act, and the common law of the Cayman Islands. The rights of shareholders to act against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under the Cayman Islands laws are primarily governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the English common law, which has persuasive, but not binding authority, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under the Cayman Islands laws may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the U.S. In particular, the Cayman Islands has a less developed body of securities laws than the U.S. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the U.S.

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We have been advised by our Cayman Islands legal counsel, Harney Westwood & Riegels Singapore LLP, that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce against us judgments of courts of the U.S. based on certain civil liability provisions of U.S. securities laws; and

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the U.S. or any state in the U.S.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the U.S., although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final and conclusive;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	was not obtained by fraud; and

(f)	is not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Shareholders of Cayman Islands companies like us have no general rights under the Cayman Islands laws to inspect corporate records, other than the amended and restated memorandum and articles of association and any special resolutions passed by such companies, and the registers of mortgages and charges of such companies. Our directors have discretion under our amended and restated memorandum and articles of association to determine if and under what conditions, our corporate records may be inspected by our shareholders but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, where our holding company was incorporated, differ significantly from requirements for companies incorporated in other jurisdictions such as the U.S. We may follow the home country practice for certain corporate governance practices after the closing of this offering which may differ from the requirements of the NYSE American. If we choose to follow the home country practice, our shareholders may be afforded fewer protections than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management or members of our board of directors than they would as public shareholders of a company incorporated in the U.S. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the U.S. and their shareholders, see “Description of Share Capital – Differences in Corporate Law.”

Cayman Islands economic substance requirements may impact our business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act (As Revised) of the Cayman Islands, or the ES Act, that came into force on January 1, 2019, a “relevant entity” is required to satisfy the economic substance test set out in the ES Act. A “relevant entity” includes a company incorporated in the Cayman Islands as is our Company. Based on the current interpretation of the ES Act, we believe that our Company is a pure equity holding company since it only holds equity participation in other entities and only earns dividends and capital gains. Accordingly, for so long as our Company is a “pure equity holding company,” it is only subject to the minimum substance requirements, which require us to (i) comply with all applicable filing requirements under the Companies Act; and (ii) has adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. However, there can be no assurance that we will not be subject to more requirements under the ES Act. Uncertainties over the interpretation and implementation of the ES Act may have an adverse impact on our business and operations.

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As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from NYSE American corporate governance listing standards.

As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the NYSE American. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the NYSE American. Following this offering, we will rely on home country practice to be exempted from certain of the corporate governance requirements of the NYSE American, namely:

(i)	there will not be a necessity to hold meetings of board of directors on at least a quarterly basis, or the requirement for independent directors to have regularly scheduled executive sessions at least annually without the presence of non-independent directors and management; and

(ii)	there will be no requirement for the Company to obtain shareholder approval with respect to (a) the establishment (or material amendment to) a stock option or purchase plan or other equity compensation arrangement as specified in Section 711 of the NYSE American LLC Company Guide; (b) the issuance of additional shares as sole or partial consideration for an acquisition of the stock or assets of another company in the circumstances specified in Section 712 of the NYSE American LLC Company Guide; and (c) the issuance of additional shares in connection with a transaction specified in Section 713 of the NYSE American LLC Company Guide, or that will result in a change of control of the Company.

To the extent we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would enjoy under NYSE American corporate governance standards applicable to U.S. domestic issuers.

We rely on dividends and other distributions on equity paid by our operating subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our operating subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

We rely on dividends and other distributions on equity paid by our operating subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. If any of our operating subsidiaries incur debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. See “Dividend Policy” for more information.

Any limitation on the ability of our operating subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. For more details, please see “Regulation.”

There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you paid, or at all.

Prior to this offering, there was no public market for our Class A Ordinary Shares. Although we have applied to have our Class A Ordinary Shares listed on NYSE American, we cannot assure you that a liquid public market for our Class A Ordinary Shares will develop. If an active public market for our Class A Ordinary Shares does not develop following the completion of this offering, the market price of our Class A Ordinary Shares may decline, and the liquidity of our Class A Ordinary Shares may decrease significantly.

The initial public offering price for our Class A Ordinary Shares will be determined by negotiation between us and the underwriters based on several factors, and we cannot assure you that the price at which the Class A Ordinary Shares are traded after this offering will not decline below the initial public offering price. As a result, investors in our Class A Ordinary Shares may experience a significant decrease in the value of their Class A Ordinary Shares due to insufficient or a lack of market liquidity of our Class A Ordinary Shares.

The trading price of our Class A Ordinary Shares may be volatile, which could result in substantial losses to you.

The trading prices of our Class A Ordinary Shares are likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in jurisdictions where we have operations. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of these other companies’ securities after their offerings may affect the attitudes of investors towards companies based in the same jurisdictions, which consequently may affect the trading performance of our Class A Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other companies in jurisdictions where we have operations may also negatively affect the attitudes of investors towards companies in these jurisdictions in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time-to-time experience significant price and volume fluctuations that are not related to our operating performance, which may have a material and adverse effect on the trading price of our Class A Ordinary Shares.

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In addition to the above factors, the price and trading volume of our Class A Ordinary Shares may be highly volatile due to multiple factors, including the following:

●	regulatory developments affecting us or our industry;

●	variations in our revenue, profit and cash flow;

●	changes in the economic performance or market valuations of other digital marketing services providers;

●	actual or anticipated fluctuations in our interim results of operations and changes or revisions of our expected results;

●	changes in financial estimates by securities research analysts;

●	detrimental negative publicity about us, our services, our customers, our officers, directors, principal shareholders, other beneficial owners, our business partners, or our industry;

●	announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

●	additions to or departures of our senior management;

●	litigation or regulatory proceedings involving us, our customers, our officers, directors, or principal shareholders;

●	release or expiration of lock-up or other transfer restrictions on our outstanding Class A Ordinary Shares; and

●	sales or perceived potential sales of additional Class A Ordinary Shares.

Any of these factors may result in large and sudden changes in the volume and price at which our Class A Ordinary Shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether successful or not, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

In addition, the stock price of several companies involved in initial public offerings, particularly among companies with relatively smaller public floats, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our stock. This volatility may prevent you from being able to sell your securities at or above the price you paid for your securities. If the market price of our Class A Ordinary Shares after this offering does not exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

Our Class A Ordinary Shares may be thinly traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Assuming our Class A Ordinary Shares begin trading on the NYSE American, our Class A Ordinary Shares may be “thinly traded,” meaning that the number of persons interested in purchasing our Class A Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we come to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. Consequently, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our Class A Ordinary Shares may not develop or be sustained.

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The sale or availability for sale of substantial amounts of our Class A Ordinary Shares in the public market could adversely affect their market price.

Sales of substantial amounts of our Class A Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Class A Ordinary Shares, and could materially impair our ability to raise capital through equity offerings in the future. The Class A Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements. There will be 25,642,538 Class A Ordinary Shares outstanding immediately after this offering, or 26,092,538 Class A Ordinary Shares if the underwriters exercise their option to purchase additional Class A Ordinary Shares in full. In connection with this offering, we, our officers, directors and of the majority of existing holders of our outstanding ordinary shares immediately prior to this offering have agreed not to sell any of our Class A or Class B Ordinary Shares or are otherwise subject to similar lockup restrictions for a period of six months after the completion of this offering without the prior written consent of the Representative, subject to certain exceptions. However, the Representative may release these securities from these restrictions at any time, subject to applicable regulations of the Financial Industry Regulatory Authority, Inc. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A Ordinary Shares. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

Techniques employed by short sellers may drive down the market price of our Class A Ordinary Shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects to create negative market momentum and generate profits after selling a security short. These short attacks have, in the past, led to the selling of shares in the market.

If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the way we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact on our business operations and stockholders’ equity and any investment in our Class A Ordinary Shares could be greatly reduced or rendered worthless.

If securities or industry analysts do not publish or publish inaccurate or unfavorable research about our business, or if they adversely change their recommendations regarding our Class A Ordinary Shares, the market price for our Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades our Class A Ordinary Shares or publishes inaccurate or unfavorable research about our business, the market price for our Class A Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our Class A Ordinary Shares to decline.

Because the amount, timing, and whether we distribute dividends at all are entirely at the discretion of our board of directors, you must rely on price appreciation of our Class A Ordinary Shares for return on your investment.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may only pay dividends out of profits or share premium account, and provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the dividend is proposed to be paid. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. We cannot assure you that our Class A Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased the Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment in our Class A Ordinary Shares.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a company incorporated under the laws of the Cayman Islands. We conduct our operations outside the U.S and substantially all of our assets are located outside the U.S. In addition, substantially all of our directors and executive officers are nationals and residents of countries other than the U.S., and substantially all or a substantial portion of their assets are located outside the U.S. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the U.S. if you believe that your rights have been infringed under the civil liability provisions of the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Singapore, or other relevant jurisdiction may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and Singapore, see “Enforceability of Civil Liabilities.”

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We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the U.S. that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to file reports on Form 6-K as a foreign private issuer. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protection or information that would be made available to you were you investing in a U.S. domestic issuer.

There can be no assurance that we will not be a passive foreign investment company for U.S. federal income tax purposes for any taxable year, which could subject U.S. investors in our Class A Ordinary Shares to significant adverse U.S. income tax consequences.

We will be classified as a passive foreign investment company, or PFIC, for any taxable year if either (i) 75% or more of our gross income for such year consists of certain types of “passive” income, or (ii) 50% or more of the value of our assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income, or the asset test. Based upon our current and expected income and assets, including goodwill and (taking into account the expected proceeds from this offering) the value of the assets held by our strategic investment business, the expected proceeds from this offering as well as projections as to the market price of our Class A Ordinary Shares immediately following the completion of this offering, we do not presently expect to be classified as a PFIC for the current taxable year and or the foreseeable future.

While we do not expect to be a PFIC, because the value of our assets for purposes of the asset test may be determined by reference to the market price of our Class A Ordinary Shares, fluctuations in the market price of our Class A Ordinary Shares may cause us to become a PFIC classification for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition and classification of our income, including the relative amounts of income generated by and the value of assets of our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. Holder (as defined in “Taxation – U.S. Federal Income Tax Considerations”) may incur significantly increased U.S. income tax on gain recognized on the sale or other disposition of our Class A Ordinary Shares and on the receipt of distributions on our Class A Ordinary Shares to the extent such gain or distribution is treated as an “excess distribution” under the U.S. federal income tax rules, and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds our Class A Ordinary Shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Class A Ordinary Shares. For more information see “Taxation – U.S. Federal Income Tax Considerations – Passive foreign investment company.”

We will incur increased costs being a public company, particularly after we cease to qualify as an emerging growth company.

Upon completion of this offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act and the rules subsequently implemented by the SEC and the NYSE American detailed requirements concerning corporate governance practices of public companies. As a company with less than US$1.235 billion in net revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act relating to internal controls over financial reporting.

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We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the other time and attention to our public company reporting obligations and other compliance matters. For example, being a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting of Section 404(b) of the Sarbanes-Oxley Act;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of reduced reporting burdens in this prospectus. In this prospectus, we have only provided two years of audited financial statements and have not included all the executive compensation related information that would be required if we were not an emerging growth company. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We cannot predict whether investors will find our Class A Ordinary Shares less attractive if we rely on these exemptions. If some investors find our Class A Ordinary Shares less attractive as a result, there may be a less active trading market for our Class A Ordinary Shares and our stock price may be more volatile.

We will remain an emerging growth company until the earliest of (i) the end of the fiscal year in which the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of June 30, (ii) the end of the fiscal year in which we have total annual gross revenue of US$1.235 billion or more during such fiscal year, (iii) the date on which we issue more than US$1 billion in non-convertible debt in a three-year period or (iv) the last day of our fiscal year following the fifth anniversary of the completion of this offering.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer and therefore are not required to comply with all the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our shares are directly or indirectly held by residents of the U.S. and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the NYSE American rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

Our dual class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

Our authorized and issued ordinary shares are divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of our Class A Ordinary Shares and Class B Ordinary Shares will have the same rights except for voting and conversion rights. Except for any resolutions to be passed for the purpose of extending the five-year period from the date of issuance of the relevant Class B ordinary shares (subject to any extension) following which such Class B Ordinary Shares shall be automatically and immediately converted into an equal number of Class A Ordinary shares (“Class B Validity Period”), each Class A Ordinary Share shall entitle the holder thereof to one vote on all matters subject to vote at our general meetings and each Class B Ordinary Share shall entitle the holder thereof to five votes on all matters subject to vote at our general meetings. In relation to any resolutions to be passed for the purpose of extending the Class B Validity Period, each Class A Ordinary Share shall entitle the holder thereof to one vote and each Class B Ordinary Share shall entitle the holder thereof to one vote.

Class B Ordinary Shares shall be automatically and immediately converted into an equal number of Class A Ordinary Shares upon (i) the expiration of the Class B Validity Period, and (ii) the transfer of Class B Ordinary Shares. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. The holders of Class B Ordinary Shares will have the ability to control matters requiring shareholders’ approval, including any amendment of our amended and restated memorandum and articles of association and approval over any change of control transactions. Any conversions of Class B Ordinary Shares into Class A Ordinary Shares may dilute the percentage ownership of the existing holders of Class A Ordinary Shares within their class of ordinary shares.

Our founder, chairman of the board of directors and chief executive officer, Dr. Khar Heng Choo, and certain other shareholders beneficially own all of our issued and outstanding Class B Ordinary Shares. These Class B Ordinary Shares constitute approximately 15.80% of our total issued and outstanding share capital and approximately 52.68% of the aggregate voting power of our total issued and outstanding share capital as of the date of this prospectus. As a result of the dual class share structure and the concentration of ownership, holders of Class B Ordinary Shares have considerable influence over matters such as decisions regarding mergers and consolidations, election of directors and other significant corporate actions. Such holders may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of our Class A Ordinary Shares. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A Ordinary Shares may view as beneficial.

Our Resale Shareholders will be able to sell their shares upon completion of this offering subject to restrictions under Rule 144 under the Securities Act.

Our Resale Shareholders may be able to sell their Class A ordinary shares under Rule 144 after the completion of this offering. Because they have paid a lower price per share than participants in this offering, when they are able to sell its shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the Class A ordinary shares following the completion of the offering, to the detriment of participants in this offering. Under Rule 144, before our Resale Shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Class A ordinary shares to be sold pursuant to Rule 144 during the pendency of this offering.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	expected changes in our revenue, costs or expenditures;

●	our dividend policy;

●	our expectations regarding demand for and market acceptance of our products and services;

●	our expectation regarding the use of proceeds from this offering;

●	our projected markets and growth in markets;

●	our potential need for additional capital and the availability of such capital;

●	competition in our industry;

●	general economic and business conditions in the markets in which we operate;

●	relevant government policies and regulations relating to our business and industry; and

●	assumptions underlying or related to any of the foregoing.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project,” “continue,” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

This prospectus also contains certain data and information, which we obtained from various government and private publications. Although we believe that the publications and reports are reliable, we have not independently verified the data. Statistical data in these publications includes projections that are based on several assumptions. If any one or more of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we do not intend to update or otherwise revise the forward-looking statements in this prospectus, whether due to new information, future events or otherwise. You should read this prospectus and the documents that we have referred to in this prospectus and have filed as exhibits to this registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately US$[●] million, or US$[●] million if the underwriters exercise their option to purchase additional Class A Ordinary Shares in full, after deducting underwriting discounts, commissions and the estimated offering expenses payable by us and based upon an assumed initial offering price of US$4.75 per share (the mid-point of the estimated public offering price range shown on the front cover of this prospectus). We will not receive any of the proceeds from the sale of the Class A ordinary shares being sold by the Resale Shareholders.

We currently intend to use the net proceeds from this offering for the following purposes:

●	approximately 35% is expected to be used for recruitment of sales staff for market expansion primarily in the U.S.;

●	approximately 15% is expected to be used for marketing and brand building activities;

●	approximately 15% is expected to be used for improvement and enhancement of our products; and

●	the balance of the net proceeds for other working capital and general corporate purposes.

The foregoing represents our current intentions with respect to the use and allocation of the net proceeds of this offering based upon our present plans and business conditions, but our management will have significant flexibility and discretion in applying the net proceeds of this offering. The occurrence of unforeseen events or changed business conditions may result in application of the proceeds of this offering in a manner other than as described in this prospectus. The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations and the rate of growth, if any, of our business, and our plans and business conditions.

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DIVIDEND POLICY

We have not previously declared or paid cash dividends, and we have no intention of declaring and paying any dividends in the near future on the Class A Ordinary Shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Our board of directors has complete discretion in deciding whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the dividends are proposed to be paid. In addition, subject to the provisions of the Companies Act, our shareholders may, by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the timing, frequency, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distribution, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiary to pay dividends on our Class A Ordinary Shares. Please see the section entitled “Taxation” of this prospectus for information on the potential tax consequences of any cash dividend declared.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2024, presented on:

●	an actual basis;
●	a pro forma basis to reflect the US$2.8 million in short-term loans from third parties and related parties we incurred between July and February 2025;
●	a pro forma basis to reflect the issuance of 164,713 Class A Ordinary Shares through the exercise of warrants for a total consideration of approximately US$0.2 million incurred in January 2025; and
●	a pro forma as adjusted basis to reflect the issuance and sale of 3,000,000 Class A Ordinary Shares by us in this offering at an assumed initial public offering price of US$4.75 per share, the midpoint of the estimated range set forth on the cover page of this prospectus, after deducting the estimated discounts and the estimated offering expenses payable by us, assuming the underwriters do not exercise their option to purchase additional shares.

You should read this table in conjunction with “Use of Proceeds,” “Summary Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of June 30, 2024
	Actual	Pro Forma	Pro Forma As Adjusted
	US$	US$	US$
Cash	$706,015	$3,725,625	$
Indebtedness:
Short term debt, including loans from third parties and related parties, amounts due to related parties, and convertible note, net of unamortized discounts	2,226,761	5,043,913
Long-term loans – bank, net of current portion	386,660	386,660
Total indebtedness	$2,613,421	$5,430,573	$

Shareholders’ (deficit) equity:
Class A Ordinary Shares, par value $0.0005 each, 90,000,000 shares authorized, 22,477,825 shares issued and outstanding, actual; 27,423,113 shares issued and outstanding, pro forma; shares issued and outstanding, pro forma as adjusted	11,240	11,322
Class B Ordinary Shares, par value $0.0005 each, 10,000,000 shares authorized, 4,780,575 shares issued and outstanding, actual; 4,780,575 shares issued and outstanding, pro forma; shares issued and outstanding, pro forma as adjusted	2,390	2,390
Additional paid-in capital	46,191,721	46,394,096
Accumulated deficit	(46,468,967)	(46,468,967)
Accumulated other comprehensive loss	(975,949)	(975,949)
Total shareholders’ (deficit) equity	(1,239,565)	(1,037,108)
Non-controlling interests	124	124
Total capitalization	$1,373,980	$4,393,589	$

You should read the tables together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The discussion and table above exclude the warrants our Company issued on September 30, 2024 to shareholders of the Company, who were previously shareholders of Knorex SG, and certain other persons in exchange for warrants previously issued to them by Knorex SG pursuant to the Restructuring Agreement. See “Description of Share Capital—Warrants” for details.

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DILUTION

If you invest in our Class A Ordinary Shares in this offering, your interest will be diluted immediately to the extent of the difference between the initial public offering price per share and our net tangible book value per share of our ordinary shares (Class A and Class B) after this offering. Dilution results from the fact that the assumed initial public offering price per share is substantially more than the net tangible book value per share attributable to the existing shareholders for our presently outstanding ordinary shares.

Historical net tangible book value per share represents our total tangible assets (total assets excluding goodwill and other intangible assets, net) net of total liabilities, divided by the number of outstanding ordinary shares (Class A and Class B). The historical net tangible book value as of June 30, 2024 would have been approximately US$(3,126,477), or US$(0.11) per share. After giving effect to the US$2.8 million short-term loans from third parties and related parties we incurred between July and February 2025, and the issuance of 164,713 Class A Ordinary Shares through exercise of warrants for a total consideration of approximately US$0.2 million incurred in January 2025, our pro forma net tangible book value as of June 30, 2024 would have been US$(2,924,019), or US$(0.11) per share.

After giving effect to the pro forma adjustments set forth above and the sale of Class A Ordinary Shares in this offering by the Company at an initial public offering price of US$[●] per share, after deducting US$[●] in underwriting discounts and commissions and estimated offering expenses payable by our Company of approximately US$[●] and assuming no exercise by the underwriters of the over-allotment option to purchase additional Class A Ordinary Shares, the as adjusted net tangible book value as of June 30, 2024 would have been approximately US$[●], or US$[●] per share. This represents an immediate increase in as adjusted net tangible book value of US$[●] per share to our existing stockholders and an immediate dilution of US$ per share to new investors purchasing Class A Ordinary Shares in this offering.

The following table illustrates this dilution on a per share basis to new investors.

Assumed initial public offering price per Class A Ordinary Shares	US$
Net tangible book value per share as of June 30, 2024	US$
Increase in net tangible book value per share attributable to the pro forma adjustments described above	US$
Pro forma net tangible book value per share as of June 30, 2024	US$
Increase in pro forma net tangible book value per share attributable to the investors in this offering	US$
Pro forma as adjusted net tangible book value per share after the offering	US$
Dilution per share attributable to new investors in the offering	US$

A US$1.00 increase (decrease) in the assumed initial public offering price of US$4.75 per share (the midpoint of the estimated initial public offering price range shown on the cover page of this prospectus) would increase (decrease) our pro forma net tangible book value per share after giving effect to this offering, assuming no change to the number of Class A Ordinary Shares offered by us as set forth on the cover page of this prospectus and no exercise by the underwriters of the over-allotment option to purchase additional Class A Ordinary Shares and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The pro forma information discussed above is illustrative only. Our net tangible book value following the closing of this offering is subject to adjustment based on the actual initial public offering price of our Class A Ordinary Shares and other terms of this offering determined at pricing.

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ENFORCEABILITY OF CIVIL LIABILITIES

The Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the U.S. and provides less protection for investors. In addition, Cayman Islands companies may not have the standing to sue before the U.S. federal courts.

Substantially all our assets are located in Singapore. In addition, most of our directors and officers are nationals or residents of Republic of Singapore and all or a substantial portion of their assets are located outside the U.S. As a result, it may be difficult for investors to effect service of process within the U.S. upon us or these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the U.S.

Cayman Islands

Harney Westwood & Riegels Singapore LLP, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our directors or executive officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or executive officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by Harney Westwood & Riegels Singapore LLP that, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the U.S. (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment a final and conclusive judgment in personam obtained in the federal or state courts of the U.S. against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from U.S. courts under the civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Singapore

We have been advised by RHTLaw Asia LLP, our legal counsel as to the laws of Singapore that there is uncertainty as to whether judgments of courts in the U.S. based upon the civil liability provisions of the securities laws of the U.S. or any state or territory of the U.S. will be recognized or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. A final and conclusive judgment in the federal or state courts of the U.S. under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law if it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law. Further, the process of ascertaining a local judgment would likely be costly and time-consuming.

In particular, the Singapore courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties, or other similar charges, including the judgments of courts in the U.S. based upon the civil liability provisions of the securities laws of the U.S. or any state or territory of the U.S. In respect of civil liability provisions of the U.S. federal and state securities laws that permit punitive damages against us and our directors or executive officers, we are unaware of any decision by the Singapore courts that has considered the specific issue of whether a judgment of a U.S. court based on such civil liability provisions of the securities laws of the U.S. or any state or territory of the U.S. is enforceable in Singapore.

40

CORPORATE HISTORY AND STRUCTURE

Corporate History

We are a holding company incorporated in the Cayman Islands and conduct our operations in the U.S., Singapore, Vietnam, India, and Malaysia through our operating subsidiaries. Knorex SG was founded and incorporated in Singapore on September 9, 2009, and began operation on January 4, 2010.

Corporate Structure

Our Company was incorporated in the Cayman Islands on May 9, 2023, under the Companies Act as an exempted company with limited liability. As of December 31, 2023, our authorized share capital was US$50,000 divided into 5,000,000 ordinary shares of par value US$0.01 each. On February 26, 2024, the authorized share capital of our Company was amended to US$50,000 divided into 100,000,000 ordinary shares of par value US$0.0005 each of a single class. On September 25, 2024, the authorized share capital of our Company was further amended to US$50,000 divided into 100,000,000 ordinary shares of par value US$0.0005 each, comprising 90,000,000 Class A Ordinary Shares of par value US$0.0005 each and 10,000,000 Class B Ordinary Shares of par value US$0.0005 each.

Pursuant to a restructuring agreement dated September 30, 2024 (the “Restructuring Agreement”), the shareholders of Knorex SG, has agreed to transfer all their respective preference and ordinary shares in the capital of Knorex SG to the Company. As of the date of this prospectus, the Reorganization was completed and the Company now owns 100% of Knorex SG. In consideration thereof, the Company had allotted and issued an aggregate of 22,477,825 Class A Ordinary Shares and 4,780,555 Class B Ordinary Shares of the Company to the shareholders of Knorex SG and certain other persons, in accordance with and subject to the terms of the Restructuring Agreement.

Pursuant to the Restructuring Agreement, the Company also issued warrants to shareholders of the Company, who were previously shareholders of Knorex SG, and certain other persons in exchange for warrants previously issued to them by Knorex SG. The warrants issued by the Company included: (i) a total of 4,692,100 warrants with an aggregate amount of US$7,722,941 and (ii) a set of warrants with an aggregate amount of US$836,597, both exercisable for the same type of securities the Company issues in its next immediate equity financing round that involves the issuance of preference shares or preferred securities in the Company to raise funds for the Company (or Class A Ordinary Shares if such immediate equity financing round is our Company’s initial public offering). In January 2025, a total of 164,713 warrants described in (i) above were exercised to subscribe for 164,713 Class A Ordinary Shares with the remaining 4,527,387 warrants having been cancelled in exchange for the issuance of a total of 4,527,387 warrants with an aggregate amount of US$7,073,397.74 to extend the expiration dates to a period range from March 2026 to December 2027. The expiration dates of the warrants described in (ii) range from December 2024 to December 2026. The exercise price for the warrants described in (ii) above with an aggregate amount of US$836,597 shall be determined by reference to the issue price of the types of securities and shall be equal to the issue price of the securities being offered in the next immediate equity funding round (or equal to 65% of the issue price of Class A Ordinary Shares if the next immediate equity funding round is the Company’s initial public offering), subject to adjustment for certain dilutive events such as, among other things, subdivision, reclassification, redenomination, conversion or consolidation of securities, capitalization, capital distribution, and rights issue. The maximum number of shares that each of these warrant holders may subscribe for shall be determined by dividing the sum of the maximum subscription sum of the relevant warrant holder by the exercise price, as adjusted for dilutive event(s) where applicable, corrected up to the nearest whole number. For details, see “Description of Share Capital—Warrants” in this prospectus.

The chart below illustrates our corporate structure as of the date of this prospectus:

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the section entitled “Selected Consolidated Financial and Operating Data” and our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We are a B2B technology company specializing in providing programmatic advertising products and solutions to marketers to streamline and automate their advertising and marketing workflows. Our software offers marketers cost-effective solutions and productivity-enhancing capabilities to target their desired audience across various ad channels and devices through automated processes and algorithms, which is known as “programmatic advertising” in our industry. Leveraging our proprietary AI/ML technology and steered by the marketers’ directive, our cloud-based software can autonomously execute split-second landscape purchasing transactions, strategically acquiring advertising placements and optimizing online advertisement from the global advertisement and data marketplaces using the insights gleaned from diverse data points consolidated across various ad channels, including the Open Internet and the Walled Gardens. It is critical for marketers to connect to as many online ad channels as possible to attain sufficient reach to engage with their desired audience at the right time to effectively promote their products and services. But advertising to two or more of these disparate and siloed ad channels and to enable tracking between offline and online channels, or “omni-channel advertising”, is a complex and costly operation. Our mission is to simplify the increasingly complex digital marketing landscapes, to help accelerate our customers’ business growth through a data-driven approach.

Our flagship product, Knorex XPOSM, is a self-service enterprise-grade cloud platform with a comprehensive suite of advertising management and execution (AMX) applications. Our highly differentiated platform empowers marketers to orchestrate omni-channel advertising across the Open Internet and the Native Platforms owned by the big tech giants, and to streamline and automate manual processes to drive advertising efficiency and performance. XPO enables intelligent automation and scaling, allowing marketers to seamlessly manage and control core mission-critical online advertising processes from a centralized UI, to advertise across a diverse range of ad channels including search, social media, apps, websites, desktop, mobile, smart TVs or connected televisions, streaming devices, and digital billboards. Our AI/ML-powered platform revolutionizes digital advertising management by offering marketers a truly integrated solution for omni-channel orchestration. It seamlessly consolidates the key functions of planning, creation, measurement, monitoring, management, and optimization of advertisements across the world’s leading ad channels, into a singular unified platform. This eliminates the need for marketers to grapple with multiple siloed platforms, creating XPO as an all-encompassing system of record that closes the customer marketing analytics loop.

Marketers use XPO to gain access to real-time actionable insights and effectively execute cross-channel and in-channel optimizations to drive advertising performance. XPO harnesses the power of AI/ML to ingest vast amounts of real-time data, providing a data-driven solution. XPO integrates data collection, processing, analysis, and advertising delivery to optimize advertising performance through continuous decision-making on budget allocation and advertising placements across various ad channels, platforms, and devices. This systematic data-driven approach enables marketers to effectively target their desired audience at scale across the Internet and native platforms.

To help marketers maximize their use of XPO, we also provide add-on services including managed activations where we support or guide marketers in launching and monitoring advertising campaigns using XPO. Our professional services further extend our support including technical and business consultation, staff training and ongoing technical support, aligning these support services to their overall marketing strategy in addressing their business challenges. For customers preferring campaign-driven engagements without any long-term platform contract, we provide managed activations to manage their advertising campaigns end-to-end.

Since our inception in September 2009 in Singapore, we have expanded our operations to the U.S., Vietnam, India, and Malaysia, where the U.S. is now by far our largest market. Over the years, we have consistently made substantial investments in research and development, forging robust partnerships with leading media, data and tech partners across the U.S., Europe, and Asia. These efforts have been pivotal in shaping our commercial development and product roadmap as we actively pursue expansion initiatives.

Our commitment to excellence has been recognized by our industry partners, including recently being enlisted as a Meta Business Partner and Google Premier Partner (among the top 3% exclusive tier) in recognition of our technical, operation, and business excellence. We were awarded the MarTech Breakthrough Awards for “Best Remarketing Platform” in 2022 and named a Top 10 Marketing Automation Solution Provider in 2021 by MarTech Outlook.

To date, our customers, primarily comprising marketers from the advertising agencies, have been utilizing XPO to successfully automate and optimize outcomes for over 6,777 advertiser accounts and growing. Spanning diverse industry verticals such as automotive, healthcare, e-commerce, business-to-business, retail, consumer packaged goods, travel and hospitality, our platform has demonstrated its versatility, scalability, and effectiveness in meeting the dynamic demands of various businesses. Our goal is to further expand our business, fostering wider adoption of XPO and extending its benefits to an even broader array of customers.

Our revenue increased by 41.1% from US$3.9 million for the six months ended June 30, 2023, to US$5.5 million for the six months ended June 30, 2024, primarily due to increased adoption of our platform given the strong demand from our new and existing customers to pursue automation and scaling efficiency. Our gross profit increased by 81.3% from US$1.2 million for the six months ended June 30, 2023 to US$2.2 million for the six months ended June 30, 2024. Our net loss decreased by 23.5% from US$3.8 million for the six months ended June 30, 2023 to US$2.9 million for the six months ended June 30, 2024, primarily due to increases in revenue and decreases in operating expenses.

Key Factors Affecting Our Results of Operations

Our results of operations have been, and are expected to continue to be, affected by various factors, which primarily include the following:

Our Ability to Create Value for Our Customers and Generate Revenue

Creating value for our customers and generate recurring revenues from them is driven by our strong focus and experience in empowering data and technology. Our ability to provide access and aggregate data from different sources from the data marketplace, different devices and across heterogeneous channels and platforms, to enable marketers through our AI capabilities to automate and effectively harness increasingly complex, disparate data in real-time to deliver impactful advertising experience to the desired target audience segments via the right ad channels, ultimately to maximize the advertising campaigns, ROAS or fulfilment of the campaign objective are key measurements to create value for our customers. Further, our ability to help marketers to achieve efficiency and cost savings in their business operation through AI/ML-driven automation is equally important. We may lose customers if we fail to improve and enhance our platform and service offerings and performance optimization and solutions to meet our customers’ evolving needs.

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Our Investment in Technology and Infrastructure

We have made, and will continue to make, significant investments in our platform, as well as service and infrastructure modifications to enhance user experience and expand the capabilities and scope of our platform while we scale our platform to meet increasing demand and sophistication. We expect to continue our strong priority in investing in our research and development effort and our technology capabilities and infrastructure which will provide us the differentiation in a competitive market. It will lower our margins but deliver sustaining overall long-term growth. If we fail to respond to technological change or to adequately maintain, expand, upgrade, and develop our platform, systems and infrastructure in a timely manner, our growth prospects and results of operations could be adversely affected.

Our Ability to Retain Key Management Team Members

Our management team has a long history of working together. Each executive brings with them deep, extensive business and technical expertise in digital advertising. A few of our executives are serial entrepreneurs, having co-founded and expanded several companies into various countries before successfully exiting. The varied industry experience of our management team allows us to deliver superior and differentiated products and services to our customers as the management team possesses an in-depth understanding of the pain points prevalent in the industry where they have worked with media publishers or owners, advertising agencies and brand advertisers. Our success relies on the retention and commitment of our management team and key employees, and the substantial loss of any of our key executive team members could harm our business.

Key Components of Results of Operations

Results of Operations

The following tables set forth a summary of our consolidated results of operations for the periods indicated. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

	For the Six Months Ended June 30,
				Percentage
	2024	2023	Change	Change
	US$	US$	US$	%
Revenue	5,497,418	3,895,827	1,601,591	41.1
Cost of revenue	3,268,901	2,666,495	602,406	22.6
Gross profit	2,228,517	1,229,332	999,185	81.3
Platform operations expenses	(1,510,882)	(1,926,548)	(415,666)	(21.6)
Sales and marketing expenses	(1,469,603)	(1,583,505)	(113,902)	(7.2)
Technology and development expenses	(1,203,894)	(1,099,832)	104,062	9.5
General and administrative expenses	(853,052)	(782,061)	70,991	9.1
Loss from operations	(2,808,914)	(4,162,614)	(1,353,700)	(32.5)
Total other income (expense), net	(110,832)	366,802	477,634	(130.2)
Loss before income taxes	(2,919,746)	(3,795,812)	(876,066)	(23.1)
Provision for income taxes	16,248	2,954	13,294	450.0
Net loss	(2,935,994)	(3,798,766)	(862,772)	(22.7)
Less: Net loss (income) attributable to noncontrolling interest	(540)	4,562	(5,102)	(111.8)
Net loss attributable to Knorex Ltd.	(2,936,534)	(3,794,204)	857,670	(22.6)

	Year ended December 31,
				Percentage
	2023	2022	Change	Change
	US$	US$	US$	%
Revenue	8,725,816	6,316,380	2,409,436	38.1
Cost of revenue	5,496,119	4,506,573	989,546	22.0
Gross profit	3,229,697	1,809,807	1,419,890	78.5
Platform operations expenses	(3,598,134)	(3,139,735)	458,399	14.6
Sales and marketing expenses	(3,306,652)	(2,301,842)	1,004,810	43.7
Technology and development expenses	(2,049,444)	(1,440,085)	609,359	42.3
General and administrative expenses	(2,233,762)	(1,363,581)	870,181	63.8
Loss from operations	(7,958,295)	(6,435,436)	1,522,859	23.7
Total other income (expense), net	26,762	(219,503)	246,265	112.2
Loss before income taxes	(7,931,533)	(6,654,939)	1,276,594	19.2
Provision for income taxes	(33,239)	(43,928)	(10,689)	(24.3)
Net loss	(7,964,772)	(6,698,867)	1,265,905	18.9
Less: Net loss (income) attributable to noncontrolling interest	3,248	(790)	4,038	511.1
Net loss attributable to Knorex Ltd.	(7,961,524)	(6,699,657)	1,261,867	18.8

Revenue

For the years ended December 31, 2023 and 2022 and the six months ended June 30, 2024 and 2023, we derived our revenue primarily from platform subscription fees, platform services fees, managed activations and professional services.

The following tables set forth the breakdown of our revenue by service lines for the periods indicated:

	For the Six Months Ended June 30,
	2024	2023
	US$	US$
Revenue:
Platform subscription fee	2,260,744	1,280,664
Platform services fees	3,140,050	2,451,610
Managed activations and professional services	96,624	163,554
Total	5,497,418	3,895,827

	Year ended December 31,
	2023	2022
	US$	US$
Revenue:
Platform subscription fee	3,167,832	1,555,791
Platform services fees	5,244,360	4,397,213
Managed activations and professional services	313,624	363,376
Total	8,725,816	6,316,380

The following tables set forth the breakdown of our revenue by regions for the periods indicated:

	For the Six Months Ended June 30,
	2024	2023
	US$	US$
Revenue:
U.S. operation	5,354,683	3,748,117
International operation	142,735	147,710
Total	5,497,418	3,895,827

	Year ended December 31,
	2023	2022
	US$	US$
Revenue:
U.S. operation	8,446,459	5,385,939
International operation	279,357	930,441
Total	8,725,816	6,316,380

Cost of Revenue

Our cost of revenue is primarily the cost to acquire advertisement media sources, advertisement data sources and advertisement related technology features.

Gross profit and gross profit margin

Our gross profit and gross profit margin are primarily affected by our platform services as we scale. In 2024, our overall platform utilization has increased, and more customers began to try out our other platform services offering including for data and tech features. We expect the gross profit to continue to improve as we scale up.

Operating Expenses

Our operating expenses include sales and marketing expenses, platform operations expenses, technology and development expenses, general and administrative expenses, and amortization expenses. We allocate overhead such as information technology infrastructure, rent and occupancy charges based on headcount for all these categories.

The following tables set forth components of our operating expenses for the periods indicated:

	For the Six Months Ended June 30,
	2024		2023
	US$	%	US$	%
Platform operations expenses	1,510,882	30.0	1,926,548	35.7
Sales and marketing expenses	1,469,603	29.2	1,583,505	29.4
Technology and development expenses	1,203,894	23.9	1,099,832	20.4
General and administrative expenses	853,052	16.9	782,061	14.5
Total	5,037,431	100.0	5,391,946	100.0

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	Year ended December 31,
	2023		2022
	US$	%	US$	%
Platform operations expenses	3,598,134	32.2	3,139,735	38.1
Sales and marketing expenses	3,306,652	29.5	2,301,842	27.9
Technology and development expenses	2,049,444	18.3	1,440,085	17.5
General and administrative expenses	2,233,762	20.0	1,363,581	16.5
Total	11,187,992	100.0	8,245,243	100.0

Platform operations expenses. Platform operations expenses primarily consist of expenses related to hosting our XPO platform, which include hosting costs, data-related costs, data, IT systems and privacy certifications and audits, and personnel costs of salaries and other compensation-related expenses attributable to personnel who support the platform and provide clients with platform support.

Sales and marketing expenses. Sales and marketing expenses consist primarily of personnel costs of salaries and other compensation-related expenses for our sale and marketing personnel, professional services costs and facility related costs related to advertising, product management, promotional materials, public relations, other sales and marketing programs.

Technology and development expenses. Technology and development expenses consist primarily of personnel costs of salaries and other compensation-related expenses for the Company’s technology and development personnel with the ongoing development and maintenance of the Company’s platform, professional services costs and facility related costs as well as costs related to research and product development. Technology and development costs are expensed as incurred, except to the extent that such costs are associated with software development that qualifies for capitalization in accordance with ASC 350-40, Internal-Use Software (“ASC 350-40”), which requires the capitalization of certain costs incurred only during the application development stage. The Company evaluates periodically research and development costs that may be eligible for capitalization.

General and administrative expenses. General and administrative expenses consist primarily of personnel costs of salaries and other compensation-related expenses for executive management, finance, accounting, human resources, legal, compliance, and other administrative functions as well as professional services costs and other facility related costs.

Taxation

Cayman Islands

We are incorporated in the Cayman Islands. The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation, and there is no taxation in inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties, which may be applicable on instruments executed in, or brought within the jurisdiction of, the Cayman Islands. In addition, the Cayman Islands does not impose withholding tax on dividend payments.

United States

Our operating subsidiary in the U.S., Knorex Inc., which was incorporated in the State of Delaware and holds its operation in the state of California, is subject to federal income tax rate of 21% and California income tax rate of 8.84%.

Singapore

Knorex SG was incorporated in Singapore and is subject to Singapore income tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws.

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Corporate income tax

A Singapore tax resident corporate taxpayer is subject to Singapore income tax on:

●	income accrued in or derived from Singapore; and

●	foreign sourced income received or deemed received in Singapore, unless otherwise exempted.

Foreign income in the form of branch profits, dividends, and service fee income, or specified foreign income, received or deemed received in Singapore by a Singapore tax resident corporate taxpayer on or after June 1, 2003, are exempted from Singapore tax subject to meeting the qualifying conditions.

A non-Singapore tax resident corporate taxpayer, subject to certain exceptions, is subject to Singapore income tax on income accrued in or derived from Singapore, and on foreign income received or deemed received in Singapore.

A company is regarded as a tax resident in Singapore if the control and management of the company’s business is exercised in Singapore. Control and management are defined as the making of decisions on strategic matters, such as those concerning the company’s policy and strategy. In general, control and management of the company is vested in its board of directors and therefore if the board of directors meets and conducts the company’s business in Singapore, the company will be regarded as a tax resident in Singapore.

The corporate tax rate in Singapore is 17.0% with effect from the year of assessment 2010, after allowing partial tax exemption on the first S$300,000 of a company’s chargeable income as follows:

●	75.0% of up to the first S$10,000 of a company’s chargeable income (excluding Singapore franked dividends); and

●	50.0% of up to the next S$290,000 of a company’s chargeable income (excluding Singapore franked dividends).

It was announced in the 2018 Budget that with effect from the year of assessment 2020, the partial tax exemption scheme will be limited to the first S$200,000 (instead of S$300,000) of the normal chargeable income –75.0% of the first S$10,000 and 50.0% of the next S$190,000.

Goods and services tax

The Goods and Services Tax, or GST, in Singapore is a consumption tax that is levied on the import of goods into Singapore, as well as nearly all supplies of goods and services in Singapore at a prevailing rate of 9.0%. This rate was raised from 8.0% to 9.0% with effect from January 1, 2024.

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Other Jurisdictions Where We Operate

Our subsidiaries with operations in other jurisdictions including Vietnam, India, and Malaysia are insignificant to our operations for the six months ended June 30, 2024 and 2023. Our subsidiaries with operations in other jurisdictions including Vietnam, India, and Malaysia are insignificant to our operations for the years ended December 31, 2023 and 2022.

Critical Accounting Policies and Estimates

We prepare our financial statements in accordance with U.S. GAAP, which requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the balance sheet dates and the reported amounts of revenue and expenses during the reporting periods. We continually evaluate these judgments and estimates based on our own historical experience, knowledge and assessment of current business and other conditions, our expectations regarding the future based on available information and assumptions that we believe to be reasonable, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

The selection of critical accounting policies, the judgments and other uncertainties affecting application of those policies and the sensitivity of reported results to changes in conditions and assumptions are factors that should be considered when reviewing our financial statements. While our significant accounting policies are more fully described in Note 2 to our consolidated financial statements, we believe the following accounting policies involve the most significant judgments and estimates used in the preparation of our financial statements. You should read the following description of critical accounting policies, judgments and estimates in conjunction with our consolidated financial statements and other disclosures included in this prospectus.

Use of estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in our consolidated financial statements include lease classification and liabilities, right-of-use assets, determinations of the useful lives and valuation of long-lived assets, estimates of allowances for doubtful accounts, estimates of impairment of long-lived assets, valuation of deferred tax assets, contingencies and estimated fair value of warrants. Actual results could differ from these estimates.

Principles of consolidation

The consolidated financial statements include the financial statements of us and our subsidiaries. All transactions and balances among us and our subsidiaries have been eliminated upon consolidation.

A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Revenue Recognition

Our revenues are derived from providing advertising management and execution software application and advertising services to our customers including brand advertisers and media agencies.

We recognize revenues when our customer obtains control of promised services in an amount that reflects the consideration that we expect to receive in exchange for those services. We recognize revenue in accordance with ASC Topic 606, Revenue from contracts with customers (“ASC 606”) and determines revenue recognition through the following steps: (i) identify the contract with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when a performance obligation is satisfied.

For arrangements with multiple performance obligations, which represent promises within an arrangement that are capable of being distinct and are separately identifiable, we allocate the contract consideration to all distinct performance obligations based on their relative standalone selling price, which is typically estimated based on observable transactions when these services are sold on a standalone basis.

Revenue recognition policies for each type of revenue stream are as follows:

(1) Platform subscription fee

Performance obligation satisfied over a period of time

We provide a new category of online advertising software called Advertising Management and Execution (AMX) system, which is a digital advertising platform with software applications that empower marketers with on-demand access and usage throughout the contract period. We charge a monthly platform subscription fee to our customer. Subscription fee revenues are recognized over the subscription period. Our contracts do not generally contain refund provisions for fees earned related to the incurred subscription period. A refund will be provided only when there is a change in the platform due to new feature that renders the system unusable to our customer for subscription period that has not begun. Historically, we have not experienced any such refund.

(2) Platform services

Performance obligation satisfied over a period of time

We provide a complete package of online advertisement solutions, which includes the buying of advertisement placements, audience data, tracking and measurement, and other tech features. The platform services are recognized when impressions are delivered. We recognize revenue from the display of impression-based advertisements over the contracted period in which the impressions are delivered. Impressions are considered delivered when an advertisement is displayed to users. Refunds will be provided only when there is a bug or error in the XPO system causing undeliverable impressions during the advertising/execution process. Refunds will be prorated and applied to the remaining contracted period from the time the undeliverable impressions were detected. Historically, we have not experienced any significant refund.

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(3) Managed activations and professional services

Performance obligation satisfied over a period of time

We provide managed activations and professional services, including but not limited to, advertising measurement, campaign setup and monitoring, conversion tracking set up, analytics reporting, creative design services, digital marketing consultation, custom reporting, campaign strategy and optimization consultations. These services are recognized over the service period since our customer simultaneously receives and consumes the benefits provided by our performance. Refunds will be provided on any occurrence of mistake made by our staff upon execution. Refund will be prorated and negotiated with our customer. Historically, we have not experienced any significant refund.

Our accounts receivable, consist primarily of receivables related to platform subscription fee, providing platform services, managed activations and professional services, for which our contracted performance obligations have been satisfied, the amount has been billed and we have an unconditional right to payment. We typically bill customers monthly based on actual delivery. The payment terms vary, mainly with terms of 30 days or less.

We apply the practical expedient in ASC 606 and do not adjust the promised amount of consideration for the effects of a significant financing component if we expect, at contract inception, that the period between when we transfer a promised good or service to a customer and when the customer pays for that good or service will be one year or less. As of June 30, 2024 and December 31, 2023, we did not have any contract assets.

Cost of revenues

Cost of revenues consist primarily of costs to run the advertisement serving services. These costs include cost to acquire advertisement media sources, advertisement data sources and advertisement related technology features.

Accounts receivables, net

Accounts receivables are recorded at the invoiced amount less an allowance for credit losses and do not bear interest, which are due after 30 days. Management reviews the adequacy of the allowance for credit losses on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customer’s financial condition, credit history and the current economic conditions to adjust the allowance when it is considered necessary. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Management continues to evaluate the reasonableness of the valuation allowance policy and update it if necessary.

Capitalized software development costs

Software development costs consist of capitalized costs related to purchasing and development of internal-use software. The Company uses such software to provide services to its customers. The costs to purchase and develop internal-use software are capitalized from the time that the preliminary project stage is completed, and it is considered probable that the software will be used to perform the function intended. These costs include personnel and personnel-related employee benefits for employees directly associated with the software development and external costs of the materials or services consumed in developing or obtaining the software.

Any costs incurred for upgrades and functionality enhancements of the software are also capitalized. Once this software is ready for use in providing the Company’s services, these costs are amortized on a straight-line basis over the three-year estimated useful life. The amortization is presented within amortization in the consolidated statements of operations and comprehensive loss.

Software development costs that are capitalized in internal-use software cost were US$434,811 and US$435,283 during the six months ended June 30, 2024 and 2023, respectively. Software development costs that are capitalized in internal-use software cost were US$875,768 and US$660,378 during the years ended December 31, 2023 and 2022, respectively.

Impairment for long-lived assets

In accordance with ASC 360-10, long-lived assets, including property and equipment with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of June 30, 2024 and December 31, 2023, no impairment of long-lived assets was recognized.

Deferred revenue

Deferred revenue is recognized as advance payments from our customer prior to revenue recognition until the revenue recognition performance obligations are met.

Income taxes

The following table sets forth a summary of our consolidated results of operations for the periods indicated. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus.

Deferred income tax assets and liabilities are determined based upon the net tax effects of the differences between our consolidated financial statements carrying amounts and the tax basis of assets and liabilities and are measured using the enacted tax rate expected to apply to taxable income in the years in which the differences are expected to be reversed. A valuation allowance is used to reduce some or all the deferred tax assets if, based upon the weight of available evidence, it is more likely than not that those deferred tax assets will not be realized.

We recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized. We recognize interest and penalties accrued related to its uncertain tax positions in its income tax provision in the accompanying consolidated statements of operations.

We make assumptions, judgments and estimates to determine the current income tax provision, tax benefits from uncertain tax positions, deferred tax assets and liabilities and valuation allowance recorded against a deferred tax asset. The assumptions, judgments and estimates relative to the current income tax provision (benefit) consider current tax laws, their interpretation and possible results of foreign and domestic tax audits. Changes in tax law and their interpretation could significantly impact the income taxes provided in our consolidated financial statements.

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The evaluation of our uncertain tax positions involves significant judgment in the interpretation and application of GAAP and complex domestic and international tax laws, and matters related to the allocation of international taxation rights between countries. Although management believes our reserves are reasonable, no assurance can be given that the final tax outcome of these matters will not be different from that which is reflected in our reserves. Reserves are adjusted considering changing facts and circumstances, such as the closing of a tax examination or the refinement of an estimate. Assumptions, judgments and estimates relative to the amount of deferred income taxes, and any applicable valuation allowances, consider future taxable income. Any of the assumptions, judgments and estimates mentioned above could cause the actual income tax obligations to differ from estimates.

Key Operating Data

The table below sets forth our selected operating data for the periods indicated, which should be read in conjunction with our consolidated financial statements and the accompanying notes included elsewhere in this prospectus:

	For the Six Months Ended June 30,
	2024	2023
Number of customers(1)	30	27
Average revenue per customer (US$)(2)	180,747	144,290
Revenue from self-serve (includes add-ons) (%)	98.2	95.8
Revenue from managed activations and professional services (%)	1.8	4.2

	Year ended December 31,
	2023	2022
Number of customers(1)	29	45
Average revenue per customer(US$)((2)	300,890	140,364
Revenue from self-serve (includes add-ons) (%)	96.4	93.5
Revenue from managed activations and professional services (%)	3.6	6.5

Notes:

(1) “Customer” refers to the party that signs a contract with us, which are primarily the ad agencies. The advertiser, who is their customer, is the end client or the ultimate buyer of the advertisement.

(2) Average revenue per customer is calculated as the total revenue for the year divided by the total number of customers for the same year. Our management use this metric as a measure to assess the overall progress and direction of our business, as well as to select and pursue customers who can keep pace with our growth.

Comparison of Results of Operations

Six months ended June 30, 2024 compared to six months ended June 30, 2023

Revenue. Our revenue increased by 41.1% from US$3.9 million for the six months ended June 30, 2023 to US$5.5 million for the six months ended June 30, 2024, primarily due to the increase of US$1.6 million in our revenue generated from our U.S. operation from US$3.7 million in 2023 to US$5.4 million in 2024, which is slightly offset by the decrease of approximately US$5,000 of our revenue generated from our international operation from approximately US$148,000 in 2023 to approximately US$143,000 in 2024 as we have channeled our focus and our resources to the U.S. market since 2020, and as we continue to sharpen our focus on prospects and customers who fit to our Ideal Customer Profile (ICP).

The increase in our U.S. revenues is mainly due to the increased demand and our strong adoption in the U.S. market, which is our key market of focus while we continue to streamline our customer base in terms of their fit to our ICP. Our data indicates that customers fitting our ICP have significantly increased their usage and advertising spending on our platform, resulting in higher revenue. Additionally, they expand their usage of our platform services when we upsell to them.

As we retain and acquire more customers who fit our ICP, they are committing to longer contract terms and make more extensive use of our XPO platform. In the six months ended June 30, 2024, we saw an increase of customer count of approximately 11%, from 27 for the six months ended June 30, 2023, to 30 for the six months ended June 30, 2024. Meanwhile, the average revenue per customer has increased from US$144,290 to US$180,747, an approximate 25.3% rise during the same period. This initiative has enabled us to better utilize our resources while bolstering our interaction with customers. We have also expanded our range of customers across diversified industry sectors, including automotive, healthcare, e-commerce, business-to-business, retail, consumer packaged goods, travel, and hospitality.

Cost of revenue. Our cost of revenue increased by 22.6% from US$2.7 million for the six months ended June 30, 2023 to US$3.3 million for the six months ended June 30, 2024, primarily due to the increase in purchase and usage of advertisement media sources, advertisement data sources and advertisement related technology features. The increase is consistent with the revenue increase of our platform services.

Gross profit. As a result of the foregoing, we recorded a gross profit of US$2.2 million for the six months ended June 30, 2024, as compared to US$1.2 million for the six months ended June 30, 2023.

Operating expenses. Our total operating expenses decreased by 6.6% from US$5.4 million for the six months ended June 30, 2023 to US$5.0 million for the six months ended June 30, 2024, primarily due to the decrease of US$0.4 million in platform operations expenses and the decrease of US$0.1 million in sales and marketing expenses, offset by the increase of approximately US$0.1 million in technology and development expenses and the increase of approximately US$0.07 million in general and administrative expenses.

●	Platform operations expenses. Our platform operations expenses decreased by 21.6% from US$1.9 million for the six months ended June 30, 2023 to US$1.5 million for the six months ended June 30, 2024, primarily due to the decrease in infrastructure costs of US$0.4 million as a result of implementing our cost optimization plan. Our platform operation expenses as a percentage of our revenue were 27.5% for the six months ended June 30, 2024, as compared with 49.5% for the six months ended June 30, 2023.

●	Sales and marketing expenses. Our selling expenses decreased by 7.2% from US$1.6 million for the six months ended June 30, 2023 to US$1.5 million for the six months ended June 30, 2024, primarily due to the decrease in our staff commission and insurance with our sale and marketing personnel of approximately US$0.1 million as we cultivate a hybrid team of in-house and external partners for sales and marketing activities. Our sales and marketing expenses as a percentage of our revenue was 26.7% for the six months ended June 30, 2024, as compared with 40.6% for the six months ended June 30, 2023.

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●	Technology and development expenses. Our technology and development expenses increased by 9.5% from US$1.1 million for the six months ended June 30, 2023 to US$1.2 million for the six months ended June 30, 2024. This reduction was primarily due to the increase in amortization expenses of capitalized software development costs of approximately US$72,000 as we continue to increase our technology and development personnel costs to upgrade and to enhance the functionality of our XPO platform. Our technology and development expenses as a percentage of our revenue was 21.9% for the six months ended June 30, 2024, as compared with 28.2% for the six months ended June 30, 2023.

●	General and administrative expenses. Our general and administrative expenses increased by 9.1% from US$0.8 million for the six months ended June 30, 2023 to US$0.9 million for the six months ended June 30, 2024, mainly driven by an increase in bad debt expenses of approximately US$141,000. This increase primarily resulted from the write-off of accounts receivable from one of our customers following the signing of a discount agreement. Our general and administrative expenses as a percentage of our revenue was 15.5% for the six months ended June 30, 2024 as compared with 20.1% for the six months ended June 30, 2023.

Other income (expense), net. The following table sets forth the breakdown of our other expense, net for the periods indicated:

	For the Six Months Ended June 30,
	2024	2023	Change
	US$	US$	US$
Interest expense	(34,928)	(117,663)	82,735
Stock compensation expense	(277,609)	-	(277,609)
Amortization of discount on debt instrument	(14,230)	(14,135)	(95)
Foreign exchange gain (loss), net	210,730	382,049	(171,319)
Other income, net	5,205	116,551	(111,346)
Total other income (expense), net	(110,832)	366,802	(477,634)

●	Interest expense. Our interest expense decreased by 70.3% from approximately US$118,000 for the six months ended June 30, 2023 to US$35,000 for the six months ended June 30, 2024, primarily due to the decrease in our long-term bank loans and convertible notes.

●	Stock compensation expense. Our stock compensation expense increased from US$0 for the six months ended June 30, 2023 to US$0.3 million for the six months ended June 30, 2024, resulted from the newly issuance of warrants on April 1, 2024.

●	Amortization of discount on debt instrument. Our amortization of discount on debt instrument increased by 0.7% from US$14,135 for the six months ended June 30, 2023 to US$14,230 for the six months ended June 30, 2024, primarily due to the decrease in the fair value of warrants issued in connection with our debt instrument which we amortized the discount over the term of our debt instrument.

●	Foreign exchange gain (loss), net. Our foreign exchange loss decreased by 44.8% from approximately US$0.4 million for the six months ended June 30, 2023 to approximately US$0.2 million for the six months ended June 30, 2024. The decrease in which was primarily a result of the exchange rate fluctuation between the dates of the transaction and the balance sheet date with transactions denominated in currencies other than our or our subsidiaries’ functional currency.

●	Other income, net. Our other income decreased from approximately US$117,000 for the six months ended June 30, 2023 to approximately US$5,000 for the six months ended June 30, 2024, primarily due to the decrease in government grant we received.

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Provision for income taxes. Our provision for income taxes increased from approximately US$3,000 for the year ended June 30, 2023 to approximately US$16,000 for the six months ended June 30, 2024, resulted from the increase in our net income before tax from our profitable subsidiaries in 2024 as compared to the same period in 2023.

Net loss. As a result of the foregoing, our net loss was US$2.9 million for the six months ended June 30, 2024 and US$3.8 million for the year ended June 30, 2023.

Year ended December 31, 2023 compared to year ended December 31, 2022

Revenue. Our revenue increased by 38.1% from US$6.3 million for the year ended December 31, 2022 to US$8.7 million for the year ended December 31, 2023, primarily due to the increase of US$3.1 million in our revenue generated from our U.S. operation from US$5.4 million in 2022 to US$8.4 million in 2023, which is slightly offset by the decrease of US$0.7 million of our revenue generated from our international operation from approximately US$0.9 million in 2022 to approximately US$0.3 million in 2023 as we have channeled our focus and our resources to the U.S. market since 2020, and as we continue to sharpen our focus on prospects and customers who fit to our Ideal Customer Profile (ICP).

The increase in our U.S. revenues is mainly due to the increased demand and our strong adoption in the U.S. market, which is our key market of focus while we continue to streamline our customer base in terms of their fit to our ICP. Our data indicates that customers fitting our ICP have significantly increased their usage and advertising spending on our platform, resulting in higher revenue. Additionally, they expand their usage of our platform services when we upsell to them.

As we retain and acquire more customers who fit our ICP, they are committing to longer contract terms and make more extensive use of our XPO platform. In the year ended December 31, 2023, we intensified our focus on serving ICP-matching customers, leading to a more targeted customer base. This resulted in a decrease in customer count of approximately 35.6%, from 45 as of December 31, 2022, to 29 by December 31, 2023. Meanwhile, the average revenue per customer has increased significantly from US$140,364 to US$300,890, an approximate 114.4% rise during the same period. This initiative has enabled us to better utilize our resources while bolstering our interaction with customers. We have also expanded our range of customers across diversified industry sectors, including automotive, healthcare, e-commerce, business-to-business, retail, consumer packaged goods, travel, and hospitality.

Cost of revenue. Our cost of revenue increased by 22.0% from US$4.5 million for the year ended December 31, 2022 to US$5.5 million for the year ended December 31, 2023, primarily due to the increase in purchase and usage of advertisement media sources, advertisement data sources and advertisement related technology features. The increase is consistent with the revenue increase of our platform services.

Gross profit. As a result of the foregoing, we recorded a gross profit of US$3.2 million for the year ended December 31, 2023, as compared to US$1.8 million for the year ended December 31, 2022.

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Operating expenses. Our total operating expenses increased by 35.7% from US$8.2 million for the year ended December 31, 2022 to US$11.2 million for the year ended December 31, 2023, primarily due to the increase of US$0.4 million in platform operations expenses, the increase of US$1.0 million in sales and marketing expenses, the increase of US$0.9 million in technology and development expenses, the increase of US$0.6 million in general and administrative expenses.

●	Platform operations expenses. Our platform operations expenses increased by 14.6% from US$3.1 million for the year ended December 31, 2022 to US$3.6 million for the year ended December 31, 2023, primarily due to the increase in employee salary expenses of US$0.4 million resulted from the hiring of additional account managers in the U.S. and the increase in contractor expenses of US$0.1 million resulted from the hiring of additional customer services team in India to support our XPO platform as our advertiser accounts have grown over the year. The increase was offset by the decrease in infrastructure costs of US$0.3 million. Our platform operation expenses as a percentage of our revenue were 41.2% for the year ended December 31, 2023, as compared with 49.7% for the year ended December 31, 2022.

●	Sales and marketing expenses. Our selling expenses increased by 43.7% from US$2.3 million for the year ended December 31, 2022 to US$3.3 million for the year ended December 31, 2023, primarily due to the increase in our employee salary expenses with our sale and marketing personnel of US$1.0 million as we cultivate a hybrid team of in-house and external partners for sales and marketing activities. Our sales and marketing expenses as a percentage of our revenue was 37.9% for the year ended December 31, 2023, as compared with 36.4% for the year ended December 31, 2022.

●	Technology and development expenses. Our technology and development expenses increased by 42.3% from US$1.4 million for the year ended December 31, 2022 to US$2.0 million for the year ended December 31, 2023, primarily due to the increase in employee salary expenses with our technology and development personnel as we invest more in accelerating our development and supporting of our XPO platform of US$0.3 million and the increase in amortization expenses of capitalized software development costs of US$0.3 million as we continue to increase our technology and development personnel costs to upgrade and to enhance the functionality of our XPO platform. Our technology and development expenses as a percentage of our revenue was 23.5% for the year ended December 31, 2023, as compared with 22.8% for the year ended December 31, 2022.

●	General and administrative expenses. Our general and administrative expenses increased by 63.8% from US$1.4 million for the year ended December 31, 2022 to US$2.2 million for the year ended December 31, 2023, primarily due to the increase in our consultancy and professional fee that related to initial public offering of US$0.8 million. Our general and administrative expenses as a percentage of our revenue was 25.6% for the year ended December 31, 2023 as compared with 21.6% for the year ended December 31, 2022.

Other income (expense), net. The following table sets forth the breakdown of our other expense, net for the periods indicated:

	Year ended December 31,
	2023	2022	Change
	US$	US$	US$
Interest expense	(136,437)	(262,461)	(126,024)
Interest income	915	1,290	(375)
Amortization of discount on debt instrument	(28,376)	(35,760)	(7,384)
Foreign exchange gain (loss), net	47,252	(3,581)	50,833
Other income, net	143,408	81,009	62,399
Total other income (expense), net	26,762	(219,503)	246,265

●	Interest expense. Our interest expense decreased by 48.0% from US$0.3 million for the year ended December 31, 2022 to US$0.1 million for the year ended December 31, 2023, primarily due to the decrease in our long-term bank loans and convertible notes.

●	Interest income. Our interest income consisted primarily of interest income earned from our bank deposits, which decreased from approximately US$1,300 for the year ended December 31, 2022 to approximately US$900 for the year ended December 31, 2023.

●	Amortization of discount on debt instrument. Our amortization of discount on debt instrument decreased by 20.6% from approximately US$36,000 for the year ended December 31, 2022 to approximately US$28,000 for the year ended December 31, 2023, primarily due to the decrease in the fair value of warrants issued in connection with our debt instrument which we amortized the discount over the term of our debt instrument.

●	Foreign exchange gain (loss), net. Our foreign exchange gain, net was approximately US$47,000 for the year ended December 31, 2023 and foreign exchange loss, net was approximately US$4,000 for the year ended December 31, 2022. The increase in which was primarily a result of the exchange rate fluctuation between the dates of the transaction and the balance sheet date with transactions denominated in currencies other than our or our subsidiaries’ functional currency.

●	Other income, net. Our other income increased from approximately US$81,000 for the year ended December 31, 2022 to approximately US$143,000 for the year ended December 31, 2023, primarily due to the increase in government grant that we received.

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Provision for income taxes. Our provision for income taxes decreased from approximately US$44,000 for the year ended December 31, 2022 to approximately US$33,000 for the year ended December 31, 2023, resulted from the decrease in our net income before tax from our profitable subsidiaries in 2023 as compared to the same period in 2022.

Net loss. As a result of the foregoing, our net loss was US$8.0 million for the year ended December 31, 2023 and US$6.7 million for the year ended December 31, 2022.

Liquidity and Capital Resources

Our primary source of liquidity historically has been cash generated from our business operations, bank loans, proceeds from conversion price of convertible notes upon conversion into its ordinary shares, and equity financing, which have historically been sufficient to meet our working capital and capital expenditure requirements.

In March 2023, we completed our equity financing through the issuance of shares for approximately US$3.7 million. In November 2023, we completed additional equity financing through the issuance of shares for approximately US$4.5 million. Between November 2023 and March 2024, we received a total consideration of approximately US$1.8 million from the exercise of warrants to subscribe for our ordinary shares. In April 2024, we completed our convertible notes offering and raised approximately US$1.6 million. Between July and January 2025, we further raised US$2.5 million from short-term loans from third parties and related parties. In January 2025, we received a total consideration of approximately US$0.2 million from the exercise of warrants to subscribe for our ordinary shares. We also expect to use net proceeds from this offering to support our working capital and capital expenditure requirements.

As of the date of this prospectus, our available cash resources amounted to approximately US$0.7 million. The minimum period of time that we expect to be able to conduct our planned operations using only currently available cash resources is approximately three months without additional cash raised from financing.

We had a working capital deficit of approximately US$2.6 million as of June 30, 2024. This raises substantial doubt about our ability to continue as a going concern.

To sustain our ability to support our operating activities, we considered supplementing our sources of funding through the following:

●	Equity financing through private placements or initial public offerings;
●	Debt financing through issuance of convertible notes or traditional bonds; and
●	Other available sources of financing from banks or other financial institutions.

Management has commenced a strategy to raise debt and equity. However, there can be no certainty that these additional financings will be available on acceptable terms or at all. If management is unable to execute this plan, there will likely be a material adverse effect on our business. All these factors raise substantial doubt about the ability of us to continue as a going concern.

The consolidated financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Further to our ability to support our operating activities from the potential equity and debt financing as discussed above, the ability to support our operating activities is also affected by the timeliness of receiving the accounts receivable balances from our customers. Our credit term with our customers is typically 30 days. However, our days sales outstanding as of June 30, 2024 and June 30, 2023 were approximately 72 and 70 days, respectively, higher than our typical credit term. This is due to (a) increased sales volume, but our collections have not kept pace leading to an increase in average collection time; (b) collection delays due to discussion with clients, particularly with new clients adjusting to our payment schedules or new services; and (c) stretched resources resulting in delay in invoicing and collection. We are actively addressing these issues by improving invoicing practices, having dedicated members for processing, enhancing customer communication, enforcing stricter credit policies and migrating clients into prepayment.

The following tables set forth our selected consolidated cash flow data for the periods indicated:

	For the Six Months Ended June 30,
	2024	2023
	US$	US$
Net cash used in operating activities	(3,439,549)	(2,784,709)
Net cash used in investing activities	(445,057)	(443,385)
Net cash provided by financing activities	2,798,422	3,424,924
Effect of exchange rate changes	(70,582)	(239,704)
Net change in cash and cash equivalents	(1,156,766)	(42,874)
Cash and cash equivalents, at the beginning of year	1,862,781	511,719
Cash and cash equivalents, at the end of year	706,015	468,845

	Year ended December 31,
	2023	2022
	US$	US$
Net cash used in operating activities	(5,508,254)	(6,853,948)
Net cash used in investing activities	(878,219)	(708,599)
Net cash provided by financing activities	7,848,654	7,413,323
Effect of exchange rate changes	(111,119)	18,977
Net change in cash and cash equivalents	1,351,062	(130,247)
Cash and cash equivalents, at the beginning of year	511,719	641,966
Cash and cash equivalents, at the end of year	1,862,781	511,719

Operating Activities

Net cash used in operating activities for the six months ended June 30, 2024 was US$3.4 million, primarily reflecting net loss of US$3.0 million, an increase of US$0.4 million in accounts receivable as a result of our increased sales in 2024; a decrease of US$0.2 million in accounts payable due to timely payments; a decrease of US$0.4 million in other payables and accrued liabilities as a result of decreased accrued payroll and professional fees; which was offset by non-cash expenses of depreciation, amortization of discount on debt instrument, amortization of capitalized software development costs, stock compensation expense, and provision of credit losses of approximately US$0.9 million.

Net cash used in operating activities for the six months ended June 30, 2023 was US$2.8 million, primarily reflecting net loss of US$3.8 million, a decrease of US$0.4 million in other payables and accrued liabilities as a result of decreased accrued payroll and professional fees; a decrease of deferred revenue of US$0.2 million, which was offset by a decrease of US$0.4 million in accounts receivable due to our timely collections; an increase of US$0.7 million in accounts payable; non-cash expenses of depreciation, amortization of discount on debt instrument, amortization of capitalized software development costs, and provision of credit losses totaling approximately US$0.4 million.

Net cash used in operating activities for the year ended December 31, 2023 was US$5.5 million, primarily reflecting net loss of US$8.0 million, a decrease of US$0.2 million in deferred revenue, which was offset by non-cash expenses of depreciation, amortization of discount on debt instrument, amortization of capitalized software development costs, and provision of credit losses of approximately US$0.7 million, an increase of US$1.0 million in accounts payable; an increase of US$0.6 million in other payables and accrued liabilities as a result of increased accrued payroll and professional fees, net of non-cash conversion of accrued interest of US$0.2 million into our ordinary shares; a decrease of US$0.1 million in accounts receivable due to our timely collections, a decrease of US$0.1 million in prepaid expenses and other current assets as a result of decreased security deposits, prepayments to vendors.

Net cash used in operating activities for the year ended December 31, 2022 was US$6.9 million, primarily reflecting net loss of US$6.7 million, an increase of US$1.2 million in accounts receivable as a result of our increased sales in 2022, an increase of US$0.1 million in other receivables as a result of increased sales, goods and services taxes receivables, which was offset by non-cash expenses of depreciation, amortization of discount on debt instrument, amortization of capitalized software development costs, and provision of credit losses of approximately US$0.4 million, an increase of US$0.1 million in accounts payable; an increase of US$0.6 million in other payables and accrued liabilities as a result of increased accrued interest from the long term bank loans and the convertible notes, as well as increased accrued payroll and accrued expenses; and an increase of US$0.1 million in deferred revenue.

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Investing Activities

Net cash used in investing activities was approximately US$445,000 for the six months ended June 30, 2024, which was primarily attributable to the purchase of office equipment of approximately US$10,000 and capitalized software development costs of approximately US$434,000.

Net cash used in investing activities was approximately US$443,000 for the six months ended June 30, 2023, which was primarily attributable to the purchase of office equipment of approximately US$8,000 and capitalized software development costs of approximately US$435,000.

Net cash used in investing activities was approximately US$878,000 for the year ended December 31, 2023, which was primarily attributable to the purchase of office equipment of approximately US$2,000 and capitalized software development costs of approximately US$876,000.

Net cash used in investing activities was approximately US$709,000 for the year ended December 31, 2022, which was primarily attributable to the purchase of office equipment of approximately US$48,000 and capitalized software development costs of approximately US$660,000.

Financing Activities

Net cash provided by financing activities was US$2.8 million for the six months ended June 30, 2024, which was mainly attributable to the proceeds from exercise of warrants of US$1.3 million, proceeds from convertible notes of US$1.6 million, proceeds from short-term loan- related parties of approximately US$81,000, and offset by the repayments of long-term bank loans of US$0.2 million and payments of deferred offering costs of approximately US$55,000.

Net cash provided by financing activities was US$3.4 million for the six months ended June 30, 2023, which was mainly attributable to the issuance of ordinary shares of US$3.7 million, proceeds from short-term loans from both third party and related parties of approximately US$28,000, and offset by the repayments of long-term bank loans of US$0.2 million and payments of deferred offering costs of US$36,000.

Net cash provided by financing activities was US$7.8 million for the year ended December 31, 2023, which was mainly attributable to the issuance of ordinary shares of US$8.2 million and the proceeds from exercise of warrants of US$0.5 million and offset by the repayments of long-term bank loans of US$0.5 million and payments of deferred offering costs of US$0.4 million.

Net cash provided by financing activities was US$7.4 million for the year ended December 31, 2022, which was mainly attributable to the issuance of ordinary shares of US$0.7 million and the proceeds from convertible notes of US$7.5 million and offset by the repayments of long-term bank loans of US$0.7 million and payments of deferred offering costs of US$0.1 million.

Capital Expenditures

We made capital expenditures of approximately US$10,000 and US$8,000 for the six months ended June 30, 2024 and 2023, respectively. We made capital expenditures of approximately US$2,000 and US$48,000 for the years ended December 31, 2023 and 2022, respectively. In these periods, our capital expenditures were mainly used for the purchase of office equipment.

We plan to fund our future capital expenditures with our existing cash balance and proceeds from this offering. We will continue to make capital expenditures to meet the expected growth of our business.

Internal Control Over Financial Reporting

Prior to this offering, we were a private company with limited accounting personnel and other resources with which to address our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. In the course of auditing our consolidated financial statements as of and for each of the two years ended December 31, 2023 and 2022, we and our independent registered public accounting firm identified three material weaknesses in our internal control over financial reporting. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified relates to (i) inadequate supervision over recordkeeping which resulted in misstatements of some line items in the income statement; (ii) a lack of accounting personnel adequately trained in U.S. GAAP; and (iii) lack of formal policies and procedures to establish risk assessment processes and an internal control framework.

We have taken initiatives to improve our internal control over financial reporting to address the underlying causes of these material weaknesses, including (i) hiring more qualified accounting staff and strengthening our supervision of recordkeeping; (ii) providing our relevant finance staff with appropriate training regarding requirements of U.S. GAAP and hiring additional personnel who are equipped with relevant U.S. GAAP and SEC reporting experience; and (iii) set up an internal audit function as well as engaging an external consulting firm to assist us with assessing our Sarbanes-Oxley compliance readiness and improving overall internal controls.

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However, we cannot assure you that we will complete the implementation of these measures in a timely manner. See “Risk Factors – Risks Relating to Our Business and Industry – We have identified three material weaknesses in our internal control over financial reporting as of June 30, 2024 and December 31, 2023. If we fail to implement and maintain an effective system of internal control over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud, and investor confidence and the market price of our shares may be materially and adversely affected.” In addition, our shares may not be able to remain listed on the NYSE American Market if we are unable to meet the requirements of Section 404 such as that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report beginning with our second annual report on Form 20-F. In addition, once we cease to be an “emerging growth company” as such term is defined under the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting.

We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of the internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations and prospects, as well as the market for and trading price of our Class A Ordinary Shares, may be materially and adversely affected if we do not have effective internal controls. We may not discover any problems in a timely manner and current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Class A Ordinary Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Class A Ordinary Shares and may make it more difficult for us to raise funds in a debt or equity financing. Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our share price may decline, and we may be unable to maintain compliance with the NYSE American Listing Rules.

In addition, our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain proper and effective internal control over financial reporting, as these standards are modified, supplemented, or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our Class A Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to take advantage of the benefits of this extended transition period provided under the JOBS Act for complying with new or revised accounting standards. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

Off-Balance Sheet Commitments and Arrangements

We have not entered into any off-balance sheet financial guarantees or other off-balance sheet commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity, or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

Quantitative and Qualitative Disclosure about Market Risks

As a smaller reporting company, as defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended, we are not required to provide this information.

Recent Accounting Pronouncements

See Note 2 to our audited consolidated financial statements included in this prospectus, for recently adopted accounting pronouncements and recently issued accounting pronouncements not yet adopted.

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BUSINESS

Overview

We are a B2B technology company specializing in providing programmatic advertising products and solutions to marketers to streamline and automate their advertising and marketing workflows. Our software offers marketers cost-effective solutions and productivity-enhancing capabilities to target their desired audience across various advertising channels and devices through automated processes and algorithms, which is known as “programmatic advertising” in our industry. Leveraging our proprietary AI/ML technology and steered by the marketer’s directive, our cloud-based software can autonomously execute split-second advertisement purchasing transactions, strategically acquiring advertising placements and optimizing online advertisement from the global advertisement and data marketplaces using the insights gleamed from diverse data points consolidated across various ad channels, including the Open Internet and the Walled Gardens. It is critical for marketers to connect to as many online ad channels as possible to attain sufficient reach to engage with their desired audience at the right time to effectively promote their products and services. But advertising to two or more of these disparate and siloed ad channels and to enable tracking between offline and online channels, or “omni-channel advertising”, is a complex and costly operation. Our mission is to simplify the increasingly complex digital marketing landscape to help accelerate our customers’ business growth through a data-driven approach.

Our flagship product, Knorex XPOSM, is a self-service enterprise-grade cloud platform with a comprehensive suite of advertising management and execution (AMX) applications. Our highly differentiated platform empowers marketers to orchestrate omni-channel advertising across the open Internet and the native platforms owned by the big tech giants, and to streamline and automate manual processes to drive advertising efficiency and performance. XPO enables intelligent automation and scaling, allowing marketers to seamlessly manage and control core mission-critical online advertising processes from a centralized UI, to advertise across a diverse range of ad channels including search, social media, apps, websites, desktop, mobile, smart TVs or connected televisions, streaming devices, and digital billboards. Our AI/ML-powered platform revolutionizes digital advertising management by offering marketers a truly integrated solution for omni-channel orchestration. It seamlessly consolidates the key functions of planning, creation, measurement, monitoring, management, and optimization of advertisements across the world’s leading ad channels, into a singular unified platform. This eliminates the need for marketers to grapple with multiple siloed platforms, creating XPO as an all-encompassing system of record that closes the customer marketing analytics loop.

Since our inception in September 2009 in Singapore, we have expanded our operation to the U.S., Vietnam, India, and Malaysia, where the U.S. is now by far our largest market. Over the years, we have consistently made substantial investments in research and development, forging robust partnerships with leading media, data and tech partners across the U.S., Europe, and Asia. These efforts have been pivotal in shaping our commercial development and product roadmap as we actively pursue expansion initiatives.

Our commitment to excellence has been recognized by our industry partners, including being enlisted as a Meta Business Partner and Google Premier Partner (among the top 3% exclusive tier) in recognition of our technical, operation, and business excellence. We were awarded the MarTech Breakthrough Awards for “Best Remarketing Platform” in 2022 and named a Top 10 Marketing Automation Solution Provider in 2021 by MarTech Outlook.

To date, our customers primarily comprising marketers from the advertising agencies, have been utilizing XPO to successfully automate and optimize outcomes for over 6,777 advertiser accounts and growing. Spanning diverse industry verticals such as automotive, healthcare, e-commerce, business-to-business, retail, consumer packaged goods, travel and hospitality, our platform has demonstrated its versatility, scalability, and effectiveness in meeting the dynamic demands of various businesses. Our goal is to further expand our business, fostering wider adoption of XPO and extending its benefits to a broader array of customers.

We generate revenue from our advertising customers based on platform subscription and platform services on the XPO platform, managed activations and professional services, for which we receive subscription fees, a percentage of their advertising spend as they use the platform services and service fees, enabling us to grow as our customers increase their digital advertisement spending and as we integrate into new channels and platforms.

Our comprehensive one-stop service business model, in-depth know-how and strong customer base have enabled us to generate strong growth in recent years. Our revenue increased by 38.1% from US$6.3 million for the year ended December 31, 2022 to US$8.7 million for the year ended December 31, 2023, primarily due to increased adoption of our platform given the strong demand from customers to pursue automation and scaling efficiency. Our gross profit increased by 78.5% from US$1.8 million for the year ended December 31, 2022 to US$3.2 million for the year ended December 31, 2023. Our net loss increased by 18.9% from US$7.0 million for the year ended December 31, 2022 to US$8.0 million for the year ended December 31, 2023, primarily due to increases in platform operations expenses relating to the scaling of our XPO platform and general and administration expenses.

Our Industry

We believe the following are key trends and factors shaping the advertising industry we are in:

Growing opportunity from the shift in media consumption. According to eMarketer, a market research company that provides trends and insights of the digital advertising market, the global advertising spend (digital and traditional media) was US$647 billion in 2021. It is expected to reach US$1,180 billion in 2027 as marketers continue to shift their advertising spend online from traditional media. Global digital advertising is expected to hit approximately US$871 billion by 2027. We believe that this secular transition towards digital advertising will continue, driven by several industry trends including the consumers’ evolving media consumption habits, the continued technology innovation and breakthroughs and so on, providing us a significant market opportunity.

Proliferation of digital media and fragmentation. There has been a rapid proliferation of digital media and platforms as consumers and businesses increase their time and attention online. The onset of COVID-19 pandemic has catalyzed the pace of digital adoption even further. In response to this paradigm shift, marketers have substantially increased their advertising budget allocation towards digital media. Today’s digital landscape demands a cross-platform, cross-channel approach for connecting with consumers. Marketers must be able to advertise across multiple platforms into diverse ad channels covering both the Open Internet and the Walled Gardens to achieve optimal marketing reach. This need for managing multiple siloed platforms further multiply the complexity associated with advertising online. As the digital landscape continues to evolve, the emergence of new ad channels continues to present marketers with an expanding array of opportunities and dilemmas. The ability to balance between audience reach and cost becomes a strategic imperative for marketers seeking to effectively capture and retain the attention of their target audiences.

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Burgeoning point solutions for omni-channel advertising. The current landscape of omni-channel advertising is marked by a surge in specialized point solutions. Marketers are faced with the challenge of expanding their presence across diverse media and ad channels, as well as adopting various advertising formats. Often, marketers with larger budget are faced with a dual scenario: they have to either advertise with the Native Platforms where access and transacting are via these proprietary platforms’ UI or their supplied APIs into some of the world’s most popular social media and search ad channels; or alternatively, they advertise through web-based advertisements over the Open Internet through auction bidding processes—or commonly known by the confusing misnomer “programmatic” in our industry parlance; or a combination of the two. The result is a fragmented landscape where marketers must operate separately on multiple platforms for advertisement purchasing within these different ecosystems.

This isolated approach to setup and execution of advertisements leads to the segregation and fragmentation of data and reporting, preventing marketers from achieving a centralized view of their advertising efforts and outcomes across siloed and diverse ad channels. The challenges extend to tracking and measuring advertising campaigns across multiple channels and linking online and offline activities to provide comprehensive insights. To achieve a holistic perspective, marketers find themselves compelled to integrate data from disparate point solutions, a process that involves numerous highly complex, time-consuming, and error-prone tasks to generate consolidated reporting. These obstacles significantly hinder marketers in planning, executing, and optimizing their advertising investments in real-time. A more unified and streamlined approach is essential to overcome these challenges and unlock the full potential of omni-channel advertising.

Escalating complexities in digital advertising execution. In recent years, the digital advertising ecosystem has also become increasingly complex, driven by the continual evolution of digital advertising technologies, increased regulations and regulatory requirements, and the introduction of new ad channels and advertising formats. Marketers naturally demand greater transparency in such a dynamic landscape with heightened costs and various challenges. Unlike traditional media advertising where execution details are minimal, digital advertising, particularly advertisement purchasing across various ad channels and platforms, is inherently a complex process. To achieve sufficient reach necessitates advertising in as many channels as tenable, yet complexities surge exponentially when engaging in two or more ad channels. Marketers face an onslaught of daunting tasks — strategically selecting essential ad channels to their marketing goals, determining budget allocations during the media planning process, devising advertising tactics aligned with campaign objectives, incorporating appropriate trackers for tracking and measurement, identifying and leveraging the right audience segments, continuously reallocating and optimizing budgets and identifying suitable advertising inventory. Simultaneously, they must vigilantly monitor advertising campaign pacing, adjusting advertisement sizes and formats—all with the overarching goal of aligning and optimizing efforts to achieve the overall marketing objective for a successful digital advertising campaign.

The entire process is laborious and highly inefficient, involving numerous repetitive, manual tasks within each ad channel and across multiple channels. Executing an effective digital advertising campaign demands considerable effort. Unlike traditional advertising, adopting a hands-off approach after initiating a digital advertising campaign is just not feasible. Ongoing monitoring, tweaks, adjustments, testing and the regular refreshment of creatives and data feeds are essential elements of the optimization process once a digital advertising campaign is in progress. The dynamic and iterative nature of digital advertising requires continuous engagement and adaptation to ensure advertising campaign success.

Shortage of skilled manpower. There is currently an acute shortage of skilled manpower, creating tremendous challenges for marketing organizations. This scarcity is particularly pronounced given the steady emergence of new ad channels and advertising formats, further adding pressure to an already demanding environment. Equipping and training marketers with the requisite skillsets is a time-intensive process, and hiring from the limited talent pool has become an expensive endeavor, with costs escalating based on experience. The resulting complexities in digital advertising contribute to a high turnover in the workforce, adversely affecting service quality and customer satisfaction, leading to increased costs. According to the Gartner’s “The State of Marketing Budget and Strategy 2022” survey (https://www.gartner.com/en/marketing/topics/marketing-budget), companies allocated 25.4% of their marketing budget exclusively to marketing technology in 2022. Despite this significant investment, organizations face challenges in achieving their desired business outcomes due to budget reduction and shortage in skilled personnel.

In response to these industry challenges, we believe that the XPO platform, a specialized enterprise software designed to address these issues, is well positioned as an intelligent automation advertising and marketing solution. Our XPO platform is well-suited to capitalize on the evolving landscape of digital advertising with the introduction of new media, ad channels and advertising formats. As we navigate the early stages of growth, our recent financial performance reflects strong momentum. For the six months ended June 30, 2024 and 2023, our revenue reached US$5.5 million and US$3.9 million, with gross profits of US$2.2 million and US$1.2 million, respectively. For the years ended December 31, 2023 and 2022, our revenue reached US$8.7 million and US$6.3 million, with gross profits of US$3.2 million and US$1.8 million, respectively. These figures underscore the promising trajectory of our platform in meeting the evolving needs of the digital advertising ecosystem.

Our Platform

We offer a self-service advertising management and execution (AMX) enterprise-grade cloud platform known as Knorex XPO. Our XPO platform is designed to provide marketers with a centralized and streamlined approach to online advertising across diverse media platforms and ad channels. XPO facilitates the orchestration of omni-channel execution, allowing marketers to seamlessly plan, create, execute, measure, attribute, and report on their advertising efforts.

Key features of XPO include cloud-based applications that cover unified planning, advertising creation, execution, measurement, attribution, reporting and various automation functionalities. This comprehensive suite of cloud-based applications is specifically engineered to centralize critical advertising processes, providing automation and control to scale advertising efforts efficiently across multiple ad channels and platforms. The goal is to drive higher efficiency and enhance the return on advertising spend for marketers.

XPO’s capabilities extend to enabling data-driven advertisement investments and optimal allocation of resources. By promoting efficient scaling of digital advertising operations, XPO empowers marketers to navigate the complexities of the digital landscape while ensuring a strategic and streamlined approach to their advertising initiatives.

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At the heart of XPO lies our proprietary AI/ML technology that has been more than a decade in the making: KAIROS AI/ML engine. KAIROS AI/ML leverages the latest advancements in AI/ML and encapsulates the power of AI/ML into the hands of marketers in automating and scaling digital marketing execution across omni-channel and diverse devices. This advanced AI/ML technology is instrumental in driving our customers’ success whether it is in productivity gain, cost efficiency, or advertising performance.

KAIROS empowers our clients in the following:

1.	Automatic media and budget optimization: KAIROS process a vast number of parameters and metrics across various ad channels covering both the Open Internet and Native Platforms, codifying them into a unified parameter space while respecting the implicit and explicit constraints, to intelligently chart the optimal path towards the ultimate advertising campaign objectives. This opens the possibility of sophisticated, humanly impossible AI-driven automatic media planning and optimization in online advertising to boost efficiency and performance.

2.	Seamless and efficient omni-channel campaign execution: KAIROS enables easy and unified orchestration across the ad channels of the Open Internet and the Native Platforms, enabling real-time automated adjustments for peak performance. It ensures campaigns stay on track with the set objectives and key performance indicators, maximizing efficiency and ROAS.

3.	Real-time monitoring and feedback control: Like an ever-watchful airplane pilot, KAIROS continuously monitors campaign performance and evaluating dynamic market conditions. It swiftly identifies and navigating obstacles, ensuring that advertising campaigns remain on course towards marketing goals.

4.	Automation and scaling: KAIROS offers unparallel in-depth cross-channel automation, eliminating the need for highly manual operations and adjustments overhead, providing marketers the ability to scale their operations to streamline complex campaign management and execution.

5.	Data-driven decisioning: AI/ML models embedded within KAIROS provide data-driven insights and objective decisioning guided by data to optimize campaign performance, campaign strategies, and budget allocation.

Advertising Management and Execution (AMX)

Integrated management of cross-channel online advertising

KNOREX XPO™

CAMPAIGNS
AUDIENCE
CREATIVE
CATALOGS
UTILITY
REPORTS
PIXEL
SETTINGS
USD
Account Dashboard > Campaigns > Cross-Channel Campaign > New Ad Group
New Ad Group
Ad Group Name
Select Channel
OTT/CTV
Video
Display
Native
DOOH
Audio
Email
Search
Meta
LinkedIn
TikTok
Select Ad Group Type
Over-The-Top (OTT)
Connected TV (CTV)
Scheduling
Timezone
Start Date
End Date

AI/ML Powering Automation & Scaling

Planning & Optimization
Ads Creation
Billing & Management
AMX
Advertising "ERP"
Data Management
Execution
Reporting & Analytics

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Our XPO AI/ML-driven integrated AMX solutions offer several key benefits:

●	Innovative AMX technology and streamlined workflows:

XPO utilizes our innovative AMX technology and streamlined workflows, centralizing advertising across a broad range of ad channels across the Open Internet and the Native Platforms using a single cloud platform. This consolidation reduces the need to operate multiple platforms, overcoming execution and operational complexities, risks, and costs associated when expanding into omni-channel advertising.

●

Highly differentiated omni-channel advertising technology:

XPO features our differentiated omni-channel technology, enabling real-time cross-channel optimization and the simultaneous automation of advertising execution across multiple ad channels. This capability enhances productivity and efficiency, particularly in scaling advertising operations.

●

Seamless execution across multi-channel and consolidated reporting:

XPO provides seamless integration of advertising execution across multi-channels, enabling quicker consolidation of reporting. This significantly eliminates the error-prone and time-consuming data integration tasks, providing marketers with a consolidated and accurate view of their advertising performance.

●

Proprietary AI/ML technology for smart decisioning and strategy optimization:

XPO is embedded with our proprietary AI/ML technology with a self-learning system that continuously improves over time through the ingestion of new data. This results in intelligent real-time decision-making for optimal budget allocation and advertising strategy, ultimately driving higher return on advertising spend.

●

User-friendly UI and extensive use of AI/ML:

XPO boasts an easy-to-use UI and extensive integration and use of AI/ML technology throughout its system. This integration streamlines complex workflows and processes, eliminating or greatly reducing manual and tedious tasks. The use of generative AI facilitates advertising setup and creation, enable scaling of operations through automation.

●

Cost efficiency and higher productivity:

XPO is cost-efficient compared to other advertising solutions on the market. It provides comparable or better results with much less manpower required, reduced setup and management time, and efficient execution aided by automation. This results in overall higher productivity and efficiency for marketers utilizing our platform.

Our Competitive Strengths

We attribute the following competitive strengths to our growing success, and we believe that they will continue to provide us with the long-term competitive advantages:

Our highly differentiated XPO platform provides marketers with a comprehensive omni-channel digital advertising management and execution solutions across the Open Internet and the Walled Gardens to reach the desired global audience in real-time.

XPO stands out by providing a seamlessly integrated and comprehensive omni-channel digital advertising management and execution solution. This differentiates XPO from our competitors as it offers marketers the ability to reach their global audience seamlessly across both the Open Internet and the Walled Gardens or Native Platforms in real-time, using a single integrated platform. Unlike other point solutions currently in the market that often require managing multiple platforms, XPO integrates programmatic and paid media advertising into a unified platform. This integration streamlines the advertising process, offering a more efficient solution for marketers. XPO offers end-to-end advertising management solutions by integrating data collection, processing, analysis, and advertising delivery. This holistic approach enables marketers to connect with major marketing channels in real-time, enhancing efficiency and providing a comprehensive view of their advertising efforts.

Through subscription to our XPO platform, marketers can easily self-operate to set up a campaign to advertise across various leading ad channels including social media, mobile applications, and websites all on one single cloud platform. The XPO platform offers a user-friendly experience for seamless and efficient operation. Marketers can choose the solutions that suit their needs. In addition to the platform subscription services, we provide additional managed activations and professional services. These services include assistance in setting up and monitoring advertising campaigns, performance strategy advice, consultation, technical support, and staff training. Our truly cross-channel capabilities, attentive customer servicing and support, coupled with innovative business and pricing models, create a high barrier to entry for other marketing solutions, setting XPO apart as a leading omni-channel digital advertising management and execution solution in the industry.

Our strong technology capabilities, our deep expertise and domain knowledge in the fields of natural language processing, AI/ML and data science, and our relentless focus on rapid innovation over a decade enable us to consistently deliver differentiated product and solutions.

Contextual targeting: Our patented, ML-based content classification technology is versatile, supporting multiple languages, websites, and mobile apps. It empowers marketers to create custom segments, providing the flexibility to adapt to emerging trends. It seamlessly integrates with contextual factors such as date, time, seasonality, and geo-location. This battle-tested technology has undergone rigorous usage by both marketers and media publishers. Its adaptability is especially vital in addressing the challenges posed by cookie-based tracking due to data privacy regulations.

Universal tracking: We developed our proprietary advertising serving and tracking technologies, enabling seamless cross-channel tracking, and targeting. Knorex XPO offers a “universal tracking pixel”, greatly simplifying the tracking and attribution process for marketers. Marketers only need to create a single pixel through XPO to track performance across both the open Internet and native platforms.

KAIROS AI engine: Leveraging cutting-edge AI and machine learning capabilities, the KAIROS AI Engine places the power of AI/ML directly in the hands of agencies and marketers. It enhances the value of XPO by offering automatic media planning, efficient campaign execution, real-time monitoring, and feedback control.

These core component technologies are the result of over a decade of intensive research and development and iteration. We have developed a robust technology stack, and we continue to invest and innovate. Our relentless pursuit of deepening our competitive advantage includes recruiting top talents with a proven track record in innovation and research and development. This commitment not only exemplifies our dedication to innovation but also plays a pivotal role in our sustained success. Furthermore, it establishes significant technological barriers, distinctly setting us apart from competing solutions.

We have established a long track record in delivering quality services to customers.

Our commitment to excellence is evident in our history of successfully executing numerous campaigns and programs across various verticals. Over the years, we have consistently exceeded customer expectations, driven tangible ROI and built lasting partnerships. Our client testimonials, case studies and industry recognition stand as a testament to our dedication to delivering exceptional value and outstanding customer experiences.

We have built our customer base and partnerships by being aligned with the customers’ needs and independent, competitive and transparent in our offerings.

We take pride in our strong customer base and partnerships ranging from automotive, healthcare, senior living, travel, hospitality, food, beverage and others. We derived our revenue from 29 and 45 customers, respectively, for the years ended December 31, 2023 and 2022. Our customers are based in different countries, which include the North America, Southeast Asia, and South Africa. See “---Our Customers” below in this section for a breakdown of our revenue by country. This diverse customer base showcases our adaptability and ability to cater to a wide range of business needs. Our approach to growth is rooted in aligning closely with our customers’ needs, and we achieve this by maintaining a strong commitment to independence and transparency in our offerings. We view our customers as partners, and we invest to build our partnerships for long term based on trust, collaboration, and mutual success. We actively engage with our partners to understand their goals and objectives, ensuring that our solutions align seamlessly with their strategies.

Our commitment to independence means that our recommendations and solutions are tailored solely to our customers’ best interests. We prioritize transparency in every aspect of our interactions, from pricing models to campaign performance. We believe this approach fosters trust and confidence, laying the foundation for long-lasting partnerships. This has helped our customer base, and partnerships continue to flourish as a result of these principles as evident from their continue partnership with us. By consistently delivering value, while remaining independent in our decision-making and upholding transparency, we forge strong connection with our clients/partners. These relationships, marked by trust and shared objectives, will continue to fuel our growth and success.

We have a committed and experienced management team with a proven track record.

A key strength of our company is deeply rooted in the cohesive and experienced leadership of our management team. With a long history of working together, our team possesses a strong understanding and extensive experience in the advertising, marketing, and technology sectors. This collective industry knowledge, coupled with robust project management expertise, is a key asset that we leverage to build stable relationships and deliver robust technical solutions to both our existing and prospective customers within the domain.

Our management team’s commitment to excellence, coupled with their deep-rooted familiarity with the nuances of the industry, positions our company to navigate challenges effectively and capitalize on opportunities. Our collaborative history fosters a synergy that enhances our ability to meet the evolving needs of our clients, ensuring the delivery of innovative and technically sound solutions in the dynamic landscape of advertising, marketing and technology.

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Our Growth Strategies

To accelerate the growth of our business and reinforce our technological leadership in the AMX solutions market, we are committed to leveraging our proprietary technologies and executing the following strategies:

●

Expand customer base and deepen market penetration:

Bolster our direct sales organization and partnerships by recruiting and training experienced sales representatives. This effort aims to deepen market penetration by expanding relationships with existing customers, embedding our platform further into their daily operations. Simultaneously, we plan to attract new customers and venture into new sectors, considering our platform’s sector-agnostic capabilities.

We plan to expand our direct sales organization and our partnerships by recruiting and training experienced sales representatives to deepen our market penetration by expanding our relationship with existing customers to broaden the adoption of our products and solutions to further embed our platform and solution in their daily operation. We also intend to attract new customers and venture into new sectors to expand our customer base as our platform is sector agnostic

●

Broaden adoption through innovation:

Invest strategically in research and development to introduce new and innovative products and solutions. This includes continually enhancing our platform by introducing new features, expanding ad channels and advertising formats and collaborating with new data partners. The goal is to broaden and deepen adoption among our customers by offering cutting-edge solutions that align with evolving market demands.

We have invested and will continue to strategically invest in research and development to develop new and innovative products and solutions, while we continue to introduce new platform features, ad channels, advertising formats and data partners, while tweaking and enhancing our existing omni-channel offerings to broaden and deepen adoption among our customers;

●

Expand through strategic partnerships, mergers and acquisitions:

Actively pursue business development through strategic partnerships, exploring various commercial models. Leverage our platform and product features to target spin-offs in enterprises of scale. Continue investing in partnerships with complementary third-party tech providers, media, and data suppliers. Identify potential acquisitions or investment opportunities aligned with our product vision to enhance our platform, value propositions and scale.

●

Explore new markets and increase global presence:

Extend our reach beyond our current operational and research and development hubs in the U.S., Singapore, Vietnam, India, and Malaysia. Spot and seek strategic opportunities to establish offices in new markets that align with our growth objectives. This approach aims to track and identify new customers globally, ensuring a broader international presence.

Our Business

We provide highly unique, comprehensive digital advertising and marketing solutions to marketers through our Knorex XPO platform. XPO simplifies and unifies digital marketing execution across leading ad channels of the Open Internet and Walled Gardens, enabling users to connect with their target audience worldwide in real-time. The cross-channel capabilities across diverse advertising channels augmented by AI/ML to automate and optimize across these ad channels enable us to offer marketers a singular cloud platform to orchestrate and manage their online advertising in one place. Users can easily set up for all channels to greatly simplify workflows and eliminate tedious and repetitive tasks.

By subscribing to our XPO platform, marketers can self-operate XPO to create and traffic advertisement, buy and manage advertisement placements, buy, and use data from the marketplace in XPO, consolidate data from different sources into one unified report, and many other core functions of modern online advertising, all in one single cloud platform.

In April 2014, we started developing the XPO platform as a unified digital system providing end-to-end advertising function to conduct advertisement purchasing programmatically for the Open Internet, in other words, a data-driven process driven by AI/ML algorithms to automate and optimize the advertisement purchasing process. XPO built-in advertising designer comes with a library of ready-made creative templates, which support a wide range of advertising formats and sizes, enabling marketers to launch dynamic and personalized advertisements in just minutes.

Evolving from its initial development, XPO has transformed into a fully automated cross-channel marketing cloud platform designed for marketers to execute global digital promotions. In 2017, we launched Knorex KAIROS AI engine as the digital brain of our XPO platform to further automate and optimize digital advertising for our customers. In 2018, we expanded XPO into an end-to-end AMX system, connecting with a marketplace of the Open Internet and the Walled Gardens, data, and technology vendors, providing a truly unique offering in the industry under our XPO platform services. Our customers can purchase different types of audience data from the data marketplace in XPO to build customized audience segments as part of XPO platform services offering. With such data combined with XPO advertising serving and tracking capability, marketers can personalize their marketing messages to the different audience segments based on their behavior, interests and profiles. For customers who want to purchase specialized advertising inventory, or they have special deal or arrangement with certain media publishers, they can use private deals mechanism through XPO to execute such transaction.

By 2019, our XPO platform has further incorporated more ad channels and automated by KAIROS AI engine to provide truly cross-channel advertising and optimization, enhancing its capabilities for a broader and more integrated approach to digital marketing. With our proprietary AI/ML technology, marketers have the flexibility to operate and manage their advertising campaigns with full automation or a combination of automation and manual to co-manage and optimize advertising campaigns.

Over the past few years, we have continued to invest in research and development to enhance and evolve the XPO platform to meet the varied demands of our customers, who are primarily mid to small-sized advertising agencies. Some of notable technologies that we have introduced include cookie-less and privacy-compliant technologies, S2S (Server-to-Server communication), location-based advertising, unified profile, advanced dynamic creative optimization (DCO), customer data platform (CDP) and so on.

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Our customers can subscribe to the different tiered subscription plans on the XPO platform. We charge monthly subscription fee for the use of the XPO Platform, and additional fees including advertisement account fees, media fees (a certain percentage of the total advertisement spend occurring for all their accounts in XPO), and fees for add-on services such as managed activations and professional services. Our professional services cover campaign management of the customer’s XPO accounts, digital package consultation, account management guidance, customized reporting analysis, generation, and compilation etc., campaign strategy and optimization consultation, technical integration consultation, business consulting, training and so on. Our managed activation includes full end-to-end campaign setup and monitoring, conversion tracking setup, assembly and adaptation of template-based advertisement and analytics reporting.

Our subscription plan includes a one-time onboarding session, access to knowledge base and standard technical support. Any additional training or onboarding or advanced setup as determined by our specialists may require engagement of our professional services.

Our Customers

We specialized in providing digital marketing services on the XPO platform, catering to marketers across varied industry sectors including automotive, e-commerce, food and beverages, healthcare, hospitality, retail, and travel. Our customer base primarily comprises mid- and small-sized advertising agencies operating in these sectors.

Our sales team identifies potential clients that align with our target ideal customer profile (ICP). Multiple virtual meetings are set up to assess the prospect’s fit, involving or sales engineers, solutions architects when necessary. Upon identifying a suitable prospect, our sales team works diligently to close the deal. Subsequently, our account management team takes over after the client signs a master services agreement. They facilitate kickoff meetings to introduce our team members, including the customer success team, initiating a seamless onboarding process. The account management team remains the primary point of contact, ensuring a cohesive and collaborative relationship with our clients. This approach fosters a client-centric environment and sets the foundation for successful, long-term partnerships.

For the six months ending June 30, 2024 and 2023, our revenue was derived from 30 and 27 customers, with the top five customers contributing approximately 86.1% and 85.2% of the total revenue, respectively. For the fiscal year ending December 31, 2023, our revenue was derived from 29 customers, with the top five customers contributing approximately 81.3% of the total revenue. In the subsequent year ending December 31, 2022, our customer base was 45, with the top five customers contributing approximately 53.6% of the total revenue. Although our customer base decreased, this reduction aligns with our strategic focus on ICP-matching customers. For the last two years, we have embarked on the initiative to evaluate new and existing customers against our ICP profile so that we are channeling our resources towards serving and retaining such ICP-matching customers. We monitored and observed that customers who fit our ICP are committing to longer contract terms and make more extensive use of our XPO platform as our value propositions directly appeal to them. This is evident from the marked increase in average revenue per customer from US$140,364 to US$300,890, an approximate 114.4% rise from December 31, 2022. We expect to see growth in our customer count going forward as we have concluded our customer review. We believe this initiative will positively impact our long-term success by driving stronger financial stability and growth. By focusing on profitable ICP-matching customers, we anticipate increased revenue and larger contract size, with higher lifetime value per customer as they commit to longer and bigger contracts, thus providing us predictable growth and repeat business. The resulting trust and loyalty will enhance customer retention and satisfaction. Concentrating on such customers allows for better resource allocation, reduced costs, and improved operational efficiency through better forecasting and planning. Prioritizing such profitable, long-term customers aligns our interests, enabling us to pursue more innovations, and encourages continuous improvements, ultimately sharpening our competitive edge and differentiating our business.

Material terms of our agreements with major customers include the following:

●	We grant to our customer and its authorized users a limited, revocable, non-exclusive, non-sublicensable, non-transferable license during the applicable subscription term to access and use our XPO platform and its APIs;
●	The customer is responsible for its authorized users’ use of our XPO platform and must enter into valid, binding agreements with such users that require them to comply with the terms of our customer agreement;
●	The customer shall prepay its monthly payment; and
●	Each customer agreement (with respect to any specific order form) begins on the start date as listed on such order form and will continue until all subscriptions under it have expired or have been terminated. Each subscription term shall automatically renew for an additional period of twelve months unless earlier terminated by either party with thirty days of prior written notice or due to breach of terms of the customer agreement.

Material terms of our agreement with our largest customer, which accounted for 17.4% and 40.1% of our revenue for the years ended December 31, 2022 and 2023, respectively, are summarized as below:

●	Platform use. We grant to our largest customer and its authorized users a limited, non-exclusive, non-sublicensable, non-transferable license during the applicable subscription term to access and use our XPO platform within Territory on a self-serve basis;
●	Service scope. Besides the XPO platform, we also provide additional professional services and managed activations to this customer;
●	Fees. For our XPO platform, we are entitled to receive a recurring monthly fee or a percentage of the advertising spend through our XPO platform, whichever is higher in addition to other miscellaneous fees. For our professional services, we are entitled to receive service fees based on billable hours calculated in blocks.
●	Dispute of invoice. The customer must email us within thirty (30) calendar days of receipt of our invoice if there is any disagreement, otherwise, all undisputed amounts are non- refundable and due for payment;
●	Terms. Our agreement with our largest customer commenced on December 29, 2020 and has been renewed on a twelve-month term each round since then;
●	Termination. Either us or the customer can terminate the master agreement by providing at least one hundred and eighty (180) days of prior written notice, or if either party is unable to cure a breach of our agreement within sixty (60) days of written notice to the other party.

Our customers are based in different countries, which include the United States, Singapore, Malaysia, Thailand and Australia. The following is a breakdown of our revenue by country:

	Six months ended June 30,		Year ended December 31,
	2024	2023	2023	2022
Percentage of revenue generated by country
United States	97.4%	96.2%	96.8%	85.6%
Singapore	2.6%	3.8%	2.9%	11.1%
Malaysia	0.0%	0.0%	0.0%	2.7%
Thailand	0.0%	0.0%	0.3%	0.4%
Australia	0.0%	0.0%	0.0%	0.2%

Our Suppliers

Our suppliers include providers of advertising inventory, data and technology, which enable us to provide our platform services. Advertising inventory suppliers are like advertising exchanges or advertising networks that provide matching of our advertisement purchase requests to media publishers or media owners. These suppliers may sell overlapping inventory or unique inventory, in which case we will have to build strong partnerships and relationships with them. Further, some of these suppliers may require us to undergo various certifications set by them before allowing us to connect to their inventory and audience. We will have to continue to explore to assess and connect with suitable, reputable, and differentiated suppliers. For third-party data suppliers or marketplaces, they supply myriad audience for use in effective targeted advertising and reduce wastage. There are large number of such providers worldwide with a wide margin of efficacy. We have invested significant resources in evaluating select providers and work closely with such qualified data providers, while we continue to carefully assess and onboard new ones. For technology providers, these are suppliers for measurements of viewability, anti-ad-fraud, privacy opt-out, and other highly specialized providers. Some of these suppliers are highly unique with limited competitors, and maybe challenging to easily find on-par replacements.

We also work with multiple cloud suppliers to power our XPO cloud platform. These cloud suppliers offer a wide range of capabilities and services. We tap on multiple suppliers to spread our risks across them, another reason is also to leverage on certain unique strengths of theirs which could offer significant cost and efficiency advantages. We typically enter into a master agreement with a supplier supplemented by a purchase order at each purchase.

Material terms of our agreements with major suppliers include the following:

●	Supplier provides services such as facilitation of advertising transactions to us.
●	Invoicing and payment arrangements are set forth in purchase orders
●	We agree to protect the supplier’s intellectual property rights and abide by our confidentiality obligations; and
●	Each supplier agreement is effective from the effective date until the purchase orders have terminated. Each party may terminate the agreement or any purchase order immediately if the other party is in material breach or with 30 days’ notice in the case that the breach is capable of cure, but the other party does not cure the breach to the non-breaching party’s satisfaction within such notice period.

Sales and Marketing

Our customer acquisition strategy encompasses a multi-faceted approach. Our sales approach involves the deployment of an internal talented team of inside sales representatives who collaborates closely with strategically positioned field sales personnel covering various states and territories in the U.S. and participate in key trade shows and industry events through exhibitions and sponsorships besides reaching out through digital platforms such as emails, LinkedIn, and cold calling.

In terms of marketing, we create various types of content such as blog articles, social media posts, whitepapers, and help center materials, which we publish through our website where we employ SEO on our website, ensures that potential clients can easily discover our offerings and reach us for software demonstration. Additionally, we distribute these materials through email newsletters and advertise to potential customers using our ad channels. A recent addition to our marketing strategy is the implementation of monthly webinars covering different digital marketing subjects to raise public awareness about various digital marketing topics and promote our Company’s offerings.

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Technology and Development

We consider our technology and development capability to be key to the development and growth of our business. We engage in ongoing technology and development activities to meet the technological requirements of customers and maintain our cutting-edge technological capabilities in the digital advertising and marketing spaces. As of December 31, 2023, our technology and development team comprised a total of 61 employees, or approximately 59% of our total number of employees. Our technology and development expenses were approximately US$2.3 million and US$1.4 million in the year ended December 31, 2022 and 2021, respectively.

Our research and development team is led by Vice President of Product and Engineering, Mr. Abhishek Kumar and co-led by Vice President of Group Operations, Mr. Le Truong Vinh Phu. Our research and development team tracks, evaluates, and anticipates the latest industry developments and customers’ needs in determining our research and development project focus and new service roadmap. We intend to expand our research and development team and continue to enhance our research and development capabilities.

Intellectual Property

We rely on trademarks, patents, trade secrets and know-how, as well as contractual restrictions on information disclosure to protect our intellectual property rights and to maintain our technological advantages in our business operations.

As of the date of the prospectus, we had filed one patent in the U.S. and registered 25 domain names and four trademarks in the U.S., Singapore and the People’s Republic of China.

We believe the protection of our trademarks, copyrights, domain names, trade secrets, patents and other proprietary rights is critical to our business, and we protect our intellectual property rights through a combination of trademark, copyright and trade secret protection laws in Singapore, the United States and other jurisdictions where we operate, as well as through confidentiality agreements and procedures with our employees, customers and suppliers.

While we actively take steps to protect our proprietary rights, such steps may not be adequate to prevent the infringement or misappropriation of our intellectual property. See “Risk Factors – Risks Related to Our Business and Industry – We may not be able to protect our intellectual property rights.” We may also be subject to legal proceedings and claims from time to time relating to the intellectual property of others. See “Risk Factors – Risks Related to Our Business and Industry – We are subject to risks related to litigation, including intellectual property infringement claims, consumer protection actions and regulatory disputes.”

Employees

As of June 30, 2024, we have a total of 108 full-time employees. The following table indicates the number of our employees by function.

Function	Number of Employees
Technology and Development	73
Sales and Marketing	20
Platform and Operations	6
Corporate Services	9
Total	108

The following table indicates the number of our employees by geographic location as of June 30, 2024.

Country	Number of Employees
Vietnam	38
India	31
United States	19
Singapore	15
Malaysia	5
Total	108

Insurance

Our insurance primarily consists of business owner insurance covering property and equipment liability, commercial general liability and medical expenses for staff and cyber insurance. See “Risk Factors – Risks Related to Our Business and Industry – We may not have sufficient insurance to protect ourselves against substantial losses” for more details.

Properties

As of the date of this prospectus, we do not own any property. We lease four offices in the jurisdictions where we operate for the purposes of business operation with a total gross floor area of approximately 6,140 square feet, the details of which are set out below. Several of these offices are co-working spaces where we lease a private office space.

Country/Region	Address	Gross Floor Area (Square Feet)
United States	1159 Sonora Court, Suite 122, Sunnyvale, CA 94086	248
Singapore	21 Merchant Road, #04-01 Singapore 058267	124
Vietnam	Level 1, Kicotrans Building, 46 Bach Dang, Ward 2, Tan Binh District, Ho Chi Minh City	2,368
India	601 A, Pentagon P4, Magarpatta City, Pune 411028, Maharashtra	3,400

Legal Proceedings

We are currently not involved in litigation that we believe will have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry, or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to our knowledge threatened against or affecting, our company, any of our subsidiaries or their directors or officers or directors, in which an adverse decision is expected to have a material adverse effect.

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REGULATION

This section sets forth a summary of the material laws and regulations that may affect our Group’s business and operations in the U.S., Singapore, India, Vietnam, India, and Malaysia. Information contained in this section should not be construed as a comprehensive summary nor detailed analysis of laws and regulations applicable to the business and operations of our Group. This overview is provided as general information only and not intended to be a substitute for professional advice. You should consult your own advisers regarding the implication of the laws and regulations of Singapore on our business and operations.

Singapore

Employment Act 1968

The Employment Act 1968 of Singapore (the “Employment Act”) governs matters such as public holiday and sick leave entitlements, minimum days of annual leave, payment of salary and allowable deductions and release for wrongful dismissal, and also governs, among other things, working hours, overtime, rest days, holidays, payment of retrenchment benefit, priority of retirement benefit, annual wage supplements and other conditions of work or service.

Central Provident Fund Act 1953

The Central Provident Fund (“CPF”) system is a mandatory social security savings scheme funded by contributions from employers and employees, pursuant to which an employer is obliged to make CPF contributions for all employees who are Singapore citizens or permanent residents who are employed in Singapore by an employer, with limited exemptions.

Intellectual Property Rights

The protection of industrial designs is provided for under the Registered Designs Act 2000 of Singapore. Inventions are protected in Singapore under the Patents Act 1994 of Singapore and may be registered either through a domestic application filed with the Registry of Patents within the Intellectual Property Office of Singapore (the “IPOS”) or an international application filed in accordance with the Patent Cooperation Treaty, with the Registry of Patents acting as the receiving office for the application. Trademarks may be protected both under the Trade Marks Act 1998 of Singapore (the “TMA”) and under common law. These two systems are independent of each other. Protection under the TMA is conditional upon registration of the trademark with the Registry of Trade Marks within the IPOS.

Regulations on Safety and Health of Our Employees

The Workplace Safety and Health Act, Chapter 2006 of Singapore (the “WSHA”) is the principal legislation governing the safety, health and welfare of persons at work in workplaces. Among other things, the WSHA imposes a duty on every employer and every principal (which would include us) to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of its employees and any contractor, any direct or indirect subcontractor, and any employee employed by such contractor or subcontractor, when at work.

The general penalties for non-compliance with the WSHA include the imposition of fines up to S$500,000 in the case of a body corporate. Further or other penalties may apply in the case of repeat offenses or specific offenses under the WSHA or its subsidiary legislation.

Personal Data Protection Act 2012

The Personal Data Protection Act 2012 of Singapore (“PDPA”) governs the collection, use and disclosure of the personal data of individuals by organizations, and is administered and enforced by the regulator, the Personal Data Protection Commission. It sets out, among other things, the following nine data protection obligations which all organizations are required to comply with when undertaking activities relating to the collection, use or disclosure of personal data.

(i)	Consent Obligation. An organization must obtain the consent of the individual before collecting, using, or disclosing his personal data for any purpose.

(ii)	Purpose Limitation Obligation. An organization may collect, use, or disclose personal data about an individual only for purposes that a reasonable person would consider appropriate in the circumstances and, if applicable, have been notified to the individual concerned.

(iii)	Notification Obligation. An organization must notify the individual of the purpose(s) for which it intends to collect, use, or disclose the individual’s personal data on or before such collection, use or disclosure of the personal data.

(iv)	Access and Correction Obligations. An organization must, upon request, (i) provide an individual with his or her personal data in the possession or under the control of the organization and information about the ways in which the personal data may have been used or disclosed during the past year; and (ii) correct an error or omission in an individual’s personal data that is in the possession or under the control of the organization.

(v)	Accuracy Obligation. An organization must make a reasonable effort to ensure that personal data collected by or on behalf of the organization is accurate and complete if the personal data is likely to be used by the organization to make a decision that affects the individual concerned or disclosed by the organization to another organization.

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(vi)	Protection Obligation. An organization must protect personal data in its possession or under its control by making reasonable security arrangements to prevent unauthorized access, collection, use, disclosure, copying, modification, disposal or similar risks.

(vii)	Retention Limitation Obligation. An organization must cease to retain documents containing personal data or remove the means by which the personal data can be associated with particular individuals as soon as it is reasonable to assume that (i) the purpose for which the personal data was collected is no longer being served by retention of the personal data, and (ii) retention is no longer necessary for legal or business purposes.

(viii)	Transfer Limitation Obligation. An organization must not transfer personal data to a country or territory outside Singapore except in accordance with the requirements prescribed under the Personal Data Protection Act 2012.

(ix)	Openness Obligation. An organization must implement the necessary policies and procedures to meet its obligations under the Personal Data Protection Act 2012 and shall make information about its policies and procedures publicly available.

The PDPA generally requires organizations to provide notification and obtain consents prior to the collection, use, or disclosure of personal data (being data, whether true or not, about an individual who can be identified from that data or other accessible information), and to provide individuals with the right to access and correct their own personal data. Organizations have mandatory obligations to assess data breaches they suffer, and to notify the Personal Data Protection Commission and where applicable, the relevant individuals where the data breach is (or is likely to be) of a significant scale or resulting in (or is likely to result in) significant harm to individuals. Other obligations include accountability, protection, retention, and requirements around the overseas transfers of personal data.

In addition, Do-Not-Call (“DNC”) requirements require organizations to check “Do-Not-Call” registries prior to sending marketing messages addressed to Singapore telephone numbers, through voice calls, fax, or text messages, unless clear and unambiguous consent to such marketing was obtained from the individual.

The PDPC may impose sanctions in connection with the improper collection, use and disclosure of personal data and certain failures to comply with the PDPA, including the DNC requirements. Organizations that contravene provisions of the PDPA may be liable for a financial penalty of up to S$1,000,000, or if the annual local turnover of the organization exceeds S$10,000,000, 10% of the organization’s annual local turnover and / or imprisonment.

Regulations on Anti-money Laundering and Prevention of Terrorism Financing

The primary anti-money laundering legislation in Singapore is the Corruption, Drug Trafficking and Other Serious Crimes (Confiscation of Benefits) Act 1992 (“CDSA”) provides for the confiscation of benefits derived from, and to combat, corruption, drug dealing and other serious crimes. Generally, the CDSA criminalizes the concealment or transfer of the benefits of criminal conduct, as well as the knowing assistance in the retention of such benefits.

The Terrorism (Suppression of Financing) Act 2002 (“TSOFA”) is the primary legislation for the combating of terrorism financing. It was enacted to give effect to the International Convention for the Suppression of the Financing of Terrorism. Besides criminalizing the laundering of proceeds derived from drug dealing and other serious crimes and terrorism financing, the CDSA and the TSOFA also require suspicious transactions to be duly disclosed for the purpose of reporting to the Suspicious Transaction Reporting Office and failure to do so is an offense.

In addition, financial institutions, non-financial institutions, and individuals in Singapore are required to comply with financial sanction requirements in relation to individuals and entities designated by the United Nations.

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Vietnam

Employment Laws

The principal statute currently governing employment is Labor Code No. 45/2019/QH14 which has come into effect since 1 January 2021.

Labor contract

Employment relationships are governed by the contractual agreement between employers and employees. Labor contracts may take one of the following forms: (i) indefinite-term labor contract; or (ii) definite-term labor contract (the term of which must not exceed thirty-six months from the effective date of the contract).

A labor contract shall have mandatory contents such as the particulars of employer, particulars of employees, details of job, employment term, wage/salary, working and resting time and social insurance.

A signed labor contract may be terminated under circumstances specified under the laws. In certain events of termination (such as unilateral termination or dismissal or termination due to restructuring), the terminating party shall comply with the specific procedures and conditions required by laws.

Labor safety and hygiene

Employers (engaging in service sectors) and employees are subject to various requirements on labor safety and hygiene at the workplace such as training classes on labor safety and hygiene, and periodic health checks.

Foreign employees

Foreigners who work in Vietnam are required to obtain a work permit or a confirmation from the local labor authority that they are exempted from work permits. The term of a work permit shall not exceed two years. The term of labor contract of a foreigner working in Vietnam must not exceed the term of the work permit.

Statutory insurance

Employers and employees shall contribute compulsory social insurance (SI), health insurance (HI) and unemployment insurance (UI) on a monthly basis to the social insurance fund. The contribution is calculated based on salary at various rates. Currently, the total rates contributed by the employer and the employee are 21.5% and 10.5% respectively. The UI scheme is not applicable to the foreign employees.

Foreign Exchange Control Laws

The legislation regulating the foreign exchange market in Vietnam is Ordinance No. 28/2005/PL-UBTVQH11 on Foreign Exchange Control which has come into effect since 1 June 2006 (as amended by Ordinance No. 06/2013/UBTVQH13 which has come into effect since 1 January 2014) and its guidance instruments. A company incorporated under the laws of Vietnam is designated as a “resident” for exchange control purposes in Vietnam. This includes foreign owned enterprises.

Foreign currency payment

Foreign currency payments within the territory of Vietnam are strictly prohibited for most of transactions between Vietnamese residents and are subject to the strict control of the State Bank of Vietnam. The law provides the some exceptions such as: (i) resident organizations may internally transfer capital in foreign currencies via bank transfer (as between an entity with legal status and a ‘dependent accounting entity’ or vice versa); (ii) residents may contribute capital in foreign currencies in order to implement foreign investment projects in Vietnam; and/or (iii) residents are entitled to receive payments in foreign currencies made via bank transfers in accordance with import or export contracts.

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Foreign currency conversion and remittance

A resident company incorporated under the laws of Vietnam is allowed to remit overseas foreign currency to meet its payment requirements for permitted transactions with non-residents, subject to the selling bank’s verification. Certain permitted transactions includes (i) payments and remittance in relation to import and export of goods and services; (ii) short-term commercial credit loans and bank loans; (iii) payments and remittance in relation to revenues from direct and indirect investment; (iv) remittance in relation to a reduction and subsequent repayment of direct investment capital; (v) payments for principal and interest under foreign loans; (vi) unilateral transfer; and/or (vii) other payments and transfers as prescribed by the State bank of Vietnam.

Foreign currency bank account

A resident foreign owned enterprise shall open a direct investment capital account (DICA) in foreign currency with an authorized bank in Vietnam for its direct investment in Vietnam for the following general purposes: (i) receipt of charter capital contributions; (ii) disbursement outside Vietnam of capital, profit, and other legal revenue of a foreign investor; and/or (iii) other revenue and disbursement transactions relating to direct foreign investment activities.

Repatriation of profit

There are no restrictions on the transfer abroad of the following so long as foreign investors have satisfied all financial obligations owed to the Government of Vietnam: (i) invested capital and proceeds from liquidation of investments; (ii) income derived from business investment activities; and/or (iii) other money and assets lawfully owned by the investor. Foreign investors are not permitted to remit profits if the investee company has accumulated losses.

Foreign Investment Laws

The principal statutes currently governing the incorporation and operation of a foreign owned enterprise in Vietnam are (i) Law No. 61/2020/QH14 on Investment and (ii) Law No. 59/2020/QH14 on Enterprises both of which have come into effect since 1 January 2021.

A foreign investor may invest in Vietnam by (i) setting up a new company; (ii) contributing capital to or buying shares in an existing company; or (iii) through a business cooperation contract (BCC) with domestic investors. The general licensing procedures will be comprised of: (i) obtaining capital acquisition approval (in certain cases of capital/share acquisition); and (ii) obtaining/amending an enterprise registration certificate and an investment registration certificate. Merger filing may also be required in certain cases of capital/share acquisition.

During the operation term, any changes to the contents of the investment registration contents or enterprise registration contents must be registered or notified with the licensing authorities. The amended investment registration certificate or enterprise registration certificate or confirmation on changes to enterprise registration contents (where applicable) will be issued accordingly.

Intellectual Property Rights Laws

The principal statute currently governing intellectual property rights is Law No. 50/2005/QH11 on Intellectual Property coming into effect from 1 July 2006, as amended and supplemented from time to time.

Copyright

Authors who use their own time, finance and material or technical facilities to create works shall have the moral rights and the economic rights under the laws. Meanwhile, an organization which assigns its staff or engages an author to create a work shall have certain moral rights and economic rights, unless otherwise agreed. No copyright registration is compulsory in Vietnam.

Trademark and industrial design

Registration of trademark or industrial design is not compulsory under laws of Vietnam either. An organization may register for protecting its (i) industrial designs the creation of which is funded by such organization in the form of job assignment or engagement with authors (unless otherwise legally agreed) and (ii) trademarks in relation to the products produced or services provided by such organization, from unlawful usage by third parties.

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A certificate of registered trademark shall be valid from the grant date until the end of ten years from the filing date, and may be renewed for many consecutive terms, each of ten years. An industrial design patent shall be valid from the grant date until the end of five years from the filing date, and may be renewed for two consecutive terms, each of five years.

Personal Data Protection Laws

The principal legislation currently governing matters in relation to personal data protection are Law No. 24/2018/QH14 on Cyber Security which has come into effect since 1 January 2019, Decree No. 53/2022/ND-CP which has come into effect since 1 January 2022 and Decree No. 13/2023/ND-CP which has come into effect since 1 July 2023.

Personal data protection laws apply to organizations and individuals that are involved in the processing of personal data (data controller, data processor, or third party) and natural persons who are identified or identifiable from the personal information (data subject).

The consent of the data subject is required before carrying out the processing of the personal data. The consent must be expressly made (silent consent is not permitted) and can be partial or conditional. The data subject has the right to access and review their personal data. If the data subject withdraws consent, the relevant personal data must be deleted within a statutory period.

Within sixty days from the date of data processing, organizations must submit a personal data protection impact assessment for the evaluation by the Ministry of Public Security (Department of Cybersecurity and High-Tech Crime Prevention and Control). The impact assessment needs to be amended or updated upon any changes in the extent of the personal data processed by organizations.

Transfer of personal data of Vietnamese citizens abroad requires a relevant impact assessment primarily including a description of reasons, the purposes of transferring the data abroad and relevant consent of the data subjects, as well as a written data transfer agreement with the foreign entity that receives the data. Impact assessment dossier needs to be sent to the Ministry of Public Security within sixty days from the date of processing of personal data and must be available for inspection at the organization. Organizations must update their impact assessment in case of changes and send an update to the Ministry of Public Security.

The above-mentioned procedures at the Ministry of Public Security have just been promulgated without clear guidance; therefore, there are certain difficulties in compliance with the said obligations.

Further, domestic and foreign service providers on telecom networks, on the Internet, and other value-added services in cyberspace in Vietnam carrying out activities of collecting, exploiting, analyzing and processing certain personal data in Vietnam must store such data in Vietnam for a specified period as stipulated by the Government. A foreign enterprise providing certain services into Vietnam on a cross-border basis will be subject to the data storage in Vietnam and the establishment of a branch or representative office in Vietnam if such foreign enterprise falls into the required case which needs more supervision from the Vietnam Government.

Anti-money Laundering Laws

The principal statute currently governing the anti-money laundering in Vietnam is Law No. 14/2022/QH15 on Anti-money Laundering which has come into effect since March 1, 2023 (replacing Law No. 07/2012/QH13 dated 18 June 2012). Various acts in relation to the money-laundering are prohibited which includes the organizing, participating in or facilitating, assisting in the conduct of money laundering.

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Money laundering is a prohibited act and classified as a crime under Criminal Code No. 100/2015/QH13 which has come into effect since 1 January 2018 and been amended from time to time. Acts of money laundering generally includes:

(i)	directly or indirectly participating in financial/banking transactions or other transactions to conceal the illegal origin of the money or property obtained through their commission of a crime or obtained through another’s commission of a crime to their knowledge;

(ii)	using money or property obtained through their commission of a crime or obtained through another’s commission of a crime to their knowledge for doing business or other activities;

(iii)	concealing information about the true origin, nature, location, movement or ownership of money or property obtained through their commission of a crime or obtained through another’s commission of a crime to their knowledge or obstructing the verification of such information; or

(iv)	committing any of the offences specified in any of the above points in the knowledge that the money or property is obtained through transfer, conversion of money or property obtained through another’s commission of a crime.

Individuals convicted may be subject to fines, imprisonment of up to fifteen years and confiscation of assets. Legal entities convicted may be subject to fines, or definite or indefinite suspension of operation.

India

Companies Act, 2013

The Companies Act of 2013 is the relevant legislation relating to companies and lays down the provisions of corporate governance that must be adhered to by any company with its operations in India. The Companies Act was enacted by the Government of India with the objective to provide statutory protection to the rights and interests of the shareholders. It also laid the foundation for the setting up of the National Company Law Tribunals and the National Company Law Appellate Tribunal in India, which is the adjudicating authority on matters relating to companies and the Insolvency and Bankruptcy Code, 2016. With respect to foreign subsidiary companies operating in India, the Companies Act of 2013 lays down regulations that govern the composition of the Board of Directors, Shareholder Meetings, Annual Filings, and rules relating to incorporation, management and winding up of companies that must be mandatorily complied with.

Moreover, the provisions of the Companies Act are not complied with, then the company shall be punishable with fine as per Section 392 of the Act.

The Code on Wages, 2019

The government of India enacted The Code on Wages of 2019 to amend and consolidate all the laws relating to wages and bonus and matters connected therewith or incidental thereto. The Code on Wages replaced four labor legislations and provides wage security, social security and health security to workers in organized as well as unorganized sectors.

The Social Security Code, 2020

The Social Security Code of 2020 was implemented to amend and consolidate all laws relating to social security with the goal to extend social security to all employees and workers either in the organized or unorganized or any other sectors and for matters connected therewith or incidental thereto. The Code provides for the creation of a comprehensive legal framework for Social Security so that workers can revive social security in India completely. It also provides for the institutionalization of a system for the contributions received from the employers and workers.

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The Sexual Harassment of Women at Workplace (Prevention, Prohibition, and Redressal) Act, 2013

The Sexual Harassment of Women at Workplace (Prevention, Prohibition and Redressal) Act of 2013 was implemented with the objective of ensuring women’s right to workplace equality, free from sexual harassment. Three key obligations were imposed on institutions to meet the standards of equality and dignity at the workplace enshrined in the Constitution of India, which are namely: (i) prohibition; (ii) prevention; and (iii) redressal. The Act provides a civil remedy to women in protection of their rights against sexual harassment at the workplace and is in addition to other laws that are currently in force in India.

Foreign Exchange Management Act, 1999

The Foreign Exchange Management Act, 1999 (FEMA) was passed in India to consolidate and amend the laws relating to foreign exchange with the objective of facilitating external trade and payments and for promoting the orderly development and maintenance of the foreign exchange market in India. There are various rules and regulations that are prescribed under the FEMA, and its applicability depends on the nature of business carried out by the subsidiary company and these regulations must be mandatorily complied with.

Anti-Money Laundering Regulations

In India, anti-money laundering (AML) regulations refer to a comprehensive framework of laws, regulations and procedures aimed at preventing the illicit acquisition of funds through illegal means. The Prevention of Money Laundering Act, 2002 (PMLA) and the Prevention of Money Laundering (Maintenance of Records) Rules, 2005 (Rules) are the primary laws enforced to combat money laundering activities in the country. The anti-money laundering laws in India are framed within a comprehensive framework consisting of the Prevention of Money Laundering Act 2002, its associated rules and regulations developed by regulatory bodies such as the Reserve Bank of India (RBI) and the Securities and Exchange Board of India. Together, these laws and regulations form a robust framework for preventing money laundering activities in the country.

Intellectual Property Laws

The intellectual property laws and regulations in India are namely the Patents Act, 1970 and the Trademarks Act, 1999. The Patents Act of 1970 protects inventions, and a product patent is allowed in all fields of technology including food, drugs, chemicals and microorganisms and it also provides for pre-grant and post-grant oppositions. The objective of the Trademarks Act of 1999 is to register trademarks applied for in the country and to provide for better protection of trademark for goods and services to prevent fraudulent use of the mark. For availing protection under the Trademarks Act, 1999 the trademark must first be registered with the Trademarks Registry in India. Furthermore, pursuant to the accession to the Madrid Protocol, a Treaty for international registration of trademarks, applications can be made, and trademarks can be registered on an international forum for their protection.

The Digital Personal Data Protection Act, 2023

This Act provides for the processing of digital personal data in a manner that recognizes both the right of individuals to protect their personal data and the need to process such personal data for lawful purposes and for matters connected therewith or incidental thereto. This statute was enacted by the Government of India to make the process of collection of personal digital data by companies and other institutions more transparent. Foreign subsidiary companies must ensure that the process of the collection of personal data and its subsequent use are in line with the provisions of this Act.

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Malaysia

Local Government Act 1976 and Trade By-Laws

The Local Government Act 1976 of Malaysia confers the power to the local authority to make by-laws which provide that no person shall use any premise within the jurisdiction of respective Municipal Council/City Council without a business premise license issued by respective Municipal Council/ City Council. Hence, an organization is required to obtain a business premise license for each operating premise from the relevant local authority. In addition to a business premise license, a signboard license is also required.

Employment Act 1955

The Employment Act 1955 of Malaysia (the “Employment Act”) governs all employment matters such as working hours, minimum benefits, leaves, payment of salary, allowable deductions, termination and other minimum terms and conditions of employment in Malaysia. Previously, the Employment Act only applied to employees earning a monthly salary of MYR2,000 and below or manual laborers. Due to the recent Employment (Amendment) Act 2022, the Employment Act now extends to all employees regardless of salary. However, employees earning a monthly salary exceeding MYR4,000 are excluded from certain sections of the Employment Act. These include provisions like overtime payments and statutory entitlements to termination and lay-off benefits.

Employees Provident Fund Act 1991

The Employees Provident Fund Act 1991 of Malaysia establishes the Employees Provident Fund (“EPF”), a system of mandatory social security savings scheme (for employees’ retirement and management of the savings) funded by contributions from employers and employees alike, pursuant to which an employer is obliged to make EPF contributions for all employees who are Malaysia citizens or permanent residents who are employed in Malaysia by an employer, with limited exemptions.

Employees’ Social Security Act 1969

The Employees’ Social Security Act 1969 of Malaysia establishes the Social Security Organization (“SOCSO”), a system of mandatory social security savings scheme (for certain contingencies) funded by contributions from employers and employees alike, pursuant to which an employer is obliged to make SOCSO contributions for all employees who are Malaysia citizens or permanent residents who are employed in Malaysia by an employer, with limited exemptions.

Employment Insurance System Act 2017

The Employment Insurance System Act 2017 of Malaysia provides for the Employment Insurance System (“EIS”) administered by SOCSO to provide certain benefits and a re-employment placement program for insured persons in the event of loss of employment. EIS is paid for by both employers and employees alike, pursuant to which an employer is obliged to make EIS contributions for all employees who are Malaysia citizens or permanent residents who are employed in Malaysia by an employer, with limited exemptions.

Regulations on Safety and Health of Our Employees

The Occupational Safety and Health Act 1994 of Malaysia (the “OSHA”) provides provisions for securing the safety, health, and welfare of persons at work, for protecting others against risks to safety or health in connection with the activities of persons at work and to establish the National Council for Occupational Safety and Health (the “DOSH”). DOSH, under the purview of the Ministry of Human Resources is a governmental body responsible for determining the direction and policy of occupational safety and health in Malaysia. Among other things, the OSHA imposes a duty on every employer, principal employer and every self-employed person to ensure, so far as is practicable, the safety and health of its employees and any contractor, any direct or indirect subcontractor, and any employee employed by such contractor or subcontractor, when at work.

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Intellectual Property Rights

The protection of industrial designs is provided for under the Industrial Designs Act 1996 of Malaysia. Inventions are protected in Malaysia under the Patents Act 1983 of Malaysia and may be registered either through a domestic application filed with the Registrar of Patents within the Intellectual Property Corporation of Malaysia (the “MyIPO”) or an international application filed in accordance with the Patent Cooperation Treaty. Trademarks may be protected both under the Trademarks Act 2019 of Malaysia (the “TMA”) and under common law. These two systems are independent of each other. Protection under the TMA is conditional upon registration of the trademark with the Registrar of Trademarks within the MyIPO.

Regulation on Anti-money Laundering and Prevention of Terrorism Financing

The Anti-Money Laundering, Anti-Terrorism Financing and Proceeds of Unlawful Activities Act 2001 of Malaysia (the “AMLA”) provides for the offence of money laundering, the measures to be taken for the prevention of money laundering and terrorism financing offences and to provide for the forfeiture of property involved in or derived from money laundering and terrorism financing offences, as well as terrorist property, proceeds of an unlawful activity and instrumentalities of an offence. The offences under the AMLA could apply to any persons and include organizations.

Personal Data Protection Act 2010

The Personal Data Protection Act 2010 of Malaysia (the “PDPA”) governs the collection, use and disclosure of the personal data of individuals by organizations, and is administered and enforced by the regulator, the Personal Data Protection Commissioner. It sets out, among other things, the following seven data protection principles which all organizations, as data users (person who processes any personal data or has control over or authorizes the processing of any personal data), are required to comply with when undertaking activities relating to the collection, use or disclosure of personal data of the data subjects (individual who is the subject of the personal data).

(i)	General Principle. A data user must obtain the consent of the data subject before collecting, using, or disclosing his personal data for any purpose.

(ii)	Notice and Choice Principle. A data user must notify the data subject of the purpose(s) for which it intends to collect, use, or disclose the data subject’s personal data on or before such collection, use or disclosure of the personal data.

(iii)	Disclosure Principle. A data user must not disclose the personal data of the data subject to any party other than those agreed upon by both the data user and the data subject and not for any other reason other than the reason provided under a notice in accordance with the Notice and Choice Principle.

(iv)	Security Principle. A data user must protect personal data in its possession or under its control by making reasonable security arrangements to prevent unauthorized access, collection, use, disclosure, copying, modification, disposal or similar risks.

(v)	Retention Principle. A data user must not retain any personal data of the data subject any longer than is necessary for the fulfilment of that purpose. It shall be the duty of a data user to take all reasonable steps to ensure that all personal data is destroyed or permanently deleted if it is no longer required for the purpose for which it was to be processed.

(vi)	Data Integrity Principle. A data user shall take reasonable steps to ensure that the personal data is accurate, complete, not misleading and kept up-to-date by having regard to the purpose, including any directly related purpose, for which the personal data was collected and further processed.

(vii)	Access Principle. A data subject shall be given access to his personal data held by a data user and be able to correct that personal data where the personal data is inaccurate, incomplete, misleading or not up-to-date, except where compliance with a request to such access or correction is refused under the PDPA.

The PDPA generally requires organizations to provide notification and obtain consents prior to the collection, use, or disclosure of personal data (means any information in respect of commercial transactions, about an individual who can be identified from that data or other accessible information), and to provide individuals with the right to access and correct their own personal data. Other obligations include accountability, protection, retention and requirements around the overseas transfers of personal data.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus:

Name	Age	Position
Khar Heng Choo	46	Chairman and Chief Executive Officer
Wilson Chandra*	59	Director and President
Abhishek Kumar	40	Vice President of Product and Engineering
Truong Vinh Phu Le	38	Vice President of Operations
Kheng Ee Lennon Teng	50	Group General Manager
Hai Xuan Pham	50	Head of Finance
Anthony Carvalho*	68	Independent Director
Gordon Kwok Wai Lam*	55	Independent Director
Jayant Kadambi*	60	Independent Director

Note:

*	The appointments of the independent directors and Wilson Chandra as director will become effective upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

Khar Heng Choo, Ph.D., Chairman and Chief Executive Officer

Dr. Choo is the founder, chairman of the board of directors and chief executive officer of the Company. He provides the strategic leadership and vision for the company’s growth and innovation. With a wealth of expertise in adtech and business, he plays a key role in driving the Company’s global commercial expansion.

With over 16 years of experience in the digital marketing industry, Dr. Choo possesses deep knowledge of advertising and marketing technologies. His direct experience working with advertising agencies, brands, and media publishers spans across small and medium enterprises to multinational corporations. His multi-disciplinary skillset and operational experience have been instrumental in delivering cutting-edge solutions and driving business success.

In 2004, Dr. Choo co-founded FiNEX Solutions Private Limited which specialized in providing an innovative real-time stock charting and trading system named ChartNexus to the retail community and stock brokerages. After a successful exit, he joined the data mining department, conducting research in Bioinformatics using AI/ML technology at Singapore’s Agency for Science, Technology and Research (A*STAR), a globally renowned research institution.

Dr. Choo holds a Ph.D. in Bioinformatics and a bachelor’s degree (Honors) in Computer Science, both from the National University of Singapore.

Wilson Chandra, Director and President

Mr. Chandra will begin serving as a director of the Company immediately upon the SEC’s declaration of effectiveness of our registration statement on Form F-1. He is currently serving as the president of the Company. With over 26 years of experience in sales, marketing and business acceleration, his proven leadership skills and demonstrated ability to navigate complex market landscapes and competitive dynamics make him an invaluable asset to our organization.

As co-founder and managing director of Knorex Inc., a subsidiary of our Company, Mr. Chandra played a pivotal role in expanding our Group’s presence in the U.S. market since 2019. His strategic acumen and ability to build and lead high-performing teams were instrumental in achieving this remarkable growth.

Mr. Chandra’s entrepreneurial spirit and commitment to innovation were evident in his founding of TransAccel, a global business acceleration firm that has guided 55 private and public companies to expand their reach in the U.S. and globally over the past 19 years. His expertise in identifying and nurturing promising startups has been instrumental in the success of numerous organizations.

In addition to his entrepreneurial endeavors, Mr. Chandra has also served as a venture advisor to several Silicon Valley incubators and accelerators, including GSVLabs and Runway. In this role, he provided invaluable guidance and mentorship to early-stage startups, helping them navigate the challenges and opportunities of the market landscape.

Mr. Chandra holds a Bachelor of Science in Electrical Engineering from the University of Southern California in 1989, and a Master of Science in Electrical Engineering from the University of Southern California in 1992. With his extensive experience, strategic leadership and unwavering commitment to innovation, Mr. Wilson Chandra is poised to lead our Company to even greater heights of success. His contributions will undoubtedly be instrumental in shaping the future of our organization.

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Abhishek Kumar, Vice President of Product and Engineering

Mr. Abhishek Kumar serves as the Vice President of Product and Technology of the Company. Mr. Kumar is also one of the founders and the managing director of Knorex India Private Limited, one of our global research and development innovation centers, where he leads the cross-country technical development teams of our Group. With over 17 years of experience in product design, technical development and architecting of large-scale and real-time systems, he charts the Knorex XPO products and solutions roadmap.

In October 2007, Mr. Kumar started his career first as a software engineer in the fame Infosys Labs in India. By July 2011, Mr. Kumar was headhunted by SQL Star to re-locate to Singapore to architect a Semantic Technology-driven extraction platform for the National University of Health Systems (NUHS) as part of the drive towards electronic medical records adoption. Mr. Kumar was invited to serve as a committee member of the Interactive Advertising Bureau (IAB) of Southeast Asia and India, to oversee the establishment of guidelines, principles and standards for the Programmatic Advertising Technology industry in Southeast Asia and India.

Mr. Kumar received his bachelor’s degree in electronics and telecommunications in July 2007 where he was awarded gold medal for outstanding results by the Dr. A. P. J. Abdul Kalam Technical University (formerly, the Uttar Pradesh Technical University). In June 2019, he topped his cohort to clinch the top honor for his Master of Management of Technology from the National University of Singapore (NUS), where he was subsequently awarded the Tang Yuen Seng prize for his merit.

Truong Vinh Phu Le, Vice President of Operations

Mr. Phu Le serves as the Vice President of Operations at the Company. As one of the founding members, founder and the Managing Director of Knorex Vietnam Company Limited, one of our global research and development innovation centers of our Group where he oversees our Group operations and the day-to-day operation of our Vietnam office.

Mr. Le brings to our Group of over 15 years of commercial and research experience and expertise. Mr. Le’s deep expertise extends across a diverse range of technical domains, including AI/ML, Natural Language Processing, Text Mining, Machine Translation, Information Retrieval and Computer Vision, where he was instrumental in shaping the early foundation our Group’s innovation DNA. Mr. Le possesses a unique ability to formulate execution plans that transform cutting-edge research technologies into commercial applications and products. Mr. Le started his career as a software engineer at Dirox, an established French company providing turn-key digital solutions in Vietnam. He worked on the development and deployment of large-scale web applications utilizing a wide range of open-source technologies. His keen interest in innovation led Mr. Le to pursue research and development work at one of the top Asia’s universities—National University of Singapore (NUS) where he specialized in Computer Vision.

In July 2010, he joined our Group as an early founding member and has been responsible for driving the research and development and operation excellence of our Group ever since. Mr. Le earned his Bachelor of Science degree in Computer Science from the Ho Chi Minh City University of Technology in Vietnam in April 2010, and later, his Master of Computer Science degree from the NUS in July 2014.

Kheng Ee Lennon Teng, Group General Manager

Mr. Kheng Ee Lennon Teng serves as the Group General Manager at the Company. Mr. Teng plays a pivotal role in shaping and executing our Group’s strategic vision. His leadership extends to fostering partnerships and alliances that contribute to the overall growth and success of our organization. With a keen eye for operational efficiency, he actively oversees the day-to-day operation of our Singapore office, ensuring alignment with broader organizational objectives. Mr. Teng’s multifaceted background, entrepreneurial spirit and commitment to innovation make him a driving force behind our Group’s continued success.

With over 16 years of diverse experience in commercialization, business development, product development and operations, Mr. Teng brings a wealth of expertise to his role. He is a seasoned serial entrepreneur, having co-founded three start-ups in the mobile analytics, healthcare and AdTech sectors. Notable among these ventures are Uninstall.io, Mobile Health Private Limited and Locus Labs (Singapore), where he worked collaboratively with teams in India, Vietnam and Singapore, steering the delivery of highly innovative digital solutions.

Mr. Teng holds a Bachelor of Science degree in Economics from the prestigious London School of Economics. Building on this foundation, he furthered his academic pursuits and earned a Master of Science degree in Finance from the Imperial College London in the United Kingdom.

Hai Xuan Pham, Head of Finance

Tracy Pham is a disciplined and driven accounting professional with over 13 years of experience. She is currently the Head of Finance for the Company where she supervises a global team and oversees the day-to-day activities of the department. She reviews all accounting processes and assignments to ensure they are all aligned with current financial legislation. Tracy is also the Director of Human Resources for Knorex Inc., U.S.

Before joining Knorex in Jan 2020, she was the Accounting Manager and HR Manager for Dynosense Corp in San Jose, California from 2016, responsible for all accounting functions including overseeing all cross-continent transactions among the related entities in various countries. Prior to that, she was an Accountant for Skybox Imaging in Mountain View, CA from 2013 until the company was acquired by Google in late 2014 for US$500 million. Ms. Pham obtained her Bachelor of Business Administration-Management Information Systems from the San Jose State University in June 2001 and her associate degree in Accounting from Mission College in June 2010.

Anthony Carvalho, Independent Director, Chair of Audit Committee

Mr. Carvalho or Tony, will begin serving as an independent director of the Company immediately upon the SEC’s declaration of effectiveness of our registration statement on Form F-1. He will serve as the Chair for the Company’s Audit committee. Tony is an adviser and investor in early-stage technology companies. He was the Chief Financial Officer (CFO) at YuMe, Inc. (NYSE:YUME), or YuMe, a NYSE listed company, between 2014 and 2018. Tony also served as the Principal Accounting Officer of YuMe, Inc during that time. Tony was also the CFO of Xoom Corporation. Prior to joining Xoom Corporation, Tony served as the VP of Finance and Controller of PayPal. Prior to PayPal, he was several years in senior financial roles including being Controller of Scient, an eBusiness consulting company and Director of Finance of AirTouch Communications, acquired by Vodafone in July 1999. Tony holds a bachelor’s degree in commerce from the University of Bombay and is a Certified Public Accountant in California.

Gordon Kwok Wai Lam, Independent Director, Chair of Compensation Committee

Mr. Lam or Gordon, will begin serving as an independent director of the Company immediately upon the SEC’s declaration of effectiveness of our registration statement on Form F-1. He will serve be the Chair for the Company’s Compensation committee. Gordon most recently served as President and Global Chief Revenue Officer at Syniti, where he led the company’s go-to-market organization. Under his leadership, Syniti achieved multiple record-breaking quarters and expanded its footprint in the enterprise market, addressing some of the world’s most complex data challenges. Gordon has earned numerous industry awards and accolades, bringing over 28 years of experience as a distinguished business and technology leader. His proven track record includes managing business outcomes at a scale of half a billion USD, leading teams of over 2,500 professionals across multiple continents, and steering diverse areas of business—spanning hardware, software, services, and enterprise solutions. His expertise encompasses management, sales, marketing, business development, partner management, operations, and service delivery.

A seasoned leader in sales, marketing, and growth strategy, Gordon has held key leadership roles at Fortune 500 companies, including Microsoft, SAP, and NetApp, and has lived in Hong Kong, Australia, and the United States, Gordon now resides in Singapore.

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Jayant Kadambi, Independent Director, Chair of Nominating and Corporate Governance Committee

Mr. Jayant Kadambi will begin serving as an independent director of the Company immediately upon the SEC’s declaration of effectiveness of our registration statement on Form F-1. He will serve as the Chair for the Company’s Nominating and Corporate Governance committee.

Mr. Jayant is a Co-Founder at Quain Investments LLC, or Quain, and has been investing via Quain, with his partner Purvi Gandhi for over a year. He serves as Advisor at Mihup. He serves as Board Member at Lentra AI and Measure Protocol. He was a Co-Founder and served as the Chairman at YuMe. He also served as Chief Executive Officer & Board Member at HomeUnion. He has served as YuMe’s President since August 2008, YuMe’s Chief Executive Officer since August 2011, and as a member of the Board since YuMe’s inception in December 2004, and was instrumental in taking YuMe public at the NYSE. Prior to co-founding YuMe, Jayant was the Vice President, Research and Development of Netopia, Inc., a publicly-held manufacturer of DSL equipment and service provider for Internet service providers and carriers. He was a co-founder of StarNet Technologies, Inc., a voice-over DSL company, which was acquired by Netopia, Inc. in 1999. Prior to co-founding StarNet, Jayant held various technical and marketing positions in Advanced Micro Devices, Inc.’s networks division and AT&T Bell Labs, where he worked on high-speed LAN systems, hardware, and DSL technologies. Jayant received his B.S.E.E. and Masters in Electrical Engineering from Rensselaer Polytechnic Institute.

Board of Directors

Our board of directors will consist of five directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part, three of whom are independent directors. A director is not required to hold any Class A Ordinary Shares in our company to qualify to serve as a director. Subject to the rules of the relevant stock exchange and disqualification by the chairman of the board of directors, a director may vote with respect to any contract, proposed contract, or arrangement in which he or she is materially interested. Our board of directors may exercise all the powers of the company to borrow money, mortgage or charge its undertaking, property and uncalled capital and issue debentures or other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party. Our board of directors has determined that each of Anthony Carvalho, Gordon Kwok Wai Lam and Jayant Kadambi is an “independent director” as defined under the NYSE American rules.

As a Cayman Islands company listed on the NYSE American, we are a foreign private issuer and are permitted to follow the home country practice with respect to certain corporate governance matters rather than complying with NYSE American corporate governance standards. Cayman Islands law does not require a majority of a publicly traded company’s board of directors to be comprised of independent directors. However, to enhance our corporate governance, we elect to follow NYSE American corporate governance standards and have a majority of our board comprised of independent directors.

Board Committees

Prior to the completion of this offering, we intend to establish an audit committee, a compensation committee and a nominating and corporate governance committee under our board of directors. We intend to adopt a charter for each of the committees prior to the completion of this offering. Each committee’s members and functions are described below.

Audit Committee

Anthony Carvalho, Gordon Kwok Wai Lam and Jayant Kadambi will serve on the audit committee, which will be chaired by Anthony Carvalho. Our board of directors has determined that each of Anthony Carvalho, Gordon Kwok Wai Lam and Jayant Kadambi is “independent” for audit committee purposes as that term is defined by the rules of the SEC and the NYSE American, and that each of them has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Anthony Carvalho as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

●	appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;

●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

●	reviewing earnings releases.

Compensation Committee

Anthony Carvalho, Gordon Kwok Wai Lam and Jayant Kadambi will serve on the compensation committee, which will be chaired by Gordon Kwok Wai Lam. The compensation committee’s responsibilities include:

●	evaluating the performance of our chief executive officer considering such corporate goals and objectives and based on such evaluation: (i) recommending to the board of directors the cash compensation of our chief executive officer; and (ii) reviewing and approving grants and awards to our chief executive officer under equity-based plans;

●	reviewing and recommending to the board of directors the cash compensation of our other executive officers;

●	reviewing and establishing our overall management compensation, philosophy and policy;

●	overseeing and administering our compensation and similar plans;

●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable NYSE American rules;

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●	retaining and approving the compensation of any compensation advisors;

●	reviewing and approving our policies and procedures for the grant of equity-based awards;

●	reviewing and recommending to the board of directors the compensation of our directors; and

●	preparing the compensation committee report required by SEC rules, if and when required.

Nominating and Corporate Governance Committee

Anthony Carvalho, Gordon Kwok Wai Lam and Jayant Kadambi will serve on the nominating/corporate governance committee, which will be chaired by Jayant Kadambi. The nominating/corporate governance committee’s responsibilities include:

●	developing and recommending to the board of directors criteria for board and committee membership;

●	establishing procedures for identifying and evaluating board of directors candidates, including nominees recommended by shareholders; and

●	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding board diversity, our nominating and corporate governance committee and board of directors will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender, or national origin). Our nominating and corporate governance committee’s and board of directors’ priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our Company, including a duty to act honestly, in good faith and with a view to our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our amended and restated memorandum and articles of association, as amended and restated from time to time. In certain limited exception circumstances, our Company has the right to seek damages against any directors who breaches a duty owed to us.

Our board of directors has all the powers necessary for managing and for directing and supervising our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of officers;

●	exercising the borrowing powers of our company and mortgaging the property of our company; and

●	approving the registering of such transfer of shares in our share register.

Terms of Directors and Officers

Each of our directors holds office until the expiration of his or her term, as may be provided in a written agreement with our company, and his or her successor has been elected and qualified, until his or her resignation or until his or her office is otherwise vacated in accordance with our articles of association. At each annual general meeting one-third of the directors for the time being shall retire from office by rotation. However, if the number of directors is not a multiple of three, then the number nearest to but not less than one-third shall be the number of retiring directors. A retiring director shall be eligible for re-election. All our execution officers are appointed by and serve at the discretion of our board of directors. Our directors may be appointed or removed from the office by an ordinary resolution of shareholders. A director will be removed from office automatically if, among other things, the director (i) resigns, (ii) dies, (iii) is declared to be of unsound mind and the Board resolves that his office be vacated, (iv) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors generally; (v) is prohibited from being or ceases to be a director by operation of law; (vi) without special leave, is absent from meetings of the board for three consecutive meetings, and the board resolves that his office be vacated; (vii) has been required by NYSE American to cease to be a director; (viii) is removed from office by the requisite majority of the directors or otherwise pursuant to our amended and restated memorandum and articles of association then in effect.

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Corporate Governance Guidelines

Our board of directors has adopted a code of business conduct and ethics, which is applicable to all our directors, officers, employees and advisors. We will make our code of business conduct and ethics publicly available on our website. In addition, our board of directors has adopted a set of corporate governance guidelines. The guidelines reflect certain guiding principles with respect to our board’s structure, procedures and committees. The guidelines are not intended to change or interpret any law, or our amended and restated memorandum and articles of association, as amended from time to time. The code of business conducts and ethics and corporate governance guidelines all become effective upon completion of this offering.

Compensation of Directors and Executive Officers

For the year ended December 31, 2023, we and our subsidiaries paid aggregate cash compensation of approximately US$931,518 to our directors and executive officers as a group. We do not pay or set aside any amounts for pensions, retirement, other cash compensation or other benefits for our officers and directors.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers for a specified time period providing that the agreements are terminable for cause at any time. The terms of these agreements are substantially similar to each other. A senior executive officer may terminate his or her employment at any time by 30-day prior written notice. We may terminate the executive officer’s employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

Each executive officer has agreed to hold in strict confidence and not to use, except for the benefit of our company, any proprietary information, technical data, trade secrets and know-how of our company or the confidential or proprietary information of any third party, including our subsidiaries and our clients, received by our company. Each of these executive officers has also agreed to be bound by non-competition and non-solicitation restrictions during the term of his or her employment and typically for one year following the last date of employment.

We expect to enter into indemnification agreements with our directors and executive officers, pursuant to which we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Share Incentive Plan

We adopted the 2024 share incentive plan, or the 2024 Plan, on September 30, 2024. We have not yet made any grants under the 2024 Plan. The purpose of the 2024 Plan is to attract and retain highly qualified mid-to-high level management, consultants and other qualified persons, and to motivate such persons to serve us and to expend their best efforts to improve our business results and earnings, by providing these persons an opportunity to share the equity interest in our operations and future success.

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PRINCIPAL SHAREHOLDERS

The following table shows the beneficial ownership of our ordinary shares as of the date of this registration statement by:

●	each of our executive officers and directors;

●	all of the executive officers and directors of as a group; and

●	each person known to us who will beneficially own more than 5% of our ordinary shares.

The calculations in the table below are based on 27,423,113 ordinary shares outstanding as of the date of this registration statement, comprised of 22,642,538 Class A Ordinary Shares and 4,780,575 Class B Ordinary Shares, and 30,423,113 ordinary shares outstanding immediately after the completion of this offering, comprised of 25,642,538 Class A Ordinary Shares and 4,780,575 Class B Ordinary Shares, assuming that the underwriters do not exercise their option to purchase additional ordinary shares.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Shares Beneficially Owned Prior to This Offering				Shares Beneficially Owned After This Offering
Directors and Executive Officers**:	Class A Ordinary Shares	Class B Ordinary Shares	% of total ordinary shares	% of aggregate voting power	Class A Ordinary Shares	Class B Ordinary Shares	% of total ordinary shares	% of aggregate voting power
Khar Heng Choo	342,450	3,082,100	12.49	33.84	342,450	3,082,100	11.26	31.79
Wilson Chandra***	3,375	30,575	0.12	0.34	3,375	30,575	0.11	0.32
Truong Vinh Phu Le	30,200	272,000	1.10	2.99	30,200	272,000	0.99	2.81
Abhishek Kumar	27,025	243,450	0.99	2.67	27,025	243,450	0.89	2.51
Kheng Ee Lennon Teng	-	-	-	-	-	-	-	-
Hai Xuan Pham	-	-	-	-	-	-	-	-
Anthony Carvalho***	-	-	-	-	-	-	-	-
Gordon Kwok Wai Lam***	-	-	-	-	-	-	-	-
Jayant Kadambi***	-	-	-	-	-	-	-	-

All directors and executive officers as a group	403,050	3,628,125	14.70	39.84	403,050	3,628,125	13.25	37.43

Principal Shareholders:
Raffles Venture (Direct) Private Limited (1)	3,056,950	-	11.15	6.57	3,056,950	-	10.05	6.17
Franklin Capital Enterprise Limited (2)	4,387,025	-	16.00	9.43	4,387,025	-	14.42	8.85

Notes:

*	Less than 1% of our total outstanding ordinary shares.
**	Except as otherwise indicated below, the business address of our directors and executive officers is 21 Merchant Road, #04-01 Singapore 058267.
***	Each of Wilson Chandra, Anthony Carvalho, Gordon Kwok Wai Lam and Jayant Kadambi has accepted the appointment as director, effective upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part.
(1)	Raffles Venture (Direct) Pte Ltd, a Singapore company with registered office at 600 North Bridge Road #05-01 Parkview Square Singapore 188778, is 50% owned by NRF Holdings Pte Ltd (a Singapore entity fully owned by the Minister for Finance of Singapore) and the remaining shareholdings by other shareholders including Mr. Yap Ning Jee and Mr. Lim Dah Chee, David. Mr. Yap Ning Jee and Mr. Lim Dah Chee, David are the directors of Raffles Venture (Direct) Pte Ltd, and hold the investment and voting power on behalf of Raffles Venture (Direct) Pte Ltd.
(2)	Franklin Capital Enterprise Ltd, a British Virgin Islands company with registered office at Nerine Chambers, P.O. Box 905, Road Town, Tortola, British Virgin Islands, is owned as to 100% by Ms. Zhong Si Wan, who holds the investment and voting power on behalf of this entity.

As of the date of the prospectus, we have a U.S. record holder holding our outstanding Class A Ordinary Shares. Mr. Wilson Chandra, is a U.S. permanent resident and currently holds 3,375 of our Class A Ordinary Shares and 30,575 Class B Ordinary Shares. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

Call Option Agreement

In connection with the purchase by Raffles Venture (Direct) Pte. Limited (“Raffles Venture”) of the convertible notes issued by Knorex SG on March 11, 2016, Khar Heng Choo and Wei Keat Tan have agreed to grant Raffles Venture the right to purchase up a total of up to 9,870 ordinary shares collectively from Khar Heng Choo and Wei Keat Tan, which right will expire on December 31, 2024. Pursuant to the call option agreement, Raffles Venture has an option to purchase a total of up to 246,750 Class A Ordinary Shares collectively from Khar Heng Choo and Wei Keat Tan prior to December 31, 2024. As of the date of this prospectus, no option was exercised by Raffles Venture in relation to the call option agreement and the option has expired.

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Significant Historical Changes to Our Shareholding

See “Description of Share Capital – History of Securities Issuances” for a description of the history of our share issuances and transfers.

RELATED PARTY TRANSACTIONS

Related party balances

Other receivables - related parties

Name of Related Party	Relationship	Nature	As of June 30, 2024	As of December 31, 2023	As of December 31, 2022
			US$	US$	US$
Khar Heng Choo*	Chairman and Chief Executive Officer of the Company	Employee advance	$-	$31,423	$-
Kheng Ee Lennon Teng*	Group General Manager of the Company	Employee advance	-	4,543	-
Total			$-	$35,966	$-

*As of the issuance date of these accompanying consolidated financial statements, these receivables have been repaid by the related parties.

Other payables - related party

Name of Related Party	Relationship	Nature	As of June 30, 2024	As of December 31, 2023	As of December 31, 2022
			US$	US$	US$
TransAccel, LLC	Mr. Wilson Chandra**, Director and President of the Company, owned 100% of this entity	Business expansion consulting services	$-	$197,387	$38,741
Kheng Ee Lennon Teng	Group General Manager of the Company	Employee reimbursement	2,664	-	-
Total			$2,664	$197,387	$38,741

Related party transactions

Sales and marketing operating expenses

Name of Related Party	Relationship	Nature	For the Six Months Ended June 30, 2024	For the Six Months Ended June 30, 2023	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
			US$	US$	US$	US$
TransAccel, LLC	Mr. Wilson Chandra**, Director and President of the Company, owned 100% of this entity	Business expansion consulting services	$-	$178,764	$328,470	$156,000
Total			$-	$178,764	$328,470	$156,000

** Wilson Chandra has accepted the appointment as director, effective upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

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DESCRIPTION OF SHARE CAPITAL

We were incorporated as an exempted company with limited liability under the laws of the Cayman Islands on May 9, 2023, and our affairs are governed by our amended and restated memorandum and articles of association and the Companies Act and the common law of the Cayman Islands.

As of December 31, 2023, our authorized share capital was US$50,000 divided into 5,000,000 ordinary shares of par value US$0.01 each. On February 26, 2024, the authorized share capital of our Company was amended to US$50,000 divided into 100,000,000 ordinary shares of par value US$0.0005 each of a single class. On September 25, 2024, the authorized share capital of our Company was further amended to US$50,000 divided into 100,000,000 ordinary shares of par value US$0.0005 each, comprising 90,000,000 Class A Ordinary Shares of par value US$0.0005 each and 10,000,000 Class B Ordinary Shares of par value US$0.0005 each.

As of the date of this prospectus, there are 27,423,113 issued and outstanding ordinary shares, comprised of 22,642,538 Class A Ordinary Shares and 4,780,575 Class B Ordinary Shares. All of our issued and outstanding ordinary shares are fully paid.

We will issue 3,000,000 Class A Ordinary Shares in this offering. All options, regardless of grant dates, will entitle holders to an equivalent number of ordinary shares once the vesting and exercising conditions are met. The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares that will become effective upon the closing of this offering.

Our Post-Offering Memorandum and Articles of Association

We have adopted a second amended and restated memorandum and articles of association (adopted by special resolution dated September 25, 2024), which we refer to below as our post-offering memorandum and articles of association. The following are summaries of material provisions of the post-offering memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company. Under our post-offering memorandum and articles of association, the objects of our company are unrestricted, and we have the full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

Ordinary Shares. Our ordinary shares are divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of our Class A Ordinary Shares and Class B Ordinary Shares will have the same rights except for voting and conversion rights. Except for any resolutions to be passed for the purpose of extending the five-year period from the date of issuance of the relevant Class B ordinary shares (subject to any extension) following which such Class B Ordinary Shares shall be automatically and immediately converted into an equal number of Class A Ordinary shares (“Class B Validity Period”), each Class A Ordinary Share shall entitle the holder thereof to one vote on all matters subject to vote at our general meetings and each Class B Ordinary Share shall entitle the holder thereof to five votes on all matters subject to vote at our general meetings. In relation to any resolutions to be passed for the purpose of extending the Class B Validity Period, each Class A Ordinary Share shall entitle the holder thereof to one vote and each Class B Ordinary Share shall entitle the holder thereof to one vote. Our Class A Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Conversion. Class B Ordinary Shares shall be automatically and immediately converted into an equal number of Class A Ordinary Shares upon (i) the expiration of the Class B Validity Period, and (ii) the transfer of Class B Ordinary Shares.

Dividends. The holders of our Class A Ordinary Shares are entitled to such dividends as may be declared by our Board or declared by our shareholders by ordinary resolution (provided that no dividend may be declared by our shareholders which exceeds the amount recommended by our directors). Our post-offering memorandum and articles of association provide that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our Board determines is no longer needed. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any general meeting of the Company. Save for any resolutions to be passed for the purpose of extending the Class B Validity Period, each Class A Ordinary Share shall entitle the holder thereof to one vote on all matters subject to vote at our general meetings and each Class B Ordinary Share shall entitle the holder thereof to five votes on all matters subject to vote at our general meetings. In relation to any resolutions to be passed for the purpose of extending the Class B Validity Period, each Class A Ordinary Share and each Class B Ordinary Share shall entitle the holder thereof to one vote. Voting at any meeting of shareholders is by show of hands unless a poll (before or on the declaration of the result of the show of hands) is demanded. A poll may be demanded by the chairperson of such meeting or any one shareholder present in person or by proxy.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding and issued ordinary shares cast at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our post-offering memorandum and articles of association. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our post-offering memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

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Shareholders’ general meetings may be convened by a majority of our Board. Advance notice of at least seven days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of all votes attaching to the issued and outstanding shares in our company entitled to vote at the general meeting.

The Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering memorandum and articles of association provide that upon the requisition of any one or more of our shareholders who together hold shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our Board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. Shareholders seeking to bring business before the annual general meeting or to nominate candidates for election as directors at the annual general meeting must deliver notice to the registered office not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the scheduled date of the annual general meeting. Save as provided above, our post-offering memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares. Subject to the restrictions set out in our post-offering memorandum and articles of association as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our Board.

No Class B Ordinary Share shall be transferred within the first two years from the date of its issuance unless prior written consent from all the Directors is obtained.

Our Board may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our Board may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our Board may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four;

●	the ordinary shares transferred is free of any lien in favor of the Company; and

●	a fee of such maximum sum as the NYSE American Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of NYSE American Market, be suspended and the register closed at such times and for such periods as our Board may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our Board may determine.

Liquidation. On the winding up of our Company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our Board may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our Board or by special resolution of our shareholders. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our Board or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares issued and outstanding or (c) if the Company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

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Variations of Rights of Shares. If at any time, our share capital is divided into different classes of shares, the rights attached to any class may be materially adversely varied with the consent in writing of the holders of at least two-thirds (2/3) of the issued shares of that class or with the sanction of a resolution passed by not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by the Company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Issuance of Additional Shares. Our post-offering memorandum and articles of association authorize our Board to issue additional ordinary shares from time to time as our Board shall determine, to the extent out of available authorized but unissued ordinary shares.

Our post-offering memorandum and articles of association also authorize our Board to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our Board may issue preferred shares without action by our shareholders to the extent out of authorized but unissued preferred shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records. Holders of our Class A Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records.

Anti-Takeover Provisions. Some provisions of our post-offering memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	Authorize our Board to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our post-offering memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

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Warrants

Pursuant to the Restructuring Agreement, the Company issued warrants on September 30, 2024 to shareholders of the Company, who were previously shareholders of Knorex SG, and certain other persons in exchange for warrants previously issued to them by Knorex SG. The warrants issued by the Company included: (i) a total of 4,692,100 warrants with an aggregate amount of US$7,722,941 and (ii) a set of warrants with an aggregate amount of US$836,597, both exercisable for the same type of securities the Company issues in its next immediate equity financing round that involves the issuance of preference shares or preferred securities in the Company to raise funds for the Company (or Class A Ordinary Shares if such immediate equity financing round is our Company’s initial public offering). The expiration dates of the warrants range from December 2024 to December 2026. In January 2025, a total of 164,713 warrants described in (i) above were exercised to subscribe for 164,713 Class A Ordinary Shares with the remaining 4,527,387 warrants been cancelled in exchange for the issuance of a total of 4,527,387 warrants with an aggregate amount of US$7,073,397.74 to extend the expiration dates to a period range from March 2026 to December 2027. The exercise price for the warrants described in (ii) above with an aggregate amount of US$836,597 shall be determined by reference to the issue price of the types of securities and shall be equal to the issue price of the securities being offered in the next immediate equity funding round (or equal to 65% of the issue price of Class A Ordinary Shares if the next immediate equity funding round is the Company’s initial public offering), subject to adjustment for certain dilutive events such as, among other things, subdivision, reclassification, redenomination, conversion or consolidation of securities, capitalization, capital distribution, and rights issue. The maximum number of shares that each of these warrant holders may subscribe for shall be determined by dividing the sum of the maximum subscription sum of the relevant warrant holder by the exercise price, as adjusted for dilutive event(s) where applicable, corrected up to the nearest whole number.

Differences in Corporate Law

We were incorporated under, and are governed by, the laws of the Cayman Islands. The corporate statutes of the State of Delaware and the Cayman Islands are similar, and the flexibility available under Cayman Islands law has enabled us to adopt a memorandum and articles of association that will provide shareholders with rights that do not vary in any material respect from those they would enjoy if we were incorporated under Delaware law. Set forth below is a summary of some of the differences between provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in Delaware and their shareholders.

In addition, we are exempt from certain corporate governance requirements of the NYSE American by virtue of being a foreign private issuer. We intend to follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the NYSE American that listed companies must have for as long as we qualify as a foreign private issuer including: (i) provide an annual certification by our chief executive officer that he or she is not aware of any non-compliance with any corporate governance rules of the NYSE American; (ii) have regularly scheduled executive sessions with only independent directors; or (iii) seek shareholder approval for (a) the implementation and material revisions of the terms of share incentive plans; (b) the issuance of more than 1% of our outstanding ordinary shares or more than 1% of our outstanding voting power to a related party; (c) the issuance of more than 20% of our outstanding ordinary shares; and (d) an issuance that would result in a change of control.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or principal shareholders and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company – a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder proposals

Under Delaware corporate law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by our board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. The Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering memorandum and articles of association allow any one or more of our shareholders holding shares which carry in aggregate not less than one-third of the total number of votes attaching to all issued and the outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our Board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our post-offering memorandum and articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Sale of assets

Under Delaware corporate law, a vote of the shareholders is required to approve a sale of assets only when all or substantially all assets are being sold to a person other than a subsidiary of the company. Under Cayman Islands law, shareholder approval is not required for the disposal of assets of an exempted company.

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Redemption of shares

Under Delaware corporate law, any stock may be made subject to redemption by the corporation at its option, at the option of the holders of that stock or upon the happening of a specified event, provided shares with full voting power remain outstanding. The stock may be made redeemable for cash, property or rights, as specified in the certificate of incorporation or in the resolution of our board of directors providing for the issue of the stock. As permitted by Cayman Islands law and our post-offering memorandum and articles of association, we may issue shares on terms that are subject to redemption at our option on such terms and in such manner as may be determined by our Board. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares issued and outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Compulsory acquisition

Under Delaware General Corporation Law § 253, in a process known as a “short form” merger, a corporation that owns at least 90% of the outstanding shares of each class of stock of another corporation may either merge the other corporation into itself and assume all of its obligations or merge itself into the other corporation by executing, acknowledging and filing with the Delaware Secretary of State a certificate of such ownership and merger setting forth a copy of the resolution of its board of directors authorizing such merger. If the parent corporation is a Delaware corporation that is not the surviving corporation, the merger also must be approved by a majority of the outstanding stock of the parent corporation. If the parent corporation does not own all of the stock of the subsidiary corporation immediately prior to the merger, the minority shareholders of the subsidiary corporation party to the merger may have appraisal rights as set forth in § 262 of the Delaware General Corporation Law.

The Companies Act contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

Independent directors

There are no provisions under Delaware corporate law or under the Companies Act that require a majority of our directors to be independent.

Cumulative voting

Under Delaware corporate law, cumulative voting for elections of directors is not permitted unless the company’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions on cumulative voting under the laws of the Cayman Islands, but our post-offering memorandum and articles of association will not provide for cumulative voting.

Removal of directors

Under Delaware corporate law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Removal of directors is governed by the terms our post-offering memorandum and articles of association under the laws of the Cayman Islands.

Mergers

Under Delaware corporate law, one or more constituent corporations may merge into and become part of another constituent corporation in a process known as a merger. A Delaware corporation may merge with a foreign corporation as long as the law of the foreign jurisdiction permits such a merger. To effect a merger under Delaware General Corporation Law § 251, an agreement of merger must be properly adopted and the agreement of merger or a certificate of merger must be filed with the Delaware Secretary of State. To be properly adopted, the agreement of merger must be adopted by the board of directors of each constituent corporation by a resolution or unanimous written consent. In addition, the agreement of merger generally must be approved at a meeting of shareholders of each constituent corporation by a majority of the outstanding stock of the corporation entitled to vote, unless the certificate of incorporation provides for a supermajority vote. In general, the surviving corporation assumes all the assets and liabilities of the disappearing corporation or corporations as a result of the merger.

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The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. To effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

Conflicts of interest

Under Delaware corporate law, a contract between a corporation and a director or officer, or between a corporation and any other organization in which a director or officer has a financial interest, is not void as long as (i) the material facts as to our director’s or officer’s relationship or interest are disclosed or known and (ii) either a majority of the disinterested directors authorizes the contract in good faith or the shareholders vote in good faith to approve the contract. Nor will any such contract be void if it is fair to the corporation when it is authorized, approved or ratified by the board of directors, a committee or the shareholders.

Under our post-offering memorandum and articles of association, a director with an interest in a particular transaction will be permitted to vote on it and he or she may also be counted in the quorum present at the meeting.

Transactions with interested shareholders

Delaware corporate law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by that statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that the person becomes an interested shareholder. An interested shareholder generally is a person or group that owns or owned 15% or more of the company’s outstanding voting stock within the past three years. This statute has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the company in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which the shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder.

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Cayman Islands law has no comparable provision. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that these transactions must be entered into in the bona fide best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; winding up

Under Delaware corporate law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware corporate law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due., by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of rights of shares

Under Delaware corporate law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of that class, unless the certificate of incorporation provides otherwise. Under our post-offering memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of at least two-thirds (2/3) of the issued shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Amendment of governing documents

Under Delaware corporate law, with very limited exceptions, a vote of the shareholders of a corporation is required to amend the certificate of incorporation. In addition, Delaware corporate law provides that shareholders have the right to amend the corporation’s bylaws, but the certificate of incorporation may confer such right on our directors of the corporation.

Under the Companies Act and our post-offering memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of non-resident or foreign shareholders

There are no limitations imposed by our post-offering memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-money laundering – Cayman Islands

Under the Cayman Islands laws, in order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases, the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time, or the Regulations. Depending on the circumstances of each application, a detailed verification of identity might not be required where:

●	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

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●	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

●	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data protection (privacy notice) – Cayman Islands

Under the Cayman Islands laws, the privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto, or the DPA.

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals, and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our Class A Ordinary Shares, and while we intended to apply for the listing of our Class A Ordinary Shares on the NYSE American, we cannot assure you that an active trading market for our Class A Ordinary Shares will develop or be sustained after this offering. Future sales of substantial amounts of our Class A Ordinary Shares in the public market following this offering or perception that such future sales may occur could adversely affect market price prevailing from time to time and could impair our ability through sale of our equity securities. We currently do not expect that an active trading market will develop for our Class A Ordinary Shares.

Upon completion of this offering, we will have 30,423,113 outstanding ordinary shares, comprised of 25,642,538 Class A Ordinary Shares and 4,780,575 Class B Ordinary Shares, assuming the underwriters do not exercise their option to purchase additional Class A Ordinary Shares. All of the Class A Ordinary Shares sold in this offering and the Class A Ordinary Shares they represent will be freely transferable without restriction or further registration under the Securities Act, except for any Class A Ordinary Shares purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act. Rule 144 defines an affiliate of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our company. All outstanding ordinary shares prior to this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold on the NYSE American only if they are sold pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 and 701 promulgated under the Securities Act, which rules are summarized below. Restricted ordinary shares may also be sold outside of the U.S. in accordance with Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Class A Ordinary Shares acquired in this offering by our affiliates.

Lock-Up Agreement

We have agreed, for a period of twelve months after the completion of this offering, not to offer, issue, sell, contract to sell, pledge, grant any option to purchase, make any short sale, lend or otherwise dispose of, except in this offering, any of our Class A Ordinary Shares or securities that are substantially similar to our Class A Ordinary Shares, including but not limited to any options or warrants to purchase our Class A Ordinary Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Class A Ordinary Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the Representative.

Furthermore, our directors, officers and the majority of existing holders of our outstanding ordinary shares immediately prior to this offering have also entered into a similar lock-up agreement for a period of twelve months after the completion of this offering, subject to certain customary exceptions set forth in the underwriting agreement, including but not limited to (i) transactions relating to shares and securities acquired in open market transactions after the completion of the offering; (ii) share transfers as a bona fide gift by will, intestacy, family member or trust for the benefit of a family member; (iii) share transfers to charity or educational institutions; (iv) shares received under an equity incentive plan or employment arrangement; and (v) transfer of shares under a trading plan established pursuant to Rule 10b5-1 under the Exchange Act, with respect to our Class A Ordinary Shares and securities that are substantially similar to our Class A Ordinary Shares. These parties collectively own the majority of our outstanding Class A Ordinary Shares, without giving effect to this offering. See “Underwriting.”

Other than this offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of the Class A Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for the Class A Ordinary Shares may dispose of significant numbers of the Class A Ordinary Shares in the future. We cannot predict what effect, if any, future sales of the Class A Ordinary Shares, or the availability of the Class A Ordinary Shares for future sale, will have on the trading price of the Class A Ordinary Shares from time to time. Sales of substantial amounts of the Class A Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of the Class A Ordinary Shares.

Rule 144

Non-Affiliates

As a general matter, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, any person who (i) is not an affiliate at the time of sale and has not been an affiliates for purposes of the Securities Act at any time during the three months preceding the proposed sale under Rule 144, and (ii) has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior non-affiliate owner, is entitled to sell such shares without complying with the manner of sale, limitation on amount or notice provisions of Rule 144, subject to compliance with the public information requirement of Rule 144(c). In addition, if such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior non-affiliate owner, then such person is entitled to sell such shares freely without complying with any requirement of Rule 144.

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Affiliates

As a general matter, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, any of our affiliates who owns shares that were acquired from us or an affiliate of us for at least six months (if subject to compliance with the public information requirement of Rule 144(c)) or one year (in any other case) prior to the proposed sale is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

●	1% of the number of our ordinary shares then outstanding of the same class, which will equal approximately 302,584 Class A Ordinary Shares immediately following this offering, assuming the underwriters do not exercise the over-allotment option to purchase additional Class A Ordinary Shares; or 307,084 Class A Ordinary Shares if the underwriters exercise their option in full to purchase additional Class A Ordinary Shares; or

●	the average weekly reported trading volume of our Class A Ordinary Shares on the NYSE American during the four calendar weeks preceding the filing of a notice on Form 144 with the SEC.

In addition, sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are subject to certain manner of sale and notice requirements and the availability of current public information about us.

Rule 701

Beginning 90 days after the date of this prospectus, persons other than affiliates who purchased Class A Ordinary Shares under a written compensatory plan or contract may be entitled to sell such shares in the U.S. in reliance on Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. Rule 701 further provides that non-affiliates may sell these shares in reliance on Rule 144 subject only to its manner-of-sale requirements. Under Rule 701, shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Form S-8

We intend to file a registration statement on Form S-8 under the Securities Act covering all Class A Ordinary Shares which are either subject to outstanding options issued upon exercise of any options or other equity awards which may be granted or issued in the future pursuant to our share incentive plans. We expect to file this registration statement as soon as practicable after the date of this prospectus. Shares registered under any registration statements will be available for sale in the open market, except to the extent that the shares are subject to vesting restrictions with us or the contractual restrictions.

Resale Prospectus

As described in the “Explanatory Note” to the registration statement of which this prospectus forms a part, the registration statement also contains the Resale Prospectus to be used in connection with the potential resale of our Class A ordinary shares held by our Resale Shareholders. These Class A ordinary shares have been registered to permit public resale of such shares, and our Resale Shareholders may offer the shares for resale from time to time pursuant to the Resale Prospectus. Our Resale Shareholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. Any shares sold by our Resale Shareholders until our Class A ordinary shares are listed or quoted on an established public trading market will take place at US$[ ], which is the public offering price of the Class A ordinary shares we are selling in our initial public offering. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices.

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TAXATION

The following summary of material Cayman Islands, Singapore, and the U.S. federal income tax consequences of an investment in our Class A Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Class A Ordinary Shares, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in or brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Pursuant to Section 6 of the Tax Concessions Act (Revised) of the Cayman Islands, our Company has obtained an undertaking from the Financial Secretary: (a) that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to our Company or its operations; and (b) that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on or in respect of the shares, debentures or other obligations of our Company or by way of withholding in whole or in part of any relevant payment as defined in section 6(3) of the Tax Concessions Act (Revised) of the Cayman Islands. The undertaking for our Company is for a period of 20 years from May 22, 2023.

Payments of dividends and capital in respect of our Class A Ordinary Share will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A Ordinary Shares, nor will gains derived from the disposal of our Class A Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in the Cayman Islands in respect of the issue of our Class A Ordinary Shares or on an instrument of transfer in respect of our Class A Ordinary Shares so long as the instrument of transfer is not executed in, brought to, or produced before a court of the Cayman Islands.

Singapore Taxation

The statements made herein regarding taxation are general in nature and based on certain aspects of current tax laws of Singapore and administrative guidelines issued by the relevant authorities in force as of the date of this prospectus and are subject to any changes in such laws or administrative guidelines, or in the interpretation of these laws or guidelines, occurring after such date, which could be made on a retrospective basis. These laws and guidelines are also subject to various interpretations and the relevant tax authorities, or the courts could later disagree with the explanations or conclusions set out below. The statements below are not to be regarded as advice on the tax position of any holder of our Class A Ordinary Shares or of any person acquiring, selling or otherwise dealing with our Class A Ordinary Shares or on any tax implications arising from the acquisition, sale or other dealings in respect of our Class A Ordinary Shares. The statements made herein do not purport to be a comprehensive or exhaustive description of all of the tax considerations that may be relevant to a decision to purchase, own or dispose of our Class A Ordinary Shares and do not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as dealers in securities) may be subject to special rules. Prospective holders of our Shares are advised to consult their own tax advisers as to the Singapore or other tax consequences of the acquisition, ownership of or disposal of our Class A Ordinary Shares. The statements below regarding the Singapore tax treatment of dividends received in respect of our Shares assume that the Company is tax resident in Singapore for Singapore income tax purposes. It is emphasized that neither the Company nor any other persons involved in this prospectus accepts responsibility for any tax consequences or liabilities resulting from the subscription for, purchase, holding or disposal of our Shares.

Individual income tax

Individual taxpayers who are Singapore tax residents are subject to tax on income accrued or derived from Singapore. All foreign-sourced income (except for income received through a partnership in Singapore) received on or after January 1, 2004, in Singapore by tax resident individuals will be exempt from tax. Certain Singapore-sourced investment income (such as interest from debt securities) derived by tax resident individuals on or after January 1, 2004, from certain financial instruments (other than income derived through a partnership in Singapore or from the carrying on of a trade, business or profession) will be exempt from tax.

A Singapore tax resident individual is taxed at progressive rates ranging from 0% to a maximum rate of 22.0% after deduction of qualifying personal reliefs where applicable, with effect from the year of assessment 2017.

Non-resident individuals, subject to certain exceptions, are generally subject to income tax on income accrued in or derived from Singapore at a flat rate of 24.0%, with effect from year of assessment 2024 except that Singapore employment income is taxed at 15.0% or at the progressive resident rates, whichever yields a higher tax. However, Singapore does not tax capital gains. A non-resident individual (other than a director) exercising a short-term employment in Singapore for not more than 60 days may be exempt from tax in Singapore.

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An individual is regarded as a tax resident in Singapore if in the calendar year preceding the year of assessment, he or she was physically present in Singapore or exercised an employment in Singapore (other than as a director of a company) for 183 days or more, or if he or she ordinarily resides in Singapore except for such temporary absences therefrom as may be reasonable and not inconsistent with a claim by such person to be resident in Singapore.

Corporate income tax

A Singapore tax resident corporate taxpayer is subject to Singapore income tax on:

●	income accrued in or derived from Singapore; and

●	foreign sourced income received or deemed received in Singapore, unless otherwise exempted.

Foreign income in the form of branch profits, dividends and service fee income, or specified foreign income, received or deemed received in Singapore by a Singapore tax resident corporate taxpayer on or after June 1, 2003, are exempted from Singapore tax subject to meeting the qualifying conditions.

A non-Singapore tax resident corporate taxpayer, subject to certain exceptions, is subject to Singapore income tax on income accrued in or derived from Singapore and on foreign income received or deemed received in Singapore.

A company is regarded as tax resident in Singapore if the control and management of the company’s business is exercised in Singapore. In general, control and management of the company is vested in its board of directors and therefore if the board of directors meets and conducts the company’s business in Singapore, the company will be regarded as tax resident in Singapore.

The corporate tax rate in Singapore is 17.0% with effect from the Year of Assessment 2010 after allowing partial tax exemption on the first S$300,000 of a company’s chargeable income as follows:

●	75.0% of up to the first S$10,000 of a company’s chargeable income (excluding Singapore franked dividends); and

●	50.0% of up to the next S$290,000 of a company’s chargeable income (excluding Singapore franked dividends).

It was announced in the 2018 Budget that with effect from year of assessment 2020, the partial tax exemption scheme will be limited to the first S$200,000 (instead of S$300,000) of the normal chargeable income –75.0% of the first S$10,000 and 50.0% of the next S$190,000.

Further, new start-up companies will, subject to certain conditions, be eligible for full tax exemption on their normal chargeable income (other than Singapore dividends) of up to S$100,000 and 50.0% tax exemption on up to the next S$200,000 of normal chargeable income in each of the company’s first three consecutive years of assessment. The remaining chargeable income (after the tax exemption) will be taxed at the applicable corporate tax rate. It has been announced in the 2018 Budget that with effect from the year of assessment 2020, the tax exemption scheme for new start-up companies will be limited to the first S$200,000 (instead of S$300,000) of the normal chargeable income. The tax exemption on the first S$100,000 will also be reduced from 100.0% to 75.0%.

Dividend distributions

Dividends received in respect of our Class A Ordinary Shares by either Singapore tax resident or non-Singapore tax resident taxpayers are not subject to Singapore withholding tax, even if paid to non-Singapore resident shareholders. Currently, (subject to certain transitional rules), Singapore has adopted the “One-Tier” Corporate Tax System. Under this one-tier system, the tax collected from corporate profits is the final tax and our company can pay tax exempt (1-tier) dividends which are tax exempt in the hands of the shareholder, regardless of the tax residence status or the legal form of the shareholder.

Capital gains tax

Under current Singapore tax law, there is no tax on capital gains. As such, any profits from the disposal of our Class A Ordinary Shares would not ordinarily be taxable in Singapore. However, there are no specific laws or regulations which deal with the characterization of whether a gain is income or capital in nature. If the gains from the disposal of Class A Ordinary Shares are construed to be of an income nature (which could be the case if, for instance, the gains arise from activities which the IRAS regards as carrying on a trade or business in Singapore), the disposal profits would be taxable as income rather than capital gains. As the precise status of each prospective investor will vary from one another, each prospective investor should consult an independent tax advisor on the Singapore income tax and other tax consequences that will apply to their individual circumstances.

Subject to certain conditions being satisfied, gains derived by a company from the disposal of our Class A Ordinary Shares between the period of June 1, 2012, and December 31, 2027 (inclusive of both dates) will not be subject to Singapore income tax, if the divesting company holds a minimum shareholding of 20% of our Class A Ordinary Shares and these shares have been held for a continuous minimum period of 24 months. For disposals during the period from June 1, 2012, and May 31, 2022 (inclusive of both dates), this exemption would not apply to the disposal of unlisted shares in a company that is in the business of trading or holding immovable properties in Singapore (excluding property development). For disposals during the period from June 1, 2022 and December 31, 2027 (inclusive of both dates), this exemption would not apply to the disposal of unlisted shares in a company that is in the business of trading, holding or developing immovable properties in Singapore or abroad.

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In addition, shareholders who apply, or who are required to apply, the Singapore Financial Reporting Standard 39 (“FRS 39”), Financial Reporting Standard 109 (“FRS 109”) or Singapore Financial Reporting Standard (International) 9 (Financial Instruments) (“SFRS(I) 9”) (as the case may be), for the purposes of Singapore income tax may be required to recognize gains or losses (not being gains or losses in the nature of capital) in accordance with the provisions of FRS 39, FRS 109 or SFRS(I) 9 (as modified by the applicable provisions of Singapore income tax law) even though no sale or disposal of our Class A Ordinary Shares is made. Singapore corporate shareholders who may be subject to such tax treatment should consult their own accounting and tax advisors regarding the Singapore income tax consequences of their acquisition, holding and disposal of our Class A Ordinary Shares.

Bonus Shares

Under current Singapore tax law and practice, a capitalization of profits followed by the issue of new shares, credited as fully paid, pro rata to shareholders, or bonus issue, does not represent a distribution of dividends by a company to its shareholders. Therefore, a Singapore resident shareholder receiving shares by way of a bonus issue should not have a liability to Singapore tax.

When a dividend is to be satisfied wholly or in part in the form of an allotment of our Class A Ordinary Shares credited as fully paid, the dividend declared will be treated as income to its shareholders. Similarly, when shareholders are given the right to elect to receive an allotment of our Class A Ordinary Shares credited as fully paid in lieu of cash, the dividend declared will be treated as exempt (one-tier) dividend income and will not be subject to Singapore tax.

Stamp duty

There is no stamp duty payable on the subscription, allotment or holding of our Class A Ordinary Shares.

Stamp duty is payable on the instrument of transfer of our Class A Ordinary Shares at the rate of 0.2% of the consideration paid or market value of our Class A Ordinary Shares, whichever is higher.

The purchaser is liable for stamp duty, unless there is an agreement to the contrary. No stamp duty is payable if no instrument of transfer is executed (such as in the case of scripless shares, the transfer of which does not require instruments of transfer to be executed) or if the instrument of transfer is executed outside Singapore. However, stamp duty may be payable if the instrument of transfer which is executed outside Singapore is subsequently received in Singapore.

Goods and services tax

Goods and services tax, or GST, in Singapore is a consumption tax that is levied on import of goods into Singapore, as well as nearly all supplies of goods and services in Singapore at a prevailing rate of 9.0%.

Estate duty

With effect from February 15, 2008, Singapore estate duty has been abolished.

Individuals, whether domiciled in Singapore or not, should consult their own tax advisors regarding the Singapore tax and estate duty consequences of their ownership of our Class A Ordinary Shares.

Shareholders, whether domiciled in Singapore or not, should consult their own tax advisors regarding the Singapore tax consequences of their acquisition, ownership and/or disposal of our Class A Ordinary Shares.

United States Federal Income Tax Considerations

The following is a discussion of certain material U.S. federal income tax considerations relating to the acquisition, ownership, and disposition of our Class A Ordinary Shares by a U.S. Holder, as defined below, that acquires our Class A Ordinary Shares in this offering and holds our Class A Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based on existing U.S. federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships (or other entities treated as partnerships for U.S. federal income tax purposes) and their partners, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 5% or more of our voting shares, investors that hold their Class A Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the U.S. federal income tax laws, including any state, local, alternative minimum tax or non-U.S. tax considerations, or the Medicare tax on unearned income. Each potential investor is urged to consult its tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of an investment in our Class A Ordinary Shares.

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General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Ordinary Shares that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the U.S., (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of, the U.S. or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Class A Ordinary Shares are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

The discussion set forth below is addressed only to U.S. Holders that purchase Class A Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of U.S. federal income tax law to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Class A Ordinary Shares.

Taxation of dividends and other distributions on our Class A Ordinary Shares

Subject to the passive foreign investment company rules discussed below, distributions of cash or other property made by us to you with respect to the Class A Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Class A Ordinary Shares are readily tradable on an established securities market in the U.S., or we are eligible for the benefits of an approved qualifying income tax treaty with the U.S. that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Class A Ordinary Shares, including the effects of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Class A Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of dispositions of Class A Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange, or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Class A Ordinary Shares. The gain or loss will be capital gain or loss. The gain or loss will generally be treated as U.S.-source income or loss for foreign tax credit purposes. U.S. Holders that sell Class A Ordinary Shares for an amount denominated in a non-U.S. currency should consult their tax advisers regarding the exchange rate at which the amount received should be translated to U.S. dollars, and whether any U.S.-source foreign currency gain or loss may be required to be recognized as a result of the sale. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Class A Ordinary Shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

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Passive foreign investment company

A non-U.S. corporation is considered a Passive Foreign Investment Company, or PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held to produce passive income (the “asset test”).

Passive income generally includes dividends, interest, rents, and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Class A Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we are treating the UFG Entities as being owned by us for U.S. federal income tax purposes, not only because we control their management decisions, but also because we are entitled to the economic benefits associated with the UFG Entities, and as a result, we are treating the UFG Entities as our wholly owned subsidiaries for U.S. federal income tax purposes. If we are not treated as owning the UFG Entities for U.S. federal income tax purposes, we would likely be treated as a PFIC. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Class A Ordinary Shares and because cash is generally considered to be an asset held to produce passive income, our PFIC status will depend in large part on the market price of our Class A Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Class A Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how and how quickly we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Class A Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Class A Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Class A Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Class A Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Class A Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Class A Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Class A Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Class A Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Class A Ordinary Shares s cannot be treated as capital, even if you hold the Class A Ordinary Shares as capital assets. A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Class A Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Class A Ordinary Shares as of the close of such taxable year over your adjusted basis in such Class A Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Class A Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Class A Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Class A Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Class A Ordinary Shares. Your basis in the Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “Taxation of Dividends and Other Distributions on our Class A Ordinary Shares” generally would not apply.

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The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the NYSE American Market. If the Class A Ordinary Shares are regularly traded on the NYSE American Market and if you are a holder of Class A Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Class A Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Class A Ordinary Shares, including regarding distributions received on the Class A Ordinary Shares and any gain realized on the disposition of the Class A Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Class A Ordinary Shares, then such Class A Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Class A Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Class A Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Class A Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Class A Ordinary Shares when inherited from a decedent that was previously a holder of our Class A Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Class A Ordinary Shares, or a mark-to-market election and ownership of those Class A Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Class A Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Class A Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Class A Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Class A Ordinary Shares, subject to certain exceptions (including an exception for Class A Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Class A Ordinary Shares. Failure to report such information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file a Form 8938.

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UNDERWRITING

We are offering our Class A Ordinary Shares as described in this prospectus through the underwriters named below. Cathay Securities, Inc. (the “Representative”) is acting as the sole representative of the underwriters. Subject to the terms and conditions of the underwriting agreement between us and the Representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of Class A Ordinary Shares listed next to its name in the following table:

Name	Number of Shares
Cathay Securities, Inc.
Total

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Class A Ordinary Shares offered by this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The Class A Ordinary Shares are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all the Class A Ordinary Shares offered by this prospectus if any such Class A Ordinary Shares are taken, other than those Class A Ordinary Shares covered by the over-allotment option described below. A copy of the underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Over-Allotment Option

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an additional 15.0% of the total number of Class A Ordinary Shares to be offered by the Company at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. If any of these additional shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the Class A Ordinary Shares are offered.

Discounts and Expense Reimbursement

We will pay the Representative a discount equivalent to seven percent (7%) of the public offering price of this offering. The following table shows the underwriting fees payable to the Representative with this offering:

	Per Class A Ordinary Share	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Public offering price	US$	US$	US$
Underwriting discounts(1)	US$	US$	US$
Proceeds, before expenses, to us	US$	US$	US$

(1)	We have agreed to pay the Representative a discount equal to seven percent (7%) of the public offering price of this offering. The fees do not include the expense reimbursement as described below.

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We will reimburse the Representative for accountable out-of-pocket expenses not to exceed US$220,000. Such accountable out-of-pocket expenses include, but not limited to travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow and background check on the Company’s principals in connection with the performance of the Representative’s services. In the event that the engagement terminates prior to the completion of the Offering or upon completion of the Offering, the Company agrees to pay promptly in cash any unreimbursed expenses that have accrued as of such date. At the closing of the Offering, we will reimburse the Representative one percent (1%) of the actual amount of the Offering as non-accountable expense of the Offering.

We estimate that the total expenses payable by us in connection with the offering, other than the underwriting discounts, will be approximately US$[●], including a maximum aggregate reimbursement of US$220,000 of Representative’s accountable expenses.

The Representative intends to offer our Class A Ordinary Shares to a number of prospective institutional and retail investors in states in which we are permitted to offer our Class A Ordinary Shares. Concurrently with or as soon as practicable after the filing of this registration statement with the SEC, the Company shall make all necessary state “blue sky” securities law filings with respect to the Class A Ordinary Shares to be sold in this offering (including the over-allotment shares). We and the Representative will cooperate in obtaining the necessary approvals and qualifications in such states as the Representative deems necessary and/or desirable.

The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement. A form of the underwriting agreement will be included as an exhibit to the registration statement of which this prospectus forms a part.

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Right of First Refusal

Until six (6) months from the closing of this public offering, the Representative shall have a right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings in the United States for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such six (6) months period of the Company, or any successor to or any subsidiary of the Company.

Listing

We intend to apply to list our Class A Ordinary Shares on the NYSE American Market under the symbol KNRX. We make no representation that such application will be approved or that our Class A Ordinary Shares will trade on such market either now or at any time in the future. However, we will not complete this offering unless we are so listed.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed not to, for a period of twelve months from the date of this prospectus, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our Class A or Class B Ordinary Shares or securities that are substantially similar to our Class A Ordinary Shares, including any options or warrants to purchase our Class A Ordinary Shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Class A Ordinary Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the Representative.

Furthermore, each of our officers, directors, and the majority of existing holders of the outstanding ordinary shares of the Company immediately prior to this offering have also entered into a similar lock-up agreement for a period of twelve months from the date of this prospectus, with respect to our Class A Ordinary Shares and securities that are substantially similar to our Class A Ordinary Shares.

No Public Market Pricing

Prior to this offering, there has been no public market for our securities in the U.S. and the public offering price for our Class A Ordinary Shares will be determined through negotiations between us and the underwriters. Among the factors to be considered in these negotiations are prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development, and other factors deemed relevant.

We offer no assurances that the initial public offering price will correspond to the price at which our Class A Ordinary Shares will trade in the public market subsequent to this offering or that an active trading market for our Class A Ordinary Shares will develop and continue after this offering.

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Electronic Offer, Sale, and Distribution of Class A Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Class A Ordinary Shares to selling group members for sale to their online brokerage account holders. The Class A Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in activities that stabilize, maintain, or otherwise affect the price of our Class A Ordinary Shares during and after this offering, including:

●	stabilizing transactions;
●	short sales;
●	purchases to cover positions created by short sales;
●	imposition of penalty bids; and
●	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our securities while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our Class A Ordinary Shares, which involve the sale by the underwriter of a greater number of Class A Ordinary Shares than they are required to purchase in this offering and purchasing Class A Ordinary Shares on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions more than that amount.

The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

“Naked” short sales are short sales made more than the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Class A Ordinary Shares in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriter a portion of the underwriting discount received by it because the Representative has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our Class A Ordinary Shares or preventing or retarding a decline in the market price of our Class A Ordinary Shares. As a result of these activities, the price of our Class A Ordinary Shares may be higher than the price that otherwise might exist in the open market. The underwriter may carry out these transactions on the NYSE American Market, in the over-the-counter market, or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares of our Class A Ordinary Shares. Neither we nor the underwriters make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

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Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our Class A Ordinary Shares on the NYSE American Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of our Class A Ordinary Shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not more than the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions, and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long, and/or short positions in such securities and instruments.

Stamp Taxes

If you purchase our Class A Ordinary Shares offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our Class A Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or our Class A Ordinary Shares, where action for that purpose is required. Accordingly, our Class A Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with our Class A Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Australia. This prospectus:

●	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

●	has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

●	does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

●	may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The Class A Ordinary Shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the Class A Ordinary Shares may be issued, and no draft or definitive offering memorandum, advertisement, or other offering material relating to any Class A Ordinary Shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By applying for the Class A Ordinary Shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of Class A Ordinary Shares under this prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the Class A Ordinary Shares, you undertake to us that you will not, for a period of 12 months from the date of issue of the Class A Ordinary Shares, offer, transfer, assign, or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

This prospectus contains general information only and does not take account of the investment objectives, financial situation, or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives, and circumstances, and, if necessary, seek expert advice on those matters.

Canada. The Class A Ordinary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A Ordinary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

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Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands. This prospectus does not constitute a public offering of the Class A Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. Class A Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Dubai International Financial Centre (“DIFC”). This prospectus relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (the “DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient and may not be reproduced or used for any other purpose. Interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State (the Relevant Implementation Date), an offer of the Class A Ordinary Shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Class A Ordinary Shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of Class A Ordinary Shares may be made to the public in that Relevant Member State at any time:

●	to any legal entity which is a qualified investor as defined under the Prospectus Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities described in this prospectus shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above paragraph, the expression “an offer of the Class A Ordinary Shares to the public” in relation to any Class A Ordinary Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class A Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe the Class A Ordinary Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression Prospectus Directive means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

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Hong Kong. The Class A Ordinary Shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules promulgated thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Class A Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Class A Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules promulgated thereunder.

Japan. Class A Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, rules and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Kuwait. Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the Class A Ordinary Shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

Malaysia. No prospectus or other offering material or document in connection with the offer and sale of the Class A Ordinary Shares has been or will be registered with the Securities Commission of Malaysia (the “Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A Ordinary Shares may not be circulated or distributed, nor may the Class A Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the Class A Ordinary Shares, as principal, if the offer is on terms that the Class A Ordinary Shares may only be acquired at a consideration of not less than MYR250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds MYR3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding MYR300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of MYR400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding MYR10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding MYR10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the Class A Ordinary Shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the Class A Ordinary Shares may not be offered or sold and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

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Qatar. In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need-to-know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

Saudi Arabia. This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus, you should consult an authorized financial adviser.

Singapore. This prospectus or any other offering material relating to the Class A Ordinary Shares has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act 2001 of Singapore (the “SFA”). Accordingly, (a) the Class A Ordinary Shares has not been, and will not be, offered or sold or made the subject of an invitation for subscription or purchase of such Class A Ordinary Shares in Singapore, and (b) this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A Ordinary Shares have not been and will not be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor as specified in Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275 of the SFA) and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Class A Ordinary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (as defined under Section 2 of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust (as the case may be), shall not be transferred within six months after that corporation or that trust has acquired the Class A Ordinary Shares pursuant to an offer made under Section 275 of the SFA except:

(i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(ii) where no consideration is or will be given for the transfer;

(iii) where the transfer is by operation of law; or

(iv) as specified in Section 276(7) of the SFA.

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Switzerland. The Class A Ordinary Shares will not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to our Company, or the Class A Ordinary Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of the Class A Ordinary Shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Class A Ordinary Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Class A Ordinary Shares.

Taiwan. The Class A Ordinary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued, or offered within Taiwan through a public offering or in circumstances that constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Class A Ordinary Shares in Taiwan.

United Arab Emirates. The Class A Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (i) in compliance with all applicable laws and regulations of the United Arab Emirates; and (ii) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

United Kingdom. This prospectus is only being distributed to and is only directed at, and any offer subsequently made may only be directed at: (i) persons who are outside the United Kingdom; (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as “relevant persons”). The Class A Ordinary Shares are only available to, and any invitation, offer, or agreement to subscribe, purchase, or otherwise acquire the Class A Ordinary Shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

Vietnam. This offering of Class A Ordinary Shares has not been and will not be registered with the State Securities Commission of Vietnam under the Law on Securities of Vietnam and its guiding decrees and circulars.

103

EXPENSES OF THE OFFERING

Set forth below is an itemization of our total expenses, excluding underwriting discount, which are expected to be incurred in connection with the offer and sale of the Class A Ordinary Shares by us. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority, Inc. filing fee and the NYSE American listing fee, all amounts are estimates.

Securities and Exchange Commission registration fee	US$	2,509
Financial Industry Regulatory Authority, Inc. filing fee	US$	2,300
NYSE American listing fee	US$	75,000
Printing and engraving expenses	US$	11,995
Legal fees and expenses	US$	567,920
Accounting fees and expenses	US$	697,100
Miscellaneous	US$	368,000
Total	US$	1,724,824

These expenses will be borne by us, except for underwriting discounts and commissions, which will be borne by us in proportion to the numbers of Class A Ordinary Shares sold in the offering by us, respectively.

104

LEGAL MATTERS

We are being represented by Morgan Lewis & Bockius with respect to certain legal matters as to U.S. federal securities law. We are being represented by RHTLaw Asia LLP with respect to certain legal matters as to Singapore law. The underwriter is being represented by Hunter Taubman Fischer & Li LLC with respect to certain matters of U.S. federal securities. The validity of the Class A Ordinary Shares offered in this offering and certain legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels Singapore LLP.

EXPERTS

The consolidated financial statements of KNOREX LTD. and its subsidiaries as of and for the years ended December 31, 2023 and 2022 included in this registration statement have been audited by Kreit & Chiu CPA LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act with respect to underlying Class A Ordinary Shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement on Form F-1 and its exhibits and schedules for further information with respect to us and our Class A Ordinary Shares.

Immediately upon completion of this offering we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operations of the public reference rooms. You may also obtain additional information over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports, and communications available to holders of Class A Ordinary Shares and, upon our written request, will mail to all record holders of Class A Ordinary Shares the information contained in any notice of a shareholders’ meeting received by the depositary from us.

105

KNOREX LTD.

F-1

KNOREX LTD. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Stated in U.S. Dollars)

	June 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$706,015	$1,862,781
Accounts receivable, net	1,910,840	1,625,121
Other receivables	208,795	183,985
Other receivables - related parties	-	35,966
Prepaid expenses and other current assets	349,832	300,128
Total Current Assets	3,175,482	4,007,981

NON-CURRENT ASSETS
Property and equipment, net	30,513	32,342
Operating right-of-use asset	171,827	41,414
Capitalized software development costs	1,194,619	1,161,363
Deferred offering costs	520,590	465,499

Total Assets	$5,093,031	$5,708,599

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY

CURRENT LIABILITIES
Current portion of long-term loans - bank	$509,593	$496,689
Short-term loans - related parties	80,975	-
Accounts payable	2,581,281	2,777,266
Other payables and accrued liabilities	900,658	1,330,577
Other payables - related party	2,664	197,387
Deferred revenue	59,960	126,440
Operating lease liability	44,867	42,955
Convertible notes	1,636,193	-
Total Current Liabilities	5,816,191	4,971,314

NON-CURRENT LIABILITIES
Long-term loans - bank, net of current portion	386,660	585,596
Operating lease liability - non-current	129,621	-

Total Liabilities	$6,332,472	$5,556,910

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ (DEFICIT) EQUITY
Ordinary shares, Class A, par value $0.0005 each, 90,000,000 shares authorized, 22,477,825 and 21,667,400 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively*	11,240	10,835
Ordinary shares, Class B, par value $0.0005 each, 10,000,000 shares authorized, 4,780,575 shares issued and outstanding as of June 30, 2024 and December 31, 2023*	2,390	2,390
Additional paid-in capital	46,191,721	44,577,911
Accumulated deficit	(46,468,967)	(43,532,433)
Accumulated other comprehensive loss	(975,949)	(906,828)
Total Knorex Ltd. Shareholders’ (Deficit) Equity	(1,239,565)	151,875

Noncontrolling interests	124	(186)
Total Shareholders’ (Deficit) Equity	(1,239,441)	151,689

Total Liabilities and Shareholders’ (Deficit) Equity	$5,093,031	$5,708,599

*Giving retroactive effect to the 1-for-20 share split effected on February 26, 2024 and additional issuance of 22,477,825 Class A Ordinary Shares and 4,780,555 Class B Ordinary Shares effected on September 30, 2024 as part of the Reorganization consideration.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

KNOREX LTD. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Stated in U.S. Dollars)

	For the Six Months Ended
	June 30,	June 30,
	2024	2023
	(Unaudited)	(Unaudited)
REVENUES	$5,497,418	$3,895,827

COST OF REVENUES	3,268,901	2,666,495

GROSS PROFIT	2,228,517	1,229,332

OPERATING EXPENSES:
Platform operations	1,510,882	1,926,548
Sales and marketing	1,469,603	1,583,505
Technology and development	1,203,894	1,099,832
General and administrative	853,052	782,061
Total Operating Expenses	5,037,431	5,391,946

LOSS FROM OPERATIONS	(2,808,914)	(4,162,614)

OTHER INCOME (EXPENSE)
Interest expense, net	(34,928)	(117,663)
Stock-based compensation expense	(277,609)	-
Amortization of discount on debt instrument	(14,230)	(14,135)
Foreign exchange gain	210,730	382,049
Other income, net	5,205	116,551
Total Other Income, net	(110,832)	366,802

LOSS BEFORE INCOME TAXES	(2,919,746)	(3,795,812)

PROVISION FOR INCOME TAXES	16,248	2,954

NET LOSS	(2,935,994)	(3,798,766)

Less: Net (income) loss attributable to noncontrolling interest	(540)	4,562

NET LOSS ATTRIBUTABLE TO KNOREX LTD.	$(2,936,534)	$(3,794,204)

NET LOSS	$(2,935,994)	$(3,798,766)

FOREIGN CURRENCY TRANSLATION ADJUSTMENT	(69,351)	(533,797)

TOTAL COMPREHENSIVE LOSS	(3,005,345)	(4,332,563)

Less: Comprehensive income (loss) attributable to noncontrolling interest	310	(4,635)

COMPREHENSIVE LOSS ATTRIBUTABLE TO KNOREX LTD.	$(3,005,655)	$(4,327,928)

WEIGHTED AVERAGE NUMBER OF CLASS A ORDINARY SHARES AND CLASS B ORDINARY SHARES
Basic and diluted*	26,719,601	23,475,243

LOSS PER SHARE
Basic and diluted	$(0.11)	$(0.16)

*Giving retroactive effect to the 1-for-20 share split effected on February 26, 2024 and additional issuance of 22,477,825 Class A Ordinary Shares and 4,780,555 Class B Ordinary Shares effected on September 30, 2024 as part of the Reorganization consideration.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

KNOREX LTD. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGE IN SHAREHOLDERS’ EQUITY (DEFICIT)

(Stated in U.S. Dollars)

							Accumulated
	Class A Ordinary Shares		Class B Ordinary Shares		Additional paid-in	Accumulated	other comprehensive	Noncontrolling	Total shareholders’
	Shares*	Capital	Shares*	Capital	capital	deficit	loss	interest	equity (deficit)
BALANCE, December 31, 2023	21,667,400	$10,835	4,780,575	$2,390	$44,577,911	$(43,532,433)	$(906,828)	(186)	151,689
Net loss (income)	-	-	-	-	-	(2,936,534)	-	540	(2,935,994)
Issuance of ordinary shares through exercise of warrants	810,425	405	-	-	1,336,201	-	-	-	1,336,606
Issuance of warrants	-	-	-	-	277,609	-	-	-	277,609
Foreign currency translation adjustment	-	-	-	-	-	-	(69,121)	(230)	(69,351)
BALANCE, June 30, 2024 (Unaudited)	22,477,825	$11,240	4,780,575	$2,390	$46,191,721	$(46,468,967)	$(975,949)	$124	$(1,239,441)

							Accumulated
	Class A Ordinary Shares		Class B Ordinary Shares		Additional paid-in	Accumulated	other comprehensive	Noncontrolling	Total shareholders’
	Shares*	Capital	Shares*	Capital	capital	deficit	loss	interest	equity (deficit)
BALANCE, December 31, 2022	16,982,375	$8,492	4,780,575	$2,390	$27,852,896	$(35,570,909)	$(703,259)	$3,322	(8,407,068)
Net loss	-	-	-	-	-	(3,794,204)	-	(4,562)	(3,798,766)
Issuance of ordinary shares under a subscription agreement	815,050	408	-	-	3,668,902	-	-	-	3,669,310
Issuance of ordinary shares through convertible notes conversion	2,553,700	1,277	-	-	8,047,343	-	-	-	8,048,620
Foreign currency translation adjustment	-	-	-	-	-	-	(533,724)	(73)	(533,797)
BALANCE, June 30, 2023 (Unaudited)	20,351,125	$10,177	4,780,575	$2,390	$39,569,141	$(39,365,113)	$(1,236,983)	$(1,313)	$(1,021,701)

*Giving retroactive effect to the 1-for-20 share split effected on February 26, 2024 and additional issuance of 22,477,825 Class A Ordinary Shares and 4,780,555 Class B Ordinary Shares effected on September 30, 2024 as part of the Reorganization consideration.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

KNOREX LTD. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in U.S. Dollars)

	For the Six Months Ended
	June 30,	June 30,
	2024	2023
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,935,994)	$(3,798,766)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation	10,201	10,193
Amortization of operating right-of-use asset	38,079	19,973
Amortization of discount on debt instrument	14,230	14,135
Amortization of capitalized software development costs	401,555	329,334
Provision for credit losses	156,524	39,251
Gain on disposal of equipment	(59)	-
Stock compensation expense	277,609	-
Change in operating assets and liabilities
Accounts receivable	(442,242)	371,702
Other receivables	(27,543)	3,623
Other receivables - related parties	35,966	-
Prepaid expenses and other current assets	(51,342)	30,771
Accounts payable	(194,523)	673,382
Other payables and accrued liabilities	(424,797)	(361,780)
Other payables - related party	(194,723)	104,336
Deferred revenue	(65,594)	(202,369)
Operating lease liability	(36,896)	(18,494)
Net cash used in operating activities	(3,439,549)	(2,784,709)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of equipment	(10,246)	(8,102)
Capitalized software development costs	(434,811)	(435,283)
Net cash used in investing activities	(445,057)	(443,385)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of ordinary shares	-	3,669,310
Payments of deferred offering costs	(55,091)	(35,936)
Proceeds from convertible notes	1,636,193	-
Proceeds from exercise of warrants	1,336,606	-
Proceeds from short-term loan - third party	-	11,949
Proceeds from short-term loan - related parties	80,975	16,434
Repayments of long-term loans - bank	(200,261)	(236,833)
Net cash provided by financing activities	2,798,422	3,424,924

EFFECT OF EXCHANGE RATE CHANGES	(70,582)	(239,704)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,156,766)	(42,874)

CASH AND CASH EQUIVALENTS, beginning of the period	1,862,781	511,719

CASH AND CASH EQUIVALENTS, end of the period	$706,015	$468,845

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	$16,248	$2,943
Cash paid for interest	$35,574	$117,837

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Initial recognition of operating right of use asset and lease liability	$170,374	$67,860
Conversion of convertible notes and accrued interest into ordinary shares	$-	$8,048,620

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

KNOREX LTD. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in U.S. Dollars, unless stated otherwise)

Note 1– Nature of business and organization

The “Company is an exempted company incorporated on May 9, 2023 in Cayman Islands. The Company has no substantial operations other than holding all the outstanding share capital of its subsidiaries. The Company, through its subsidiaries, is a technology company that provides a new category of online advertising software called Advertising Management and Execution (AMX) system. The Company’s flagship product — Knorex XPOSM, is a suite of cloud-based AMX software applications that provide marketers an integrated management of digital advertising to streamline workflow and enhance advertising efficiency, aided by AI/ML for intelligent automation and scaling. XPO lets marketers manage and control core mission-critical online advertising processes all in one place — manual or AI-assisted advertisements creation, management of data feeds for use in advertising creatives, activation of omni-channel advertising campaigns, acquisition of audience data from data marketplaces, optimization of cross-channel advertising campaigns performance, data management, advertising trackers/pixels management for tracking and measurement, consolidation of disparate data and reporting across multiple channels and platforms, accounts reconciliation and billing management.

The Company undertook a reverse recapitalization on September 30, 2024 (“Reorganization”) through entering into a restructuring agreement with the shareholders of Knorex SG, resulting in the shareholders of Knorex SG and certain other persons becoming 100% shareholders of the Company. As of the date of this prospectus, the Reorganization was completed and the Company now owns 100% of Knorex SG. As a result, the Company newly issued 22,477,825 Class A Ordinary Shares of par value US$0.0005 each and 4,780,555 Class B Ordinary Shares of par value US$0.0005 each, and the Company’s outstanding shares increased to 22,477,825 Class A Ordinary Shares and 4,780,575 Class B Ordinary Shares from 20 Class B Ordinary Shares. All share and per share data has been retroactively restated to reflect the current capital structure of the Company. Before and after the Reorganization, the Company, together with its subsidiaries (as indicated below), is effectively controlled by the same shareholders, and therefore the Reorganization is considered as a reorganization of entities under common control in accordance with Accounting Standards Codification (“ASC”) 805-50-25. The consolidation of the Company and its subsidiaries have been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying unaudited condensed consolidated financial statements in accordance with ASC 805-50-45-5.

The accompanying unaudited condensed consolidated financial statements reflect the activities of the Company and each of the following entities:

Name		Background	Ownership
Knorex Pte. Ltd. (“Knorex SG”)	●	A Singapore company	100% owned by the Company
	●	Incorporated on September 9, 2009
	●	Provides sales and local support, and product management service
Knorex Inc. (“Knorex US”)	●	A Delaware Corporation in the United States	100% owned by Knorex SG
	●	Incorporated on May 9, 2018
	●	Provides sales and local support and product management service
Knorex Software Sdn. Bhd. (“Knorex MY”)	●	A Malaysia company	100% owned by Knorex SG
	●	Incorporated on August 30, 2010
	●	Provides creative design support
Knorex Vietnam Co. Limited (“Knorex VN”)	●	A Vietnam company	99% owned by Knorex SG
	●	Incorporated on July 18, 2013
	●	Provides technical development, research and development and customer and technical support

F-6

Knorex India Private Limited (“Knorex IN”)	●	An India company	99.99% owned by Knorex SG
	●	Incorporated on June 17, 2016
	●	Provides technical development, research and development, software testing, quality assurance and quality control service and customer and technical support
Knorex (Thailand) Co. Ltd. (“Knorex TH”)	●	A Thailand company	100% owned by Knorex SG through deed of trust*
	●	Incorporated on November 19, 2013
	●	Dissolution in progress
Knorex Pty. Ltd. (“Knorex AU”)	●	An Australia company	100% owned by Knorex SG through deed of trust*
	●	Incorporated on March 30, 2015
	●	Approved for voluntary deregistration from the Australian Securities & Investments Commission (ASIC) on January 3, 2024
Knorex (Guangzhou) Pte. Ltd. (“Knorex CN”)	●	A People’s Republic of China company	100% owned by Knorex SG
	●	Incorporated on October 27, 2017
	●	A dormant company
Adziggy Pte. Ltd.(“Adziggy SG”)	●	A Singapore company	100% owned by Knorex SG with 1 % of ownership through deed of trust
	●	Incorporated on September 24, 2018
	●	Approved for voluntary deregistration from the Accounting and Corporate Regulatory Authority (ACRA) of Singapore on December 4, 2023
Adziggy, Inc (“Adziggy US”)	●	A Delaware Corporation in the United States	100% owned by Knorex SG
	●	Incorporated on June 13, 2019
	●	A dormant company

*Knorex SG is the trustee and is the beneficial owner of Knorex TH and Knorex AU affected through the execution of deed of trust agreement. Knorex TH and Knorex AU’s operations are immaterial to the Company’s accompanying financial statements.

Note 2 – Summary of significant accounting policies

Going concern

The accompanying unaudited condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had a working capital deficit of approximately US$2.6 million as of June 30, 2024. This raises substantial doubt about the Company’s ability to continue as a going concern.

To sustain its ability to support the Company’s operating activities, the Company considered supplementing its sources of funding through the following:

●	Equity financing through private placements or initial public offerings;
●	Debt financing through issuance of convertible notes; and
●	Other available sources of financing from banks or other financial institutions.

Management has commenced a strategy to raise debt and equity. However, there can be no certainty that these additional financings will be available on acceptable terms or at all. If management is unable to execute this plan, there will likely be a material adverse effect on the Company’s business. All these factors raise substantial doubt about the ability of the Company to continue as a going concern.

The unaudited condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-7

Basis of presentation

The unaudited condensed consolidated financial statements include the accounts of the Company and its subsidiaries have been prepared in accordance with U.S. GAAP and the requirements of the U.S. Securities and Exchange Commission (“SEC”) for interim reporting. As permitted under those rules, certain footnotes or other financial information that are normally required by U.S. GAAP can be condensed or omitted. These unaudited condensed consolidated financial statements have been prepared on the same basis as its annual consolidated financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, which are necessary for the fair statement of the Company’s financial information. These interim results are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2024, or for any other interim period or for any other future year. All intercompany balances and transactions have been eliminated in consolidation.

Principles of consolidation

The unaudited condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Non-controlling interests

For the Company’s non-wholly owned subsidiaries, a non-controlling interest is recognized to reflect the portion of equity that is not attributable, directly or indirectly, to the Company. The cumulative results of operations attributable to non-controlling interests are also recorded as non-controlling interests in the Company’s unaudited condensed consolidated balance sheets and unaudited condensed consolidated statements of operations and comprehensive loss. Cash flows related to transactions with non-controlling interests are presented under financing activities in the unaudited condensed consolidated statements of cash flows.

Use of estimates

The preparation of the unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s unaudited condensed consolidated financial statements include lease classification and liabilities, right-of-use assets, determinations of the useful lives and valuation of long-lived assets, estimates of allowances for credit losses, estimates of impairment of long-lived assets, valuation of deferred tax assets, contingencies and estimated fair value of warrants. Actual results could differ from these estimates.

Foreign currency translation and transactions

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the unaudited condensed consolidated statements of operations and comprehensive loss.

The reporting currency of the Company is United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. The Company and its’ subsidiaries in Malaysia, Vietnam, India, Thailand, Australia, and China conduct its businesses and maintain its books and records in the local currency, Malaysian Ringgit (“MYR”), Vietnamese Dong (“VND”), Indian Rupee (“INR”), Thai Baht (“THB”), Australian Dollar (“AUD”) and Chinese Renminbi (“RMB”), as its functional currency, respectively. Prior to January 1, 2024, the functional currency for the Company’s Singapore subsidiary, Knorex SG, was Singapore Dollar (S$). Effective January 1, 2024, Knorex SG transitioned its functional currency to the US$.

F-8

In general, for consolidation purposes, assets, and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive loss within the statements of shareholders’ equity (deficit). Cash flows are also translated at average translation rates for the periods, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Translation of foreign currencies into US$1 have been made at the following exchange rates for the respective periods:

	As of and for the six months ended June 30,		As of December 31,
	2024	2023	2023

As of period-end SGD: US$1 exchange rate	1.3525	-	1.3207
As of period-end MYR: US$1 exchange rate	4.7116	-	4.5950
As of period-end VND: US$1 exchange rate	25,444.08	-	24,268.91
As of period-end INR: US$1 exchange rate	83.4854	-	83.2190
As of period-end THB: US$1 exchange rate	36.7104	-	34.3720
As of period-end AUD: US$1 exchange rate	1.5059	-	1.4674
As of period-end RMB: US$1 exchange rate	7.2544	-	7.0798
Period ended-average SGD: US$1 exchange rate	1.3492	1.3387	-
Period ended-average MYR: US$1 exchange rate	4.7352	4.4842	-
Period ended-average VND: US$1 exchange rate	24,974.66	23,539.22	-
Period ended-average INR: US$1 exchange rate	83.2755	82.1822	-
Period ended-average THB: US$1 exchange rate	36.3147	34.3740	-
Period ended-average AUD: US$1 exchange rate	1.5240	1.4917	-
Period ended-average RMB: US$1 exchange rate	7.2055	6.9724	-

Enterprise-wide disclosure

The Company’s chief operating decision-maker is identified as the chief executive officer who reviews financial information presented on a consolidated basis, accompanied by disaggregated information about revenues by different revenues streams for purposes of allocating resources and evaluating financial performance. Based on qualitative and quantitative criteria established by Accounting Standards Codification (“ASC”) 280, “Segment Reporting”, the Company considers itself to be operating within one operating and reportable segment.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when acquired to be cash and cash equivalents.

F-9

Accounts receivable, net

Accounts receivables are recorded at the invoiced amount less an allowance for credit losses and do not bear interest, which are due after 30 days. Management reviews the adequacy of the allowance for credit losses on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customers’ financial conditions, credit histories, and the current economic conditions to adjust the allowance when necessary. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company’s management continues to evaluate the reasonableness of the valuation allowance policy and update it if necessary.

The Company adopted ASC 326 to assess the allowance for credit losses. ASC 326 requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts.

Other receivables

Other receivables primarily include receivables from tax authorities on overpayment of sales and services taxes, employee advance, and refundable deposits from third party service providers. Management regularly reviews the aging of receivables and changes in payment trends and records allowances for credit losses when management believes collection of amounts due are at risk. Accounts considered uncollectable are written off against allowances after exhaustive efforts at collection are made.

Prepaid expenses and other current assets

Prepaid expenses and other current assets primarily include prepaid expenses paid to services providers, and other deposits. Management regularly reviews the aging of such balances and changes in payment and realization trends and records allowances when management believes realization of amounts due are at risk. Accounts considered unrealizable are written off against allowances after exhaustive efforts at realization of services are made. As of June 30, 2024 and December 31, 2023, no allowance for credit losses was recorded.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets with no residual value. The estimated useful lives are as follows:

Expected useful lives
Office equipment	5 years
Furniture and fixtures	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of operations and comprehensive loss. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals, and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Capitalized software development costs

Software development costs consist of capitalized costs related to purchase and develop internal-use software. The Company uses such software to provide services to its customers. The costs to purchase and develop internal-use software are capitalized from the time that the preliminary project stage is completed, and it is considered probable that the software will be used to perform the function intended. These costs include personnel and personnel-related employee benefits for employees directly associated with the software development and external costs of the materials or services consumed in developing or obtaining the software.

F-10

Any costs incurred for upgrades and functionality enhancements of the software are also capitalized. Once this software is ready for use in providing the Company’s services, these costs are amortized on a straight-line basis over the three-year estimated useful life. The amortization is presented within amortization in the consolidated statements of operations and comprehensive loss.

Software development costs that are capitalized in internal-use software cost were US$434,811 and US$435,283 during the six months ended June 30, 2024 and 2023, respectively.

Impairment for long-lived assets

In accordance with ASC 360-10, long-lived assets, including property and equipment with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of June 30, 2024 and December 31, 2023, no impairment of long-lived assets was recognized.

Deferred offering costs

Deferred offering costs represents costs associated with the Company’s proposed offering of Class A and Class B Ordinary Shares which will be netted against the proceeds of the offering. If the offering is not successful, these costs will be expensed.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own Class A and Class B Ordinary Shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. Warrants that do not meet all the criteria for equity classification are required to be recorded as liabilities at their initial fair value on the date of issuance and remeasured to fair value at each balance sheet date thereafter. The Company determined that upon the warrant agreements, the Company concluded that its warrants qualify for equity accounting treatment.

For issued warrants that meet all of the criteria for equity classification and issued with debt instruments, the proceeds from the sale of the debt instruments are allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at time of issuance. The portion of the proceeds allocated to the warrants is accounted for as paid-in capital. The remainder of the proceeds is allocated to the debt instrument portion of the transaction at a discount and amortized over the term of the debt instrument using the effective interest rate method.

F-11

For issued warrants that meet all of the criteria for equity classification and issued with preferred equity instruments, the portion of the proceeds so allocated to the warrants based on the relative fair values of the equity instrument without the warrants and of the warrants themselves at time of issuance are accounted for as paid-in capital altogether. The remainder of the proceeds is allocated to the equity instrument portion of the transaction at discount as a deemed dividend, which adjusts retained earnings (or in the absence of retained earnings, additional paid-in capital).

Convertible notes

Upon adoption of ASU 2020-06 on January 1, 2021, the elimination of the beneficial conversion feature (“BCF”) and cash conversion models in ASC 470-20 that requires separate accounting for embedded conversion features in convertible instruments results in the convertible debt instruments being recorded as a single liability (i.e., there is no separation of the conversion feature, and all proceeds are allocated to the convertible debt instruments as a single unit of account). Unless conversion features are derivatives that must be bifurcated from the host contracts in accordance with ASC 815-15 or, in the case of convertible debt, if the instruments are issued with a substantial premium, in the latter case, ASC 470-20-25-13 requires the substantial premium to be attributable to the conversion feature and recorded in additional paid-in capital (APIC).

Revenue recognition

The Company’s revenues are derived from providing advertising management and execution software application and advertising services to brand advertisers, and media agencies (collectively as “marketers”).

The Company recognizes revenues when its customer obtains control of promised services in an amount that reflects the consideration that the Company expects to receive in exchange for those services. The Company recognizes revenue in accordance with ASC Topic 606, Revenue from contracts with customers (“ASC 606”) and determines revenue recognition through the following steps: (i) identify the contract with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when a performance obligation is satisfied.

For arrangements with multiple performance obligations, which represent promises within an arrangement that are capable of being distinct and are separately identifiable, the Company allocates the contract consideration to all distinct performance obligations based on their relative standalone selling price, which is typically estimated based on observable transactions when these services are sold on a standalone basis.

Revenue recognition policies for each type of revenue stream are as follows:

(1) Platform subscription fee

- Performance obligation satisfied over a period of time

The Company provides a new category of online advertising software called Advertising Management and Execution (AMX) system, which is a digital advertising platform with software applications that empower marketers with on-demand access and usage throughout the contract period. The Company charges a monthly platform subscription fee to its customers. Subscription fee revenues are recognized over the subscription period. The Company’s contracts do not generally contain refund provisions for fees earned related to the incurred subscription period. A refund will be provided only when there is a change in the platform due to new feature that renders the system unusable to its customer for subscription period that has not begun. Historically, the Company has not experienced any such refund.

(2) Platform services

- Performance obligation satisfied over a period of time

F-12

The Company provides a comprehensive package of online advertisement solutions, including the purchasing of advertisement placements, audience data, tracking and measurement, and other technical features. The platform services are recognized when impressions are delivered. The Company recognizes revenue from the display of impression-based advertisements over the contracted period in which the impressions are delivered. Impressions are considered delivered when an advertisement is displayed to users. Refunds will be provided only when there is a bug or error in the XPO platform causing undeliverable impressions during the advertising/execution process. Refunds will be prorated and applied to the remaining contracted period from the time the undeliverable impressions were detected. Historically, the Company has not experienced any significant refund.

(3) Managed activations and professional services

- Performance obligation satisfied over a period of time

The Company provides managed activations and professional services of, including but not limited to, advertising measurement, campaign setup and monitoring, conversion tracking set up, analytics reporting, creative design services, digital marketing consultation, custom reporting, and campaign strategy and optimization consultations. These services are recognized over the service period since its customer simultaneously receives and consumes the benefits provided by the Company’s performance. Refunds will be provided on any occurrence of mistakes made by the Company’s staff upon execution. Refunds will be prorated and negotiated with the customer. Historically, the Company has not experienced any significant refund.

The Company’s accounts receivable, consist primarily of receivables related to platform subscription fee, providing platform services, managed activations and professional services, for which the Company’s contracted performance obligations have been satisfied, the amount has been billed and the Company has an unconditional right to payment. The Company typically bills customers monthly based on actual delivery. The payment terms vary, mainly with terms of 30 days or less.

The Company applies the practical expedient in ASC 606 and does not adjust the promised amount of consideration for the effects of a significant financing component if the Company expects, at contract inception, that the period between when the Company transfers a promised good or service to a customer and when the customer pays for that good or service will be one year or less. As of June 30, 2024 and December 31, 2023, the Company did not have any contract assets.

The Company recognized advance payments from its customer prior to revenue recognition as deferred revenue until the revenue recognition performance obligations are met.

The following table presents the Company’s deferred revenue balances, net increase in current period of deferred revenue, and revenue recognized from beginning deferred revenue therein:

	June 30, 2024	December 31, 2023
	US$	US$US
Beginning balance	$126,440	$357,059
Add: net increase in current period of deferred revenue	59,960	126,440
Less: revenue recognized from beginning deferred revenue	(126,440)	(357,059)
Ending balance	$59,960	$126,440

As of June 30, 2024 and December 31, 2023, the Company had deferred revenue of US$59,960 and US$126,440, respectively, among which, US$59,960 is expected to be recognized as revenue during the twelve months ended June 30, 2025 and US$126,440 was recognized as revenue during the six months ended June 30, 2024.

Cost of revenues

Cost of revenues consist primarily of costs to run the advertisement serving services. These costs include cost to acquire advertisement media sources, advertisement data sources and advertisement related technology features.

F-13

Operating expenses

The Company classifies its operating expenses into four categories and allocates overhead such as information technology infrastructure, rent and occupancy charges based on headcount for all these categories:

Platform operations

Platform operations expenses consist primarily of expenses related to hosting the Company’s XPO platform, which include hosting costs, data-related costs, data and privacy certifications and audits, and personnel costs of salaries and other compensation-related expenses attributable to personnel who support the platform and provide clients with platform support.

Sales and marketing

Sales and marketing expenses consist primarily of personnel costs of salaries and other compensation-related expenses for the Company’s sale and marketing personnel, professional services costs and facility related costs related to advertising, product management, promotional materials, public relations, other sales and marketing programs.

Technology and development

Technology and development expenses consist primarily of personnel costs of salaries and other compensation-related expenses for the Company’s technology and development personnel with the ongoing development and maintenance of the Company’s platform, professional services costs and facility related costs as well as costs related to research and product development. Technology and development costs are expensed as incurred, except to the extent that such costs are associated with software development that qualifies for capitalization in accordance with ASC 350-40, Internal-Use Software (“ASC 350-40”), which requires the capitalization of certain costs incurred only during the application development stage. The Company evaluates periodically research and development costs that may be eligible for capitalization. During the six months ended June 30, 2024 and 2023, amortization expense of capitalized software development costs amounted to US$401,555 and US$329,334, respectively.

General and administrative

General and administrative expenses consist primarily of personnel costs of salaries and other compensation-related expenses for executive management, finance, accounting, human resources, legal, compliance, and other administrative functions as well as professional services costs and other facility related costs.

Defined contribution plan

The full-time employees of the Company in certain countries are entitled to the government mandated defined contribution plan. The Company is required to accrue and pay for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant countries’ government regulations, and make cash contributions to the government mandated defined contribution plan. Total expenses for the plans were US$204,431 and US$216,864 for the six months ended June 30, 2024 and 2023, respectively.

Income taxes

Deferred income tax assets and liabilities are determined based upon the net tax effects of the differences between the Company’s unaudited condensed consolidated financial statements carrying amounts and the tax basis of assets and liabilities and are measured using the enacted tax rate expected to apply to taxable income in the years in which the differences are expected to be reversed. A valuation allowance is used to reduce some or all of the deferred tax assets if, based upon the weight of available evidence, it is more likely than not that those deferred tax assets will not be realized.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the unaudited condensed consolidated financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized. The Company recognizes interest and penalties accrued related to its uncertain tax positions in its income tax provision in the accompanying consolidated statements of operations.

F-14

The Company makes assumptions, judgments and estimates to determine the current income tax provision, tax benefits from uncertain tax positions, deferred tax asset and liabilities and valuation allowance recorded against a deferred tax asset. The assumptions, judgments and estimates related to the current income tax provision (benefit) take into account current tax laws, their interpretation and potential outcomes of foreign and domestic tax audits. Changes in tax law and their interpretation could significantly impact the income taxes provided in the Company’s unaudited condensed consolidated financial statements.

The evaluation of the Company’s uncertain tax positions involves significant judgment in the interpretation and application of GAAP and complex domestic and international tax laws, and matters related to the allocation of international taxation rights between countries. Although management believes the Company’s reserves are reasonable, no assurance can be given that the final tax outcome of these matters will not be different from that which is reflected in the Company’s reserves. Reserves are adjusted considering changing facts and circumstances, such as the closing of a tax examination or the refinement of an estimate. Assumptions, judgments and estimates relative to the amount of deferred income taxes, and any applicable valuation allowances, take into account future taxable income. Any of the assumptions, judgments and estimates mentioned above could cause the actual income tax obligations to differ from estimates.

Comprehensive loss

Comprehensive loss consists of two components, net loss and other comprehensive loss. Other comprehensive loss refers to revenue, expenses, gains, and losses that under GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive loss consists of a foreign currency translation adjustment resulting from the Company not using the U.S. dollar as its functional currencies.

Loss per share

The Company computes loss per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average Class A and Class B Ordinary Shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential Class A and Class B Ordinary Shares (e.g., convertible securities) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Dilutive potential ordinary shares also consist of the average number of incremental shares of Class A and Class B Ordinary Shares issuable upon the exercise of the stock options and warrants. Potential Class A and Class B Ordinary Shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Fair value measurements

Fair value is defined as the price that would be received for an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. Valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. When determining the fair value measurements for assets and liabilities, we consider the principal or most advantageous market in which it would transact and consider assumptions that market participants would use when pricing the asset or liability. The following summarizes the three levels of inputs required to measure fair value, of which the first two are considered observable and the third is considered unobservable:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

F-15

The fair value for certain assets and liabilities such as cash and cash equivalents, accounts receivable, net, other receivables, prepaid expenses and other current assets, accounts payable, other payables and accrued liabilities, and deferred revenue have been determined to approximate carrying amounts due to the short maturities of these instruments. The Company believes that its long-term bank loans approximate the fair value based on the current yields of the debt instruments.

Operating leases

The Company accounts for leases in accordance with ASC 842. The Company enters into operating leases for its office, which generally have lease terms of up to 2 years. Leases with an initial term of 12 months or less are not recorded on the balance sheet. The Company does not have finance leases.

The Company determines if an arrangement is, or contains, a lease at inception. Operating lease assets represent the Company’s right to control the use of an identified asset for a period of time, or term, in exchange for consideration, and operating lease liabilities represent its obligation to make lease payments arising from the aforementioned right.

Operating lease right-of-use (“ROU”) assets and liabilities are initially recorded based on the present value of lease payments over the lease term, which includes the minimum unconditional term of the lease, and may include options to extend or terminate the lease when it is reasonably certain at the commencement date that such options will be exercised. As the rate implicit for each of the Company’s leases is not readily determinable, the Company uses its incremental borrowing rate, based on the information available at the lease commencement date in determining the present value of its expected lease payments. Operating lease assets also include any initial direct costs and any lease payments made prior to the lease commencement date and are reduced by any lease incentives received. The Company has elected to not separate lease and non-lease components.

Operating lease assets are amortized on a straight-line basis in operating lease expense over the lease term on the consolidated statements of operations. The related amortization of ROU assets along with the change in the operating lease liabilities are separately presented within the cash flows from operating activities on the consolidated statements of cash flows. The Company records lease expense for operating leases on a straight-line basis over the lease term.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liabilities in any tested asset group and include the associated operating lease payments in the undiscounted future pre-tax cash flows. For the six months ended June 30, 2024 and 2023, the Company did not recognize impairment loss on its operating lease ROU assets.

Related parties

Parties, which can be a corporation or individual, or have the ability to influence the Company, are considered as related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Recent accounting pronouncements not yet adopted

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies. As a result of the Company’s selection to use the extended transaction period for complying with new or revised accounting standards, the Company’s unaudited condensed consolidated financial statements may not be comparable to companies that comply with public company effective dates.

F-16

In December 2023, the FASB issued Accounting Standards Update No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which modifies the rules on income tax disclosures to require entities to disclose (1) specific categories in the rate reconciliation, (2) the income or loss from continuing operations before income tax expense or benefit (separated between domestic and foreign) and (3) income tax expense or benefit from continuing operations (separated by federal, state and foreign). ASU 2023-09 also requires entities to disclose their income tax payments to international, federal, state and local jurisdictions, among other changes. The guidance is effective for annual periods beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. ASU 2023-09 should be applied on a prospective basis, but retrospective application is permitted. The Company is currently evaluating the potential impact of adopting this new guidance on its unaudited condensed consolidated financial statements and related disclosures.

Recently adopted accounting pronouncements

In October 2021, the FASB issued ASU 2021-08, which is an update to ASU Updated No. 2014-09, Revenue from Contracts with Customers (Topic 606), which provides a single comprehensive accounting model on revenue recognition for contracts with customers. The amendments in this update require that an entity (acquirer) recognizes and measures contract assets and contract liabilities acquired in a business combination in accordance with Topic 606. ASU 2021-08 is effective for the fiscal years beginning after December 15, 2022 including interim periods within those fiscal years. Early adoption was permitted, including adoption in an interim period. The adoption of this standard on January 1, 2023 did not have a material impact on its unaudited condensed consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated balance sheets, statements of operations and comprehensive loss and statements of cash flows.

Note 3 – Accounts receivable, net

Accounts receivable, net consist of the following:

	As of June 30, 2024	As of December 31, 2023
	US$	US$
Accounts receivable	$1,964,048	$1,664,504
Allowance for credit losses	(53,209)	(39,383)
Total accounts receivable, net	$1,910,840	$1,625,121

F-17

Movements of allowance for credit losses are as follows:

	June 30, 2024	December 31, 2023
	US$	US$
Beginning balance	$39,383	$-
Provision for credit losses	156,524	75,282
Write-off	(142,698)	(36,530)
Foreign currency exchange rate effect	-	631
Ending balance	$53,209	$39,383

Note 4 – Other receivables

Other receivables consist of the following:

	As of June 30, 2024	As of December 31, 2023
	US$	US$
Sales, goods and services taxes receivables	$202,758	$177,606
Employee advances and others	6,037	6,379
Total other receivables	$208,795	$183,985

Note 5 – Prepaid expenses and other current assets

Prepaid paid expenses and other current assets consist of the following:

	As of June 30, 2024	As of December 31, 2023
	US$	US$
Prepayments to vendors	$221,667	$226,681
Prepaid expenses	90,497	33,952
Prepaid taxes	4,371	926
Security deposits	33,297	38,569
Total prepaid paid expenses and other current assets	$349,832	$300,128

Note 6 – Property and equipment, net

Property and equipment, net consist of the following:

	As of June 30, 2024	As of December 31, 2023
	US$	US$
Office equipment	$156,591	$160,025
Furniture and fixtures	19,758	23,379
Subtotal	176,349	183,404
Less: accumulated depreciation	(145,836)	(151,062)
Total property and equipment, net	$30,513	$32,342

Depreciation expense for the six months ended June 30, 2024 and 2023 amounted to US$10,201 and US$10,193, respectively.

F-18

Note 7 – Credit facilities

Long-term loans – bank

Outstanding balances on long-term bank loans consist of the following:

Bank Name	Maturities	Interest Rate	Collateral/ Guarantee	As of June 30, 2024	As of December 31, 2023
				US$	US$
United Overseas Bank Limited	Due monthly beginning in June 2022 to April 2026	3.00%	Guaranteed by the Company’s shareholders	732,804	936,655
The Development Bank of Singapore Limited	Due monthly beginning in September 2020 to August 2025	2.50%	Guaranteed by the Company’s shareholders	135,984	197,203
DBS Bank Ltd	Due monthly beginning in March 2024 to Feb 2028	7.75%	Guaranteed by the Company’s shareholders	63,094	-
Total long-term loans – bank				931,882	1,133,858
Less: Discount on debt instrument				(35,629)	(51,573)
Less: Current portion				(509,593)	(496,689)
Total				$386,660	$585,596

Convertible notes

The Company entered into a series of convertible note agreements with a group of investors and received approximately US$7.7 million (S$10,300,083) aggregate principal amount convertible promissory note over a period from April 2022 to July 20, 2022 (the “C-D Notes”). The C-D Notes shall bear interest at 5% per annum until such balance to be converted into the Company’s Class A Ordinary Shares. The C-D Notes have a mandatory automatic conversion feature, for which, upon the occurrence of the qualified equity financing, the C-D Notes plus accrued unpaid interest will be automatically converted into Class A Ordinary Shares at 70% issuance price or the C-D Notes will have a maturity conversion option using the Class A Ordinary Shares issuance price after 1 year from the issuance date of the C-D Notes. The investors of the C-D Notes have no redeemable option to redeem the notes.

The Company determined the C-D notes are within the scope of ASC 480 as the total number of shares to be issued are not known at inception until the issuance price of the next round of equity financing would take place. The Company also determined that the embedded conversions in the C-D Notes meets the scope exception to be considered indexed to a reporting’s own stock based on the two-step approach in accordance with ASC 815-40-15 and does not require to be separately accounted for as a derivative. As a result, the Company classified the C-D Notes as a debt instrument in its entirety. In March 2023, the Company converted the full balance of US$7,735,209 plus additional interest incurred from inception of the C-D Notes to the conversion date into 2,553,700 shares of the Company’s Class A Ordinary Shares.

F-19

In April and May 2024, the Company entered into five convertible note agreements with four investors and received approximately US$1.6 million aggregate principal amount convertible promissory notes with a conversion term of 6 months after the completion of the Company’s initial public offerings. One convertible note has a maturity date to be due in September 2025 and four convertible notes have a maturity date to be due in November 2025 (the “D-2 Notes”). The D-2 Notes shall bear interest at 8% per annum until such balance to be converted into the Company’s Class A Ordinary Shares. The conversion of the D-2 Notes will be at 70% of the proposed initial public offering (“IPO”) price or next round of financing. If IPO does not occur on or before the maturity date, the Company shall redeem the Note plus all accrued and unpaid interest in full, where the interest shall accrue at a rate of 20% instead of 8% per annum. The Company determined the D-2 Notes are within the scope of ASC 480 as the total number of shares to be issued are not known at inception until the issuance price of the next round of equity financing would take place. The Company also determined that the embedded conversions in the D-2 Notes meets the scope exception to be considered indexed to a reporting’s own stock based on the two-step approach in accordance with ASC 815-40-15 and does not require to be separately accounted for as a derivative. As a result, the Company classified the D-2 Notes as a debt instrument in its entirety. As of June 30, 2024 and December 31, 2023, convertible notes balance amounted to US$1,636,193 and US$0, respectively.

Amortization of discount on debt instruments in connection with the forementioned loans for the six months ended June 30, 2024 and 2023 amounted to US$14,230 and US$14,135, respectively.

Interest expenses in connection with the forementioned loans and convertible notes for the six months ended June 30, 2024 and 2023 amounted to US$35,598 and US$118,139, respectively.

Note 8 – Other payables and accrued liabilities

Other payables and accrued liabilities consist of the following:

	As of June 30, 2024	As of December 31, 2023
	US$	US$
Accrued expenses	$226,356	$155,893
Accrued payroll	387,080	492,560
Accrued interest	-	345
Accrued taxes payable	41,789	29,892
Accrued professional fees	224,318	646,488
Payables to third-party vendors or service providers for administrative activities	21,115	-
Reimbursement payables to employees	-	5,397
Total other payables and accrued liabilities	$900,658	$1,330,577

Note 9 – Related party transactions

Related party balances

Other receivables - related parties

Name of Related Party	Relationship	Nature	As of June 30, 2024	As of December 31, 2023
			US$	US$
Khar Heng Choo	Chairman and Chief Executive Officer of the Company	Employee advance	$-	$31,423
Kheng Ee Lennon Teng	Group general manager of the Company	Employee advance	-	4,543
Total			$-	$35,966

F-20

Other payables - related party

Name of Related Party	Relationship	Nature	As of June 30, 2024	As of December 31, 2023
			US$	US$
TransAccel, LLC	Mr. Wilson Chandra, Director and President of the Company, owned 100% of this entity	Business expansion consulting services	$-	$197,387
Kheng Ee Lennon Teng	Group General Manager of the Company	Employee reimbursement	2,664	-
Total			$2,664	$197,387

Short-term loans - related parties

Name of Related Party	Relationship	Term	Nature	As of June 30, 2024	As of December 31, 2023
				US$	US$
Kheng Ee Lennon Teng	Group General Manager of the Company	Non-interest bearing and due on demand	Working capital loan	$58,892	$-
Truong Vinh Phu Le	Vice President of Operations of the Company	Non-interest bearing and due on demand	Working capital loan	22,083	-
Total				$80,975	$-

Related party transactions

Sales and marketing operating expenses

Name of Related Party	Relationship	Nature	For the Six Months Ended June 30, 2024	For the Six Months Ended June 30, 2023
			US$	US$
TransAccel, LLC	Mr. Wilson Chandra, Director and President of the Company, owned 100% of this entity	Business expansion consulting services	$-	$178,764
Total			$-	$178,764

F-21

Note 10 – Leases

The components of the lease expenses consist of the following:

	For the Six Months Ended
	June 30, 2024	June 30, 2023
	US$	US$
Operating lease cost
Lease expenses	$39,475	$22,470
Lease expenses – short-term	26,379	23,879
Total lease expenses	$65,854	$46,350

Weighted-average remaining term and discount rate related to leases were as follows:

	As of	As of
	June 30, 2024	December 31, 2023
	US$	US$
Weighted-average remaining term
Operating lease	4.16 year	0.99 year
Weighted-average discount rate
Operating lease	6.83%	6.60%

The following table sets forth the Company’s minimum lease payments in future periods as of June 30, 2024:

	Operating lease	Short-term lease
	payments	payments	Total
	US$	US$	US$
Twelve months ending June 30, 2025	$55,131	$28,478	$83,609
Twelve months ending June 30, 2026	39,448	-	39,448
Twelve months ending June 30, 2027	41,420	-	41,420
Thereafter	65,767	-	65,767
Total minimum lease payments	201,766	28,478	230,244
Less: discount	(27,278)	-	(27,278)
Present value of minimum lease payments	174,488	28,478	202,966
Less: minimum lease payments, current	(44,867)	(28,478)	(73,345)
Minimum lease payments, non-current	$129,621	$-	$129,621

The following table sets forth the Company’s minimum lease payments in future periods as of December 31, 2023:

	Operating lease	Short-term lease
	payments	payments	Total
	US$	US$	US$
Year ending December 31, 2024	$44,485	$45,819	$90,304
Total minimum lease payments	44,485	45,819	90,304
Less: discount	(1,530)	-	(1,530)
Present value of minimum lease payments	42,955	45,819	88,774
Less: minimum lease payments, current	(42,955)	(45,819)	(88,774)
Minimum lease payments, non-current	$-	$-	$-

F-22

Note 11 – Shareholders’ equity

Class A and B Ordinary shares

The Company is authorized to issue 90,000,000 shares of Class A Ordinary Shares of par value $0.0005 each and 10,000,000 shares of Class B Ordinary Shares of par value $0.0005 each.

Holders of our Class A Ordinary Shares and Class B Ordinary Shares will have the same rights except for voting and conversion rights. Except for any resolutions to be passed for the purpose of extending the five-year period from the date of issuance of the relevant Class B ordinary shares (subject to any extension) following which such Class B Ordinary Shares shall be automatically and immediately converted into an equal number of Class A Ordinary shares (“Class B Validity Period”), each Class A Ordinary Share shall entitle the holder thereof to one vote on all matters subject to vote at our general meetings and each Class B Ordinary Share shall entitle the holder thereof to five votes on all matters subject to vote at our general meetings. In relation to any resolutions to be passed for the purpose of extending the Class B Validity Period, each Class A Ordinary Share shall entitle the holder thereof to one vote and each Class B Ordinary Share shall entitle the holder thereof to one vote.

Class B Ordinary Shares shall be automatically and immediately converted into an equal number of Class A Ordinary Shares upon (i) the expiration of the Class B Validity Period, and (ii) the transfer of Class B Ordinary Shares. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

No Class B Ordinary Share shall be transferred within the first two years from the date of its issuance unless prior written consent from all the Directors is obtained. Upon any transfer of Class B Ordinary Shares, such Class B Ordinary Shares shall be converted automatically to Class A Ordinary Shares. Class B Ordinary Shares are valid for 5 years from the date of issuance (the “Class B Validity Period”), after which the Class B Ordinary Shares shall automatically be converted into Class A Ordinary Shares. The Class B Validity Period may be extended for periods of 3 years (the “Extension”). Any Extension must be approved by both the holders of Class A Ordinary Shares and Class B Ordinary Shares by way of an ordinary resolution.

In March 2023, the Company completed its equity financing through the issuance of 815,050 Class A Ordinary Shares for approximately US$3.7 million and converted approximately US$8.0 million into 2,553,700 Class A Ordinary Shares from its convertible notes.

In November 2023, the Company completed additional equity financing through the issuance of 999,025 Class A Ordinary Shares for approximately US$4.5 million. Further, a total of 317,250 warrants were exercised to subscribe for the Company’s shares for a total consideration of approximately US$0.5 million.

On February 26, 2024, the Company amended its authorized share capital from US$50,000 divided into 5,000,000 ordinary shares of par value US$0.01 each, to US$50,000 divided into 100,000,000 ordinary shares of par value US$0.0005 each of a single class. On September 25, 2024, the authorized share capital of our Company was further amended to US$50,000 divided into 100,000,000 ordinary shares of nominal or par value US$0.0005 each, comprising 90,000,000 Class A Ordinary Shares of par value US$0.0005 each and 10,000,000 Class B Ordinary Shares of par value US$0.0005 each. On September 25, 2024, the Company re-designated the 20 ordinary shares into 20 Class B Ordinary Shares at par value US$0.0005 each.

On September 30, 2024, the Company entered into restructuring agreement with the shareholders of Knorex SG, resulting in the shareholders of Knorex SG becoming 100% shareholders of the Company. As of the date of this prospectus, the Company now owns 100% of Knorex SG. As a result, the Company has a total of 22,477,825 Class A Ordinary Shares of par value US$0.0005 each and 4,780,575 Class B Ordinary Shares of par value US$0.0005 each. As a result, since incorporation, the Company’s outstanding shares has increased from 1 share to become 27,258,400 ordinary shares.

The Company considered the change in its authorized share capital on February 26, 2024 to be a 1-for-20 split of its ordinary shares. The new issuance of an aggregate of 27,258,380 Class A Ordinary Shares of par value US$0.0005 each and Class B Ordinary Shares of par value US$0.0005 each on September 30, 2024 were part of the Reorganization prior to completion of its initial public offering. The Company believed it is appropriate to reflect the above transactions on a retroactive basis similar to stock split or dividend pursuant to ASC 260. All shares and per share amounts used herein and in the accompanying unaudited condensed consolidated financial statements have been retroactively adjusted to reflect the share split.

As of June 30, 2024 and December 31, 2023, the Company has 22,477,825 and 21,667,400 Class A Ordinary Shares issued and outstanding, respectively.

As of June 30, 2024 and December 31, 2023, the Company has 4,780,575 Class B Ordinary Shares issued and outstanding.

Warrants

On March 30, 2023, the Company issued a total of 2,328,150 warrants to its ordinary shares investors in connection with an ordinary share equity financing. The Company estimates that the fair value of the warrants on the date of grant is US$7,418,954, using Black-Scholes Model. The fair value of the warrants is estimated using the following assumptions: (1) expected volatility of 68.14% using comparable companies, (2) risk-free interest rate of 4.10%, (3) expected life of 2 years, (4) exercise price of US$1.58 and (5) stock price of US$1.58.

F-23

On October 30, 2023, the Company issued a total of 2,853,925 warrants to its ordinary shares investors in connection with an ordinary share equity financing. The Company estimates that the fair value of the warrants on the date of grant is US$9,063,846, using Black-Scholes Model. The fair value of the warrants is estimated using the following assumptions: (1) expected volatility of 63.11% using comparable companies, (2) risk-free interest rate of 5.03%, (3) expected life of 2 years, (4) exercise price of US$1.58 and (5) stock price of US$1.58.

The Company then applied the relative fair value of the warrants of US$2,455,068 and US$3,006,167 into capital and recognized the same value as a deemed dividend at the time of issuance, respectively.

On April 1, 2024, the Company issued a total of 251,608 warrants to the Company’s Class A Ordinary Shares investors in connection Class A Ordinary Share equity financing. The Company estimates that the fair value of the warrants on the date of grant is US$277,609, using Black-Scholes Model. The fair value of the warrants is estimated using the following assumptions: (1) expected volatility of 56.83% using comparable companies, (2) risk-free interest rate of 4.72%, (3) expected life of 2 years, (4) exercise price of US$3.33 (70% of stock price), and (5) stock price of US$4.75 (the midpoint of the estimated proposed IPO price range of $4.00 and $5.50 per share).

In November 2023, a total of 317,250 warrants were exercised to subscribe for the Company’s Class A Ordinary Shares for a total consideration of approximately US$0.5 million.

In March 2024, a total of 810,425 warrants were exercised to subscribe for the Company’s Class A Ordinary Shares for a total consideration of approximately US$1.3 million.

The summary of warrants activity is as follows:

	Warrants Outstanding		Warrants Exercisable	Class A Ordinary Shares Issuable	Weighted Average Exercise Price	Average Remaining Contractual Life (in years)
					US$
December 31, 2023	5,570,275		5,570,275	5,570,275	$1.66	1.63
Granted	251,608	*	251,608	251,608	$3.33	2.00
Forfeited	-		-	-	$-	-
Exercised	(810,425)		(810,425)	(810,425)	$1.65	-
June 30, 2024	5,011,458		5,011,458	5,011,458	$1.74	1.15

*The number of warrants were estimated based upon the IPO price of US$4.75, the midpoint of the estimated proposed IPO price range of $4.00 and $5.50 per share.

	Warrants Outstanding	Warrants Exercisable	Class A Ordinary Shares Issuable	Weighted Average Exercise Price	Average Remaining Contractual Life (in years)
				US$
December 31, 2022	705,450	705,450	705,450	$2.18	3.15
Granted	2,328,150	2,328,150	2,328,150	$1.58	2.00
Forfeited	-	-	-	$-	-
Exercised	-	-	-	$-	-
June 30, 2023	3,033,600	3,033,600	3,033,600	$1.72	1.96

The outstanding warrants of Knorex SG were swapped over to the Company’s warrants upon the effectiveness of the Reorganization as discussed in Note 1.

F-24

Note 12 – Net loss per share

The Company computes loss per share of Class A Ordinary Shares and Class B Ordinary Shares using the two-class method. Except as voting rights as discussed in Note 11, all other rights, including the liquidation and dividend rights, of the holders of Class A Ordinary Shares and Class B Ordinary Shares are identical. As a result, the undistributed loss for each year is allocated based on the contractual participation rights of the Class A Ordinary Shares and Class B Ordinary Shares as if the earnings for the year had been distributed. As the liquidation and dividend rights are identical, the undistributed earnings are allocated on a proportionate basis.

The following tables set forth the computation of basic and diluted loss per share of Class A Ordinary Shares and Class B Ordinary Shares:

	For the Six Months Ended June 30, 2024
	Class A Ordinary Shares	Class B Ordinary Shares
	US$	US$
Basic and diluted loss per share:
Numerator
Allocation of undistributed loss	$(2,411,140)	$(525,394)
Denominator
Number of shares used in per share computation	21,939,026	4,780,575
Basic and diluted loss per share	$(0.11)	$(0.11)

	For the Six Months Ended June 30, 2023
	Class A Ordinary Shares	Class B Ordinary Shares
	US$	US$
Basic and diluted loss per share:
Numerator
Allocation of undistributed loss	$(3,021,540)	$(772,664)
Denominator
Number of shares used in per share computation	18,694,668	4,780,575
Basic and diluted loss per share	$(0.16)	$(0.16)

For the six months ended June 30, 2024, the Company had dilutive securities from the outstanding convertible notes and warrants that are convertible into 1,038,146 and 5,011,458 of the Company’s Class A Ordinary Shares, respectively, were not included in the computation of dilutive loss per share because the inclusion of such convertible notes and warrants would be anti-dilutive.

For the six months ended June 30, 2023, the Company had dilutive securities from the outstanding warrants that are convertible into 3,033,600 of the Company’s Class A Ordinary Shares, were not included in the computation of dilutive loss per share because the inclusion of such warrants would be anti-dilutive.

The summary of anti-dilutive instruments is as follows:

	Warrants	Convertible Debts	Total
Common Stock subject to outstanding:
For the six months ended June 30, 2024	5,011,458	1,038,146	6,049,604
For the six months ended June 30, 2023	3,033,600	-	3,033,600

F-25

Note 13 – Income taxes

United States

Knorex US was incorporated in the State of Delaware and holds its operation in the state of California. Knorex US is subject to a federal income tax rate of 21% and California income tax rate of 8.84%.

Singapore

Knorex SG is incorporated in Singapore and is subject to Singapore income tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The applicable tax rate is 17% in Singapore, with 75% of the first US$7,415 (S$10,000) taxable income and 50% of the next US$140,887 (S$190,000) taxable income are exempted from income tax.

Other Countries

The Company’s other subsidiaries with operations in other countries (Malaysia, Thailand, Vietnam, Australia, India, and China) are insignificant to its operations for the six months ended June 30, 2024 and 2023.

The United States and foreign components of loss before income taxes were comprised of the following:

	For the Six Months Ended June 30, 2024	For the Six Months Ended June 30, 2023
	US$	US$
U.S.	$(796,897)	$(2,321,829)
Singapore	(1,592,765)	(878,546)
Other Countries	(530,084)	(595,437)
Total loss before income taxes	$(2,919,746)	$(3,795,812)

The provision for income taxes consisted of the following:

	For the Six Months Ended June 30, 2024	For the Six Months Ended June 30, 2023
	US$	US$
Current	$16,248	$2,954
Deferred	-	-
Provision for income taxes	$16,248	$2,954

F-26

The following table reconciles U.S. statutory rates to the Company’s effective tax rate:

	For the Six Months Ended June 30, 2024	For the Six Months Ended June 30, 2023

U.S. federal statutory rate	21.0%	21.0%
State of California statutory rate	8.8%	8.8%
State of California tax deduction on federal	(1.8)%	(1.8)%
Tax rate differential outside of U.S.	(8.5)%	(3.7)%
Change in valuation allowance	(16.8)%	(21.0)%
Permanent differences	(3.3)%	(3.2)%
Effective tax rate	(0.6)%	(0.1)%

The following table sets forth the significant components of the aggregate deferred tax assets of the Company:

	As of June 30, 2024	As of December 31, 2023
	US$	US$
Deferred Tax Assets
Net operating loss carryforwards – U.S.	$5,417,327	$5,258,359
Net operating loss carryforwards – Singapore	3,812,737	3,493,978
Net operating loss carryforwards – Other counties	729,087	718,722
Less: valuation allowance	(9,959,151)	(9,471,059)
Deferred tax assets, net	$-	$-

As of June 30, 2024 and December 31, 2023, the Company had net operating losses carry forward of approximately US$19.4 million and US$18.8 million, respectively, from the Company’s U.S. subsidiaries. The net operating losses can be carried forward indefinitely. Due to the Company’s U.S. subsidiaries have been operating at losses, the Company is uncertain when these net operating losses can be utilized. As a result, the Company provided a 100% allowance on deferred tax assets on net operating losses of approximately US$5.4 million and US$5.3 million related to U.S. subsidiary as of June 30, 2024 and December 31, 2023, respectively.

As of June 30, 2024 and December 31, 2023, the Company and its Singapore subsidiary had net operating losses carry forward of approximately US$22.4 million and US$20.6 million, respectively, from the Company and its Singapore subsidiary. The net operating losses from the Company and its Singapore subsidiary can be carried forward indefinitely. Due to the Company and its Singapore subsidiary have been operating at losses, the Company is uncertain when these net operating losses can be utilized. As a result, the Company provided a 100% allowance on deferred tax assets on net operating losses of approximately US$3.8 million and US$3.5 million related the Company and its Singapore as of June 30, 2024 and December 31, 2023, respectively.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of June 30, 2024 and December 31, 2023, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur interest and penalties tax for the six months ended June 30, 2024 and 2023.

Note 14 – Concentrations of risks

(a) Major customers

For the six months ended June 30, 2024, one customer accounted for approximately 69.6% of the Company’s total revenues, which was individually more than 10% of the Company’s total revenues. For the six months ended June 30, 2023, three customers accounted for approximately 29.0%, 28.6% and 16.9% of the Company’s total revenues, which were individually more than 10% of the Company’s total revenues.

F-27

(b) Major vendors

For the six months ended June 30, 2024, two vendors accounted for approximately 40.8% and 18.7% of the Company’s total purchases, which were individually more than 10% of the Company’s total purchases. For the six months ended June 30, 2023, three vendors accounted for approximately 24.1%, 20.7% and 19.4% of the Company’s total purchases, which were individually more than 10% of the Company’s total purchases.

(c) Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. The Federal Deposit Insurance Corporation (FDIC) standard insurance amount is up to US$250,000 per depositor per insured bank. As of June 30, 2024 and December 31, 2023, the Company had cash balance of approximately US$0.6 million and US$0.5 million, was maintained at banks in the United States, of approximately US$135,000 and US$38,000 was subject to credit risk, respectively. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

The Singapore Deposit Insurance Corporation Limited (SDIC) insures deposits in a Deposit Insurance (DI) Scheme member bank or finance company up to approximately US$56,788 (S$75,000) per account. This was raised to US$75,717 (S$100,000) with effect from 1 April 2024. As of June 30, 2024 and December 31, 2023, the Company had cash balance of approximately US$31,000 and US$1.3 million was maintained at DI Scheme banks in Singapore, of approximately US$0 and US$1.1 million was subject to credit risk, respectively.

The Company’s cash balance in other countries (Malaysia, Thailand, Vietnam, Australia, India, and China) are insignificant to its operations as of June 30, 2024 and December 31, 2023.

The Company is also exposed to risk from accounts receivable and other receivables. These assets are subjected to credit evaluations. An allowance has been made for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

Note 15 – Commitments and contingencies

Legal contingencies

From time to time, the Company is party to certain legal proceedings, as well as certain asserted and unasserted claims. Amounts accrued, as well as the total amount of reasonably possible losses with respect to such matters, individually and in aggregate, are not deemed to be material to the unaudited condensed consolidated financial statements.

Note 16 – Segment information

The Company operates as one operating segment, which primarily focuses on platform subscription fee, platform services, managed activations, and professional services. The Company’s chief executive officer is the chief operating decision-maker, manages and allocates resources to the operations of the Company on an entity-wide basis based on the U.S. and International (Singapore, Malaysia, Thailand, Vietnam, Australia, and India).

Disaggregated information of revenues by services are as follows:

	For the Six Months Ended
	June 30, 2024	June 30, 2023
	US$	US$
Platform subscription fee	$2,260,744	$1,280,664
Platform services	3,140,050	2,451,610
Managed activations and professional services	96,624	163,553
Total revenues	$5,497,418	$3,895,827

F-28

	For the Six Months Ended
	June 30, 2024	June 30, 2023
	US$	US$
U.S.	$5,354,683	$3,748,117
International	142,735	147,710
Total revenues	$5,497,418	$3,895,827

Note 17 – Subsequent events

The Company evaluated subsequent events and transactions that occurred after the date of these unaudited condensed consolidated financial statements were issued. Based on this review, except as disclosed below, the Company did not identify any other subsequent events that would require adjustment or disclosure in the unaudited condensed consolidated financial statements.

Shares re-designation and reorganization

On September 25, 2024, the Company re-designated the 20 ordinary shares into 20 Class B Ordinary Shares of par value US$0.0005 each.

On September 30, 2024, the Company entered into restructuring agreement with the shareholders of Knorex SG, resulting in the shareholders of Knorex SG becoming 100% shareholders of the Company. As of the date of this prospectus, the Reorganization was completed and the Company now owns 100% of Knorex SG. As a result, since incorporation, the Company’s outstanding shares has increased from 1 share to become 27,258,400 ordinary shares. On September 30, 2024, the Company issued warrants to shareholders of the Company, who were previously shareholders of Knorex SG, and certain other persons pursuant to the restructuring agreement in exchange for warrants previously issued to them by Knorex SG.

The new issuance of an aggregate of 27,258,380 Class A Ordinary Shares of par value US$0.0005 each and Class B Ordinary Shares of par value US$0.0005 each on September 30, 2024 was part of the Reorganization prior to completion of its initial public offering. The Company believed it is appropriate to reflect above transactions on a retroactive basis similar to stock split or dividend pursuant to ASC 260. All shares and per share amounts used herein and in the accompanying unaudited condensed consolidated financial statements have been retroactively adjusted to reflect the share issuance.

Cancellation of warrants

On October 9, 2024, one of the Company’s warrant holders forfeited its exercise rights and cancelled its existing 67,850 warrants.

Exercise of warrants

In January 2025, a total of 164,713 warrants were exercised to subscribe for 164,713 Class A Ordinary Shares for a total consideration of approximately US$0.2 million.

F-29

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

Knorex Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Knorex Ltd. as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive loss, change in shareholders’ deficit, and cash flows for the years ended December 31, 2023 and 2022, and the related notes to the financial statements (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Knorex Ltd. as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the year ended December 31, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the entity has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to Knorex Ltd. in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Knorex Ltd. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Kreit & Chiu CPA LLP

We have served as Knorex Ltd.’s auditor since 2022.

Los Angeles, California

June 20, 2024 except for Notes 1, 11, and 12 for which the date is September 30, 2024, Note 2 for which the date is October 25, 2024, and Note 17 for which the date is January 14, 2025.

F-30

KNOREX LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Stated in U.S. Dollars)

	December 31,	December 31,
	2023	2022

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,862,781	$511,719
Accounts receivable, net	1,625,121	1,821,237
Other receivables	183,985	220,207
Other receivables - related parties	35,966	-
Prepaid expenses and other current assets	300,128	434,942
Total Current Assets	4,007,981	2,988,105

NON-CURRENT ASSETS
Property and equipment, net	32,342	45,420
Operating right-of-use asset	41,414	15,654
Capitalized software development costs	1,161,363	864,338
Deferred offering costs	465,499	103,373

Total Assets	$5,708,599	$4,016,890

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Current portion of long-term loans - bank	$496,689	$475,880
Accounts payable	2,777,266	1,766,155
Other payables and accrued liabilities	1,330,577	997,450
Other payables - related party	197,387	38,741
Deferred revenue	126,440	357,059
Operating lease liability	42,955	7,733
Convertible notes	-	7,735,209
Total Current Liabilities	4,971,314	11,378,227

NON-CURRENT LIABILITIES
Long-term loans - bank, net of current portion	585,596	1,037,810
Operating lease liability - non-current	-	7,921

Total Liabilities	$5,556,910	$12,423,958

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY (DEFICIT)
Class A Ordinary shares, par value $0.0005 each, 90,000,000 shares authorized, 21,667,400 and 16,982,375 shares issued and outstanding as of December 31, 2023 and 2022, respectively*	10,835	8,492
Class B Ordinary Shares, par value $0.0005 each, 10,000,000 shares authorized, 4,780,575 shares issued and outstanding as of December 31, 2023 and 2022*	2,390	2,390
Additional paid-in capital	44,577,911	27,852,896
Accumulated deficit	(43,532,433)	(35,570,909)
Accumulated other comprehensive loss	(906,828)	(703,259)
Total Knorex Ltd. Shareholders’ Equity (Deficit)	151,875	(8,410,390)

Noncontrolling interests	(186)	3,322
Total Shareholders’ Equity (Deficit)	151,689	(8,407,068)

Total Liabilities and Shareholders’ Equity (Deficit)	$5,708,599	$4,016,890

*Giving retroactive effect to the 1-for-20 share split effected on February 26, 2024 and additional issuance of 22,477,825 Class A Ordinary Shares and 4,780,555 Class B Ordinary Shares effected on September 30, 2024 as part of the Reorganization consideration.

The accompanying notes are an integral part of these consolidated financial statements.

F-31

KNOREX LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Stated in U.S. Dollars)

	For the Years Ended
	December 31,	December 31,
	2023	2022

REVENUES	$8,725,816	$6,316,380

COST OF REVENUES	5,496,119	4,506,573

GROSS PROFIT	3,229,697	1,809,807

OPERATING EXPENSES:
Platform operations	3,598,134	3,139,735
Sales and marketing	3,306,652	2,301,842
Technology and development	2,049,444	1,440,085
General and administrative	2,233,762	1,363,581
Total Operating Expenses	11,187,992	8,245,243

LOSS FROM OPERATIONS	(7,958,295)	(6,435,436)

OTHER INCOME (EXPENSE)
Interest expense	(136,437)	(262,461)
Interest income	915	1,290
Amortization of discount on debt instrument	(28,376)	(35,760)
Foreign exchange gain (loss)	47,252	(3,581)
Other income, net	143,408	81,009
Total Other Income (Expense), net	26,762	(219,503)

LOSS BEFORE INCOME TAXES	(7,931,533)	(6,654,939)

PROVISION FOR INCOME TAXES	33,239	43,928

NET LOSS	(7,964,772)	(6,698,867)

Less: Net loss (income) attributable to noncontrolling interest	3,248	(790)

NET LOSS ATTRIBUTABLE TO KNOREX LTD.	$(7,961,524)	$(6,699,657)

NET LOSS	$(7,964,772)	$(6,698,867)

FOREIGN CURRENCY TRANSLATION ADJUSTMENT	(203,829)	(218,719)

TOTAL COMPREHENSIVE LOSS	(8,168,601)	(6,917,586)

Less: Comprehensive income attributable to noncontrolling interest	(3,508)	685

COMPREHENSIVE LOSS ATTRIBUTABLE TO KNOREX LTD.	$(8,165,093)	$(6,918,271)

WEIGHTED AVERAGE NUMBER OF CLASS A ORDINARY SHARES AND CLASS B ORDINARY SHARES
Basic and diluted*	24,407,221	21,688,743

LOSS PER SHARE
Basic and diluted*	$(0.33)	$(0.31)

*Giving retroactive effect to the 1-for-20 share split effected on February 26, 2024 and additional issuance of 22,477,825 Class A Ordinary Shares and 4,780,555 Class B Ordinary Shares effected on September 30, 2024 as part of the Reorganization consideration.

The accompanying notes are an integral part of these consolidated financial statements.

F-32

KNOREX LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGE IN SHAREHOLDERS’ EQUITY (DEFICIT)

(Stated in U.S. Dollars)

							Accumulated		Total
	Class A Ordinary Shares		Class B Ordinary Shares		Additional paid-in	Accumulated	other comprehensive	Noncontrolling	shareholders’ equity
	Shares*	Capital	Shares*	Capital	capital	deficit	loss	interest	(deficit)
BALANCE, December 31, 2021	15,162,525	$7,582	4,780,575	$2,390	$23,891,922	$(28,871,252)	$(484,645)	$2,636	$(5,451,367)
Net (loss) income	-	-	-	-	-	(6,699,657)	-	790	(6,698,867)
Issuance of ordinary shares under a subscription agreement	1,819,850	910	-	-	3,960,974	-	-	-	3,961,884
Foreign currency translation adjustment	-	-	-	-	-	-	(218,614)	(104)	(218,718)
BALANCE, December 31, 2022	16,982,375	8,492	4,780,575	2,390	27,852,896	(35,570,909)	(703,259)	3,322	(8,407,068)
Net loss	-	-	-	-	-	(7,961,524)	-	(3,248)	(7,964,772)
Issuance of ordinary shares under a subscription agreement	1,814,075	907	-	-	8,166,403	-	-	-	8,167,310
Issuance of ordinary shares through convertible notes conversion	2,553,700	1,277	-	-	8,047,343	-	-	-	8,048,620
Issuance of ordinary shares through exercise of warrants	317,250	159	-	-	511,269	-	-	-	511,428
Foreign currency translation adjustment	-	-	-	-	-	-	(203,569)	(260)	(203,829)
BALANCE, December 31, 2023	21,667,400	$10,835	4,780,575	$2,390	$44,577,911	$(43,532,433)	$(906,828)	$(186)	$151,689

*Giving retroactive effect to the 1-for-20 share split effected on February 26, 2024 and additional issuance of 22,477,825 Class A Ordinary Shares and 4,780,555 Class B Ordinary Shares effected on September 30, 2024 as part of the Reorganization consideration.

The accompanying notes are an integral part of these consolidated financial statements.

F-33

KNOREX LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in U.S. Dollars)

	For the Years Ended
	December 31,	December 31,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,964,772)	$(6,698,867)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	14,121	17,077
Amortization of operating right-of-use asset	39,996	636
Amortization of discount on debt instrument	28,376	35,760
Amortization of capitalized software development costs	592,458	321,063
Provision for credit losses	41,605	10,373
Gain on disposal of equipment	(409)	-
Change in operating assets and liabilities
Accounts receivable	154,702	(1,224,262)
Other receivables	33,237	(100,142)
Other receivables - related parties	(35,389)	-
Prepaid expenses and other current assets	139,669	(30,834)
Accounts payable	981,220	89,418
Other payables and accrued liabilities	575,978	593,224
Other payables - related party	158,646	1,827
Deferred revenue	(229,263)	131,415
Operating lease liability	(38,429)	(636)
Net cash used in operating activities	(5,508,254)	(6,853,948)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of equipment	(2,451)	(48,221)
Capitalized software development costs	(875,768)	(660,378)
Net cash used in investing activities	(878,219)	(708,599)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of ordinary shares	8,167,310	705,109
Payments of deferred offering costs	(354,790)	(100,558)
Proceeds from convertible notes	-	7,524,586
Proceeds from exercise of warrants	511,428	-
Repayments of long-term loans - bank	(475,294)	(715,814)
Net cash provided by financing activities	7,848,654	7,413,323

EFFECT OF EXCHANGE RATE CHANGES	(111,119)	18,977

NET CHANGE IN CASH AND CASH EQUIVALENTS	1,351,062	(130,247)

CASH AND CASH EQUIVALENTS, beginning of the year	511,719	641,966

CASH AND CASH EQUIVALENTS, end of the year	$1,862,781	$511,719

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	$33,239	$7,510
Cash paid for interest	$134,208	$57,904

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Initial recognition of operating right of use asset and lease liability	$66,927	$16,278
Issuance of ordinary shares from capital contributions in advance	$-	$3,256,775
Conversion of convertible notes and accrued interest into ordinary shares	$8,048,620	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-34

KNOREX LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Stated in U.S. Dollars, unless stated otherwise)

Note 1– Nature of business and organization

The Company is an exempted company incorporated on May 9, 2023 in Cayman Islands. The Company has no substantial operations other than holding all the outstanding share capital of its subsidiaries. The Company, through its subsidiaries, is a technology company that provides a new category of online advertising software called Advertising Management and Execution (AMX) system. The Company’s flagship product — Knorex XPOSM, is a suite of cloud-based AMX software applications that provide marketers an integrated management of digital advertising to streamline workflow and enhance advertising efficiency, aided by AI/ML for intelligent automation and scaling. XPO lets marketers manage and control core mission-critical online advertising processes all in one place — manual or AI-assisted advertisements creation, management of data feeds for use in advertising creatives, activation of omni-channel advertising campaigns, acquisition of audience data from data marketplaces, optimization of cross-channel advertising campaigns performance, data management, advertising trackers/pixels management for tracking and measurement, consolidation of disparate data and reporting across multiple channels and platforms, accounts reconciliation and billing management.

The Company undertook a reverse recapitalization on September 30, 2024 (“Reorganization”) through entering into a restructuring agreement with the shareholders of Knorex SG, resulting in the shareholders of Knorex SG and certain other persons becoming 100% shareholders of the Company. As of the date of this prospectus, the Reorganization was completed and the Company now owns 100% of Knorex SG. As a result, the Company newly issued 22,477,825 Class A Ordinary Shares at par value US$0.0005 each and 4,780,555 Class B Ordinary Shares at par value US$0.0005 each, and the Company’s outstanding shares increased to 22,477,825 Class A Ordinary Shares and 4,780,575 Class B Ordinary Shares from 20 Class B Ordinary Shares. All share and per share data has been retroactively restated to reflect the current capital structure of the Company as if the Company has 22,477,825 Class A Ordinary Shares and 4,780,575 Class B Ordinary Shares outstanding on September 30, 2024. Before and after the Reorganization, the Company, together with its subsidiaries (as indicated below), is effectively controlled by the same shareholders, and therefore the Reorganization is considered as a reorganization of entities under common control in accordance with Accounting Standards Codification (“ASC”) 805-50-25. The consolidation of the Company and its subsidiaries have been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements in accordance with ASC 805-50-45-5.

The accompanying consolidated financial statements reflect the activities of the Company and each of the following entities:

Name		Background	Ownership
Knorex Pte. Ltd. (“Knorex SG”)	● ● ●	A Singapore Company Incorporated on September 9, 2009 Provides sales and local support, and product management service	100% owned by the Company
Knorex Inc. (“Knorex US”)	●	A Delaware Corporation in the United States	100% owned by Knorex SG
	●	Incorporated on May 9, 2018
	●	Provides sales and local support and product management service
Knorex Software Sdn. Bhd. (“Knorex MY”)	● ● ●	A Malaysia Company Incorporated on August 30, 2010 Provides creative design support	100% owned by Knorex SG
Knorex Vietnam Co. Limited (“Knorex VN”)	● ● ●	A Vietnam company Incorporated on July 18, 2013 Provides technical development, research and development and customer and technical support	99% owned by Knorex SG
Knorex India Private Limited (“Knorex IN”)	● ● ●	An India company
Incorporated on June 17, 2016
		Provides technical development, research and development, software testing, quality assurance and quality control service and customer and technical support	99.99% owned by Knorex SG
Knorex (Thailand) Co. Ltd. (“Knorex TH”)	● ●	A Thailand company Incorporated on November 19, 2013	100% owned by Knorex SG through deed of trust*
	●	Dissolution in progress
Knorex Pty. Ltd. (“Knorex AU”)	● ● ●	An Australia company Incorporated on March 30, 2015 Approved for voluntary deregistration from the Australian Securities & Investments Commission (ASIC) on January 3, 2024	100% owned by Knorex SG through deed of trust*
Knorex (Guangzhou) Pte. Ltd. (“Knorex CN”)	● ● ●	A People’s Republic of China Company Incorporated on October 27, 2017 A dormant company	100% owned by Knorex SG
Adziggy Pte. Ltd.(“Adziggy SG”)	● ●	A Singapore company Incorporated on September 24, 2018	100% owned by Knorex SG with 1 % of ownership through deed of trust
	●	Approved for voluntary deregistration from the Accounting and Corporate Regulatory Authority (ACRA) of Singapore on December 4, 2023
Adziggy, Inc (“Adziggy US”)	●	A Delaware Corporation in the United States	100% owned by Knorex SG
	●	Incorporated on June 13, 2019
	●	A dormant company

*Knorex SG is the trustee and is the beneficial owner of Knorex TH and Knorex AU affected through the execution of deed of trust agreement. Knorex TH and Knorex AU’s operations are immaterial to the Company’s accompanying financial statements.

F-35

Note 2 – Summary of significant accounting policies

Going concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had a working capital deficit of approximately US$1.0 million as of December 31, 2023. This raises substantial doubt about the Company’s ability to continue as a going concern.

To sustain its ability to support the Company’s operating activities, the Company considered supplementing its sources of funding through the following:

●	Equity financing through private placements or initial public offerings;
●	Debt financing through issuance of convertible notes; and
●	Other available sources of financing from banks or other financial institutions.

Management has commenced a strategy to raise debt and equity. However, there can be no certainty that these additional financings will be available on acceptable terms or at all. If management is unable to execute this plan, there will likely be a material adverse effect on the Company’s business. All these factors raise substantial doubt about the ability of the Company to continue as a going concern.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for information pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

F-36

A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Non-controlling interests

For the Company’s non-wholly owned subsidiaries, a non-controlling interest is recognized to reflect the portion of equity that is not attributable, directly or indirectly, to the Company. The cumulative results of operations attributable to non-controlling interests are also recorded as non-controlling interests in the Company’s consolidated balance sheets and consolidated statements of operations and comprehensive loss. Cash flows related to transactions with non-controlling interests are presented under financing activities in the consolidated statements of cash flows.

Use of estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include lease classification and liabilities, right-of-use assets, determinations of the useful lives and valuation of long-lived assets, estimates of allowances for credit losses, estimates of impairment of long-lived assets, valuation of deferred tax assets, contingencies and estimated fair value of warrants. Actual results could differ from these estimates.

Foreign currency translation and transactions

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statements of operations and comprehensive loss.

The reporting currency of the Company is United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. The Company and its’ subsidiaries in Malaysia, Vietnam, India, Thailand, Australia, and China conduct its businesses and maintain its books and records in the local currency, Malaysian Ringgit (“MYR”), Vietnamese Dong (“VND”), Indian Rupee (“INR”), Thai Baht (“THB”), Australian Dollar (“AUD”) and Chinese Renminbi (“RMB”), as its functional currency, respectively. Prior to January 1, 2024, the functional currency for the Company’s Singapore subsidiary, Knorex SG, was Singapore Dollar (S$). Effective January 1, 2024, Knorex SG transitioned its functional currency to the US$.

In general, for consolidation purposes, assets, and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive loss within the statements of shareholders’ equity (deficit). Cash flows are also translated at average translation rates for the periods, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

F-37

Translation of foreign currencies into US$1 have been made at the following exchange rates for the respective periods:

	December 31, 2023	December 31, 2022

As of period-end SGD: US$1 exchange rate	1.3207	1.3406
As of period-end MYR: US$1 exchange rate	4.5950	4.4050
As of period-end VND: US$1 exchange rate	24,268.91	23,640.01
As of period-end INR: US$1 exchange rate	83.2190	82.7501
As of period-end THB: US$1 exchange rate	34.3720	34.5304
As of period-end AUD: US$1 exchange rate	1.4674	1.4695
As of period-end RMB: US$1 exchange rate	7.0798	6.8979
Year ended-average SGD: US$1 exchange rate	1.3422	1.3781
Year ended-average MYR: US$1 exchange rate	4.5656	4.4085
Year ended-average VND: US$1 exchange rate	23,867.38	23,459.61
Year ended-average INR: US$1 exchange rate	82.5871	78.8338
Year ended-average THB: US$1 exchange rate	34.8160	35.1140
Year ended-average AUD: US$1 exchange rate	1.5080	1.4456
Year ended-average RMB: US$1 exchange rate	7.0811	6.7518

Enterprise-wide disclosure

The Company’s chief operating decision-maker is identified as the chief executive officer who reviews financial information presented on a consolidated basis, accompanied by disaggregated information about revenues by different revenues streams for purposes of allocating resources and evaluating financial performance. Based on qualitative and quantitative criteria established by Accounting Standards Codification (“ASC”) 280, “Segment Reporting”, the Company considers itself to be operating within one operating and reportable segment.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when acquired to be cash and cash equivalents.

Accounts receivable, net

Accounts receivables are recorded at the invoiced amount less an allowance for credit losses and do not bear interest, which are due after 30 days. Management reviews the adequacy of the allowance for credit losses on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customers’ financial conditions, credit histories, and the current economic conditions to adjust the allowance when necessary. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company’s management continues to evaluate the reasonableness of the valuation allowance policy and update it if necessary.

The Company adopted ASC 326 to assess the allowance for credit losses. ASC 326 requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts.

Other receivables

Other receivables primarily include receivables from tax authorities on overpayment of sales and services taxes, employee advance, and refundable deposits from third party service providers. Management regularly reviews the aging of receivables and changes in payment trends and records allowances for credit losses when management believes collection of amounts due are at risk. Accounts considered uncollectable are written off against allowances after exhaustive efforts at collection are made.

Prepaid expenses and other current assets

Prepaid expenses and other current assets primarily include prepaid expenses paid to services providers, and other deposits. Management regularly reviews the aging of such balances and changes in payment and realization trends and records allowances when management believes realization of amounts due are at risk. Accounts considered unrealizable are written off against allowances after exhaustive efforts at realization of services are made. As of December 31, 2023 and 2022, no allowance for credit losses was recorded.

F-38

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets with no residual value. The estimated useful lives are as follows:

Expected useful lives
Office equipment	5 years
Furniture and fixtures	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of operations and comprehensive loss. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals, and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Capitalized software development costs

Software development costs consist of capitalized costs related to purchase and develop internal-use software. The Company uses such software to provide services to its customers. The costs to purchase and develop internal-use software are capitalized from the time that the preliminary project stage is completed, and it is considered probable that the software will be used to perform the function intended. These costs include personnel and personnel-related employee benefits for employees directly associated with the software development and external costs of the materials or services consumed in developing or obtaining the software.

Any costs incurred for upgrades and functionality enhancements of the software are also capitalized. Once this software is ready for use in providing the Company’s services, these costs are amortized on a straight-line basis over the three-year estimated useful life. The amortization is presented within amortization in the consolidated statements of operations and comprehensive loss.

Software development costs that are capitalized in internal-use software cost were US$875,768 and US$660,378 during the years ended December 31, 2023 and 2022, respectively.

Impairment for long-lived assets

In accordance with ASC 360-10, long-lived assets, including property and equipment with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of December 31, 2023 and 2022, no impairment of long-lived assets was recognized.

Deferred offering costs

Deferred offering costs represents costs associated with the Company’s proposed offering of Class A and Class B Ordinary Shares which will be netted against the proceeds of the offering. If the offering is not successful, these costs will be expensed.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own Class A and Class B Ordinary Shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. Warrants that do not meet all the criteria for equity classification are required to be recorded as liabilities at their initial fair value on the date of issuance and remeasured to fair value at each balance sheet date thereafter. The Company determined that upon the warrant agreements, the Company concluded that its warrants qualify for equity accounting treatment.

For issued warrants that meet all of the criteria for equity classification and issued with debt instruments, the proceeds from the sale of the debt instruments are allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at time of issuance. The portion of the proceeds allocated to the warrants is accounted for as paid-in capital. The remainder of the proceeds is allocated to the debt instrument portion of the transaction at a discount and amortized over the term of the debt instrument using the effective interest rate method.

F-39

For issued warrants that meet all of the criteria for equity classification and issued with preferred equity instruments, the portion of the proceeds so allocated to the warrants based on the relative fair values of the equity instrument without the warrants and of the warrants themselves at time of issuance are accounted for as paid-in capital altogether. The remainder of the proceeds is allocated to the equity instrument portion of the transaction at discount as a deemed dividend, which adjusts retained earnings (or in the absence of retained earnings, additional paid-in capital).

Convertible notes

Upon adoption of ASU 2020-06 on January 1, 2021, the elimination of the beneficial conversion feature (“BCF”) and cash conversion models in ASC 470-20 that requires separate accounting for embedded conversion features in convertible instruments results in the convertible debt instruments being recorded as a single liability (i.e., there is no separation of the conversion feature, and all proceeds are allocated to the convertible debt instruments as a single unit of account). Unless conversion features are derivatives that must be bifurcated from the host contracts in accordance with ASC 815-15 or, in the case of convertible debt, if the instruments are issued with a substantial premium, in the latter case, ASC 470-20-25-13 requires the substantial premium to be attributable to the conversion feature and recorded in additional paid-in capital (APIC).

Revenue recognition

The Company’s revenues are derived from providing advertising management and execution software application and advertising services to brand advertisers, and media agencies (collectively as “marketers”).

The Company recognizes revenues when its customer obtains control of promised services in an amount that reflects the consideration that the Company expects to receive in exchange for those services. The Company recognizes revenue in accordance with ASC Topic 606, Revenue from contracts with customers (“ASC 606”) and determines revenue recognition through the following steps: (i) identify the contract with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when a performance obligation is satisfied.

For arrangements with multiple performance obligations, which represent promises within an arrangement that are capable of being distinct and are separately identifiable, the Company allocates the contract consideration to all distinct performance obligations based on their relative standalone selling price, which is typically estimated based on observable transactions when these services are sold on a standalone basis.

Revenue recognition policies for each type of revenue stream are as follows:

(1) Platform subscription fee

- Performance obligation satisfied over a period of time

The Company provides a new category of online advertising software called Advertising Management and Execution (AMX) system, which is a digital advertising platform with software applications that empower marketers with on-demand access and usage throughout the contract period. The Company charges a monthly platform subscription fee to its customers. Subscription fee revenues are recognized over the subscription period. The Company’s contracts do not generally contain refund provisions for fees earned related to the incurred subscription period. A refund will be provided only when there is a change in the platform due to new feature that renders the system unusable to its customer for subscription period that has not begun. Historically, the Company has not experienced any such refund.

F-40

(2) Platform services

- Performance obligation satisfied over a period of time

The Company provides a comprehensive package of online advertisement solutions, including the purchasing of advertisement placements, audience data, tracking and measurement, and other technical features. The platform services are recognized when impressions are delivered. The Company recognizes revenue from the display of impression-based advertisements over the contracted period in which the impressions are delivered. Impressions are considered delivered when an advertisement is displayed to users. Refunds will be provided only when there is a bug or error in the XPO platform causing undeliverable impressions during the advertising/execution process. Refunds will be prorated and applied to the remaining contracted period from the time the undeliverable impressions were detected. Historically, the Company has not experienced any significant refund.

(3) Managed activations and professional services

- Performance obligation satisfied over a period of time

The Company provides managed activations and professional services of, including but not limited to, advertising measurement, campaign setup and monitoring, conversion tracking set up, analytics reporting, creative design services, digital marketing consultation, custom reporting, and campaign strategy and optimization consultations. These services are recognized over the service period since its customer simultaneously receives and consumes the benefits provided by the Company’s performance. Refunds will be provided on any occurrence of mistakes made by the Company’s staff upon execution. Refunds will be prorated and negotiated with the customer. Historically, the Company has not experienced any significant refund.

The Company’s accounts receivable, consist primarily of receivables related to platform subscription fee, providing platform services, managed activations and professional services, for which the Company’s contracted performance obligations have been satisfied, the amount has been billed and the Company has an unconditional right to payment. The Company typically bills customers monthly based on actual delivery. The payment terms vary, mainly with terms of 30 days or less.

The Company applies the practical expedient in ASC 606 and does not adjust the promised amount of consideration for the effects of a significant financing component if the Company expects, at contract inception, that the period between when the Company transfers a promised good or service to a customer and when the customer pays for that good or service will be one year or less. As of December 31, 2023 and 2022, the Company did not have any contract assets.

The Company recognized advance payments from its customer prior to revenue recognition as deferred revenue until the revenue recognition performance obligations are met.

The following table presents the Company’s deferred revenue balances, net increase in current period of deferred revenue, and revenue recognized from beginning deferred revenue therein:

	December 31, 2023	December 31, 2022
	US$	US$US
Beginning balance	$357,059	$232,529
Add: net increase in current period of deferred revenue	126,440	357,059
Less: revenue recognized from beginning deferred revenue	(357,059)	(232,529)
Ending balance	$126,440	$357,059

As of December 31, 2023 and 2022, the Company had deferred revenue of US$126,440 and US$357,059, respectively, among which, US$126,440 is expected to be recognized as revenue during the year ended December 31, 2024 and US$357,059 was recognized as revenue during the year ended December 31, 2023.

Cost of revenues

Cost of revenues consist primarily of costs to run the advertisement serving services. These costs include cost to acquire advertisement media sources, advertisement data sources and advertisement related technology features.

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Operating expenses

The Company classifies its operating expenses into five categories and allocates overhead such as information technology infrastructure, rent and occupancy charges based on headcount for all these categories:

Platform operations

Platform operations expenses consist primarily of expenses related to hosting the Company’s XPO platform, which include hosting costs, data-related costs, data and privacy certifications and audits, and personnel costs of salaries and other compensation-related expenses attributable to personnel who support the platform and provide clients with platform support.

Sales and marketing

Sales and marketing expenses consist primarily of personnel costs of salaries and other compensation-related expenses for the Company’s sale and marketing personnel, professional services costs and facility related costs related to advertising, product management, promotional materials, public relations, other sales and marketing programs.

Technology and development

Technology and development expenses consist primarily of personnel costs of salaries and other compensation-related expenses for the Company’s technology and development personnel with the ongoing development and maintenance of the Company’s platform, professional services costs and facility related costs as well as costs related to research and product development. Technology and development costs are expensed as incurred, except to the extent that such costs are associated with software development that qualifies for capitalization in accordance with ASC 350-40, Internal-Use Software (“ASC 350-40”), which requires the capitalization of certain costs incurred only during the application development stage. The Company evaluates periodically research and development costs that may be eligible for capitalization. During the years ended December 31, 2023 and 2022, amortization expenses of capitalized software development costs amounted to US$592,458 and US$321,063, respectively.

General and administrative

General and administrative expenses consist primarily of personnel costs of salaries and other compensation-related expenses for executive management, finance, accounting, human resources, legal, compliance, and other administrative functions as well as professional services costs and other facility related costs.

Defined contribution plan

The full-time employees of the Company are entitled to the government mandated defined contribution plan. The Company is required to accrue and pay for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant countries’ government regulations, and make cash contributions to the government mandated defined contribution plan. Total expenses for the plans were US$434,161 and US$285,949 for the years ended December 31, 2023 and 2022, respectively.

Income taxes

Deferred income tax assets and liabilities are determined based upon the net tax effects of the differences between the Company’s consolidated financial statements carrying amounts and the tax basis of assets and liabilities and are measured using the enacted tax rate expected to apply to taxable income in the years in which the differences are expected to be reversed. A valuation allowance is used to reduce some or all of the deferred tax assets if, based upon the weight of available evidence, it is more likely than not that those deferred tax assets will not be realized.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized. The Company recognizes interest and penalties accrued related to its uncertain tax positions in its income tax provision in the accompanying consolidated statements of operations.

The Company makes assumptions, judgments and estimates to determine the current income tax provision, tax benefits from uncertain tax positions, deferred tax asset and liabilities and valuation allowance recorded against a deferred tax asset. The assumptions, judgments and estimates relative to the current income tax provision (benefit) factor in current tax laws, their interpretation and possible results of foreign and domestic tax audits. Changes in tax law and their interpretation could significantly impact the income taxes provided in the Company’s consolidated financial statements.

F-42

The evaluation of the Company’s uncertain tax positions involves significant judgment in the interpretation and application of GAAP and complex domestic and international tax laws, and matters related to the allocation of international taxation rights between countries. Although management believes the Company’s reserves are reasonable, no assurance can be given that the final tax outcome of these matters will not be different from that which is reflected in the Company’s reserves. Reserves are adjusted considering changing facts and circumstances, such as the closing of a tax examination or the refinement of an estimate. Assumptions, judgments and estimates relative to the amount of deferred income taxes, and any applicable valuation allowances, take into account future taxable income. Any of the assumptions, judgments and estimates mentioned above could cause the actual income tax obligations to differ from estimates.

Comprehensive loss

Comprehensive loss consists of two components, net loss and other comprehensive loss. Other comprehensive loss refers to revenue, expenses, gains, and losses that under GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive loss consists of a foreign currency translation adjustment resulting from the Company not using the U.S. dollar as its functional currencies.

Loss per share

The Company computes loss per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average Class A and Class B Ordinary Shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential Class A and Class B Ordinary Shares (e.g., convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential Class A and Class B Ordinary Shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Fair value measurements

Fair value is defined as the price that would be received for an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. Valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. When determining the fair value measurements for assets and liabilities, we consider the principal or most advantageous market in which it would transact and consider assumptions that market participants would use when pricing the asset or liability. The following summarizes the three levels of inputs required to measure fair value, of which the first two are considered observable and the third is considered unobservable:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The fair value for certain assets and liabilities such as cash and cash equivalents, accounts receivable, net, other receivables, prepaid expenses and other current assets, accounts payable, other payables and accrued liabilities, and deferred revenue have been determined to approximate carrying amounts due to the short maturities of these instruments. The Company believes that its long-term bank loans approximate the fair value based on the current yields of the debt instruments.

F-43

Operating leases

The Company accounts for leases in accordance with ASC 842. The Company enters into operating leases for its office, which generally have lease terms of up to 2 years. Leases with an initial term of 12 months or less are not recorded on the balance sheet. The Company does not have finance leases.

The Company determines if an arrangement is, or contains, a lease at inception. Operating lease assets represent the Company’s right to control the use of an identified asset for a period of time, or term, in exchange for consideration, and operating lease liabilities represent its obligation to make lease payments arising from the aforementioned right.

Operating lease right-of-use (“ROU”) assets and liabilities are initially recorded based on the present value of lease payments over the lease term, which includes the minimum unconditional term of the lease, and may include options to extend or terminate the lease when it is reasonably certain at the commencement date that such options will be exercised. As the rate implicit for each of the Company’s leases is not readily determinable, the Company uses its incremental borrowing rate, based on the information available at the lease commencement date in determining the present value of its expected lease payments. Operating lease assets also include any initial direct costs and any lease payments made prior to the lease commencement date and are reduced by any lease incentives received. The Company has elected to not separate lease and non-lease components.

Operating lease assets are amortized on a straight-line basis in operating lease expense over the lease term on the consolidated statements of operations. The related amortization of ROU assets along with the change in the operating lease liabilities are separately presented within the cash flows from operating activities on the consolidated statements of cash flows. The Company records lease expense for operating leases on a straight-line basis over the lease term.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liabilities in any tested asset group and include the associated operating lease payments in the undiscounted future pre-tax cash flows. For the years ended December 31, 2023 and 2022, the Company did not recognize impairment loss on its operating lease ROU assets.

Related parties

Parties, which can be a corporation or individual, are considered as related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Correction of immaterial misstatements

The Company’s management, in consultation with the board of directors of the Company, concluded that the previously issued consolidated statements of operations and comprehensive loss for the year ended December 31, 2023, as included in the draft registration statement filed on June 20, 2024, and the subsequent amendments filed on July 17, 2024, July 26, 2024, and August 8, 2024, with the Securities and Exchange Commission, contained immaterial misstatements. The adjustment involves reclassifying the base pay and variable bonus related to technology and development activities, from general and administrative expenses to technology and development expenses to ensure consistency in the presentation of the consolidated statements of operations and comprehensive loss according to classification by functions.

The revisions to the consolidated statements of operations and comprehensive loss for the year ended December 31, 2023 does not have any impact on the Company’s consolidated balance sheet as of December 31, 2023, and consolidated statement of changed in shareholders’ deficit, consolidated statement of cash flows for the year ended December 31, 2023.

The impact of the adjustments to the previously issued consolidated statements of operations and comprehensive loss for the year ended December 31, 2023 is detailed in the below table:

	For the Year Ended December 31, 2023
	Previously Reported	Adjustment	As Revised
	US$	US$	US$
Platform operations	3,598,134	-	3,598,134
Sales and marketing	3,306,652	-	3,306,652
Technology and development	2,300,914	(251,470)	2,049,444
General and administrative	1,982,292	251,470	2,233,762
Total operating expenses	11,187,992	-	11,187,992

In accordance with Staff Accounting Bulletin (“SAB”) No. 99, Materiality, the Company evaluated the errors and determined that the impact was not material to any of its previously issued financial statements.

Recent accounting pronouncements not yet adopted

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies. As a result of the Company’s selection to use the extended transaction period for complying with new or revised accounting standards, the Company’s consolidated financial statements may not be comparable to companies that comply with public company effective dates.

F-44

In December 2023, the FASB issued Accounting Standards Update No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which modifies the rules on income tax disclosures to require entities to disclose (1) specific categories in the rate reconciliation, (2) the income or loss from continuing operations before income tax expense or benefit (separated between domestic and foreign) and (3) income tax expense or benefit from continuing operations (separated by federal, state and foreign). ASU 2023-09 also requires entities to disclose their income tax payments to international, federal, state and local jurisdictions, among other changes. The guidance is effective for annual periods beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. ASU 2023-09 should be applied on a prospective basis, but retrospective application is permitted. The Company is currently evaluating the potential impact of adopting this new guidance on its consolidated financial statements and related disclosures.

Recently adopted accounting pronouncements

In October 2020, the FASB issued ASU 2020-10, “Codification Improvements to Subtopic 205-10, presentation of financial statements”. The amendments in this Update improve the codification by ensuring that all guidance that requires or provides an option for an entity to provide information in the notes to financial statements is codified in the disclosure section of the codification. That reduces the likelihood that the disclosure requirement would be missed. The amendments also clarify guidance so that an entity can apply the guidance more consistently. ASU 2020-10 is effective for the Company for annual and interim reporting periods beginning January 1, 2022. Early application of the amendments is permitted for any annual or interim period for which financial statements are available to be issued. The amendments in this Update should be applied retrospectively. An entity should apply the amendments at the beginning of the period that includes the adoption date. The adoption of this standard on January 1, 2022 did not have a material impact on its consolidated financial statements.

In October 2021, the FASB issued ASU 2021-08, which is an update to ASU Updated No. 2014-09, Revenue from Contracts with Customers (Topic 606), which provides a single comprehensive accounting model on revenue recognition for contracts with customers. The amendments in this update require that an entity (acquirer) recognizes and measures contract assets and contract liabilities acquired in a business combination in accordance with Topic 606. ASU 2021-08 is effective for the fiscal years beginning after December 15, 2022 including interim periods within those fiscal years. Early adoption was permitted, including adoption in an interim period. The adoption of this standard on January 1, 2023 did not have a material impact on its consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of operations and comprehensive loss and statements of cash flows.

Note 3 – Accounts receivable, net

Accounts receivable, net consist of the following:

	As of December 31, 2023	As of December 31, 2022
	US$	US$
Accounts receivable	$1,664,504	$1,821,237
Allowance for credit losses	(39,383)	-
Total accounts receivable, net	$1,625,121	$1,821,237

F-45

Movements of allowance for credit losses are as follows:

	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
	US$	US$
Beginning balance	$-	$-
Provision for credit losses	75,282	9,686
Write-off	(36,530)	(9,686)
Foreign currency exchange rate effect	631	-
Ending balance	$39,383	$-

Note 4 – Other receivables

Other receivables consist of the following:

	As of December 31, 2023	As of December 31, 2022
	US$	US$
Sales, goods and services taxes receivables	$177,606	$202,404
Employee advances and others	6,379	17,803
Total other receivables	$183,985	$220,207

Movements of allowance for credit losses are as follows:

	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
	US$	US$
Beginning balance	$-	$-
Provision for credit losses	-	687
Write-off	-	(687)
Ending balance	$-	$-

Note 5 – Prepaid expenses and other current assets

Prepaid paid expenses and other current assets consist of the following:

	As of December 31, 2023	As of December 31, 2022
	US$	US$
Prepayments to vendors	$226,681	$188,126
Prepaid expenses	33,952	166,856
Prepaid taxes	926	888
Security deposits	38,569	79,072
Total prepaid paid expenses and other current assets	$300,128	$434,942

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Note 6 – Property and equipment, net

Property and equipment, net consist of the following:

	As of December 31, 2023	As of December 31, 2022
	US$	US$
Office equipment	$160,025	$163,110
Furniture and fixtures	23,379	23,510
Subtotal	183,404	186,620
Less: accumulated depreciation	(151,062)	(141,200)
Total property and equipment, net	$32,342	$45,420

Depreciation expense for the years ended December 31, 2023 and 2022 amounted to US$14,121 and US$17,077, respectively.

Note 7 – Credit facilities

Long-term loans – bank

Outstanding balances on long-term bank loans consist of the following:

Bank Name	Maturities	Interest Rate	Collateral/ Guarantee	As of December 31, 2023	As of December 31, 2022
				US$	US$
United Overseas Bank Limited	Due monthly beginning in June 2019 to May 2022	5.0% over SIBOR or 5.0% over COF, whichever is higher	First-lien creditor; Assignment of accounts receivable	-	-
United Overseas Bank Limited	Due monthly beginning in June 2022 to April 2026	3.00%	Guaranteed by the Company’s shareholders	936,655	1,285,427
The Development Bank of Singapore Limited	Due monthly beginning in September 2020 to August 2025	2.50%	Guaranteed by the Company’s shareholders	197,203	307,482
Total long-term loans – bank				1,133,858	1,592,909
Less: Discount on debt instrument				(51,573)	(79,219)
Less: Current portion				(496,689)	(475,880)
Total				$585,596	$1,037,810

Convertible notes

The Company entered into a series of convertible note agreements with a group of investors and received approximately US$7.7 million (S$10,300,083) aggregate principal amount convertible promissory note over a period from April 2022 to July 20, 2022 (the “C-D Notes”). The C-D Notes shall bear interest at 5% per annum until such balance to be converted into the Company’s Class A Ordinary Shares. The C-D Notes have a mandatory automatic conversion feature, for which, upon the occurrence of the qualified equity financing, the C-D Notes plus accrued unpaid interest will be automatically converted into Class A Ordinary Shares at 70% issuance price or the C-D Notes will have a maturity conversion option using the Class A Ordinary Shares issuance price after 1 year from the issuance date of the C-D Notes. The investors of the C-D Notes have no redeemable option to redeem the notes.

F-47

The Company determined the C-D notes are within the scope of ASC 480 as the total number of shares to be issued are not known at inception until the issuance price of the next round of equity financing would take place. The Company also determined that the embedded conversions in the C-D notes meets the scope exception to be considered indexed to a reporting’s own stock based on the two-step approach in accordance with ASC 815-40-15 and does not require to be separately accounted for as a derivative. As a result, the Company classified the C-D Notes as a debt instrument in its entirety. As of December 31, 2023 and 2022, convertible notes balance amounted to US$0 and US$7,735,209, respectively.

In March 2023, the Company converted the full balance of US$7,735,209 plus additional interest incurred from inception of the C-D Notes to the conversion date into 2,553,700 shares of the Company’s Class A Ordinary Shares.

Amortization of discount on debt instrument in connection with the forementioned loans for the years ended December 31, 2023 and 2022 amounted to US$28,376 and US$35,760, respectively.

Interest expenses in connection with the forementioned loans and convertible notes for the years ended December 31, 2023 and 2022 amounted to US$136,437 and US$262,461, respectively.

Note 8 – Other payables and accrued liabilities

Other payables and accrued liabilities consist of the following:

	As of December 31, 2023	As of December 31, 2022
	US$	US$
Accrued expenses	$155,893	$242,178
Accrued payroll	492,560	271,219
Accrued interest	345	211,613
Accrued taxes payable	29,892	46,879
Accrued professional fees	646,488	85,832
Payables to third-party vendors or service providers for administrative activities	-	105,615
Reimbursement payables to employees	5,397	34,114
Total other payables and accrued liabilities	$1,330,577	$997,450

Note 9 – Related party transactions

Related party balances

Other receivables - related parties

Name of Related Party	Relationship	Nature	As of December 31, 2023	As of December 31, 2022
			US$	US$
Khar Heng Choo*	Chairman and chief executive officer of the Company	Employee advance	$31,423	$-
Kheng Ee Lennon Teng*	Group General Manager of the Company	Employee advance	4,543	-
Total			$35,966	$-

*As of the issuance date of these accompanying consolidated financial statements, these receivables have been repaid by the related parties.

Other payables - related party

Name of Related Party	Relationship	Nature	As of December 31, 2023	As of December 31, 2022
			US$	US$
TransAccel, LLC	Mr. Wilson Chandra, Director and President of the Company, owned 100% of this entity	Business expansion consulting services	$197,387	$38,741
Total			$197,387	$38,741

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Related party transactions

Sales and marketing operating expenses

Name of Related Party	Relationship	Nature	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
			US$	US$
TransAccel, LLC	Mr. Wilson Chandra, Director and President of the Company, owned 100% of this entity	Business expansion consulting services	$328,470	$156,000
Total			$328,470	$156,000

Note 10 – Leases

The components of the lease expenses consist of the following:

	For the Year Ended
	December 31, 2023	December 31, 2022
	US$	US$
Operating lease cost
Lease expenses	$44,288	$726
Lease expenses – short-term	47,375	97,812
Total lease expenses	$91,663	$98,538

Weighted-average remaining term and discount rate related to leases were as follows:

	As of	As of
	December 31, 2023	December 31, 2022
	US$	US$
Weighted-average remaining term
Operating lease	0.99 year	1.92 year
Weighted-average discount rate
Operating lease	6.60%	6.60%

The following table sets forth the Company’s minimum lease payments in future periods as of December 31, 2023:

	Operating lease	Short-term lease
	payments	payments	Total
	US$	US$	US$
Year ending December 31, 2024	$44,485	$45,819	$90,304
Total minimum lease payments	44,485	45,819	90,304
Less: discount	(1,530)	-	(1,530)
Present value of minimum lease payments	42,955	45,819	88,774
Less: minimum lease payments, current	(42,955)	(45,819)	(88,774)
Minimum lease payments, non-current	$-	$-	$-

The following table sets forth the Company’s minimum lease payments in future periods as of December 31, 2022:

	Operating lease	Short-term lease
	payments	payments	Total
	US$	US$	US$
Year ending December 31, 2023	$8,717	$40,389	$49,106
Year ending December 31, 2024	7,991	-	7,991
Total minimum lease payments	16,708	40,389	57,097
Less: discount	(1,054)	-	(1,054)
Present value of minimum lease payments	15,654	40,389	56,043
Less: minimum lease payments, current	(7,921)	-	(7,921)
Minimum lease payments, non-current	$7,733	$40,389	$48,122

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Note 11 – Shareholders’ equity

Class A and B Ordinary Shares

The Company is authorized to issue 90,000,000 Class A Ordinary Shares with par value $0.0005 each and 10,000,000 Class B Ordinary Shares with par value $0.0005 each.

Holders of our Class A Ordinary Shares and Class B Ordinary Shares will have the same rights except for voting and conversion rights. Except for any resolutions to be passed for the purpose of extending the five-year period (subject to any extension) following which all Class B Ordinary Shares shall be automatically and immediately converted into an equal number of Class A Ordinary Shares (“Class B Validity Period”), each Class A Ordinary Share shall entitle the holder thereof to one vote on all matters subject to vote at our general meetings and each Class B Ordinary Share shall entitle the holder thereof to five votes on all matters subject to vote at our general meetings. In relation to any resolutions to be passed for the purpose of extending the Class B Validity Period, each Class A Ordinary Share shall entitle the holder thereof to one vote and each Class B Ordinary Share shall entitle the holder thereof to one vote.

Class B Ordinary Shares shall be automatically and immediately converted into an equal number of Class A Ordinary Shares upon (i) the expiration of the Class B Validity Period, and (ii) the transfer of Class B Ordinary Shares. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

No Class B Ordinary Share shall be transferred within the first two years from the date of its issuance unless prior written consent from all the Directors is obtained. Upon any transfer of Class B Ordinary Shares, such Class B Ordinary Shares shall be converted automatically to Class A Ordinary Shares. Class B Ordinary Shares are valid for 5 years from the date of issuance (the “Class B Validity Period”), after which the Class B Ordinary Shares shall automatically be converted into Class A Ordinary Shares. The Class B Validity Period may be extended for periods of 3 years (the “Extension”). Any Extension must be approved by both the holders of Class A Ordinary Shares and Class B Ordinary Shares by way of an ordinary resolution.

In March 2023, the Company completed its equity financing through the issuance of 815,050 Class A Ordinary Shares for approximately US$3.7 million and converted approximately US$8.0 million into 2,553,700 Class A Ordinary Shares from its convertible notes.

In November 2023, the Company completed additional equity financing through the issuance of 999,025 Class A Ordinary Shares for approximately US$4.5 million. Further, a total of 317,250 warrants were exercised to subscribe for the Company’s ordinary shares for a total consideration of approximately US$0.5 million.

On February 26, 2024, the Company amended its authorized share capital from US$50,000 divided into 5,000,000 ordinary shares of par value US$0.01 each, to US$50,000 divided into 100,000,000 ordinary shares of par value US$0.0005 each of a single class. On September 25, 2024, the authorized share capital of our Company was further amended to US$50,000 divided into 100,000,000 ordinary shares of par value US$0.0005 each, comprising 90,000,000 Class A Ordinary Shares of par value US$0.0005 each and 10,000,000 Class B Ordinary Shares of par value US$0.0005 each. On September 25, 2024, the Company re-designated the 20 ordinary shares into 20 Class B Ordinary Shares of par value US$0.0005 each.

On September 30, 2024, the Company entered into restructuring agreement with the shareholders of Knorex SG, resulting in the shareholders of Knorex SG becoming 100% shareholders of the Company. As of the date of this prospectus, the Company has completed the Reorganization and the Company now owns 100% of Knorex SG. As a result, the Company has a total of 22,477,825 Class A Ordinary Shares of par value US$0.0005 each and 4,780,575 Class B Ordinary Shares of par value US$0.0005 each. As a result, since incorporation, the Company’s outstanding shares has increased from 1 share to become 27,258,400 ordinary shares.

The Company considered the change in its authorized share capital on February 26, 2024 to be a 1-for-20 split of its ordinary shares. The new issuance of an aggregate of 27,258,380 Class A Ordinary Shares of par value US$0.0005 each and Class B Ordinary Shares of par value US$0.0005 each on September 30, 2024 were part of the Company’s Reorganization prior to completion of its initial public offering. The Company believed it is appropriate to reflect above transactions on a retroactive basis similar to stock split or dividend pursuant to ASC 260. All shares and per share amounts used herein and in the accompanying unaudited condensed consolidated financial statements have been retroactively adjusted to reflect the share split.

As of December 31, 2023 and 2022, the Company has 21,667,400 and 16,982,375 Class A Ordinary Shares issued and outstanding, respectively.

As of December 31, 2023 and 2022, the Company has 4,780,575 Class B Ordinary Shares issued and outstanding.

Warrants

On March 30, 2023, the Company issued a total of 2,328,150 warrants to the Company’s Class A Ordinary Shares investors in connection Class A Ordinary Share equity financing. The Company estimates that the fair value of the warrants on the date of grant date is US$7,418,954, using Black-Scholes Model. The fair value of the warrants is estimated using the following assumptions: (1) expected volatility of 68.14% using comparable companies, (2) risk-free interest rate of 4.10%, (3) expected life of two (2) years, (4) exercise price of US$1.58 and (5) stock price of US$1.58.

On October 30, 2023, the Company issued a total of 2,853,925 warrants to the Company’s Class A Ordinary Shares investors in connection Class A Ordinary Share equity financing. The Company estimates that the fair value of the warrants on the date of grant date is US$9,063,846, using Black-Scholes Model. The fair value of the warrants is estimated using the following assumptions: (1) expected volatility of 63.11% using comparable companies, (2) risk-free interest rate of 5.03%, (3) expected life of two (2) years, (4) exercise price of US$1.58 and (5) stock price of US$1.58.

The Company then applied the relative fair value of the warrants of US$2,455,068 and US$3,006,167 into capital and recognized the same value as a deemed dividend at the time of issuance, respectively.

In November 2023, a total of 317,250 warrants were exercised to subscribe for the Company’s shares for a total consideration of approximately US$0.5 million.

The summary of warrants activity is as follows:

	Warrants Outstanding	Warrants Exercisable	Class A Ordinary Shares Issuable	Weighted Average Exercise Price	Average Remaining Contractual Life (in years)
				US$
December 31, 2021	705,450	705,450	705,450	$2.18	4.15
Granted	-	-	-	$-	-
Forfeited	-	-	-	$-	-
Exercised	-	-	-	$-	-
December 31, 2022	705,450	705,450	705,450	$2.18	3.15
Granted	5,182,075	5,182,075	5,182,075	$1.58	2.00
Forfeited	-	-	-	$-	-
Exercised	(317,250)	(317,250)	(317,250)	$1.58	-
December 31, 2023	5,570,275	5,570,275	5,570,275	$1.66	1.63

The outstanding warrants of Knorex SG were swapped over to the Company’s warrants upon the effectiveness of the Reorganization as discussed in Note 1.

F-50

Note 12 – Net loss per share

The Company computes loss per share of Class A Ordinary Shares and Class B Ordinary Shares using the two-class method. Except as voting rights as discussed in Note 11, all other rights, including the liquidation and dividend rights, of the holders of Class A Ordinary Shares and Class B Ordinary Shares are identical. As a result, the undistributed loss for each year is allocated based on the contractual participation rights of the Class A Ordinary Shares and Class B Ordinary Shares as if the earnings for the year had been distributed. As the liquidation and dividend rights are identical, the undistributed earnings are allocated on a proportionate basis.

The following tables set forth the computation of basic and diluted loss per share of Class A Ordinary Shares and Class B Ordinary Shares:

	For the Year Ended December 31, 2023
	Class A Ordinary Shares	Class B Ordinary Shares
	US$	US$
Basic and diluted loss per share:
Numerator
Allocation of undistributed loss	$(6,402,122)	$(1,559,402)
Denominator
Number of shares used in per share computation	19,626,646	4,780,575
Basic and diluted loss per share	$(0.33)	$(0.33)

	For the Year Ended December 31, 2022
	Class A Ordinary Shares	Class B Ordinary Shares
	US$	US$
Basic and diluted loss per share:
Numerator
Allocation of undistributed loss	$(5,222,936)	$(1,476,721)
Denominator
Number of shares used in per share computation	16,908,168	4,780,575
Basic and diluted loss per share	$(0.31)	$(0.31)

As of December 31, 2023, the Company had dilutive securities from the outstanding warrants that are convertible into 5,570,275 of the Company’s Class A Ordinary Shares, were not included in the computation of dilutive loss per share because the inclusion of such warrants would be anti-dilutive.

As of December 31, 2022, the Company had dilutive securities from the outstanding convertible notes and warrants that are convertible into 3,494,728 and 705,450 of the Company’s Class A Ordinary Shares, respectively, were not included in the computation of dilutive loss per share because the inclusion of such convertible notes and warrants would be anti-dilutive.

The summary of anti-dilutive instruments is as follows:

	Warrants	Convertible Debts	Total
Common Stock subject to outstanding:
As of December 31, 2023	5,570,275	-	5,570,275
As of December 31, 2022	705,450	3,494,728	4,200,178

Note 13 – Income taxes

United States

Knorex US was incorporated in the State of Delaware and holds its operation in the state of California. Knorex US is subject to a federal income tax rate of 21% and California income tax rate of 8.84%.

Singapore

The Company is incorporated in Singapore and is subject to Singapore income tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The applicable tax rate is 17% in Singapore, with 75% of the first US$7,415 (S$10,000) taxable income and 50% of the next US$140,887 (S$190,000) taxable income are exempted from income tax.

Other Countries

The Company’s other subsidiaries with operations in other countries (Malaysia, Thailand, Vietnam, Australia, India, and China) are insignificant to its operations for the years ended December 31, 2023 and 2022.

The United States and foreign components of loss before income taxes were comprised of the following:

	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
	US$	US$
U.S.	$(3,843,380)	$(3,768,007)
Singapore	(3,007,173)	(1,866,327)
Other Countries	(1,080,980)	(1,020,605)
Total loss before income taxes	$(7,931,533)	$(6,654,939)

F-51

The provision for income taxes consisted of the following:

	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
	US$	US$
Current	$33,239	$43,928
Deferred	-	-
Provision for income taxes	$33,239	$43,928

The following table reconciles U.S. statutory rates to the Company’s effective tax rate:

	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022

U.S. federal statutory rate	21.0%	21.0%
State of California statutory rate	8.8%	8.8%
State of California tax deduction on federal	(1.8)%	(1.8)%
Tax rate differential outside of U.S.	(5.0)%	(5.7)%
Change in valuation allowance	(21.4)%	(22.6)%
Permanent differences	(2.0)%	(0.4)%
Effective tax rate	(0.4)%	(0.7)%

The following table sets forth the significant components of the aggregate deferred tax assets of the Company:

	As of December 31, 2023	As of December 31, 2022
	US$	US$
Deferred Tax Assets
Net operating loss carryforwards – U.S.	$5,258,359	$4,157,497
Net operating loss carryforwards – Singapore	3,493,978	2,974,022
Net operating loss carryforwards – Other counties	718,722	648,332
Less: valuation allowance	(9,471,059)	(7,779,851)
Deferred tax assets, net	$-	$-

As of December 31, 2023 and 2022, the Company had net operating losses carry forward of approximately US$18.8 million and US$14.9 million, respectively, from the Company’s U.S. subsidiaries. The net operating losses can be carried forward indefinitely. Due to the Company’s U.S. subsidiaries have been operating at losses, the Company is uncertain when these net operating losses can be utilized. As a result, the Company provided a 100% allowance on deferred tax assets on net operating losses of approximately US$5.3 million and US$4.2 million related to U.S. subsidiary as of December 31, 2023 and 2022 respectively.

As of December 31, 2023 and 2022, the Company and its Singapore subsidiary had net operating losses carry forward of approximately US$20.6 million and US$17.5 million, respectively, from the Company and its Singapore subsidiary. The net operating losses from the Company and its Singapore subsidiary can be carried forward indefinitely. Due to the Company and its Singapore subsidiary have been operating at losses, the Company is uncertain when these net operating losses can be utilized. As a result, the Company provided a 100% allowance on deferred tax assets on net operating losses of approximately US$3.5 million and US$3.0 million related the Company and its Singapore as of December 31, 2023 and 2022 respectively.

F-52

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2023 and 2022, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur interest and penalties tax for the years ended December 31, 2023 and 2022.

Note 14 – Concentrations of risks

(a) Major customers

For the year ended December 31, 2023, three customers accounted for approximately 40.1%, 20.0%, and 14.6% of the Company’s total revenues, which were individually more than 10% of the Company’s total revenues. For the year ended December 31, 2022, three customers accounted for approximately 17.4%, 15.1% and 10.5% of the Company’s total revenues, which were individually more than 10% of the Company’s total revenues.

(b) Major vendors

For the year ended December 31, 2023, three vendors accounted for approximately 28.2%, 19.1% and 13.8% of the Company’s total purchases, which were individually more than 10% of the Company’s total purchases. For the year ended December 31, 2022, three vendors accounted for approximately 23.6%, 20.2% and 19.2% of the Company’s total purchases, which were individually more than 10% of the Company’s total purchases.

(c) Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. The Federal Deposit Insurance Corporation (FDIC) standard insurance amount is up to US$250,000 per depositor per insured bank. As of December 31, 2023 and 2022, the Company had cash balance of approximately US$0.5 million and US$0.4 million, was maintained at banks in the United States, of approximately US$38,000 and US$0.1 million was subject to credit risk, respectively. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

The Singapore Deposit Insurance Corporation Limited (SDIC) insures deposits in a Deposit Insurance (DI) Scheme member bank or finance company up to approximately US$56,788 (S$75,000) per account. This was raised to US$75,717 (S$100,000) with effect from 1 April 2024. As of December 31, 2023 and 2022, the Company had cash balance of approximately US$1.3 million and US$6,000 was maintained at DI Scheme banks in Singapore, of approximately US$1.1 million and US$0 was subject to credit risk, respectively.

The Company’s cash balance in other countries (Malaysia, Thailand, Vietnam, Australia, India, and China) are insignificant to its operations as of December 31, 2023 and 2022.

The Company is also exposed to risk from accounts receivable and other receivables. These assets are subjected to credit evaluations. An allowance has been made for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

Note 15 – Commitments and contingencies

Legal Contingencies

From time to time, the Company is party to certain legal proceedings, as well as certain asserted and unasserted claims. Amounts accrued, as well as the total amount of reasonably possible losses with respect to such matters, individually and in aggregate, are not deemed to be material to the consolidated financial statements.

F-53

Note 16 – Segment information

The Company operates as one operating segment, which primarily focuses on platform subscription fee, platform services, managed activations, and professional services. The Company’s chief executive officer is the chief operating decision-maker, manages and allocates resources to the operations of the Company on an entity-wide basis based on the U.S. and International (Singapore, Malaysia, Thailand, Vietnam, Australia, and India).

Disaggregated information of revenues by services are as follows:

	For the Years Ended
	December 31, 2023	December 31, 2022
	US$	US$
Platform subscription fee	$3,167,832	$1,555,791
Platform services	5,244,360	4,397,213
Managed activations and professional services	313,624	363,376
Total revenues	$8,725,816	$6,316,380

	For the Years Ended
	December 31, 2023	December 31, 2022
	US$	US$
U.S.	$8,446,459	$5,385,939
International	279,357	930,441
Total revenues	$8,725,816	$6,316,380

Note 17 – Subsequent events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date of these consolidated financial statements were issued. Based on this review, except as disclosed below, the Company did not identify any other subsequent events that would require adjustment or disclosure in the consolidated financial statements.

Shares re-designation and reorganization

On September 25, 2024, the authorized share capital of the Company was further amended to US$50,000 divided into 100,000,000 ordinary shares of par value US$0.0005 each, comprising 90,000,000 Class A Ordinary Shares of par value US$0.0005 each and 10,000,000 Class B Ordinary Shares of par value US$0.0005 each. On September 25, 2024, the Company re-designated the 20 ordinary shares into 20 Class B Ordinary Shares at par value US$0.0005 each.

On September 30, 2024, the Company entered into restructuring agreement with the shareholders of Knorex SG, resulting in the shareholders of Knorex SG becoming 100% shareholders of the Company. As of the date of this prospectus, the Reorganization was completed and the Company now owns 100% of Knorex SG. As a result, the Company has a total of 22,477,825 Class A Ordinary Shares at par value US$0.0005 each and 4,780,575 Class B Ordinary Shares of par value US$0.0005 each. As a result, since incorporation, the Company’s outstanding shares has increased from 1 share to become 27,258,400 ordinary shares. On September 30, 2024, the Company issued warrants to shareholders of the Company, who were previously shareholders of Knorex SG, and certain other persons pursuant to the restructuring agreement in exchange for warrants previously issued to them by Knorex SG.

The new issuance of an aggregate of 27,258,380 Class A Ordinary Shares of par value US$0.0005 each and Class B Ordinary Shares of par value US$0.0005 each on September 30, 2024 was part of the Reorganization prior to completion of its initial public offering. The Company believed it is appropriate to reflect above transactions on a retroactive basis similar to stock split or dividend pursuant to ASC 260. All shares and per share amounts used herein and in the accompanying unaudited condensed consolidated financial statements have been retroactively adjusted to reflect the share issuance.

Cancellation of warrants

On October 9, 2024, one of the Company’s warrant holders forfeited its exercise rights and cancelled its existing 67,850 warrants.

Exercise of warrants

In January 2025, a total of 164,713 warrants were exercised to subscribe for 164,713 Class A Ordinary Shares for a total consideration of approximately US$0.2 million.

F-54

3,000,000

Ordinary Shares

PROSPECTUS

Cathay Securities, Inc.

, 2025

[Alternative Page for Resale Prospectus]

KNOREX LTD.

PRELIMINARY PROSPECTUS

Through and including [●], 2025 (the [●]th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated [●], 2025

PRELIMINARY PROSPECTUS

KNOREX LTD.

787,250 Class A Ordinary Shares to be sold by the Resale Shareholders

This prospectus relates to the resale of 787,250 Class A ordinary shares held by our existing shareholders, Ponlaphat Akaratharaseth, Yvonne Lee, Zeng Li Ren and Peh Ee Hong (the “Resale Shareholders”). We will not receive any of the proceeds from the sale of Class A ordinary shares by our Resale Shareholders.

Any shares sold by our Resale Shareholders until our Class A ordinary shares are listed or quoted on an established public trading market will take place at US$[●], which is the public offering price of the Class A ordinary shares we are selling in our initial public offering. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by our Resale Shareholders. No sales of the shares covered by this prospectus shall occur until the Class A ordinary shares sold in our initial public offering begin trading on the NYSE American.

On ___________, 2025, a registration statement under the Securities Act with respect to our initial public offering of Class A ordinary shares was declared effective by the Securities and Exchange Commission. We estimate that we will receive net proceeds from this offering of approximately US$[●] million, or US$[●] million if the underwriters exercise their option to purchase additional Class A ordinary shares in full, after deducting underwriting discounts, commissions and the estimated offering expenses payable by us and based upon an assumed initial offering price of US$4.75 per Class A ordinary share (the mid-point of the estimated public offering price range shown on the front cover of this prospectus).

Concurrent with our initial public offering, our Class A ordinary shares were listed on the NYSE American under the symbol “KNRX.”

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, and a “foreign private issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. See “Prospectus Summary – Implications of Being an Emerging Growth Company” and “Prospectus Summary – Implications of Being a Foreign Private Issuer” beginning on page 8 of the public offering prospectus for more information.

KNOREX LTD. was incorporated as an exempted company under the laws of the Cayman Islands without any operations of its own. We conduct our operations primarily in the United States, Singapore, Vietnam, India and Malaysia through our operating subsidiaries. The Class A ordinary shares offered in this offering are shares of the Cayman Islands holding company, instead of shares of our operating subsidiaries. Investors in this this offering will not directly hold equity interests in our operating subsidiaries. This structure involves unique risks to investors. For a detailed discussion of risks associated with our corporate structure, see “Risk Factors – Risks Relating to Our Ordinary Shares and This Offering” beginning on page 28 of the public offering prospectus.

Investing in our securities involves a high degree of risks. See “Risk Factors” beginning on page 13 of this public offering prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2025

THE OFFERING

Class A Ordinary Shares being offered by the Resale Shareholders	787,250 Class A Ordinary Shares

Class A Ordinary Shares outstanding after this offering	25,642,538 Class A Ordinary Shares, assuming the issuance and sale of 3,000,000 Class A Ordinary Shares pursuant to the public offering prospectus filed together with this prospectus.

Use of proceeds	We will not receive any proceeds from the sale of Class A Ordinary Shares held by our Resale Shareholders being registered in this prospectus.

Proposed NYSE American Symbol	KNRX.

Term of this offering	The Resale Shareholders will determine when and how they will sell the securities offered in this prospectus.

Risk Factors	See “Risk Factors” beginning on page 13 of the public offering prospectus and other information included in this prospectus for a discussion of the risks you should carefully consider before deciding to invest in the Class A Ordinary Shares.

Alt 1

USE OF PROCEEDS

The Resale Shareholders will receive all of the proceeds from any sales of the Class A Ordinary Shares offered hereby. In addition, the Underwriter will not receive any compensation from the sale of the Class A Ordinary Shares offered hereby. However, we will incur expenses in connection with the registration of our Class A Ordinary Shares offered hereby.

Alt 2

THE RESALE SHAREHOLDERS

We are registering those Class A Ordinary Shares in order to permit the Resale Shareholders to offer the shares for resale from time to time.

This prospectus covers the offering for resale of 787,250 Class A Ordinary Shares by Resale Shareholders. This prospectus and any prospectus supplement will only permit the Resale Shareholders to sell the number of Class A Ordinary Shares identified in the column “Number of Class A Ordinary Shares to be Sold.” The Class A Ordinary Shares issued to the Resale Shareholders are “restricted” securities under applicable U.S. federal and state securities laws and are being registered to provide the Resale Shareholders the opportunity to sell those Class A Ordinary Shares.

The following table sets forth the names of the Resale Shareholders who are offering the Class A Ordinary Shares for resale by this prospectus, the number and percentage of Class A Ordinary Shares beneficially owned by the Resale Shareholders, the number of Class A Ordinary Shares that may be offered for resale by this prospectus and the number and percentage of Class A Ordinary Shares the Resale Shareholders will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the Resale Shareholders. We will not receive any proceeds from the resale of the Class A Ordinary Shares by it. The Resale Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Resale Shareholders	Class A Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Number of Class A Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering(2)	Percentage Ownership After Offering
Ponlaphat Akaratharaseth(3)	148,125	0.65%	148,125	0	0%
Yvonne Lee(4)	237,475	1.05%	237,475	0	0%
Zeng Li Ren(5)	259,900	1.15%	129,950	129,950	0.51%
Peh Ee Hong(6)	271,700	1.20%	271,700	0	0%

Notes:

(1) Based on 22,642,538 Class A Ordinary Shares issued and outstanding prior to completion of the Company’s initial public offering and 25,642,538 Class A Ordinary Shares issued and outstanding after Offering.

(2) Since we do not have the ability to control how many, if any, of the shares the Resale Shareholders will sell, we have assumed that the Resale Shareholders will sell all of the shares offered herein for purposes of determining how many shares they will own after the offering and their percentage of ownership following the offering.

(3) The address of Ponlaphat Akaratharaseth is 944 Mitrtown Office Tower, 26th Floor, Unit S26069, Rama IV Road, Wangmai, Pathumwan, Bangkok 10330, Thailand.

(4) The address of Yvonne Lee is 81B Linden Drive, Singapore 288719.

(5) The address of Zeng Li Ren is 10 Collyer Quay, Level 37, Ocean Financial Centre, Singapore 049315.

(6) The address of Peh Ee Hong is 121A Branksome Road, Singapore 439648.

Alt 3

PLAN OF DISTRIBUTION

The Resale Shareholders and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its Class A Ordinary Shares covered hereby on the NYSE American or any other stock exchange, market or trading facility on which the Class A Ordinary Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Resale Shareholders may use any one or more of the following methods when selling its Class A Ordinary Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the Resale Shareholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Resale Shareholders may also sell their Class A Ordinary Shares under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Resale Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Resale Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Class A Ordinary Shares or interests therein, the Resale Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A Ordinary Shares in the course of hedging the positions it assumes. The Resale Shareholders may also sell Class A Ordinary shares short and deliver these shares to close out its short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Resale Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of ordinary shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Resale Shareholders and any broker-dealers or agents that are involved in selling the Class A Ordinary Shares may be deemed to be “underwriter” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Class A Ordinary Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Resale Shareholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Class A Ordinary Shares.

Our Company is required to pay certain fees and expenses incurred by us incident to the registration of the Class A Ordinary Shares.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Class A Ordinary Shares may be resold by the Resale Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect; or (ii) the date on which all of the Class A Ordinary Shares held by the Resale Shareholders have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Class A Ordinary Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Class A Ordinary Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Class A Ordinary Shares may not simultaneously engage in market making activities with respect to the Class A Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Resale Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Class A Ordinary Shares by the Resale Shareholders or any other person. We will make copies of this prospectus available to the Resale Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Alt 4

LEGAL MATTERS

We are being represented by Morgan, Lewis & Bockius with respect to legal matters of United States federal securities law. We are being represented by RHTLaw Asia LLP with respect to certain legal matters as to Singapore law. The validity of the Class A Ordinary Shares offered in this prospectus and certain legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels Singapore LLP.

Alt 5

KNOREX LTD.

787,250 Class A Ordinary Shares to be sold by the Resale Shareholders

RESALE PROSPECTUS

You should rely only on the information contained in this resale prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this resale prospectus. This resale prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this resale prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

Until [●], 2025, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter with respect to their unsold subscriptions.

The date of this resale prospectus is [●], 2025

787,250 Class A Ordinary Shares to be sold by the Resale Shareholders

PROSPECTUS

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands’ laws do not prohibit or restrict a company from indemnifying its directors and officers against personal liability for any loss they may incur arising out of the Company’s business, except to the extent such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The indemnity extends only to liability for their own negligence and breach of duty other than breaches of fiduciary duty and not where there is evidence of dishonesty, willful default or fraud.

Under our post-offering memorandum and articles of association, which will become effective immediately prior to the completion of this offering, to the fullest extent permissible under Cayman Islands law, every director and officer of our company shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him, other than by reason of such person’s own dishonesty, willful default or fraud, in connection with the execution or discharge of his duties, powers, authorities or discretions as a director or officer of our company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

We intend to enter into indemnification agreements with each of our directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, subject to our Company reserving its rights to recover the full amount of such advances in the event that he or she is subsequently found to have been negligent or otherwise have breached his or her trust or fiduciary duties to our Company or to be in default thereof, or where the Cayman Islands courts have declined to grant relief.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued and sold the following securities without registering such securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriter was involved in these issuances of securities.

Purchaser	Date of Sale	Number and Type of Shares	Consideration		Underwriting Discount and Commission
Khar Heng Choo	May 9, 2023	1 ordinary share	US$	0.01	N/A
Khar Heng Choo	February 26, 2024	20 ordinary shares		Subdivision of shares	N/A
Khar Heng Choo	September 25, 2024	20 Class B Ordinary Shares		Redesignation of shares	N/A
Certain shareholders	September 30, 2024	22,477,825 Class A Ordinary Shares and 4,780,555 Class B Ordinary Shares		Shares in Knorex SG	N/A
Certain warrant holders	January 2025	164,713 Class A Ordinary Shares	US$	0.2 million	N/A

Item 8. Exhibits and Financial Statement Schedules.

a) Exhibits

See Exhibit Index for a complete list of all exhibits filed as part of this registration, which Exhibit Index is incorporated herein by reference.

b) Financial Statement Schedules

All supplement schedules are omitted because of the absence of conditions under which they are required or because the data is shown in the financial statements or notes thereto.

Item 9. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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KNOREX LTD.

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement
3.1†	Second Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect
4.1†	Registrant’s Specimen Certificate for Class A ordinary shares
5.1	Opinion of Harney Westwood & Riegels Singapore LLP regarding the validity of the Class A ordinary shares being registered
8.1	Opinion of Harney Westwood & Riegels Singapore LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2†	Opinion of RHTLaw Asia LLP regarding certain Singapore tax matters
10.1†	Form of Indemnification Agreement with the Registrant’s directors
10.2†	Form of Employment Agreement between the Registrant and an executive officer of the Registrant
10.3†	Sales Director Agreement dated June 23, 2019 between Knorex Inc. and TransAccel, LLC
10.4†	Amendment 1 dated September 28, 2019 to Sales Director Agreement dated June 23, 2019 between Knorex Inc. and TransAccel, LLC
10.5†#	Master Service Agreement dated December 29, 2020 between Knorex Inc. and its largest customer
10.6†#	Addendum 1 dated March 15, 2021 to Master Service Agreement dated December 29, 2020 between Knorex Inc. and its largest customer
10.7†#	Addendum 2 dated March 24, 2021 to Master Service Agreement dated December 29, 2020 between Knorex Inc. and its largest customer
10.8†#	Addendum 3 dated May 15, 2023 to Master Service Agreement dated December 29, 2020 between Knorex Inc. and its largest customer
10.9†#	Addendum 4 dated January 25, 2024 to Master Service Agreement dated December 29, 2020 between Knorex Inc. and its largest customer
10.10†	2024 Share Incentive Plan
21.1†	Subsidiaries of the registrant
23.1	Consent of Kreit & Chiu CPA LLP
23.2	Consent of Harney Westwood & Riegels Singapore LLP (included in Exhibit 5.1)
23.3†	Consent of RHTLaw Asia LLP (included in Exhibit 8.2)
24.1†	Power of Attorney (included on signature page)
99.1†	Code of Business Conduct and Ethics of the Registrant
99.2†	Call Option Agreement between Founders and Raffles Venture (Direct) Pte. Limited dated March 11, 2016 as amended by an addendum dated March 10, 2021
99.3†	Consent of Wilson Chandra to be a director
99.4†	Consent of Anthony Carvalho to be a director
99.5†	Consent of Gordon Kwok Wai Lam to be a director
99.6†	Consent of Jayant Kadambi to be a director
99.7†	Representations under Item 8.A.4 of Form 20-F
107†	Calculation of Filing Fee Tables

†	Previously filed
#	Certain information has been redacted from this exhibit pursuant to Item 601(b)(10) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on March 4, 2025.

KNOREX LTD.

By:	/s/ Khar Heng Choo
Name:	Khar Heng Choo
Title:	Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on March 4, 2025 in the capacities indicated on the date indicated.

Signature	Title

/s/ Khar Heng Choo	Chairman of the Board of Directors and Chief Executive Officer
Name: Khar Heng Choo	(principal executive officer)

*	President
Name: Wilson Chandra

*	Head of Finance
Name: Hai Xuan Pham	(principal finance and accounting officer)

*By:	/s/ Khar Heng Choo
Name:	Khar Heng Choo
Attorney-in-fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of KNOREX LTD. has signed this registration statement or amendment thereto in New York, NY on March 4, 2025.

Authorized U.S. Representative—Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

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